BRF S.A.

Publically Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

PROPOSAL OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY AND ANNUAL GENERAL MEETING TO BE HELD ON APRIL 7, 2016

Dear Shareholders,

Further to Instruction Nº 481 of the Brazilian Securities and Exchange Commission, (local acronym CVM), of December 17, 2009, as amended (“ICVM 481”), we hereby present the following proposal by the board of directors (“Proposal”) of BRF S.A. (“Company” or “BRF”), containing the information and documents related to the subjects to be decided at the Extraordinary and Annual Shareholders Meetings of the Company to be held on April 07, 2016, at 11:00 hours (“OGM/EGM”), in the Company’s headquarters, located at Rua Jorge Tzachel, 475, Bairro Fazenda, in the City of Itajaí, State of Santa Catarina:

I.            EXTRAORDINARY GENERAL MEETING

(i)          To approve the change in article 5, caput, of the Company’s Bylaws, that deals with the capital stock, to reflect the new number of shares into which the Company´s capital stock is divided, due to the cancellation of the shares approved at the meeting of the Board of Directors held on February 25, 2016.

Management Proposal. To approve the change in article 5, caput, of the Company’s Bylaws, that deals with the capital stock, to reflect the new number of shares into which the Company´s capital stock is divided, due to the cancellation of  60,000,000 (sixty million) common shares issued by the Company held in treasury, as decided by the Board of Directors at a meeting held on February 25, 2016, within the terms of Attachment I to the present Proposal.

(ii)        To alter and consolidate the Company Bylaws.

Management Proposal. To alter and consolidate the Company´s Bylaws within the terms of the document that appears in Attachment I to this Proposal, and Attachment II in the report describing the origin and reasons for the proposed alterations, within the terms of article 11 of CVM Instruction 481 (ICVM 481).

(iii)      To establish the annual global remuneration of the Management and the Fiscal Council for the 2016 fiscal year and re-ratify the annual and global remuneration made in 2015.

Management Proposal. To approve the annual global remuneration for the Management and Fiscal Council in the amount of up to R$ 106.0 million. The proposed amount for the annual global remuneration of the Management and Fiscal Council members of up to R$ 106.0 million refers to the limit proposed for the fixed remuneration (salary or management fees, direct and indirect benefits and social contributions) and benefits due to termination of position, as well as the variable remuneration (profit sharing) and amounts related to the Stock Option Plan and Restricted Share Plan. To re-ratify the annual global remuneration of the Management and the Fiscal Council made in 2015 in the sum of R$ 80.2 million, in line with the decision taken by the Company´s Board of Directors at the Meeting held on October 29, 2015.

Attachment III to the present Proposal presents the information relative to Item 13 of the Company´s Reference Form.

(iv)       To change the mass circulation newspapers in which the Company places its legal publications.

Management Proposal. To change the mass circulation newspapers in which the Company places its legal publications in order to exclude “Diário Catarinense”. Therefore, the Company will continue to places its publications only in the “Diário Oficial do Estado de Santa Catarina” and “Valor Econômico”.

II.          ANNUAL GENERAL MEETING

(i) To examine, discuss and vote on the Management Report, Financial Statements and other documents related to the financial year ending December 31, 2015, and decide on the allocation of the profits.

Management Proposal. To approve: (a) the management accounts and financial statements of the Company for the fiscal year ended on December 31, 2015 (“2015 Fiscal year”), accompanied by the management report, explanatory notes, opinions of the independent auditors and Fiscal Council, the Statutory Audit Committee and the comments of the Board of Directors on the Company´s financial situation, within the terms of Item 10 of the Company´s Reference Form, according to Attachment IV to this proposal; and (b) the destination of the Net Income of the 2015 Financial year, within the terms of Attachment V to the present Proposal, according to Attachment 9-1-II to the ICVM 481.

(ii) To ratify the distribution of the remuneration to the shareholders (Interest on Equity and Dividends), as decided by the Board of Directors.

Management Proposal. To ratify the distribution of the sum of R$ 990,700,000 to shareholders, corresponding to R$ 1.1998 per share, paid on: (a) August 14, 2015 (R$ 0.5024 per share, in the sum of R$ 425,859,000) and on February 12, 2016 (R$ 0.5845 per share, in the sum of  R$ 473,398,000), in the form of interest on shareholders´ equity, with Withholding Tax deducted at Source, in line with the prevailing legislation; and (b) February 12, 2016 (R$0.1129 per share in the amount of R$ 91,443,000) in the form of dividends.

To also ratify the distribution of additional dividends available in the profit reserve in the sum of R$ 98,210,000, corresponding to R$ 0.1217 per share to be paid on April 1, 2016. These sums amount to a total of R$ 1,088,910,000 in remuneration to the shareholders, in accordance with Attachment V to the present Proposal.

(v)        To ratify the election of members of the Board of Directors of the Company, which occurred at meetings held on August 5, 2015 and on March 1, 2016, and also elect a Deputy Chairman of the Board of Directors.

Management Proposal. Within the terms of article 16, clause 5, of the Company´s Bylaws, as well as the minutes of the Meeting of the Board of Directors held on August 5, 2015, to ratify the election of Messieurs Renato Proença Lopes and Sérgio Ricardo Miranda Nazaré, as regular and substitute members, respectively, of the Board of Directors of the Company. Furthermore, the Board of Directors of the Company proposes to ratify the election of Mr. Aldemir Bendine to the position of regular member and Mr. Henrique Jäger to the position of substitute member of the Board of Directors, as decided on the meeting held on March 1, 2016.

Should the election of Messieurs Renato Proença Lopes, Sérgio Ricardo Miranda Nazaré, Aldemir Bendine and Henrique Jäger be ratified, the term of office of these counsellors will be joined to those of the other members of the Board of Directors of the Company, which will end at the Ordinary General Meeting of shareholders that will consider the management accounts for the fiscal year to end on December 31, 2016. Attachment VI to the present Proposal presents the information relative to the candidate members of the Board of Directors, within the terms of Items 12.5 to 12.10 of the Company´s Reference Form.

It is hereby established that the election of the substitute members mentioned above will only occur should there be no approval of the reform of the Company Bylaws within the terms of the decision to be taken by the Shareholders in item I (ii) above, as this foresees the extinction of the position of substitute member of the Board of Directors. However, should this deliberation be approved, the term of office of the current substitute members of the Board of Directors will end automatically.

In conclusion, the Board of Directors proposes the election of Mr. Renato Proença Lopes to the positon of Deputy Chairman of the Board which has been vacant since May 28, 2015 when Mr. Marco Geovanne Tobias da Silva resigned. He had been elected to the position at the Annual and Extraordinary General Meetings of April 8, 2015.

(iii) To elect the members of the Fiscal Council of the Company.

Management Proposal.  As the Company´s Fiscal Council´s functions end at the Ordinary and Extraordinary Shareholders Meetings to be held on April 7, 2016, as stated in clause 5 of article 161 of Law Nº 6.404, of December 15, 1976, as amended, the Board of Directors proposes the new installation of the Fiscal Council, to function until the ordinary general meeting which will examine, discuss and vote on the management accounts and financial statements for the fiscal year ending on December 31, 2016, with the re-election of the following members:

Regular Members	Substitute Members
Attílio Guaspari	Susana Hanna Stiphan Jabra
Marcus Vinicius Dias Severini	Marcos Tadeu de Siqueira
Reginaldo Ferreira Alexandre	Walter Mendes de Oliveira Filho

Attachment VI to the present Proposal contains the information relative to the candidates to become members of the Company´s Fiscal Council, within the terms of Items 12.5 to 12.10 of the Company´s Reference Form.

These are the proposals the Board intends making and expects to be approved by the shareholders.

* * *

Company  shareholders interested in accessing information or raising questions relating to the above proposals should contact the Company´s Investor Relations or Corporate Governance areas at the following phone numbers: +55 (11) 2322-5049/5050/5061/5544 or via e-mail: acoes@brf-br.com. All documents related to this Meeting are available to shareholders at the following site: www.brf-global.com/ri.

São Paulo, March 1, 2016.

Abilio dos Santos Diniz	José Carlos Reis Magalhães Neto
Manoel Cordeiro Silva Filho	Luiz Fernando Furlan
Vicente Falconi Campos	Renato Proença Lopes
Walter Fontana Filho Aldemir Bendine	Henri Philippe Reichstul

CONTENTS

Attachments to the Proposal of the Board of Directors to the Ordinary and Extraordinary General Meeting to be held on April 7, 2016

Attachment I – Copy of the Bylaws showing the proposed alterations (In line with Article 11 of the ICVM 481)	p. 6
Attachment II – Explanations for Reform of Bylaws (In line with Article 11 of the ICVM 481)	P. 76
Attachment III – Management Remuneration (Item 13 of the Reference Form, in line with Instruction CVM Nº 480, of December 7, 2009, as amended)	p. 166
Attachment IV – Directors' comments (Item 10 of the Reference Form, in line with CVM Instruction 480, of December 7, 2009, as amended)	p. 213
Attachment V – Allocation of Net Income (In line with Attachment 9-1-II of the ICVM 481)	p. 280

Attachment VI – Information on candidates for the positions on the Board of Directors and Fiscal Council

(Items 12.5 to 12.10 of the Reference Form, in line with Instruction CVM Nº 480, of December 7, 2009, as amended)

p. 287

Attachment I.             Copy of the Bylaws showing the proposed alterations

(In line with Article 11 of the ICVM 481)

Restated version of the Management Proposal:

BRF S.A.

CNPJ/MF Nº 01.838.723/0001-27

Publically Held Company

BYLAWS

I.            NAME, REGISTERED OFFICE, DURATION AND PURPOSES

Article 1.      BRF S.A. (“Company”) is a listed company, covered by the present Bylaws, under Law Nº 6.404, of December 15, 1976, as amended (“Brazilian Corporate Law”) and by the other applicable laws and regulations.

Paragraph 1 – With the entry of the Company into the special trading segment of the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), known as the Novo Mercado, the Company, its shareholders, management and members of the Fiscal Council, when installed, became subject to the conditions of the Listing Regulations of the Novo Mercado of the BM&FBOVESPA (“Novo Mercado Listing Regulations”).

Paragraph 2 – The provisions of the Novo Mercado Listing Regulations will prevail over the statutory provisions, in the event of any loss of rights to the recipients of the public offers foreseen in these Bylaws.

Article 2.      The Company has its registered office and legal headquarters in the City of Itajaí, Santa Catarina state, at Rua Jorge Tzachel, No. 475, Fazenda district, Zip Code 88.301-600 and may establish affiliates, branches, offices and other subordinate facilities anywhere in Brazil or abroad.

Article 3.      The Company´s main corporate purpose is to engage in the following activities in Brazil or abroad:

(i)           the manufacture, sale, in the retail and wholesale sector, and transaction of business relating to food in general, particularly animal protein by-products and food items that use the cold chain for support and distribution;

(ii)          the manufacture, sale of animal feed, nutriments and food supplements for animals;

(iii)         the provision of food services in general;

(iv)        the manufacture, refining and sale of vegetable oils, fats and dairy products;

(v)         the production, conservation, storage, silage and sale of grains, their derivatives and by-products;

(vi)        the sale on the retail and wholesale market of consumer and production goods, including equipment and vehicles for the development of its logistical activity;

(vii)       the export and import of production and consumer goods;

(viii)      the provision of services of transport, logistics and distribution of freight and food in general;

(ix)         holding equity stakes in other companies, with the aim of achieving the corporate purposes to the fullest extent; and

(x)          the participation in any projects needed for the operation of the Company´s business.

Single Paragraph - The Company may also engage, directly or through third parties, in support activities for the core business described in Article 3 above, such as:

(i)           administrative, technical or operational support activities, aimed at creating conditions to improve its core business;

(ii)          transport services, in general;

(iii)         product storage and stocking services and other related ancillary services;

(iv)        activities to promote and replace its products in the retail market and at points of sale exposed to the final consumer, including the support needed by clients which allows the packaging and visualization of the products;

(v)         services for receiving and allocating raw materials to be used in production;

(vi)        the provision of machine and vehicle repair, maintenance and overhaul services;

(vii)       the promotion of the growth of agribusiness in Brazil through programs, technical assistance and supply;

(viii)      the manufacture, development and sale of packaging products of any kind;

(ix)         the processing and raising of livestock in general;

(x)          the sale of commodities in general;

(xi)         research and development of techniques for the production and improvement of the Company´s genetic matrixes;

(xii)        the activities of reforestation, extraction, manufacturing and sale of timber;

(xiii)       the sale of mobile assets, real estate, including machines, equipment and vehicles, fixed assets, to meet the activities within the Company´s corporate, purpose as described in the present article; and

(xiv)      services to supply fuel for the Company´s own fleet or outsourced service providers, particularly freight, transport, logistics and distribution.

Article 4.      The Company has an undetermined term of duration

II.          CAPITAL STOCK

Article 5.      The Company´s capital stock is R$ 12,553,417,953.36 (twelve billion, five hundred and fifty three million, four hundred and seventeen thousand, nine hundred and fifty three Reais and thirty six centavos), split into 812,473,246 (eight hundred and twelve million, four hundred and seventy-three thousand, two hundred and forty-six) common shares, all in book-entry form and with no par value.

Paragraph 1 - The Company may not issue preferred shares or participation certificates.

Paragraph 2 - The Company´s shares are indivisible and each common share is entitled to one vote at the Shareholders’ Meetings.

Article 6.      All the Company´s shares are book entry and, as decided by the Board of Directors, held in a deposit account with the financial institution authorized by the Brazilian Securities and Exchange Commission – CVM (“CVM”), in the name of their owners.

Single Paragraph. The cost of transfer and registration, as well as the service cost related to the book entry shares, may be charged directly to the shareholders by the institution as defined in the share bookkeeping contract.

Article 7.      The Company is authorized to increase its capital stock, irrespective of amendment to the Bylaws, to the limit of 1,000,000,000 (one billion) common shares, by a resolution of the Board of Directors.

Paragraph 1 – In the event foreseen in the preamble to this Article, the Board of Directors will be responsible for establishing the issue price and the number of shares to be issued, as well as the period and conditions for incorporation.

Paragraph 2 – Within the authorized capital limit, the Board of Directors may also: (i) decide on the issue of subscription bonuses; (ii) grant stock options without the shareholders having any preference right in the granting of the options or subscription to the respective shares, according to the plan approved by the General Meeting of shareholders; (iii) approve a share capital increase by capitalizing the profits or reserves, with or without a share bonus; and (iv) decide on the issue of debentures convertible into shares.

Article 8.      At the criteria of the Board of Directors or the General Meeting, the preference right of the shareholders may be excluded or reduced in any issue of shares, debentures convertible into shares and bonus subscription, where the placement has been made through the sale on the stock market, public subscription or share swap in a public offer for the acquisition of control, as stated in Law and in these Bylaws.

Article 9.      Any delay by the shareholder in the incorporation of the subscribed capital will lead to a charge of interest rates of 1% (one per cent) a month, pro rata temporis, restated by the variation in the General Market Prices Index – IGP-M, published by the Fundação Getúlio Vargas – FGV, or another index that reflects the real loss of purchasing power of the currency in the period, at the criteria of the Board of Directors of the Company, in the shortest legally applicable period, and a penalty of 10% (ten per cent) on the amount of the obligation, without prejudice to any other applicable legal sanctions.

Article 10.    By resolution of the Shareholders´ Meeting, in response to a proposal from the Board of Directors, the Company´s capital stock may by be increased, within the terms of the law; in cases where profits or reserves are capitalized, the issue of new shares corresponding to this increase, among its shareholders, in proportion to the number of shares they hold is permitted.

III.       GENERAL MEETING

Article 11.    The General Meeting of shareholders, called and convened as prescribed by law and these Bylaws, will be held annually within the first 4 (four) months after the end of each fiscal year, and in extraordinary session, whenever the interests and business of the Company require action by the shareholders.

Article 12.    The General Meeting will be summoned by the Board of Directors through a decision of a majority of its members or, within the provision of these Bylaws and single paragraph of Article 123 of the Brazilian Corporate Law.

Single Paragraph – The Company will make available, the date of the first publication of the summons to all shareholders at the latest, the material and documents needed to analyze the matters on the Agenda, except in the cases where the law or regulations require a longer period.

Article 13.    The General Meeting will be convened, in the first summons, with the presence of shareholders representing at least 25% (twenty five per cent) of the capital stock, except when the law demands a higher quorum; and, in a second summons, with any number of shareholders.

Paragraph 1 – The Extraordinary General Meeting to discuss the reform of these Bylaws will be convened, in the first summons, with the presence of shareholders representing a minimum of 2/3 (two thirds) of the capital stock, but will be able to be convene a second summons with any number of shareholders present.

Paragraph 2 – Apart for the exceptions foreseen in the applicable regulation, the first summons of the General Meeting should be made with at least 15 (fifteen) days´ notice and the second summons with at least 8 (eight) days’ notice.

Paragraph 3 - The proceedings at General Meetings will be presided by the Chairman of the Board of Directors or, in his or her absence, by the Deputy Chairman. In the event of the absence or temporary incapacity of the Chairman and Deputy Chairman of the Board of Directors, the General Meeting will be presided over by a member especially designated by the Chairman of the Board of Directors. The Chairman will designate one or more secretaries for the Shareholders´ Meeting.

Article 14.    The decisions made at the General Meeting, except for the exceptions foreseen in law and in these Bylaws, will be taken by an absolute majority of votes of those present, with blank votes not counted.

Paragraph 1 – The General Meeting will only decide on subjects on the Agenda that appear in the respective summons, apart for exceptions foreseen in the Corporate Law. The inclusion in the General Meeting agenda under the item “other subjects” or “general subjects” or equivalent expressions is prohibited.

Paragraph 2 – The proceedings and decisions of the General Meeting will be registered in a minute, which will be signed by the members of the presiding panel and the shareholders present who will make up, at least, the majority needed for the decisions that were taken.

Article 15.    To ensure the efficiency of the proceedings of the General Meetings, the shareholders or their representatives should present with at least 5 (five) days´ notice, besides the relevant identification document, as the case may be: (i) the relevant proxy instrument containing the notarized signature of the person giving the proxy and/or the documents proving the legal powers of the proxy; and/or (ii) for those shareholders participating in the fungible custody of shares in book-entry form, a statement showing the respective holdings issued by the institution providing custodial services.

Paragraph 1 – Without prejudice to the preamble of this provision, shareholders who appear at the General Meeting with the documents that prove their status as shareholders may take part and vote at the meeting.

Paragraph 2 – The Company will adopt the principle of good faith in the inspection of the representation documentation.

Article 16.    Besides the attributes stated in law and in these Bylaws, the General Meeting has the following attributes:

(i)           To take action with respect to bonus shares and decide on groupings and stock splits

(ii)          To approve stock option plans for directors, managers and employees or people who provide services to the Company, as well as for the directors, managers and employees or people who provide services to other companies directly or indirectly controlled by the Company;

(iii)          To take action on the allocation of the profit for the fiscal year and distribution of dividends, as proposed by the directors and management;

(iv)        To decide on the delisting from the Novo Mercado of the BM&FBOVESPA

(v)         To choose a specialist firm that will be responsible for preparing a valuation report on the Company´s shares in the event of the cancellation of its registration as a publicly-held corporation or delisting from the Novo Mercado, as provided for in Article VIII of these Bylaws; and

(vi)        To fix the remuneration of the Fiscal Council in line with the law and these Bylaws.

Article 17.    The shareholders’ meeting will annually fix the aggregate annual remuneration of the directors and management of the Company, including any fringe benefits and representation allowances, taking into account their responsibilities, the time devoted to their duties, their skills and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for the allocation of this global remuneration among directors and executive management.

Article 18.    The General Meeting may suspend the exercise of the rights of a shareholder who does not comply with the legal or statutory obligations and end the suspension as soon as this obligation has been complied with.

Paragraph 1 – The shareholders who represent at least 5% (five per cent) of the capital stock may summon the General Meeting mentioned in the preamble to this Article when the Board of Directors does not comply, within the period of 8 (eight) days, with the request for the summons which they have presented, with the indication of the obligation that has not been met and the identification of the defaulting shareholder.

Paragraph 2 – It will be the responsibility of the General Meeting that approves the suspension of the rights of a shareholder to also establish, amongst other aspects, the extent and period of suspension, respecting the legal prohibitions.

Paragraph 3 – The suspension of the rights will end as soon as the obligation has been met, and it is up to the shareholder in question to inform the Company of this compliance.

IV.         MANAGEMENT

Section I – General Provisions Applicable to Management Bodies

Article 19.    The management of the Company is vested in the Board of Directors and the Board of Executive Officers, whose respective authority is granted by law and these Bylaws.

Paragraph 1 - The directors and managers of the Company need not post a fidelity bond to cover the discharge of their duties.

Paragraph 2 - The directors and managers of the Company will assume office by signing a statement of incumbency in the Company records, which will record their support for all the Company´s manuals, codes, regulations and internal policies, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.

Paragraph 3 - Any act by any director or manager of the Company in which the Company will become liable for obligations arising from business or transactions unrelated to the corporate purposes, are expressly prohibited and will be null and void, without prejudice to liability under civil or criminal law, if this is the case, against whoever violates this provision.

Paragraph 4 - The term of office of the directors and managers of the Company will be extended until their replacements takes office.

Section II – Board of Directors

Article 20.    The Board of Directors consists of a minimum of nine 9 (nine) and maximum of eleven (11) regular members, no less than 20% (twenty percent) of whom will be Independent Directors (as defined in Paragraph 1). All these members must be shareholders in the Company elected and liable to dismissal by a General Meeting for a term of office of 2 (two) years, with reelection being permitted. When, in order to ensure that the above percentage is complied with, the fraction number of the members will be rounded up, within the terms of the Novo Mercado Listing Regulations.

Paragraph 1 - For the purpose of this Section, an “Independent Director” means a person as is defined in the Novo Mercado Listing Regulations and is expressly declared to be such in the minutes of the shareholders’ meeting at which he or she is elected.

Paragraph 2 – When members are being elected to the Board of Directors, the General Meeting will nominate a Chairman and a Deputy Chairman, who will replace the former in his or her absences or incapacity to attend, as well as in the case of vacancy.

Paragraph 3 – Whenever the General Meeting is summoned to decide on the election of the Board of Directors, the members of this body will approve a proposal for a complete list of candidates for the vacant positions on the Board of Directors, including nominations for the positions of Chairman and Deputy Chairman of the Board of Directors, which will be submitted for approval to the General Meeting.

Paragraph 4 – Should any shareholder wish to nominate one or more candidates to the Board of Directors who are not part of the list put forward in the manner described in Paragraph 3 of this article, this shareholder will notify the Company, putting forward another list for election to the Board of Directors in writing and preferably within no less than 5 (five) days before the date of the General Meeting, providing the name, qualifications and professional experience of such candidate(s). The Company will be responsible for immediately disclosing this information, through a Shareholders´ Notice, available on the CVM site and the Internet. The Company will not accept the registration of any list, nor the exercise of the voting right in the election of members of the Board of Directors, in circumstances that violate the provisions of the applicable regulations.

Paragraph 5 – The presentation of more than one list by the same shareholder is prohibited. However, one person may be a member of two or more lists, including that proposed within the terms of Paragraph 4 above.

Paragraph 6 - Should the Company receive a written request for the multiple vote system to be adopted, as provided by Section 141, Paragraph One of the Corporate Law, the Company will immediately announce the receipt and contents of this request through a Shareholders´ Notice, available on the CVM site and the Internet, or as established by the law or the CVM.

Paragraph 7 – In the event of the election of the Board of Directors being carried out through a multiple vote process, each member of the lists presented in the form of this Article will be regarded as a candidate for the position of Member.

Paragraph 8 – Whenever the election has been carried out by the multiple vote process, the dismissal of any member of the Board of Directors by the General Meeting will mean the dismissal of the other members, and a new election will be held.

Paragraph 9 – Should there be a vacancy for standing members of the Board of Directors, the remaining members will nominate a substitute who will fill the vacancy until the next General Meeting at which the shareholders will elect another Director to serve for the unexpired term of office. If more than one third (1/3) of the positions on the Board of Directors are vacant at the same time, the General Meeting will be called within 30 (thirty) days from this event to elect the substitutes, who will qualify for a term of office to coincide with that of the other Members.

Paragraph 10 – Members of the Board of Directors must be of good repute and candidates will not be eligible for election if they: (i) hold positions with any company that may be regarded as a competitor of the Company; or (ii) have or represent any conflicting interest to the Company. Should any member of the Board of Directors be liable to any of the foregoing disqualifications foreseen in the Corporate Law or in this paragraph after being elected, he or she will be obliged to immediately submit his or her resignation to the Chairman of the Board of Directors.

Subsection II.1 – Meetings and Substitutes

Article 21.    The Board of Directors will meet regularly once every month and, in extraordinary session, whenever summoned by the Chairman or a majority of the Board members. Minutes of these meetings will be recorded in the Company records.

Paragraph 1 – The summons of the meetings of the Board of Directors will be made in writing, through a letter, telegram, e-mail or other form that allows the proof of receipt of the summons by the person who receives it, and should include the agenda as well as the place, date and time of the meeting.

Paragraph 2 – The meetings of the Board of Directors will be summoned with a minimum of 5 (five) working days’ notice. On the same day of the summons of the meeting, the materials and documents needed for consideration of the subjects on the agenda of the meeting of the Board of Directors will be made available to the members.

Paragraph 3 – Regardless of the formalities of the summons, a meeting will be regarded as regular when all Board of Directors members attend.

Paragraph 4 – The meetings of the Board of Directors will be convened in the first summons with the presence of a minimum of 2/3 (two thirds) of its members. In the second summons, which will be the object of a new communication to the Members in the form of Paragraph 1 of this Article, sent immediately after the date designated for the first summons, the meeting will convened with the presence of a simple majority of Members.

Paragraph 5 – If necessary, meeting of the Board of Directors or the participation of the members in the meetings of the board of Directors will be allowed through telephone, videoconference, electronic or other communications means that can ensure the effective participation and the authenticity of the vote of the member. In these circumstances, the member will be regarded as being present at the meeting and his/her vote will be considered valid for all the legal effects and incorporated into the minutes of the meeting in question.

Paragraph 6 – No member of the Board of Directors may have access to information, take part in decisions and discussions of the Board of Directors or any other management bodies, exercise a vote or, in any way, intervene in subjects that are, directly or indirectly, in conflict with the interest of the Company, within the terms of the law.

Paragraph 7 – The decisions taken by the Board of Directors will be by a majority vote of those present, with the Chairman having the casting vote in the event of a tie.

Article 22.    In the case of absence or temporary incapacity, the Members may be represented at meetings of the Board of Directors by another member indicated in writing, who, as well as his/her own vote, will express the vote of the absent or temporarily incapable member.

Paragraph 1 - In the case of absence or temporary incapacity of the Chairman of the Board of Directors, his/her functions will be exercised, on a temporary basis, by the Deputy Chairman.

Paragraph 2 - In the case of absence or temporary incapacity of the Deputy Chairman, it will be up for the Chairman to nominate, from the other members of the Board of Directors, his/her substitute.

Subsection II.2 - Responsibilities

Article 23.    The Board of Directors is responsible, besides the other attributes stated in law and these Bylaws, for:

(i)           directing the general conduct of the Company´s business;

(ii)          electing and removing the Executive Management of the Company or its subsidiaries, direct or indirect,  and establishing their duties, subject to the provisions of these Bylaws;

(iii)         supervising the performance of the executive management, examining, at any time, the Company´s books and papers and calling for information on contracts executed or about to be executed, as well as on any other actions;

(iv)        calling the General Meeting whenever necessary and in the cases prescribed by law;

(v)         approving the Management report and the accounts of the Executive Board and financial statements for each financial year;

(vi)        allocating among the members of the Board of Directors and the Executive Board the aggregate annual compensation fixed by the General Meeting and establishing the criteria for directors’ and management´s participation in the profits, subject to the provisions of these Bylaws;

(vii)       authorizing the opening of affiliates, branches, depositories, offices or any other outlets of the Company in jurisdictions where it has no previous establishment;

(viii)      choosing and replacing the independent auditors proposed by the Audit Committee;

(ix)         proposing to the General Meeting of shareholders the issue of new shares beyond the limit of authorized capital;

(x)          except in cases reserved to the General Meeting, within the terms of the CVM regulations, taking action on: (a) the acquisition of the Company´s own shares to be held in treasury or use in plans approved by the General Meeting; and (b) any sale or cancellation of these shares;

(xi)         deciding on the issue by the Company or its subsidiaries, direct or indirect, of non-convertible debentures, commercial paper and other similar securities;

(xii)        deciding on the issue by the Company of shares, subscription bonuses and debentures convertible to shares within the limits of the authorized capital, establishing the number, terms of payment, and respective subscription price of these shares, including the premium, and whether or not the shareholders will have preference rights or be subject to a shorter period for the exercise of such rights, as permitted under the prevailing law;

(xiii)       approving the preparation of semi-annual or other interim balance sheets, and to declare interim dividends out of the profits shown in these balance sheets or Retained Earnings or Profit Reserves shown in the latest annual or semi-annual balance sheet, as provided by law, and/or to authorize the payment of interest on shareholders’ equity, under Law No. 9,249 of December 26, 1995, as amended;

(xiv)      approving the Company´s policy on dividend payments;

(xv)       proposing to the Ordinary General Meeting of shareholders, within the limits established in Article 35, single paragraph, of these Bylaws, the amounts to be paid for the statutory profit sharing by employees and management for each fiscal year, and defining the criteria for distributing these amounts;

(xvi)      authorizing the practice of reasonable free acts by the Company, involving amounts above 0.067% and limited to 0.333% of the Reference Value, alone or in combination, to the benefit of the employees or the community where the Company operates;

(xvii)     presenting a proposal for the approval of the Meeting of the stock option or share concession plan  to its management or employees, or people who provide services to the Company, and its subsidiaries, direct or indirect, within the limit of the authorized capital, with the Board of Directors being responsible for managing this plan, including the grant of options and share concessions within the scope of these plans;

(xviii)    authorizing changes in the conditions for trading and issuing American Depositary Receipts – ADRs by the Company or its subsidiaries, directly and indirectly;

(xix)      creating technical or consultative committees with no voting powers, aimed at discharging specific duties or carrying out general activities of interest to the Company within the terms set by the Board of Directors. These committees may function in the following areas, amongst others: (i) strategic and financing; (ii) governance and ethics; and (iii) directors’ and management remuneration and executive development;

(xx)       supervising the performance of the duties of any committees that may be created to assist the Board of Directors, approving their respective regulations and considering the opinions and reports submitted by them in line with the prevailing legislation and these Bylaws;

(xxi)      drawing up a list of three firms with expertise in the economic valuation of companies, for the purpose of preparing a valuation report on the Company´s shares in the event of the cancellation of its registration as a publicly-held company or delisting from the Novo Mercado, as provided under Section 48 of these Bylaws.

(xxii)     drawing up and making public a previous opinion founded on all and any public acquisition offer targeted at shares issued by the Company, within 15 (fifteen) days of the publication of the notice of the public share offer, in which it will show: (a) the convenience and opportunity of the offer in relation to the joint interest of the shareholders and the liquidity of the tradable securities it holds; (b) the effects of the offer on the Company´s interests; (c) the strategic plans announced by the bidder in relation to the Company; and (d) other points regarded as relevant. In the opinion, the Board of Directors should give its view in favor or against acceptance of the share offer, with the warning that it is the responsibility of each shareholder to make the final decision on the acceptance or not of the referred offer;

(xxiii)    proposing amendments to the Company´s Bylaws with respect to the term of duration of the company, its corporate purposes, increases or decreases in capital stock, issue of securities, abrogation of preemptive rights for the subscription of shares and other securities, dividends, interest on shareholders’ equity, the powers and responsibilities of the General Meeting of shareholders, the organizational structure and duties of the Board of Directors and Executive Management and the respective quorum requirements;

(xxiv)    approving the Company´s annual Decommission Plan proposed by the Executive Board, as well as the concession, transfer, sale and/or encumbrance of real estate of the Company or subsidiaries or affiliates, directly or indirectly, that are not mentioned in the  Decommission Plan already approved and represent, alone or in combination, an amount equal to or above 0.167% of the Reference Value;

(xxv)     approving the spin-off, merger, incorporation in which the Company or subsidiaries or affiliates, directly or indirectly, whether part of or the Company itself, as well as its transformation or any other form of corporate restructuring;

(xxvi)    deciding on the liquidation, breakup, nomination of the liquidators, bankruptcy or voluntary legal recovery or extrajudicial acts of the Company or subsidiaries and affiliates, directly or indirectly, as well as financial reorganizations related to them;

(xxvii)   approving the acquisition, assignment, transfer, sale and/or encumbrance of the Company´s permanent assets or subsidiaries or affiliates, directly or indirectly, that represent, alone or in combination, an amount equal to or above 0.333% of the Reference Value;

(xxviii)  authorizing the Executive Management to provide guarantees, warranties and take out insurance guarantee policies, as well as performance bonds, whenever these acts result in any economic risk to the Company or its subsidiaries or affiliates, directly or indirectly, that represent, alone or in combination, an amount above 0.333% of the Reference Value;

(xxix)    authorizing the Executive Board to offer products and mobile and fixed assets of the Company or subsidiaries and affiliate companies, directly or indirectly, as guarantee to the financial institutions when taking out loans or guarantees for legal cases, whenever these acts result in obligations to the Company or subsidiaries and affiliates, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value;

(xxx)     approving the contracting with third parties for debt operations of the Company or its subsidiaries and affiliate companies, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value;

(xxxi)    approving the Company´s financial risk management policy, establishing the main conditions for the contracting hedging operations (assets and liabilities), with this policy containing a minimum of the following specifications: the aim of the “hedge”, the risk factors, the eligible instruments, limits and remit;

(xxxii)   approving the issue, acquisition, concession, transfer, sale and/or encumbrance of equity stakes and/or any tradable securities in any societies (including renouncing the right of subscription of shares or convertible debentures of subsidiaries, or affiliate companies shares), whenever these operations involve an amount above 0.167% of the Reference Value;

(xxxiii)  approving and defining, previously, the acts to be practiced by the Executive Board in the General Meetings and/or Meetings of Partners of the subsidiaries, affiliates or invested companies, directly or indirectly, in the position of a shareholder and/or partner of such societies, except when dealing with subjects that involve amounts below 0.333% of the Reference Value;

(xxxiv) approving the undertaking of operations and business of any nature with related parties, conforming to the provisions in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company to be approved by the Board of Directors;

(xxxv)  approving the general integrated annual and multi-annual capital budgets (budgets of operations, budgets of investments, and cash flow budgets) of the Company and its subsidiaries and affiliated companies, establishment of the investment and business strategy policy. The general annual integrated budget should always be approved by the last day of the previous year to which it refers and should cover the following 12 months. The Company budget should cover a minimum period of 6 (six) months at any time of the calendar year. The execution and undertaking of the approved budget will be revised on a monthly basis at the ordinary meetings of the Board of Directors;

(xxxvi) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements (except financial instruments) involving the normal run of the Company´s activities or subsidiaries, directly or indirectly, including, but not limited to service provision, consultancy or supply contracts, that represent, alone or in combination, an amount equal to or superior to 0.333% of the Reference Value; and

(xxxvii) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements involving patents, production processes and/or technology, copyrights, domain names, registered trademarks or deposited in the name of the Company or any subsidiary or affiliated company, directly or indirectly, whenever these acts involve amounts above 0.333% of the Reference Value, except (a) if undertaken between the Company and wholly-owned subsidiaries, except in the cases of sale and/or definite concession, that should be approved by the Board of Directors; and (b) for the authorization of the use of trademarks by subsidiary or affiliated companies.

Paragraph 1 – To the full intent and purpose of these Bylaws, the “Reference Value” corresponds to the total amount of the Company´s consolidated shareholders´ equity, as determined at the end of the financial year immediately before that in which this will come into force. Nevertheless, the Board of Directors of the Company may approve the reduction of the percentages of the Reference Value for each of the operations foreseen in the clauses of this Article.

Paragraph 2 – Regardless of the amounts reached mentioned in this  0, without the previous authorization of the Company´s Board of Directors, under no circumstances may the Company´s management or that of its subsidiary or affiliate companies, directly or indirectly, practice any of the operations stated in the clauses (xxix), (xxx) and (xxx) of 0 should, the combination of these operations amount to more than 20% of the Reference Value in the same financial year.

Section III – Executive Board

Article 24.    The Executive Board, whose members are elected and may be removed at any time by the Board of Directors, will consist of a minimum of 2 (two) and maximum of 15 (fifteen) members elected for a period of 2 (two) years, of which there will be 1 (one) Chief Executive Officer, 1 (one) Chief Financial Officer, 1 (one) Investor Relations Officer, with the other Directors having their designated title and duties proposed to the Board of Directors by the Chief Executive Officer within the terms of Article below. They will all be professionals who meet the standards listed in Paragraphs 3 and 4 below.

Paragraph 1 – The positions of Chairman of the Board of Directors and Global CEO may not be exercised by the same person, except in cases of a vacancy that should be the object of a specific announcement to the market and for which measures should be taken to fill the respective positions within a period of 180 (one hundred and eighty) days.

Paragraph 2 – The Chief Financial Officer may, at the criteria of the Board of Directors, add the duties of the Investor Relations Director to his/her functions.

Paragraph 3 - The members of the Executive Board will be elected by the Board of Directors, which may choose from among candidates previously selected by the Global Chief Executive Officer. To do so, the Global Chief Executive Officer will send the Board of Directors a copy of the résumé of the recommended candidate, together with the proposed terms of his or her employment conditions and all other information necessary as evidence of the qualifications required by the Paragraph 4 of this Article. Should the Board of Directors not approve those presented, new names will be put forward until the Board of Directors has reached a decision.

Paragraph 4 - The Executive Board will consist exclusively of professionals with proven academic qualifications and practical experience, acquired in courses and in the exercise of activities consistent with the position for which they have been proposed.

Subsection III.1 - Responsibilities

Article 25.    The Executive Board is responsible for:

(i)           authorizing the opening, closing or alteration of the addresses of affiliates, branches, depositories, offices or any other establishments of the Company in Brazil or abroad, except the opening in jurisdictions where the Company has no previous establishment;

(ii)          submitting, annually, for the appreciation of the Board of Directors, the Management Report and the accounts of the Executive Board, accompanied by the independent auditors´ report, plus its proposal for the destination of the profits from the previous financial year;

(iii)         drawing up and submitting the annual and multi-annual budgets, strategic plans, expansion projects and investment programs to the Board of Directors;

(iv)        approving the concession, transfer, sale and/or encumbrance of fixed assets of the Company or subsidiary or affiliate companies, directly or indirectly, that are not specified in the Demobilization Plan already approved by the Board of Directors, that represents, alone or in combination, an amount equal to or above 0.067% and below 0.167% of the Reference Value;

(v)         deciding, at the request of the Global CEO, on any subject that is not the exclusive responsibility of the General Meeting or Board of Directors;

(vi)        approving the undertaking of determined operations and businesses with Related Parties, in accordance with what is stated in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company;

(vii)       approving the signing, alteration, rescission, renewal or canceling of any contracts, agreements or similar involving patents, production processes and/or technology, copyrights, domain names, trademarks or deposited under the name of the Company or any subsidiary or affiliated company, whenever these acts involve amounts below 0.333% of the Reference Value; and

(viii)      authorizing the practice of reasonable free acts, limited to 0.067% of the Reference Value, alone or in combination, to the benefit of employees or the community where the Company operates, including benefits to the Instituto BRF and other not for profit organizations that may or may not be linked to the Company.

Article 26.    Besides the other attributes established in these Bylaws, the specific responsibilities of individual directors are listed as follows:

(i)           To the Global CEO:

a.            to call and preside over the meetings of the Executive Board;

b.           to represent the Executive Board at meetings of the Board of Directors;

c.            to submit for the consideration of the Board of Directors proposals from the Executive Board related to the annual and multi-annual budgets, strategic plans, expansion projects and investment programs;

d.            to supervise and direct the conduct of the financial, corporate and sustainable business and the activities of all other Directors;

e.            to submit the financial statements, operational and investment budgets, financial planning and cash flow to the Board of Directors; and

f.             to propose to the Board of Directors any positions on the Executive Board with or without a designated title, and the respective candidates to carry out specific duties deemed necessary.

(ii)          The Chief Financial Officer:

a.            to prepare, in conjunction with the other executive directors and under the coordination of the Global Chief Executive Officer, budgets to be submitted for approval to the Board of Directors, and to control the implementation of these budgets, particularly in relation to cash flow management;

b.           to direct the implementation of the economic and financial policy, supervising the economic and financial activities as determined by the Board of Directors; and

c.            to organize and coordinate the information system required for his or her activities, and to supervise all the Company´s controllership activities.

(iii)         The Investors Relations Officer:

a.            to represent the Company before the Brazilian Securities Commission (“CVM”) and other entities in the capital market and financial institutions, as well as any Brazilian or foreign regulatory authorities and stock exchanges on which the Company´s securities are listed, and to ensure the regulations applicable to the Company are complied with in terms of registration with the CVM and any regulatory authorities and stock exchanges on which the Company´s securities are listed, and to manage the investor relations policy; and

b.           to monitor compliance with the obligations under Chapter VIII of these Bylaws by the Company shareholders and to submit to the General Meeting of shareholders and/or the Board of Directors, when requested, his or her conclusions, reports and actions taken.

(iv)        The other Executive Directors, whose titles will be designated by the Board of Directors based on a proposal from the Global Chief Executive Officer, will:

a.            direct, coordinate and supervise specific activities under their responsibility;

b.           undertake specific duties assigned to them by decision of the Global Chief Executive Officer.

Subsection III.2 – Representing the Company

Article 27.    The Executive Board, subject to the limitations imposed by law and these Bylaws, is vested with the general management powers to take all action necessary for the regular operation of the Company to achieve its corporate aims.

Article 28.    The active and passive representation of the Company,  inside or outside court, along with the practice of all lawful acts, will be undertaken by:

(i)           any 2 (two) members of the Executive Board acting together;

(ii)          any Director acting with attorneys-in-fact with specific powers; or

(iii)         two attorneys-in-fact with specific powers acting together.

Paragraph 1 - The Company may be represented by only one Director or an attorney-in-fact with specific powers in carrying out the following acts:

(i)           representing the Company in General Meetings and meetings of partners of companies in which it participates;

(ii)          representing the Company in legal matters; or

(iii)         carrying out simple routine administrative acts, including appearing before public bodies, semi-public companies, trade bodies, Labor Courts, Social Security (INSS and FGTS) and its agent banks, and others of the same nature.

Paragraph 2 – The acts for which these Bylaws require prior authorization from the Board of Directors will only be valid providing this requirement is fulfilled.

Paragraph 3 - The Executive Board may, through two of its members and the proper instruments, create representatives with specific powers to act in the name of the Company, with a term of office for a determined period to be established on a case by case basis, except legal mandates that may be granted for an undetermined period. In any case, the limits and restrictions mentioned in this Article and those established by the Board of Directors must be respected.

Subsection III.3 – Executive Board Meetings

Article 29.    The Executive Board will held meetings whenever necessary, maintaining formal minutes of these meetings in the Company records.

Paragraph 1 – Decisions of the Executive Board will be taken by a majority of votes with the Global CEO, or his/her substitute, having the casting vote.

Paragraph 2 – The minimum quorum for the setting up of meetings of the Executive Board is 2/3 (two thirds) of its members.

Paragraph 3 – If necessary, meetings or the participation of Directors in the meetings of the Executive Board may be made by phone, videoconference, electronic, or other means of communication that ensure the effective participation and authenticity of the vote. In this case, the Director will be regarded as present at the meeting and his/her vote will be considered valid for all legal effects and incorporated into the minutes of the referred meeting.

Paragraph 4 – In the absence or temporary incapacity, Directors may be replaced amongst themselves, by a nomination from the Global CEO. Should there be a vacancy, the Executive Board will, within 30 (thirty) days: (i) nominate who should: (a) fill the vacancy, the term of office of which will run with that of the other Directors; or (b) accumulate the respective function or (ii) decide on the temporary or permanent non-filling of the position left vacant, providing this position is not the Global CEO, Chief Finance Officer or Director of Investor Relations.

V.           FISCAL COUNCIL

Article 30.    The Corporation will have a Fiscal Council functioning on a permanent basis, composed of 3 (three) regular members and an equal number of substitutes, elected by the General Meeting of shareholders, who will exercise their functions until the first ordinary General Meeting after their election, with re-election permitted, with the duties, powers and remuneration prescribed by law.

Paragraph 1 – The election of the members of the Fiscal Council will be carried out through a majority vote, electing 3 (three) candidates, and their respective substitutes, who received the greatest number of votes in the General Meeting, following the provisions of Article 161 of the Brazilian Corporate Law. Should there be a Controlling Shareholder, the minority shareholders are assured, providing they jointly represent 10% (ten per cent) or more of the Company´s shares, the right to elect, in a separate vote, 1 (one) member and the respective substitute member of the Company´s Fiscal Council.

Paragraph 2 - The members of the Fiscal Council will assume office by signing a statement of incumbency in the Company records, which will record their support for all the Company´s manuals, codes, regulations and internal policies, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.

Paragraph 3 - The Fiscal Council will hold regular meetings every month and extraordinary meetings, whenever necessary, and minutes of such meetings will be recorded in the Company records.

Paragraph 4 - The Fiscal Council will elect its Chairman at the first meeting after its election and will function according to the Internal Regulation approved by the Fiscal Council itself.

Article 31.    The full exercise of the functions of the Fiscal Council requires the fulfillment of the applicable legislation, the provisions of these Bylaws and the Internal Regulations of the Fiscal Council.

Paragraph 1 - The members of the Fiscal Council will be subject to the same obligations and prohibitions imposed by law and these Bylaws as the directors and managers of the Company.

Paragraph 2 - In the event of vacancy in the office of any regular member of the Fiscal Council, the respective substitute will fill the vacancy. If there is a vacancy in the position of a regular member and the respective substitute, the General Meeting will be called to elect a member to fill the vacancy.

Paragraph 3 – Once the requirements and obligations stated in the present Bylaws, as well as in the other applicable legal provisions, have been observed, the members of the Company´s Fiscal Council may also be elected by the Board of Directors for membership of the Audit Committee.

VI.         AUDIT COMMITTEE

Article 32.    The Company will have an Audit Committee on a standing basis consisting of a minimum of 3 (three) and maximum of 5 (five) members, of whom at least 1 (one) will be an independent member of the Board of Directors established in the applicable regulation, particularly CVM Instruction Nº 509/11.

Article 33.    The members of the Audit Committee will be nominated by the Board of Directors for terms of office of 2 (two) years and will exercise their positions for a maximum of 10 (ten) years, and may be replaced at any time. Should a member of the Committee also be a member of the Board of Directors, the term of office will end at the same time as the Board mandate.

Paragraph 1 – The exercise of the activities of the members of the Audit Committee will follow the rules foreseen in the Brazilian legislation, particularly CVM Instruction 509/11, and the American legislation, including the Sarbanes–Oxley Act and the rules of the Securities and Exchange Commission - SEC.

Paragraph 2 – At least one of the members of the Audit Committee must have proven knowledge in the areas of corporate accounting, audit and finance that makes him or her a financial specialist.

Paragraph 3 – The Audit Committee will have the following responsibilities: 1) giving an opinion on the contracting and dismissal of the independent auditor to draw up the external independent audit or any other service; 2) supervise the activities: (a) of the independent auditors, in order to evaluate its independence, quality and the suitability of the services provided for the Company´s needs; (b) the Company´s internal controls area; (c) the Company´s internal audit area; and (d) the area which draws up the Company´s financial statements; 3) monitor the quality and integrity: (a) of the internal control mechanisms; (b) quarterly information, interim statements and financial statements of the Company; and (c) information and measures published based on adjusted accounting figures and non-accounting  figures that add elements that are not foreseen in the structure of the usual financial statement reports; 4) assess and monitor the Company´s risk exposure, which may require detailed information on policies and procedures related to: (a) the remuneration of the management; (b) the use of the Company´s assets; and (c) expenses incurred in the Company´s name; 5)  assess and monitor, along with the management and the internal audit area, the suitability of the transactions with related parties carried out by the Company and their respective signs; and 6) draw up a summary annual report, to be presented with the financial statements containing the description of: (a) its activities, results and conclusions reached and recommendations made; and (b) any situation in which there is a significant divergence between the Company´s management, the independent auditors and the Audit Committee in relation to the Company´s financial statements.

Paragraph 4 – The Audit Committee will be the assessment body linked directly to the Board of Directors.

Paragraph 5 – The Audit Committee will meet on a monthly basis and whenever necessary, in such a way that it will always check the Company´s accounting information before it is released.

Paragraph 6 – The internal rules of the Audit Committee will be approved by the Board of Directors and describe in detail its functions as well as its operating procedures.

Paragraph 7 – The Audit Committee will have the means to receive, retain and respond to allegations, including confidential, internal and external, to the Company, in subjects related to the scope of its activities, including accounting, internal controls and audit questions.

Paragraph 8 – The Board of Directors will define the remuneration of the members of the Audit Committee. The Audit Committee will have operating autonomy and its own budget, annual or on a project basis, to conduct or determine the undertaking of consultations, evaluations and investigations within the scope of its activities, including the contracting and use of independent external specialists, remunerating these specialists and paying the Audit Committee´s ordinary administrative expenses.

Paragraph 9 – The Audit Committee´s meetings should be registered in minutes, with the decisions/recommendations being taken by vote of 2/3rds  of its members in favor.

Paragraph 10 – The coordinator of the Audit Committee, accompanied by other members when necessary or convenient, should: (i) meet, at least every quarter, with the Board of Directors and Fiscal Council; and (ii) appear at the ordinary general meeting and, when necessary, the extraordinary general meetings of the Company.

Paragraph 11 – The members of the Audit Committee should elect, amongst themselves, the coordinator of the Committee, whose activities and responsibilities will be defined in the Committee´s internal regulation.

Paragraph 12 – The members of the Audit Committee will have the same fiduciary duties and responsibilities applicable to the Company´s management, under the terms of the Brazilian Corporate Law.

VII.      FISCAL YEAR AND RESULTS

Article 34.    The fiscal year coincides with the calendar year and at its close, the Company will publish the financial statements as laid down by the Corporate Law for consideration by the shareholders’ meeting.

Article 35.    Any negative retained earnings and the provision for income tax will be deducted from the results of each fiscal year before any distribution.

Single Paragraph - After the deductions referred to in this Article are made, the General Meeting may allocate to the employees, directors and management, in this order:

(i)           a statutory share to the employees of not more than ten percent (10%) of the remaining profits; and

(ii)          the statutory share of the directors and management to the maximum legal limit.

Article 36.    Once the deductions mentioned in Article 35Erro! Fonte de referência não encontrada. above have been made, the net income for the year will be allocated successively as follows;

(i)           5% (five percent) towards the constitution of the Legal Reserve, which will not exceed 20% (twenty percent) of the capital stock;

(ii)          25% (twenty-five percent) as a mandatory minimum dividend, as adjusted in accordance with Article 202 of the Corporate Law, to be paid with respect to all the Company´s shares;

(iii)         20% (twenty percent) towards the constitution of reserves for capital increase, which will not exceed 20%  (twenty percent) of the capital stock;

(iv)        up to 50% (fifty per cent) for the constitution of the reserve for expansion, which may not exceed 80% (eighty per cent) of the Capital Stock, with the purpose of ensuring investments in fixed assets or increases in working capital, including through amortization of the Company’s debts, irrespective of the retention of profit earmarked to the capital expenditures budget, and its balance may be used for: (i) absorbing losses whenever necessary; (ii) the distribution of dividends at any time; (iii) operations of redemption, reimbursement or the purchase of shares authorized by law; and (iv) for incorporation into the Capital Stock, including through new share issues.

Article 37.    Unless otherwise decided by the General Meeting of shareholders, the payment of any dividends and interest on shareholders’ equity will be carried out within 60 (sixty) days from the date of the relevant resolution.

Paragraph 1 - The Company may, by a resolution of the Board of Directors within the terms of Article 23 above, prepare semi-annual and other interim balance sheets and declare dividends and/or interest on shareholders’ equity out of profits shown on these balance sheets, retained earnings or profit reserves appearing in the latest annual balance sheet or interim balance sheets, as provided by law.

Paragraph 2 – The interim dividends and the interest on own capital declared in each fiscal year may be added to the obligatory dividend of the result for the fiscal year.

Article 38.    The dividends not received or reclaimed will be forfeited after a period of 3 (three) years from the date when they were made available to the shareholder and will revert to the Company.

VIII.    SALE OF CORPORATE CONTROL, CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD COMPANY AND DELISTING FROM THE NOVO MERCADO

Article 39.    The sale of corporate control of the Company, directly or indirectly, in a single transaction or a series of successive transactions, must be agreed upon under a condition, precedent or subsequent, that the purchaser of control will make a public offer to the remaining shareholders of the Company, subject to the conditions of and time limits of the prevailing law and the Novo Mercado Listing Regulations, in such a way that the holders of these shares will receive the same treatment as the selling Controlling shareholder.

Paragraph 1 - For the purposes of these Bylaws, any capitalized terms will have the following meanings:

 “Controlling Shareholder” means the shareholder or Group of Shareholders, as defined below, which exercises a Controlling Power in the Company.

““Selling Controlling Shareholder” means the Controlling Shareholder that is promoting the sale of the Controlling Power in the Company.

 “Controlling Shares” means the block of shares that ensures, directly or indirectly, that the individual holder or shared holders have Controlling Power in the Company.

 “Outstanding Shares” means all shares issued by the Company, except those held by the Controlling Shareholder, any persons related to the Controlling Shareholder, directors and managers of the Company and shares held in treasury.

“Acquirer of Control” means the investor to which the Selling Controlling Shareholder transfers the Controlling Shares in the Sale of Control of the Company.

“Sale of Control of the Company” means the transfer to the third party, against payment, of the Controlling Shares.

“Control” (along with its correlated terms, “Controlled”, “under common Control” or “Power of Control”) means the effective power used to direct the corporate activities and guide the workings of the Company bodies, directly or indirectly, in fact or in law, regardless of the equity stake held. There is a relative assumption of title of control in terms of the person or Group of Shareholders that have given them the absolute majority of votes among the shareholders present at the last 3 (three) General Meetings although they are not the holders of the shares that assure them of an absolute majority of the voting capital.

 “Group of Shareholders” means a group of people: (i) linked by contracts or voting agreements of any nature, whether directly or through companies controlled, controlling or under common control; or (ii) having a controlling relationship with respect to one another; or (iii) under common control.

Paragraph 2 - The Selling Controlling Shareholder may not transfer ownership of its shares and the Company may not record any transfer of shares representing the Corporate Control unless and until the Purchasing Shareholder(s) signs the relevant Statement of Adherence referred to in the Novo Mercado Listing Regulations.

Paragraph 3 - No Shareholders’ Agreement providing for exercise of Controlling Power may be registered at the Company´s head office if the signatories have not subscribed to the Statement of Adherence referred to in Paragraph 2 of this Article.

Paragraph 4 - Should the acquisition of the Corporate Control result in the imposition on the Acquirer of Control of an obligation to make the Public Share Offer required under Article 43 of these Bylaws, the acquisition price at the Public Share Offer will be the greater of the prices determined under Article 40 and Article 43, Paragraph 3 of these Bylaws.

Article 40.    The public offer referred to in the preceding Article must also be made: (i) in cases where there is an assignment of rights exercisable for newly-issued shares and other securities or rights convertible into shares which may result in the sale of the Corporate Control in the Corporation; and (ii) in the event of the sale of Control of the Controlling Shareholder of the Company, the selling Controlling shareholder will be required to disclose to the BM&FBOVESPA the value assigned to the Company in this sale, as well as attach the supporting documentation which proves it.

Article 41.    Whoever acquires the Controlling Power of the Company, as a result of a private share purchase agreement entered into with the Controlling Shareholder, for any number of shares, will be required: (i) to make a public offer as referred to in Article 39 of these Bylaws; (ii) to compensate any shareholders from whom it may have purchased shares on a stock exchange in a period of 6 (six) months prior to the date of transfer of the Corporate Control in the Company, paying any difference between the price of the Public Share Offer and the amount paid for any share acquired on the stock market in the 6 (six) months prior to the date of the acquisition of the Corporate Control, duly adjusted to the date of payment. This amount must be distributed among all those who sold shares of the Company in the trading sessions in which the Acquirer of Control made acquisitions in proportion to the daily net sales balance of each one, with the BM&FBOVESPA arranging the distribution within the terms of its regulations.

Article 42.    After an operation of the Sale of Control of the Company and the subsequent holding of the Public Share Offer, the Acquirer of Control, when necessary, will take the measures needed to restore the minimum percentage of 25% (twenty five percent) of all the Company´s shares in circulation, within 6 (six) months following the acquisition of Controlling Power.

Article 43.    Any Acquiring Shareholder which purchases or becomes the owner of 33.3% (thirty three point three percent) or more of all shares of the capital stock of the Company will: (i) immediately disclose this information though a material fact notice, as required by the CVM; and (ii) within a maximum period of 30 (thirty) days from the date of acquisition or event resulting in this share ownership being equal to or higher than 33.3% (thirty three point three percent) of all shares of the capital stock of the Company, register or, if the case may be, apply for the registration of a Public Share Offer for all shares of the Company´s capital stock, subject to the applicable CVM regulations, BM&FBOVESPA directives and the provisions of this Article.

Paragraph 1 – For the purposes of these Bylaws, “Acquiring Shareholder” means any person, including, without limit, any individual person or corporate entity, investment fund, condominium, portfolio of securities, holder of rights, or any other form of organization, resident, domiciled or with its head office in Brazil or abroad, or Group of Shareholders, who acquire the Company´s shares.

Paragraph 2 - (i) The Public Offer must be: (i) made to all shareholders of the Company without exception; (ii) the shares must be sold by auction held at the BM&FBOVESPA; (iii) the Public Offer must be launched for a price determined according to Paragraph 3 of this Article; and (iv) the Public Offering must be a cash offer in Brazilian currency for the shares of the Company´s capital stock.

Paragraph 3 - The acquisition price for each Company share may not be less than the greater between: (i) 140% (one hundred and forty percent) of the average trading price during the last 120 (one hundred and twenty) trading sessions prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the Company; and (iii) 140% (one hundred and forty percent) of the average trading price during the last 30 (thirty) trading days prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the Company.

Paragraph 4 - The undertaking of the Public Offer mentioned in the preamble to this Article will not preclude the possibility of another shareholder of the Company or, should it be the case, the Company itself from making a competing Public Offer, under the applicable regulations.

Paragraph 5 - The Acquiring Shareholder must comply with any requests or requirements made by CVM based on applicable law related to the Public Offer within the maximum periods prescribed in the applicable regulation.

Paragraph 6 - Should the Acquiring Shareholder fail to comply with the obligations imposed by this Article, including compliance with the maximum time limits for: (i) carrying out or applying for the registration of a Public Offer; or (ii) complying with any requests or requirements of the CVM, the Company´s Board of Directors will call an Extraordinary General Meeting of shareholders, at which the Acquiring Shareholder may not vote, to consider suspending the rights of this non-complying Acquiring Shareholder, within the terms of Article 120 of the Corporate Law, without prejudice to the Acquiring Shareholder´s liability for any loss or damage caused to the other shareholders as a result of this failure to comply with the obligations imposed by this Article.

Paragraph 7 - Any Acquiring Shareholder which acquires or becomes the holder of other rights in the Company, including enjoyment or entailment, equal to or more than 33.33% (thirty three point thirty three percent) of all shares of the Company, will likewise be required to either register or apply for the registration of a Public Offer, as described in this Article, within 30 (thirty) days from the acquisition or event resulting in an amount equal to or more than 33.33% (thirty three point thirty three percent) of all shares of the Company´s.

Paragraph 8 - The obligations in Article 254-A of the Corporate Law and Article 39Erro! Fonte de referência não encontrada., Article 40 and Article 41 of these Bylaws do not release an Acquiring Shareholder from compliance with the obligations in this Section other than as stated in the provisions of Article 49 and Article 50 of these Bylaws.

Paragraph 9 – The provisions of this Article will not apply in the event of a person becoming the holder of more than 33.3% (thirty three point three percent) of all shares of the capital stock of the Company by reason of: (i) legal succession, on condition that the shareholder will dispose of any excess shares within 60 (sixty) days from the relevant event; (ii)  the incorporation of another company by the Company; (iii) the incorporation of the shares of another company by the Company; or (iv) the subscription of shares of the Company carried out in a single primary issue, that had been approved by a General Meeting of shareholders, as laid down in the applicable regulations.

Paragraph 10 - For the purpose of calculating the percentage of 33.3% (thirty three point thirty three percent) of all shares of the capital stock of the Company, as mentioned in the preamble to Article, no involuntary increase in ownership interest resulting from the cancellation of treasury shares or reduction of the capital stock of the Company leading to a cancellation of shares will be considered.

Paragraph 11 - Should the CVM regulations applicable to a Public Offer under this Article require the adoption of any given criterion to determine the purchase price per share in the Public Offer that results in a purchase price higher than that determined within the terms of Paragraph 3 of this Article, then the purchase price determined according to CVM regulations will prevail.

Article 44.    Should an Extraordinary Meeting of shareholders resolve that the Company should delist from the Novo Mercado, the Controlling Shareholder will make a public share offer if the delisting is: (i) for the purpose of trading the shares outside the Novo Mercado; or (ii) caused by a corporate restructuring in which the shares of the Company resulting from such restructuring are not admitted for trading on the Novo Mercado within a period of 120 (one hundred and twenty) days from the date of the shareholders´ meeting that approved the operation. The minimum offer price will be equal to the economic value determined by the valuation report referred to in Article 48 of these Bylaws, in line with the legal norms and applicable regulations.

Paragraph 1 - Should there be no Controlling Shareholder and the general meeting decides: (i) to remove the Company from the Novo Mercado as it wishes to trade its shares elsewhere; or (ii) through a corporate restructuring, in which the company resulting from this reorganization has its shares admitted for trading on the Novo Mercado within a period of 120 (one hundred and twenty) days from the date of the shareholders´ meeting that approved the operation, the exit from the Novo Mercado will be conditional on the holding of the Public Offer under the same conditions foreseen in the preamble to this Article.

Paragraph 2 – In the cases foreseen in Paragraph 1 above, it will be up to the same general meeting to define those responsible for carrying out the Public Share Offer, with those present at the meeting expressly assuming the obligation to undertake the offer. Should the meeting that decides to have a corporate reorganization have no person present who will be responsible for carrying out the Public Share Offer, those shareholders who voted in favor of the corporate reorganization will carry out the offer.

Article 45.    In the public share offer to be carried out by the Controlling Shareholder or by the Company to cancel its registration as a Listed Company, the minimum price to be offered should correspond to the economic value calculated in the evaluation report, referred in 0 of these Bylaws, respecting the applicable laws and regulations.

Single paragraph – In the event of there being no Controlling Shareholder, should the General Meeting approve the cancelation of the registration as a listed company, the public share offer will be undertaken by the Company itself, respecting the applicable laws and regulations.

Article 46.    Should there be no Controlling Shareholder and the BM&FBOVESPA determines that: (i) the trading prices of the securities issued by the Company be divulged separately; or (ii) the marketable securities issued by the Company have their trading suspended on the Novo Mercado because of the failure in both cases to comply with the obligations in the Novo Mercado Listing Regulations, by administrative act or deed, the Chairman of the Board of Directors will summon an Extraordinary General Meeting to replace the entire Board of Directors within 2 (two) days of the decision, counting only the days in which the newspapers usually used by the Company are published.

Paragraph 1 – Should the Extraordinary General Meeting referred to in the preamble to this Article not be summoned by the Chairman of the Board of Directors in the time established, it may be summoned by any shareholder in the Company.

Paragraph 2 – The new Board of Directors elected at the Extraordinary General Meeting, referred in the preamble and in Paragraph 1 of this Article, should resolve the failure to comply with the obligations in the Novo Mercado Listing Regulations as quickly as possible or within a new period granted by the BM&FBOVESPA for this aim, whatever is shortest.

Article 47.    Should the Company´s exit from the Novo Mercado occur as a result of its failure to comply with the obligations of the Novo Mercado Listing Regulations, the Controlling Shareholder will carry out a Public Share Offer to acquire shares belonging to the other shareholders of the Company, within the terms foreseen in Article 44 of these Bylaws.

Paragraph 1 – In the event of there not being any Controlling Shareholder, should the failure to comply occur because of: (i) a decision of the General Meeting, the public offer to acquire shares should be carried out by the shareholders who voted in favor of the decision that led to the failure to comply; and (ii) by act or deed of the administration, the Board of Directors should summon a general shareholders´ meeting, the agenda of which will include deciding on how to resolve the failure to comply with the obligations in the Novo Mercado Listing Regulations or, should it be the case, decide to withdraw the Company from the Novo Mercado.

Paragraph 2 – In the case foreseen in item (ii) of Paragraph 1, should the General Meeting decide that the Company should leave the Novo Mercado, it will be up to the same General Meeting to define those responsible for carrying out the public share offer foreseen in this Article. Those present at the meeting should expressly assume the obligation to carry out the offer.

Article 48.    The evaluation report dealt with in Article 44 and Article 45 of these Bylaws should be drawn up by a specialist institution or company, with proven experience and independent from the Company´s decision-making power, its Administration and Controllers, and the report should satisfy the requirements of Paragraph 1 of Article 8 of the Brazilian Corporate Law and assume the responsibility laid down in Paragraph 6 of the same Article 8.

Paragraph 1 - The choice of the institution or specialist firm responsible for determining the economic value of the Corporation is reserved to the shareholders’ meeting, based on a list of three firms proposed by the Board of Directors. A decision will be taken by the affirmative vote of an absolute majority of the Outstanding Shares at the shareholders’ meeting, with blank votes not counted, provided that: (i) if the meeting is convened on a first summons, there is a quorum of no less than 20% (twenty percent) of all Outstanding Shares; or (ii) when the meeting is convened on a second summons, a quorum may consist of any number of shareholders owning Outstanding Shares.

Paragraph 2 - The costs of preparing the required valuation report will be fully borne by the persons responsible for undertaking the public offer, according to the case.

Article 49.    A single Public Offer may be made for more than one of the purposes mentioned in this Chapter VIII, in the Novo Mercado Listing Regulations or in the CVM regulations, provided the requirements of all the forms of Public Offer can be harmonized, that no loss is incurred by any of those who are the object of the offer and that, where required under applicable regulations, CVM authorization is obtained.

Single Paragraph - With the exception of those Public Offerings for delisting from the Novo Mercado and/or cancellation of registration as a publicly-held company, the holding of a unified Public Offer may only be executed by a Company shareholder which holds a stake equal to, or more than 33.3% (thirty three point thirty three per cent) of the total shares issued by the Company, in line with what is stated in Article 43.

Article 50.    The shareholders responsible for holding a Public Offer under this Chapter VIII, the Novo Mercado Listing Regulations or CVM regulations may carry it out through any shareholder or a third party.

Single Paragraph - Neither the Company nor the shareholder, whichever is the case, are released from the obligation to make the Public Offer for which they are responsible until it has been concluded in accordance with all applicable regulations.

IX.         ARBITRATION

Article 51.    The Company, its shareholders, directors and officers and members of the Fiscal Council are obliged to resolve, through the Market Arbitration Chamber, any disputes or controversies that might arise among them, particularly if relating to or caused by the application, validity, effectiveness, interpretation, violation, and the consequences of, any violation of the provisions of the Novo Mercado Participation Agreement, Novo Mercado Listing Regulations, these Bylaws, any shareholders’ agreements on file at the Company´s head office, the provisions of the Corporate Law, the rules established by the Brazilian National Monetary Council, the Central Bank of Brazil or the CVM, the regulations of the BM&FBOVESPA, and any other rules governing the securities market generally, and the Rules of the Capital Market Arbitration Chamber, to be conducted in line with these Rules of the Market Arbitration Chamber.

X.           LIQUIDATION OF THE CORPORATION

Article 52.    The Company will be liquidated in the cases provided by law. The shareholders’ meeting will elect the liquidator or liquidators and the Fiscal Council that will function during the period of liquidation, subject to the legal requirements.

XI.         GENERAL PROVISIONS

Article 53.    The Company will observe the shareholders´ agreement filed at its head office. Members of the presiding panel at the general meetings or Board of Directors´ meetings may not accept the vote of any shareholder which is a signatory to the shareholders´ agreement that is filed at the Company´s head office or of a member of the Board of Directors elected by the signatories of this agreement which goes against what is stated in the shareholders´ agreement. The Company is also expressly prohibited from acknowledging and recording any share transfers and/or encumbrance, and/or any assignment of a preference right for the replacement of shares and/or other securities that do not respect the terms of any such shareholders’ agreement filed at its head office.

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Marked up version of the proposed alterations:

BRF S.A.¶

CNPJ/MF Nº 01.838.723/0001-27¶

Listed Company¶

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BYLAWS¶

I.            NAME, REGISTERED OFFICE, DURATION AND PURPOSES¶

Article 1.      ~~SECTION ONE - BRF S.A. is a publicly-held Corporation with articles of incorporation filed before JUCESC under No. 42.300.034.240 on 08.12.09 ("Corporation") and governed by these~~BRF S.A. (“Company”) is a listed company, covered by the present Bylaws, under Law ~~no.~~Nº 6.404, of December 15, 1976 ~~(the "Corporation Law"~~, as amended (“Brazilian Corporate Law”) and by the other applicable laws and regulations.¶

Paragraph ~~One - The shares~~1 – With the entry of the ~~Corporation have been listed to trade on the Brazilian Securities and Derivatives Stock Exchange~~Company into the special ~~listing~~trading segment ~~named Novo Mercado,~~ of the BM&FBOVESPA S.A. ~~-~~– Bolsa de Valores, Mercadorias e Futuros (~~"~~“BM&FBOVESPA~~"). Accordingly, the Corporation~~”), known as the Novo Mercado, the Company, its shareholders, ~~the Directors~~management and ~~Officers and~~members of the Fiscal Council ~~members (if the council is active) are bound by BM&FBOVESPA’s~~, when installed, became subject to the conditions of the Listing Regulations of the Novo Mercado of the BM&FBOVESPA (“Novo Mercado Listing ~~Rules~~Regulations”).¶

Paragraph ~~Two - Where a tender offer required under the~~2 – The provisions of ~~these Bylaws is materially detrimental to the rights of shareholders,~~ the Novo Mercado Listing Regulations ~~shall~~will prevail over the ~~provisions of~~statutory provisions, in the event of any loss of rights to the recipients of the public offers foreseen in these Bylaws.¶

Article 2.      ~~SECTION TWO -~~ The ~~Corporation~~Company has its registered office and legal ~~seat~~headquarters in the City ~~and Judicial District~~ of ItajaÃ, ~~State of~~ Santa Catarina state, at Rua Jorge Tzachel, No. 475 ~~- Bairro~~, Fazenda ~~- CEP~~district, Zip Code 88.301-600~~,~~ and may establish ~~branch, office~~affiliates, branches, offices and other subordinate facilities anywhere ~~within the Brazilian territory~~in Brazil or abroad.¶

Article 3.      ~~SECTION THREE - The primary~~The Company´s main corporate purpose ~~for which the Corporation is organized~~ is to engage in the following activities ~~within the Brazilian territory~~in Brazil or abroad:¶

(i)           ~~1) To~~the manufacture, ~~sell and transact any business, whether~~sale, in the retail and wholesale ~~or retail,~~sector, and transaction of business relating to food ~~generally, and~~in general, particularly animal protein by-products and food ~~products handled using~~items that use the cold chain for support and distribution ~~process~~;¶

(ii)          ~~2) To~~the manufacture ~~and sell~~, sale of animal ~~feeds and~~feed, nutriments and food supplements for animals;¶

(iii)         ~~3) To provide~~the provision of food services~~, generally~~ in general;¶

(iv)        ~~4) To~~the manufacture, refin~~e~~ing and ~~sell~~sale of vegetable oils, fats and dairy products;¶

(v)         ~~5) To produce, preserve, store, ensile and sell~~the production, conservation, storage, silage and sale of grains, ~~grain by-products and grain~~their derivatives~~;~~ and by-products; ¶

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(vi)        ~~6) To conduct the business of selling at~~the sale on the retail and wholesale market of consumer and production goods, including ~~the sale of~~ equipment and vehicles for the development of its logistical activity;¶

(vii)       ~~7) To~~the export and import of production and consumer goods;¶

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(viii)      the provision of services of transport, logistics and distribution of freight and food in general;¶

(ix)         ~~8) To hold~~holding equity ~~interests~~stakes in other companies, ~~as a means to~~with the aim of achieving the corporate purposes to ~~full~~the fullest extent; and¶

(x)          ~~9) To participate~~the participation in any projects ~~required~~needed for the operation of the Company´s business ~~of the Corporation~~.¶

S~~o~~ingle Paragraph~~.~~ - The ~~Corporation~~Company may ~~further~~also engage, directly~~,~~ or ~~indirectly~~ through ~~others~~third parties, in ~~any~~ support activities for the core business described in ~~Section Three~~Article 3 above, such as:¶

(i)           ~~a) To conduct supporting~~ administrative, technical or operational support activities, aim~~ing~~ed at creating conditions ~~for the development of~~to improve its core business;¶

(ii)          ~~b) To provide freight~~transport services, ~~generally~~in general;¶

(iii)         ~~c) To provide~~ product storage and stocking services and ~~all~~ other related ancillary services ~~relating thereto~~;¶

(iv)        ~~d) To~~activities to promote and ~~reposition~~replace its products in the retail ~~products at points of display~~market and at points of sale exposed to the final consumer~~s~~, including the ~~necessary~~ support ~~for~~needed by clients ~~that~~which allows the packaging and ~~display~~visualization of the products;¶

(v)         ~~e) To provide the~~ services ~~of~~for receiving and allocating raw materials to be used in production;¶

(vi)        ~~f) To provide~~the provision of machine and vehicle repair, maintenance and overhaul services;¶

(vii)       ~~g) To foster~~the promotion of the growth of agribusiness ~~industry~~ in Brazil through ~~the promotion of activities, projects and~~programs, technical assistance and supply; ~~h) To manufacture, develop and sell packaging products of any kind;~~¶

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(viii)      the manufacture, development and sale of packaging products of any kind;¶

(ix)         ~~i) To process~~the processing and ~~raise~~raising of livestock in general;¶

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(x)          the sale of commodities in general;¶

(xi)         ~~j) To conduct~~ research ~~on~~ and ~~to develop~~development of techniques for the production and improvement of the Company´s genetic ~~matrices for the Corporation~~matrixes;¶

(xii)        ~~k) To conduct~~the activities of reforestation ~~activities, the harvesting, processing~~, extraction, manufacturing and sale of timber; ~~and~~¶

(xiii)       ~~l) The~~the sale of ~~property,~~mobile assets, real estate, including machine~~ry~~s, equipment and vehicles ~~from the~~, fixed assets, to ~~serve~~meet the activities ~~included in~~within the Company~~’~~´s corporate, purpose ~~for which the Company is organized and~~as described in ~~this~~the present article~~.~~; and¶

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(xiv)      services to supply fuel for the Company´s own fleet or outsourced service providers, particularly freight, transport, logistics and distribution.¶

Article 4.      ~~SECTION FOUR -~~ The Company has an undetermined term of duration ~~of the Corporation is indefinite.~~¶

II.          CAPITAL STOCK ¶

Article 5.      ~~SECTION FIVE (*) -~~ The Company´s capital stock ~~subscribed for and fully paid up~~ is R$ 12~~.~~,553~~.~~,417~~.~~,953~~,~~.36 (twelve billion, five hundred and fifty~~-~~ three million, four hundred and seventeen thousand, nine hundred and fifty~~-~~ three ~~r~~Reais and thirty~~-~~ six centavos), ~~represented by 87~~split into 812,473,246 (eight hundred ~~seventy-two~~and twelve million, four hundred and seventy-three thousand, two hundred and forty-six) ~~no-par value~~ common shares, all in book-entry form and with no par value.¶

Paragraph ~~One - The Corporation is authorized to increase the capital stock up to the limit of one billion (1,000,000,000) common shares, irrespective of amendment to the bylaws, by resolution of the Board of Directors, who will have the authority to establish the conditions for the issue, including the price and time of payment of subscriptions.~~1 - The Company may not issue preferred shares or participation certificates.

~~Paragraph Two - Pursuant to a proposal from and accompanying plan of the Board of Directors, the shareholders’ meeting may authorize the Corporation to grant stock options to its directors, officers or employees, or to individuals providing services to the Corporation or any company controlled by Corporation, within the limits of authorized capital.~~¶

Paragraph ~~Three~~2 - The Company´s shares are indivisible and each common share is entitled to one vote ~~on each matter voted on at a shareholders’ meeting~~at the Shareholders’ Meetings.

~~Paragraph Four - All shareholders or Group of Shareholders are required to disclose, by notice to the Corporation, any acquisition of shares that, when added to the shares currently held exceed 5% (five percent) of the Corporation’s share capital and, after reaching this percentage, any acquisition of shares that, when added to those currently held, correspond to an acquisition of more than 1% (one percent) of the Corporation’s share capital, or multiples of such percentage. These requirements also apply to holders of debentures convertible into shares or subscription rights that guarantee the holder the acquisition of shares in the amounts provided for in this article. The violation of the provisions of this article will subject the offender(s) to the penalties described under Section 120 of the Corporation Law.¶~~

~~SECTION SIX - No founders’ shares shall be issued by the Corporation.¶~~

~~SECTION SEVEN - The capital stock of the Corporation will consist solely of shares of common stock, and no shares of preferred stock shall be issued.~~¶

Article 6.      ~~SECTION EIGHT - It will be incumbent upon~~All the Company´s shares are book entry and, as decided by the Board of Directors ~~to authorize the shares of common stock to be deposited with a designated~~, held in a deposit account with the financial institution authorized by the Brazilian Securities and Exchange Commission – CVM (“CVM”), in the name of their owners.¶

S~~o~~ingle Paragraph ~~-~~. The cost of ~~transferring title to shares, stock splits and reverse stock splits~~transfer and registration, as well as the service cost related to the book entry shares, may be charged ~~by the Corporation~~directly to the shareholders by the institution as defined in the share bookkeeping contract.¶

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Article 7.      The Company is authorized to increase its capital stock, irrespective of amendment to the Bylaws, to the limit of 1,000,000,000 (one billion) common shares, by a resolution of the Board of Directors.¶

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Paragraph 1 – In the event foreseen in the preamble to this Article, the Board of Directors will be responsible for establishing the issue price and the number of shares to be issued, as well as the period and conditions for incorporation.¶

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Paragraph 2 – Within the authorized capital limit, the Board of Directors may also: (i) decide on the issue of subscription bonuses; (ii) grant stock options without the shareholders having any preference right in the granting of the options or subscription to the respective shares, according to the plan approved by the General Meeting of shareholders; (iii) approve a share capital increase by capitalizing the profits or reserves, with or without a share bonus; and (iv) decide on the issue of debentures convertible into shares.¶

Article 8.      ~~SECTION NINE -~~ At the ~~discretion~~criteria of the Board of Directors or the General Meeting, the preference right of the shareholders~~’ meeting,~~ may be excluded or reduced in any issue of ~~stock, convertible debentures and warrants to be placed by sale on a stock exchange, or through~~shares, debentures convertible into shares and bonus subscription, where the placement has been made through the sale on the stock market, public subscription~~, or an exchange of shares in connection with a tender offer may be made without or with limited preemptive rights to the shareholders, as provided by law~~ or share swap in a public offer for the acquisition of control, as stated in Law and in these Bylaws.¶

Article 9.      ~~SECTION 10 - Failure by a subscriber to timely pay for any subscription will result in such subscriber being charged with interest at the rate~~Any delay by the shareholder in the incorporation of the subscribed capital will lead to a charge of interest rates of 1% (one ~~percent (1%) per month and a ten percent (10%)~~per cent) a month, pro rata temporis, restated by the variation in the General Market Prices Index – IGP-M, published by the Fundação Getúlio Vargas – FGV, or another index that reflects the real loss of purchasing power of the currency in the period, at the criteria of the Board of Directors of the Company, in the shortest legally applicable period, and a penalty of 10% (ten per cent) on the ~~past due~~amount of the obligation, ~~in addition~~without prejudice to any other applicable ~~statutory penalties~~legal sanctions.¶

Article 10.    ~~SECTION 11 -~~ By resolution of the ~~shareholders pursuant~~Shareholders´ Meeting, in response to a proposal from the Board of Directors, the Company´s capital stock ~~of the Corporation~~ may by be increased ~~through the capitalization of~~, within the terms of the law; in cases where profits or reserves~~, and additional~~ are capitalized, the issue of new shares corresponding to ~~such~~this increase ~~may or may not be issued to the~~, among its shareholders, in proportion to the number of shares ~~held by them~~they hold is permitted.

~~III - MEETINGS OF SHAREHOLDERS~~¶III - GENERAL MEETING¶

Article 11.    ~~SECTION 12 - Meetings~~The General Meeting of ~~the~~ shareholders, called and convened as prescribed by law and these Bylaws, will be held annually within the first 4 (four) months after the end of each fiscal year, and ~~especially~~in extraordinary session, whenever the interests and business of the ~~Corporation~~Company require action by the shareholders.¶

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Article 12.    The General Meeting will be summoned by the Board of Directors through a decision of a majority of its members or, within the provision of these Bylaws and single paragraph of Article 123 of the Brazilian Corporate Law.¶

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Single Paragraph – The Company will make available, the date of the first publication of the summons to all shareholders at the latest, the material and documents needed to analyze the matters on the Agenda, except in the cases where the law or regulations require a longer period.¶

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Article 13.    The General Meeting will be convened, in the first summons, with the presence of shareholders representing at least 25% (twenty five per cent) of the capital stock, except when the law demands a higher quorum; and, in a second summons, with any number of shareholders. ¶

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Paragraph 1 – The Extraordinary General Meeting to discuss the reform of these Bylaws will be convened, in the first summons, with the presence of shareholders representing a minimum of 2/3 (two thirds) of the capital stock, but will be able to be convene a second summons with any number of shareholders present.¶

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Paragraph 2 – Apart for the exceptions foreseen in the applicable regulation, the first summons of the General Meeting should be made with at least 15 (fifteen) days´ notice and the second summons with at least 8 (eight) days’ notice.¶

Paragraph ~~One~~3 - The proceedings at ~~shareholders’ meetings~~General Meetings will be ~~directed~~presided by the Chairman of the Board of Directors or, in his or her absence, by the ~~Vice~~Deputy Chairman~~, who will designate the secretary of the meeting~~. In the event of the absence or temporary ~~disability~~incapacity of the Chairman and ~~Vice~~Deputy Chairman of the Board of Directors, the ~~shareholders’ meeting~~General Meeting will be presided over by ~~their respective alternates or, in the absence or disability of such alternates, by a Director specially~~a member especially designated by the Chairman of the Board of Directors. The Chairman will designate one or more secretaries for the Shareholders´ Meeting.

Article 14.    ~~Paragraph Two - The shareholders’ meeting will have the powers defined by law and, subject to exceptions set forth~~The decisions made at the General Meeting, except for the exceptions foreseen in law and in these Bylaws, ~~the shareholders~~ will ~~act~~be taken by an absolute majority of ~~the affirmative votes cast at the meeting by any system adopted by the chair and secretary~~votes of those present, with blank votes not counted.

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Paragraph ~~Three - The first notice of any shareholders’ meeting shall be given not less than fifteen (15) days prior to the meeting.¶~~

~~Paragraph Four - Except in the case provided by Section 40, Paragraph one, item (ii) of these Bylaws, the shareholders’ meeting held to consider the cancellation of registration as a publicly-held corporation or the delisting of the Corporation from the Novo Mercado shall be called on not less than thirty (30) days’ notice.¶~~

~~Paragraph Five - Subject to statutory exceptions in the Corporation Law, the resolutions at shareholders’ meetings will be limited to the order of business stated in the respective notice of call. Inclusion in the shareholders’ meeting order of business of items such as "other business," "general matters" and equivalent expressions is not allowed.~~1 – The General Meeting will only decide on subjects on the Agenda that appear in the respective summons, apart for exceptions foreseen in the Corporate Law. The inclusion in the General Meeting agenda under the item “other subjects” or “general subjects” or equivalent expressions is prohibited.¶

Paragraph ~~Six - By the date of the first call notice, at the latest, the Corporation shall make the materials and documents necessary to analyze the items on the order of business available to all shareholders.~~2 – The proceedings and decisions of the General Meeting will be registered in a minute, which will be signed by the members of the presiding panel and the shareholders present who will make up, at least, the majority needed for the decisions that were taken.¶

Article 15.    ~~SECTION 13 -~~ To ensure the ~~benefit of developing the procedures in connection with the shareholders’ meeting, in addition to an~~efficiency of the proceedings of the General Meetings, the shareholders or their representatives should present with at least 5 (five) days´ notice, besides the relevant identification document, ~~each shareholder shall submit, not less than five (5) days before any shareholders’ meeting,~~ as the case may be: (i) the relevant proxy instrument containing the notarized signature of the person giving the proxy and/or the documents proving the legal powers of the proxy; and/or (ii) ~~with respect to~~for those shareholders participating in the fungible custody of shares in book-entry form, a statement showing the respective holdings issued by the institution providing custodial services. ~~Without prejudice to the provisions of this Section, the shareholder attending the shareholders’ meeting with the required documents in hand which attest its shareholder status will be entitled to participate and vote in such meeting.~~¶

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Paragraph 1 – Without prejudice to the preamble of this provision, shareholders who appear at the General Meeting with the documents that prove their status as shareholders may take part and vote at the meeting.¶

~~Sole Paragraph - In inspecting the validity of documents submitted with respect to shareholder representation, the Corporation shall~~Paragraph 2 – The Company will adopt the principle of good faith in the inspection of the representation documentation.¶

Article 16.    ~~SECTION 14 - In addition to the powers granted by~~Besides the attributes stated in law and in these Bylaws, the General Meeting has the following ~~powers are vested in the shareholders~~attributes:¶

(i)           ~~1)~~ To take action with respect to ~~stock dividends and any stock split and reverse stock split;~~bonus shares and decide on groupings and stock splits¶

(ii)          ~~2)~~ To approve stock option plans for directors, ~~officers~~managers and employees ~~of the Corporation~~or people who provide services to the Company, as well as for the directors, ~~officers~~managers and employees ~~of~~or people who provide services to other companies directly or indirectly controlled by the ~~Corporation~~Company;¶

(iii)         ~~3)~~ To take action on the allocation of the profit for the fiscal year and ~~a~~ distribution of dividends, as proposed by the directors and ~~officers;~~management; ¶

(iv)        ~~4)~~ To ~~take action~~decide on the delisting from the Novo Mercado of the BM&FBOVESPA~~;~~

(v)         ~~5) To fix the compensation of the Fiscal Council pursuant to law and these Bylaws;¶~~

(vi)        ~~6) To take action for cancellation of registration with the CVM as a publicly-held corporation, pursuant to the provisions of Article VII of these Bylaws;~~¶

(vii)       ~~7) To select the expert~~To choose a specialist firm that will be responsible for preparing a valuation report on the Company´s shares ~~of the Corporation~~ in the event of the cancellation of its registration as a publicly-held corporation or delisting from the Novo Mercado, as provided for in Article VIII of these Bylaws~~.~~; and¶

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(viii)      To fix the remuneration of the Fiscal Council in line with the law and these Bylaws.¶

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Article 17.    The shareholders’ meeting will annually fix the aggregate annual remuneration of the directors and management of the Company, including any fringe benefits and representation allowances, taking into account their responsibilities, the time devoted to their duties, their ~~competence~~skills and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for the allocation of this global remuneration among directors and executive management.¶

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Article 18.    The General Meeting may suspend the exercise of the rights of a shareholder who does not comply with the legal or statutory obligations and end the suspension as soon as this obligation has been complied with. ¶

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Paragraph 1 – The shareholders who represent at least 5% (five per cent) of the capital stock may summon the General Meeting mentioned in the preamble to this Article when the Board of Directors does not comply, within the period of 8 (eight) days, with the request for the summons which they have presented, with the indication of the obligation that has not been met and the identification of the defaulting shareholder. ¶

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Paragraph 2 – It will be the responsibility of the General Meeting that approves the suspension of the rights of a shareholder to also establish, amongst other aspects, the extent and period of suspension, respecting the legal prohibitions.¶

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Paragraph 3 – The suspension of the rights will end as soon as the obligation has been met, and it is up to the shareholder in question to inform the Company of this compliance.¶

IV.      MANAGEMENT¶

Section I ~~-~~– General Provisions Applicable to Management Bodies¶

Article 19.    ~~SECTION 15 -~~ The management of the ~~Corporation~~Company is vested in the Board of Directors and the Board of Executive Officers, whose respective authority is granted by law and these Bylaws.¶

Paragraph ~~One~~1 - The directors and ~~officers~~managers of the ~~Corporation~~Company need not post a fidelity bond to cover the discharge of their duties.¶

Paragraph ~~Two~~2 - The directors and ~~officers~~managers of the ~~Corporation~~Company will ~~take their offices~~assume office by signing a statement of incumbency ~~recorded~~ in the ~~corporate registers, which shall constitute assent to~~Company records, which will record their support for all the Company´s manuals, codes, regulations and ~~in-house~~internal policies ~~of the Corporation~~, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.¶

Paragraph ~~Three~~3 - Any act ~~performed~~ by any director or ~~officer~~manager of the ~~Corporation, whereby the Corporation~~Company in which the Company will become liable for obligations arising from business or transactions unrelated to the corporate purposes, are expressly prohibited and will ~~ipso facto~~ be null and void, without prejudice to liability under civil or criminal law, ~~as~~if this is the case ~~may be, being imposed on anyone who~~, against whoever violates this ~~Paragraph~~provision.¶

Paragraph ~~Four~~4 - The term of office of the directors and ~~officers~~managers of the ~~Corporation~~Company will be extended until their replacements takes office.

~~Paragraph Five - The shareholders’ meeting will annually fix the aggregate annual compensation of the directors and officers of the Corporation, including any fringe benefits and entertainment allowances, taking into account their responsibilities, the time devoted to their duties, their competence and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for allocation of such compensation to each Director and each Executive Officer.~~¶

Section II ~~-~~– Board of Directors ¶

Article 20.    ~~SECTION 16 -~~ The Board of Directors ~~is composed~~consists of a minimum of nine ~~(9) to~~9 (nine) and maximum of eleven (11) regular members ~~and an equal number of alternates, not~~, no less than 20% (twenty percent ~~(20%~~) of whom ~~shall~~will be Independent Directors (as defined in Paragraph ~~One) elected at a~~1). All these members must be shareholders~~’ meeting~~ in the Company elected and liable to dismissal by a General Meeting for a term of office of 2 (two ~~(2~~) years ~~beginning and ending on the same dates~~, with reelection being permitted. When, in order to ensure that the above percentage is complied with, the fraction number of the members will be rounded up, within the terms of the Novo Mercado Listing Regulations.  ¶

Paragraph ~~One~~1 - For the purpose of this Section, an “Independent Director” means ~~such director~~a person as is defined in the Novo Mercado Listing Regulations ~~of the BM&FBOVESPA~~ and is expressly declared to be such in the minutes of the shareholders’ meeting at which he or she is elected. ~~Upon election of the~~¶

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Paragraph 2 – When members ~~of~~are being elected to the Board of Directors, the ~~shareholders’ meeting~~General Meeting will ~~designate~~nominate a Chairman and a ~~Vice~~Deputy Chairman, ~~the latter to substitute for~~who will replace the former in his or her ~~disabilities or~~ absences or incapacity to attend, as well as in the case of vacancy.¶

Paragraph ~~Two - Where the multiple vote system has not been requested, the members of the Board of Directors will decide by the vote of an absolute majority of its attending members the names of candidates to be placed on the nominating ticket for all offices in the Board. In the event the multiple vote system has been requested, each member of the then acting Board of Directors will be deemed to be a candidate for the Board of Directors.~~3 – Whenever the General Meeting is summoned to decide on the election of the Board of Directors, the members of this body will approve a proposal for a complete list of candidates for the vacant positions on the Board of Directors, including nominations for the positions of Chairman and Deputy Chairman of the Board of Directors, which will be submitted for approval to the General Meeting.

~~Paragraph Three - If the Corporation receives a written request from shareholders wishing that the multiple vote system be adopted as provided by Section 141, Paragraph One of the Corporation Law, the Corporation will communicate the receipt and contents of such request: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not more than two (2) days after receiving such request, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications have circulated.~~¶

Paragraph ~~Four - In the event~~4 – Should any shareholder wish~~es~~ to ~~appoint~~nominate one or more ~~representatives for~~candidates to the Board of Directors who ~~have not recently been members thereof, such shareholder shall~~are not part of the list put forward in the manner described in Paragraph 3 of this article, this shareholder will notify the ~~Corporation~~Company, putting forward another list for election to the Board of Directors in writing ~~not~~and preferably within no less than 5 (five ~~(5~~) days before the ~~shareholders’ meeting at which the Directors will be elected~~date of the General Meeting, providing the name, qualifications and ~~complete information on the~~ professional experience of such ~~candidates. Upon receiving notice with respect to one or more candidates for~~candidate(s). The Company will be responsible for immediately disclosing this information, through a Shareholders´ Notice, available on the CVM site and the Internet. The Company will not accept the registration of any list, nor the exercise of the voting right in the election of members of the Board of Directors, ~~the Corporation will communicate~~in circumstances that violate the provisions of the applicable regulations.¶

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Paragraph 5 – The presentation of more than one list by the same shareholder is prohibited. However, one person may be a member of two or more lists, including that proposed within the terms of Paragraph 4 above.¶

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Paragraph 6 - Should the Company receive a written request for the multiple vote system to be adopted, as provided by Section 141, Paragraph One of the Corporate Law, the Company will immediately announce the receipt and contents of ~~such notice: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not less than three (3) days before the relevant shareholders’ meeting, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications circulate.~~this request through a Shareholders´ Notice, available on the CVM site and the Internet, or as established by the law or the CVM.¶

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Paragraph 7 – In the event of the election of the Board of Directors being carried out through a multiple vote process, each member of the lists presented in the form of this Article will be regarded as a candidate for the position of Member.¶

Paragraph ~~Five~~8 ~~-~~– Whenever the election has ~~occurred using~~been carried out by the multiple vote ~~system~~process, the ~~removal~~dismissal of any member of the Board of Directors by the ~~shareholders’ meeting shall entail the removal~~General Meeting will mean the dismissal of the other members, and a new election ~~shall~~will be held. ~~In all other cases, if there is a vacancy in the office of a regular member of the Board of Directors, his or her alternate will fill the vacancy. In the event of vacancy in the office of a regular and alternate member~~¶

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Paragraph 9 – Should there be a vacancy for standing members of the Board of Directors, the remaining members will ~~designate a replacement,~~nominate a substitute who will ~~serve~~fill the vacancy until the next ~~shareholders’ meeting,~~General Meeting at which the shareholders will elect another Director to serve for the unexpired term of office. If more than one third (1/3) of the ~~offices~~positions on the Board of Directors ~~shall be~~are vacant at the same time, ~~a shareholders’ meeting~~the General Meeting will be called within 30 (thirty ~~(30~~) days ~~after such~~from this event to elect the substitutes, who will qualify for a term of office to coincide with that of the other ~~Directors~~Members.¶

Paragraph ~~Six - Each member~~10 – Members of the Board of Directors must be of good repute~~,~~ and ~~a person~~candidates will not be eligible for election if ~~such person~~they: (i) ~~holds a position~~hold positions with any company that may be ~~deemed to be~~regarded as a competitor of the ~~Corporation~~Company; or (ii) ha~~s~~ve or represent~~s~~ any conflicting interest ~~with respect~~ to the ~~Corporation. In the event~~Company. Should any member of the Board of Directors ~~acquires~~be liable to any of the foregoing disqualifications foreseen in the Corporate Law or in this paragraph after being ~~appointed, such member shall~~elected, he or she will be obliged to immediately submit his or her resignation to the Chairman of the Board of Directors. ~~Elected members of the Board of Directors also shall not be allowed to participate in any meetings at which action is proposed to be taken on matters with respect to which he or she may have or represent an interest conflicting with the interests of the Corporation, and no such member shall have access to information relating thereto.~~¶

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Subsection II.1 – Meetings and Substitutes

~~Paragraph Seven - Within five (5) months after the end of the fiscal year and whenever a public offerings of securities is launched, the members of the Board of Directors shall submit to the Corporation a list indicating the offices they hold on boards of directors, fiscal councils, executive bodies and committees of other companies or entities.~~¶

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Article 21.    ~~SECTION 17 -~~ The Board of Directors will meet regularly once every month and, ~~extraordinarily, as required, when called~~in extraordinary session, whenever summoned by the Chairman or a majority of the Board members. Minutes of ~~such~~these meetings will be recorded in the ~~appropriate corporate register~~Company records.¶

Paragraph 1 – The summons of the meetings~~.~~will be made in writing, through a letter, telegram, e-mail or other form that allows the proof of receipt of the summons by the person who receives it, and should include the agenda as well as the place, date and time of the meeting. ¶

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Paragraph 2 – The meetings of the Board of Directors will be summoned with a minimum of 5 (five) working days’ notice. On the same day of the summons of the meeting, the materials and documents needed for consideration of the subjects on the agenda of the meeting of the Board of Directors will be made available to the members.¶

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Paragraph 3 – Regardless of the formalities of the summons, a meeting will be regarded as regular when all Board of Directors members attend.¶

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Paragraph 4 – The meetings of the Board of Directors will be convened in the first summons with the presence of a minimum of 2/3 (two thirds) of its members. In the second summons, which will be the object of a new communication to the Members in the form of Paragraph 1 of this Article, sent immediately after the date designated for the first summons, the meeting will convened with the presence of a simple majority of Members.¶

Paragraph ~~Two - Where~~5 – If necessary, meeting of the Board of Directors or the participation of the members ~~of the Board of Directors are permitted to participate~~ in the meetings of the ~~B~~board of Directors ~~by~~will be allowed through telephone, videoconference, electronic or ~~any~~ other communications means ~~of communication~~ that ~~is able to~~can ensure the effective participation and the authenticity of ~~his or her~~the vote of the member. In these circumstances, the ~~board~~ member ~~shall~~will be ~~considered~~regarded as being present at the meeting~~,~~ and his ~~or~~ /her vote ~~shall~~will be considered valid for all ~~legal intents and purposes and recorded in~~the legal effects and incorporated into the minutes of ~~said~~the meeting in question.

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Paragraph ~~Three - Except with respect to the matters set out in Section 19 of these Bylaws, the Board of Directors will act by a majority vote of its members attending a meeting, the Chairman to cast the tie-breaking vote in the event of a tie.¶~~

~~Paragraph Four - The materials and documents necessary to appraise the items on the order of business for the meeting of the Board of Directors shall be delivered to each board member at least 5 (five) working days in advance.~~6 – No member of the Board of Directors may have access to information, take part in decisions and discussions of the Board of Directors or any other management bodies, exercise a vote or, in any way, intervene in subjects that are, directly or indirectly, in conflict with the interest of the Company, within the terms of the law.¶

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Paragraph 7 – The decisions taken by the Board of Directors will be by a majority vote of those present, with the Chairman having the casting vote in the event of a tie.¶

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Article 22.    In the case of absence or temporary incapacity, the Members may be represented at meetings of the Board of Directors by another member indicated in writing, who, as well as his/her own vote, will express the vote of the absent or temporarily incapable member.¶

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Paragraph 1 - In the case of absence or temporary incapacity of the Chairman of the Board of Directors, his/her functions will be exercised, on a temporary basis, by the Deputy Chairman. ¶

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Paragraph 2 - In the case of absence or temporary incapacity of the Deputy Chairman, it will be up for the Chairman to nominate, from the other members of the Board of Directors, his/her substitute.¶

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Subsection II.2 - Responsibilities¶

Article 23.    ~~SECTION 18 - In addition to the duties set forth in legislation and in~~The Board of Directors is responsible, besides the other attributes stated in law and these Bylaws, ~~the Board of Directors will have authority~~for:¶

(i)           ~~1) To direct~~directing the general conduct of the Company´s business ~~of the Corporation~~;¶

(ii)          ~~2) To elect~~electing and ~~remove the executive officers of the Corporation and to establish~~removing the Executive Management of the Company or its subsidiaries, direct or indirect,  and establishing their duties, subject to the provisions of these Bylaws;¶

(iii)         ~~3) To supervise~~supervising the performance of the executive ~~officers, to examine~~management, examining, at any time, the Company´s books and papers ~~of the Corporation, and to request~~and calling for information on contracts executed or about to be executed, as well as on any other actions;¶

(iv)        ~~4) To call shareholders’ meetings as may be deemed advisable~~calling the General Meeting whenever necessary and in the cases prescribed by law;¶

(v)         ~~5) To approve~~approving the ~~m~~Management report and the accounts of the ~~Board of~~ Executive ~~Officers~~Board and financial statements for each financial year;¶

(vi)        ~~6) To allocate~~allocating among the members of the Board of Directors and the ~~Board of~~ Executive ~~Officers~~Board the aggregate annual compensation fixed by the ~~shareholders’ meeting, and to establish~~General Meeting and establishing the criteria for directors’ and ~~officers’~~management´s participation in the profits, subject to the provisions of these Bylaws;

~~7) To authorize the Executive Officers to execute guarantees (fianças and avais) and contract insurance sureties, as well as performance bonds, in favor of the companies controlled by and affiliated with the Corporation, as well as to any third parties, in connection with matters related to the operations of the Corporation;¶~~

~~8) To authorize the Executive Officers to make any products and personal and real property of the Corporation available to companies controlled by and affiliated with the Corporation to be offered as security for borrowing transactions entered into with financial institutions, or as surety in legal actions.¶~~

~~9) To approve the annual Plan for Disposal of Noncurrent Assets proposed by Executive Officers.¶~~

~~10) To approve the creation or closing of any branch, agency and other offices and other subordinate corporate facilities anywhere outside of the Brazilian territory (international markets) ;~~¶

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(vii)       authorizing the opening of affiliates, branches, depositories, offices or any other outlets of the Company in jurisdictions where it has no previous establishment;¶

(viii)      ~~11) To choose~~choosing and ~~replace~~replacing the independent auditors proposed by the Audit Committee; ¶

(ix)         ~~12) To propose~~proposing to the General Meeting of shareholders~~’ meeting~~ the issue of new shares beyond the limit of authorized capital;¶

(x)          ~~13) To take action on~~except in cases reserved to the General Meeting, within the terms of the CVM regulations, taking action on: (a) the acquisition of the ~~Corporation’~~Company´s own shares ~~for~~to be held in treasury or use in plans approved by the General Meeting; and (b) any sale or cancellation ~~or to be kept as treasury shares and, in this latter case, to take action on the subsequent disposition thereof~~of these shares;¶

(xi)         ~~14) To take action on the issuance of any~~deciding on the issue by the Company or its subsidiaries, direct or indirect, of non-convertible debentures, commercial paper and other similar securities;¶

(xii)        ~~15) To take action~~deciding on the issue by the Company of shares ~~of stock~~, subscription bonuses and debentures convertible to shares within the limits of the authorized capital, establishing the number, terms of payment, and respective subscription price of ~~such~~these shares, including the premium ~~thereon~~, and whether or not the shareholders will have ~~preemptive~~preference rights or be subject to a shorter period for the exercise of such rights, as permitted under ~~applicable regulations~~the prevailing law;¶

(xiii)       ~~16) To approve~~approving the preparation of ~~semiannual~~semi-annual or other interim balance sheets, and to declare ~~semiannual or other~~ interim dividends out of the profits shown in ~~such~~these balance sheets or Retained Earnings or Profit Reserves shown in the latest annual or ~~semiannual~~semi-annual balance sheet, as provided by law, and/or to authorize the payment of interest on shareholders’ equity, ~~pursuant to~~under Law No. 9,249~~/95~~ of December 26, 1995, as amended;

~~17) To approve and define in advance the action of the Board of Executive Officers on behalf of the Corporation in its capacity as a shareholder and/or quotaholder of other companies, directing the vote to be cast by the Corporation at any shareholders’ and/or other meetings of the companies in which the Corporation holds an interest, except with respect to operational and non-financial matters;~~¶

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(xiv)      approving the Company´s policy on dividend payments;¶

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(xv)       proposing to the Ordinary General Meeting of shareholders, within the limits established in Article 35, single paragraph, of these Bylaws, the amounts to be paid for the statutory profit sharing by employees and management for each fiscal year, and defining the criteria for distributing these amounts;¶

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(xvi)      authorizing the practice of reasonable free acts by the Company, involving amounts above 0.067% and limited to 0.333% of the Reference Value, alone or in combination, to the benefit of the employees or the community where the Company operates;¶

(xvii)     ~~18) To submit~~presenting a proposal for ~~shareholder approval a plan to grant stock options to the directors and officers or employees of the Corporation, or individuals providing~~the approval of the Meeting of the stock option or share concession plan  to its management or employees, or people who provide services to the ~~Corporation or to a company controlled by the Corporation~~Company, and its subsidiaries, direct or indirect, within the limit~~s~~ of the authorized capital, ~~and~~with the Board of Directors ~~shall be~~being responsible for managing ~~said plan~~this plan, including the grant of options and share concessions within the scope of these plans;¶

(xviii)    ~~19) To authorize~~authorizing changes in the conditions for trading and ~~issuance of~~issuing American Depositary Receipts ~~- ADRs~~– ADRs by the Company or its subsidiaries, directly and indirectly;¶

(xix)      ~~20) To create~~creating technical or consultative committees ~~without~~with no voting powers, aimed at discharging specific duties or carrying out general activities of interest to the ~~Corporation. Such~~Company within the terms set by the Board of Directors. These committees may function in the following areas, amongst others: (i) strategic and financing; (ii) governance and ethics; and (iii) directors’ and ~~officers’ compensation~~management remuneration and executive development;¶

(xx)       ~~21) To supervise~~supervising the performance of the duties of any committees that may be created to assist the Board of Directors, ~~to approve the~~approving their respective regulations and ~~to consider any~~considering the opinions and reports submitted by ~~such committees pursuant to~~them in line with the prevailing legislation and these Bylaws;¶

(xxi)      ~~22) To define the three-name~~drawing up a list of three firms with expertise in the economic valuation of companies, for the purpose of preparing a valuation report on the Company´s shares ~~of the Corporation~~ in the event of the cancellation of its registration as a publicly-held ~~corporation~~company or delisting from the Novo Mercado~~,~~ , as provided under Section 4~~1~~8 of these Bylaws.¶

(xxii)     ~~23) To draft and publish a prior reasoned~~drawing up and making public a previous opinion founded on ~~any and all tender offers for~~all and any public acquisition offer targeted at shares issued by the ~~Corporation~~Company, within 15 (fifteen ~~(15~~) days ~~after~~of the publication of the ~~announcement of tender offer initiated for shares, and concerning: (i~~notice of the public share offer, in which it will show: (a) the convenience and ~~potential~~ opportunity of the offer in ~~respect of~~relation to the joint interest~~s~~ of the shareholders and ~~in relation to~~ the liquidity of the tradable securities ~~held~~it holds; (~~ii~~b) the ~~repercussions~~effects of the offer on the ~~Corporation’~~Company´s interests; (~~iii~~c) the strategic plans ~~disclosed~~announced by the ~~offeror~~bidder in relation to the ~~Corporation~~Company; and (~~iv~~d) other points ~~considered~~regarded as relevant. In the opinion, the Board of Directors sh~~a~~oul~~l~~d give ~~a reasoned opinion~~its view in favor or against acceptance of the ~~tender~~share offer ~~for shares, alerting shareholders that~~, with the warning that it is the responsibility of each shareholder ~~is responsible for~~to make the final decision on the acceptance or ~~non-acceptance~~not of ~~said~~the referred offer~~.~~;

~~SECTION 19 - The following actions will require the affirmative vote of two thirds (2/3) of the members of the Board of Directors:~~¶

(xxiii)    ~~1) To propose~~proposing amendments to the Company´s Bylaws with respect to the term of duration of the ~~corporation, the~~company, its corporate purposes, increases or decreases in capital stock, issue of securities, abrogation of preemptive rights for the subscription of ~~newly issued~~ shares and other securities, dividends, interest on shareholders’ equity, the powers and ~~authority~~responsibilities of the General Meeting of shareholders~~’ meeting~~, the organizational structure and duties of the Board of Directors and ~~Board of~~ Executive ~~Officers~~Management and the respective ~~voting~~quorum requirements;¶

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(xxiv)    approving the Company´s annual Decommission Plan proposed by the Executive Board, as well as the concession, transfer, sale and/or encumbrance of real estate of the Company or subsidiaries or affiliates, directly or indirectly, that are not mentioned in the  Decommission Plan already approved and represent, alone or in combination, an amount equal to or above 0.167% of the Reference Value; ¶

(xxv)     ~~2) To propose~~approving the spin-off, ~~consolidation, merger of or into the Corporation, and the change of the type of the Corporation~~merger, incorporation in which the Company or subsidiaries or affiliates, directly or indirectly, whether part of or the Company itself, as well as its transformation or any other form of corporate restructuring;

~~3) To approve the liquidation, dissolution, appointment of liquidators, bankruptcy or any voluntary acts for the reorganization of the Corporation in or out-of-court and any financial restructuring in connection therewith;¶~~

~~4) To propose the creation, acquisition, assignment, transfer, disposition and/or encumbrance, in any manner or by any means, of: a) ownership interests and/or any securities held in other companies (including waivers of the right to subscribe for shares or bonds convertible into shares of subsidiaries, controlled affiliates or associated companies; b) fixed assets that are not itemized in the Plan for Disposal of Noncurrent Assets approved annually by the Board of Directors; and c) any fixed assets representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;¶~~

~~5) To establish limitations on the value, term of duration, or kind of transaction for the borrowing of money and other financing transactions, or any security interests in real or personal property, and insurance sureties~~¶

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(xxvi)    deciding on the liquidation, breakup, nomination of the liquidators, bankruptcy or voluntary legal recovery or extrajudicial acts of the Company or subsidiaries and affiliates, directly or indirectly, as well as financial reorganizations related to them;¶

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(xxvii)   approving the acquisition, assignment, transfer, sale and/or encumbrance of the Company´s permanent assets or subsidiaries or affiliates, directly or indirectly, that represent, alone or in combination, an amount equal to or above 0.333% of the Reference Value;¶

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(xxviii)  authorizing the Executive Management to provide guarantees, warranties and take out insurance guarantee policies, as well as performance bonds~~;¶6) To approve the Corporation’~~, whenever these acts result in any economic risk to the Company or its subsidiaries or affiliates, directly or indirectly, that represent, alone or in combination, an amount above 0.333% of the Reference Value;¶

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(xxix)    authorizing the Executive Board to offer products and mobile and fixed assets of the Company or subsidiaries and affiliate companies, directly or indirectly, as guarantee to the financial institutions when taking out loans or guarantees for legal cases, whenever these acts result in obligations to the Company or subsidiaries and affiliates, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value;¶

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(xxx)     approving the contracting with third parties for debt operations of the Company or its subsidiaries and affiliate companies, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value; ¶

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(xxxi)    approving the Company´s financial risk management policy, ~~setting forth~~establishing the main conditions for ~~hedging transactions~~the contracting hedging operations (assets and liabilities), ~~and this policy must contain at least~~with this policy containing a minimum of the following specifications: the ~~objective~~aim of the “hedge”, the risk factors, the eligible instruments, limits and ~~amount restrictions;~~remit;¶

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(xxxii)   approving the issue, acquisition, concession, transfer, sale and/or encumbrance of equity stakes and/or any tradable securities in any societies (including renouncing the right of subscription of shares or convertible debentures of subsidiaries, or affiliate companies shares), whenever these operations involve an amount above 0.167% of the Reference Value;¶

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(xxxiii)  approving and defining, previously, the acts to be practiced by the Executive Board in the General Meetings and/or Meetings of Partners of the subsidiaries, affiliates or invested companies, directly or indirectly, in the position of a shareholder and/or partner of such societies, except when dealing with subjects that involve amounts below 0.333% of the Reference Value;¶

(xxxiv) ~~7) To carry out transactions and business of any nature with controlled companies and affiliates of the Corporation, including the assignment or provision of guarantees, contracting insurance sureties, as well as performance bonds, loans and financings representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;~~approving the undertaking of operations and business of any nature with related parties, conforming to the provisions in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company to be approved by the Board of Directors;

~~8) To perform operations and transactions of any nature with shareholders, their control group, companies controlled by or affiliated , as well as administrators, staff or their relatives of any of the foregoing;~~¶

(xxxv)  ~~9) To approve~~approving the general integrated annual and multi-annual ~~general~~ capital budgets (budgets of operations ~~budgets~~, ~~investment~~ budgets of investments, and cash flow budgets) of the ~~Corporation and companies controlled by~~Company and its subsidiaries and affiliated ~~with the Corporation, to establish~~companies, establishment of the investment ~~policies~~ and ~~the corporate~~business strategy policy. The general annual integrated ~~annual general~~ budget sh~~a~~oul~~l~~d always be approved ~~on or before~~by the last day of the ~~year preceding the calendar~~previous year to which it refers and sh~~a~~oul~~l~~d cover the ~~twelve~~following 12 months ~~of the subsequent fiscal year. The budget of the corporation shall, at any time during a given calendar year,~~. The Company budget should cover a minimum period of 6 (six ~~(6~~) months at any time of the calendar year. The ~~implementation and~~ execution and undertaking of the approved budget will be revi~~ew~~sed on a monthly basis at the ~~regular~~ordinary meetings of the Board of Directors;

~~10) To elect the members of the Board of Executive Officers, designating the Global Chief Executive Officer and his or her substitute in case of disability or absence;¶~~

~~11) To issue, repurchase, repay and/or redeem shares of stock, debentures, whether convertible or not, warrants and any other securities;¶~~

~~12) To establish the dividend payment policy;~~

~~13) To approve the assignment, transfer and/or acquisition of any rights in connection with trademarks, patents, production and technology processes.~~¶

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(xxxvi) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements (except financial instruments) involving the normal run of the Company´s activities or subsidiaries, directly or indirectly, including, but not limited to service provision, consultancy or supply contracts, that represent, alone or in combination, an amount equal to or superior to 0.333% of the Reference Value; and¶

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(xxxvii) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements involving patents, production processes and/or technology, copyrights, domain names, registered trademarks or deposited in the name of the Company or any subsidiary or affiliated company, directly or indirectly, whenever these acts involve amounts above 0.333% of the Reference Value, except (a) if undertaken between the Company and wholly-owned subsidiaries, except in the cases of sale and/or definite concession, that should be approved by the Board of Directors; and (b) for the authorization of the use of trademarks by subsidiary or affiliated companies. ¶

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Paragraph 1 – To the full intent and purpose of these Bylaws, the “Reference Value” corresponds to the total amount of the Company´s consolidated shareholders´ equity, as determined at the end of the financial year immediately before that in which this will come into force. Nevertheless, the Board of Directors of the Company may approve the reduction of the percentages of the Reference Value for each of the operations foreseen in the clauses of this Article.¶

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Paragraph 2 – Regardless of the amounts reached mentioned in this  Article 23, without the previous authorization of the Company´s Board of Directors, under no circumstances may the Company´s management or that of its subsidiary or affiliate companies, directly or indirectly, practice any of the operations stated in the clauses (xxix), (xxx) and (xxx) of Article 23 should, the combination of these operations amount to more than 20% of the Reference Value in the same financial year.¶

Section III ~~- Board of~~– Executive ~~Officers~~Board ¶

Article 24.    ~~SECTION 20 -~~ The ~~Board of~~ Executive ~~Officers~~Board, whose members ~~will be~~are elected and may be removed at any time by the Board of Directors, will ~~be composed of at least two (2~~consist of a minimum of 2 (two) and ~~not more than~~ maximum of 15 (fifteen ~~(15~~) members elected for a period of 2 (two ~~(2~~) years, ~~being one (1) Global~~of which there will be 1 (one) Chief Executive Officer, 1 (one ~~(1~~) ~~Global~~ Chief ~~Executive~~Financial Officer, 1 (one ~~(1~~) Investor Relations Officer, with the other ~~Executive Officers to have~~Directors having their designated title and duties ~~as may be~~ proposed to the Board of Directors by the ~~Global~~ Chief Executive ~~Officerto the Board of Directors pursuant to Section 21 below,~~Officer within the terms of Article below. They will all ~~must~~ be professionals ~~satisfying the requirements detailed in Paragraph Three and Four~~who meet the standards listed in Paragraphs 3 and 4 below.¶

Paragraph ~~One~~1 ~~-~~– The ~~offices~~positions of ~~President~~Chairman of the Board of Directors and Global ~~Chief Executive Officershall~~CEO may not be exercised by the same person, except in ~~the event~~cases of a vacancy~~, which shall be addressed by~~ that should be the object of a specific ~~disclosure~~announcement to the market and for which measures sh~~a~~oul~~l~~d be taken to fill the respective ~~offices~~positions within a period of 180 (one hundred and eighty ~~(180~~) days.¶

Paragraph ~~Two - At the discretion of the Board of Directors, the Chief Financial Officer may discharge~~2 – The Chief Financial Officer may, at the criteria of the Board of Directors, ~~the~~add the duties of the Investor Relations ~~Officer cumulatively with his or her own duties~~Director to his/her functions.¶

Paragraph ~~Three~~3 - The ~~election~~members of the ~~Board of~~ Executive ~~Officers~~Board will be ~~conducted~~elected by the Board of Directors, which may choose from ~~a list of~~among candidates ~~preselected~~previously selected by the Global Chief Executive Officer. ~~For that purpose~~To do so, the Global Chief Executive Officer will send ~~to~~ the Board of Directors a copy of the résumé of ~~each~~the recommended candidate, together with the proposed terms of his or her employment conditions and all other information necessary as evidence of the qualifications required ~~as set forth in Paragraph Four of this Section~~by the Paragraph 4 of this Article. Should the Board of Directors not approve those presented, new names will be put forward until the Board of Directors has reached a decision.¶

Paragraph ~~Four~~4 - The ~~Board of~~ Executive ~~Officers~~Board will ~~be composed solely of professionals having demonstrable technical knowledge acquired through coursework or through~~consist exclusively of professionals with proven academic qualifications and practical experience, acquired in courses and in the exercise of activities consistent with the position for which they have been proposed.

~~SECTION 21 - It shall be the duty of:¶~~

~~1)~~ ¶

Subsection III.1 - Responsibilities¶

¶

Article 25.    The ~~Global Chief Executive Officer:~~Executive Board is responsible for: ¶

¶

(i)           authorizing the opening, closing or alteration of the addresses of affiliates, branches, depositories, offices or any other establishments of the Company in Brazil or abroad, except the opening in jurisdictions where the Company has no previous establishment; ¶

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(ii)          submitting, annually, for the appreciation of the Board of Directors, the Management Report and the accounts of the Executive Board, accompanied by the independent auditors´ report, plus its proposal for the destination of the profits from the previous financial year;¶

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(iii)         drawing up and submitting the annual and multi-annual budgets, strategic plans, expansion projects and investment programs to the Board of Directors;¶

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(iv)        approving the concession, transfer, sale and/or encumbrance of fixed assets of the Company or subsidiary or affiliate companies, directly or indirectly, that are not specified in the Demobilization Plan already approved by the Board of Directors, that represents, alone or in combination, an amount equal to or above 0.067% and below 0.167% of the Reference Value;¶

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(v)         deciding, at the request of the Global CEO, on any subject that is not the exclusive responsibility of the General Meeting or Board of Directors;¶

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(vi)        approving the undertaking of determined operations and businesses with Related Parties, in accordance with what is stated in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company; ¶

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(vii)       approving the signing, alteration, rescission, renewal or canceling of any contracts, agreements or similar involving patents, production processes and/or technology, copyrights, domain names, trademarks or deposited under the name of the Company or any subsidiary or affiliated company, whenever these acts involve amounts below 0.333% of the Reference Value; and¶

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(viii)      authorizing the practice of reasonable free acts, limited to 0.067% of the Reference Value, alone or in combination, to the benefit of employees or the community where the Company operates, including benefits to the Instituto BRF and other not for profit organizations that may or may not be linked to the Company.¶

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Article 26.    Besides the other attributes established in these Bylaws, the specific responsibilities of individual directors are listed as follows:¶

¶

(i)           To the Global CEO:¶

a.            ~~a) To~~to call and preside over the meetings of the ~~Board of~~ Executive ~~Officers~~Board;¶

b.           ~~b) To~~to represent the ~~Board of~~ Executive ~~Officers~~Board at ~~any~~ meetings of the Board of Directors;¶

c.            ~~c) To~~to submit ~~to~~for the consideration of the Board of Directors ~~any~~ proposals from the ~~Board of Executive Officers with respect to the investment plan, the organizational structure, qualifications for and duties of any offices or positions, adoption of and amendments to the Internal Regulations and other rules and general operating standards of the Corporation and any companies controlled by and affiliated with the Corporation~~Executive Board related to the annual and multi-annual budgets, strategic plans, expansion projects and investment programs;¶

d.            ~~d) To~~to supervise and direct ~~execution~~the conduct of the financial ~~and~~, corporate and sustainable business and ~~of sustainability and the activities and~~ the activities of all other ~~Executive Officers~~Directors;¶

e.            ~~e) To~~to submit the financial statements, operation~~s~~al and investment budgets, ~~the~~ financial planning and cash flow to the Board of Directors; and¶

f.             ~~f) To~~to propose to the Board of Directors any positions ~~in~~on the ~~Board of~~ Executive ~~Officers~~Board with or without a designated title, and the respective candidates to ~~discharge~~carry out specific duties ~~as he or she deems~~deemed necessary.¶

(ii)          ~~2)~~ The Chief Financial Officer:¶

a.            ~~a) To~~to prepare, in conjunction with the other executive ~~officers~~directors and under the coordination of the Global Chief Executive Officer, budgets to be submitted for approval to the Board of Directors, and to control the implementation of these budgets, ~~especially with respect~~particularly in relation to cash flow management;¶

b.           ~~b) To~~to direct the implementation of the economic and financial policy, supervising the economic and financial activities as determined by the Board of Directors; ~~to organize and coordinate the information system required for his or her activities, and to supervise all controllership activities.~~and ¶

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c.            to organize and coordinate the information system required for his or her activities, and to supervise all the Company´s controllership activities.¶

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(iii)         ~~3)~~ The Investors Relations Officer:¶

a.            ~~a) To~~to represent the ~~Corporation~~Company before the Brazilian Securities Commission (~~"~~“CVM~~"~~”) and ~~all~~ other entities in the ~~securities~~capital market and financial institutions, as well as any Brazilian or foreign regulatory authorities and stock exchanges on which the Company´s securities ~~of the Corporation~~ are listed, and to ~~cause any~~ensure the regulations applicable to the ~~Corporation to be~~Company are complied with in ~~regard to~~terms of registration with the CVM and any regulatory authorities and stock exchanges on which the Company´s securities ~~of the Corporation~~ are listed, and to manage the investor~~s~~ relations policy; and¶

b.           ~~b) To~~to monitor compliance with the obligations under ~~Article~~Chapter VIII of these Bylaws by the Company shareholders ~~of the Corporation~~ and to submit to the General Meeting of shareholders~~’ meeting~~ and/or the Board of Directors, when requested, his or her conclusions, reports and actions taken.¶

(iv)        ~~4)~~ The other Executive ~~Officers~~Directors, whose titles will be designated by the Board of Directors based on a proposal from the Global Chief Executive Officer, will:¶

a.            ~~a) To~~ direct, coordinate and supervise specific activities under their responsibility;

b.           ~~b) To discharge~~undertake specific duties ~~as may be~~ assigned to them by ~~resolution~~decision of the Global Chief Executive Officer.¶

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Subsection III.2 – Representing the Company¶

Article 27.    ~~SECTION 22 -~~The Executive Board, ~~S~~subject to the limitations imposed by law and these Bylaws, is vested with the general management powers ~~are vested in the Board of Executive Officers~~ to take all action necessary for the regular operation of the ~~Corporation with a view to attaining the~~Company to achieve its corporate ~~purposes~~aims.

~~SECTION 23 - Subject to the provisions of Paragraph One of this Section, any two (2~~¶

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Article 28.    The active and passive representation of the Company,  inside or outside court, along with the practice of all lawful acts, will be undertaken by:¶

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(i)           any 2 (two) members of the ~~Board of~~ Executive ~~Officers acting together, in or out of court, will have powers to perform any lawful acts and bind the Corporation in any matters affecting its rights and obligations.~~Board acting together;¶

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(ii)          any Director acting with attorneys-in-fact with specific powers; or¶

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(iii)         two attorneys-in-fact with specific powers acting together.¶

Paragraph ~~One - The Global Chief Executive Officer, or his or her substitute acting together with another member of the Board of Executive Officers, will be exclusively responsible for the acquisition, assignment, transfer, disposal and/or encumbrance, in any manner and by any means, of the following:~~1 - The Company may be represented by only one Director or an attorney-in-fact with specific powers in carrying out the following acts:

~~a) ownership interests in and/or any other securities of any companies;¶~~

~~b) real properties of any value and any fixed assets.~~¶

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(i)           representing the Company in General Meetings and meetings of partners of companies in which it participates; ¶

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(ii)          representing the Company in legal matters; or ¶

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(iii)         carrying out simple routine administrative acts, including appearing before public bodies, semi-public companies, trade bodies, Labor Courts, Social Security (INSS and FGTS) and its agent banks, and others of the same nature. ¶

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Paragraph 2 – The acts for which these Bylaws require prior authorization from the Board of Directors will only be valid providing this requirement is fulfilled.¶

Paragraph ~~Two - Any two members of the Board of~~3 - The Executive ~~Officers, subject to~~Board may, through two of its members and the proper instruments, ~~may appoint attorneys-in-fact~~create representatives with specific powers to act ~~on behalf~~in the name of the ~~Corporation under a fixed-~~Company, with a term ~~mandate to be~~of office for a determined period to be established on a case~~-~~ by~~-~~ case basis, except ~~where given for in-court representation~~legal mandates that may be granted for ~~an indefinite~~ an undetermined period. In any ~~event, they will be subject to the limitations~~case, the limits and restrictions ~~contained in the leading sentence and Paragraph One of this Section and any other limitations and restrictions determined~~mentioned in this Article and those established by the Board of Directors must be respected.¶

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Subsection III.3 – Executive Board Meetings¶

Article 29.    ~~SECTION 24 -~~ The ~~Board of~~ Executive ~~Officers~~Board will ~~meet~~held meetings whenever necessary, ~~and~~maintaining formal minutes of ~~such~~these meetings ~~will be recorded~~ in the ~~corporate register~~Company records.¶

Paragraph ~~One - The Board~~1 – Decisions of the Executive ~~Officers~~Board will ~~act~~be taken by a majority ~~vote,~~of votes with the Global ~~Chief Executive Officer~~CEO, or his ~~or~~ /her substitute ~~to cast~~, having the ~~tie-breaking~~casting vote.¶

Paragraph ~~Two - A~~2 – The minimum quorum ~~at any~~for the setting up of meetings of the ~~Board of~~ Executive ~~Officers will consist of not less than~~ Board is 2/3 (two thirds ~~(2/3~~) of its members~~, the Global Chief Executive Officer or his or her substitute to be always present at such meetings~~.¶

Paragraph ~~Three - Where~~3 – If necessary, ~~Executive Officers shall be allowed to participate in~~meetings or the participation of Directors in the meetings of the Executive Board ~~of Executive Officers by telephone~~may be made by phone, videoconference, electronic, or ~~any~~ other means of communication that ~~is able to~~ ensure the effective participation and ~~the~~ authenticity of ~~his or her~~the vote. In this case, the ~~Executive Officer shall be considered~~Director will be regarded as present at the meeting and his ~~or~~ /her vote ~~shall~~will be considered valid for all legal ~~intents and purposes and recorded in~~effects and incorporated into the minutes of ~~said~~the referred meeting.¶

Paragraph ~~Four~~4 ~~-~~– In the ~~event of~~ absence or temporary ~~disability, the Executive Officers will substitute for one another, as directed by the Global Chief Executive Officer. In case of~~incapacity, Directors may be replaced amongst themselves, by a nomination from the Global CEO. Should there be a vacancy, the Executive Board ~~of Directors~~ will, within 30 (thirty ~~(30~~) days~~, designate a person to~~: (i) nominate who should: (a) fill the vacancy, ~~whose~~the term of office of which will ~~coincide with that of the other Executive Officers~~run with that of the other Directors; or (b) accumulate the respective function or (ii) decide on the temporary or permanent non-filling of the position left vacant, providing this position is not the Global CEO, Chief Finance Officer or Director of Investor Relations.¶

V.        FISCAL COUNCIL ¶

Article 30.    ~~SECTION 25 -~~ The Corporation will have a Fiscal Council functioning on a permanent basis, composed of 3 (three ~~(3~~) regular members and an equal number of ~~alternates~~substitutes, elected by the General Meeting of shareholders~~’ meeting~~, who ~~shall~~will exercise their ~~duties~~functions until the first ordinary ~~general meeting to be held~~General Meeting after their election, ~~and reelection shall be~~with re-election permitted, with the duties, powers and ~~compensation~~remuneration prescribed by law.¶

Paragraph ~~One~~1 – The election of the members of the Fiscal Council will be carried out through a majority vote, electing 3 (three) candidates, and their respective substitutes, who received the greatest number of votes in the General Meeting, following the provisions of Article 161 of the Brazilian Corporate Law. Should there be a Controlling Shareholder, the minority shareholders are assured, providing they jointly represent 10% (ten per cent) or more of the Company´s shares, the right to elect, in a separate vote, 1 (one) member and the respective substitute member of the Company´s Fiscal Council.¶

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Paragraph 2 - The members of the Fiscal Council will ~~take their offices~~assume office by signing a statement of incumbency in the ~~corporate register, which shall constitute assent to~~Company records, which will record their support for all the Company´s manuals, codes, regulations and ~~in-house~~internal policies ~~of the Corporation~~, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.¶

Paragraph ~~Two~~3 - The Fiscal Council will hold regular meetings every month and ~~special~~extraordinary meetings, whenever necessary, and minutes of such meetings will be recorded in the ~~corporate register~~Company records.¶

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Paragraph 4 - The Fiscal Council will elect its Chairman at the first meeting after its election and will function according to the Internal Regulation approved by the Fiscal Council itself.¶

Article 31.    ~~SECTION 26 - Compliance with the requirements~~The full exercise of the functions of the Fiscal Council requires the fulfillment of the applicable legislation, the provisions of these Bylaws and the Internal Regulations of the Fiscal Council ~~is required for the full discharge of the functions of the Fiscal Council~~.¶

Paragraph ~~One~~1 - The members of the Fiscal Council will be subject to the same obligations and prohibitions imposed by law and these Bylaws ~~on~~as the directors and ~~officers~~managers of the ~~Corporation.~~ Company.

~~Paragraph Two - The members of the Fiscal Council may only be members of the Board of Directors, Fiscal Council or Audit Committee of three others companies only in addition to the Corporation.~~¶

Paragraph ~~Three~~2 - In the event of vacancy in the office of any regular member of the Fiscal Council, the respective ~~alternate~~substitute will fill the vacancy. If there is a vacancy in the ~~office~~position of a regular member and the respective ~~alternate~~substitute, the ~~shareholders’ meeting~~General Meeting will be called to elect a member to fill the vacancy.¶

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Paragraph 3 – Once the requirements and obligations stated in the present Bylaws, as well as in the other applicable legal provisions, have been observed, the members of the Company´s Fiscal Council may also be elected by the Board of Directors for membership of the Audit Committee.¶

VI.      AUDIT COMMITTEE¶

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Article 32.    The Company will have an Audit Committee on a standing basis consisting of a minimum of 3 (three) and maximum of 5 (five) members, of whom at least 1 (one) will be an independent member of the Board of Directors established in the applicable regulation, particularly CVM Instruction Nº 509/11.¶

Article 33.    ~~SECTION 27 - The Company shall have a permanently installed Audit Committee made up of 4 (four) members, being 2 (two) independent members with seats on the Board of Directors and 2 (two) independent external members who shall not sit on the Company’s Board of Directors or the Executive Board, pursuant to the requisites for independence enshrined in the applicable regulations, especially CVM Instruction 509/11.~~ The members of the Audit Committee ~~shall~~will be ~~appointed~~nominated by the Board of Directors for ~~mandates~~terms of office of 2 (two) years and ~~shall~~will exercise their positions ~~in the Committees for no more than~~for a maximum of 10 (ten) years, ~~being subject to removal from their positions~~and may be replaced at any time. ~~In the case of the~~Should a member of the Committee ~~who is~~ also be a member of the Board of Directors, ~~their mandate shall terminate concomitantly with the mandate as Director~~the term of office will end at the same time as the Board mandate.¶

Paragraph 1 ~~- In exercising their~~– The exercise of the activities~~,~~ of the members of the Audit Committee ~~shall comply both with~~will follow the rules ~~under~~foreseen in the Brazilian legislation, particularly CVM Instruction 509/11, and ~~also United States~~the American legislation, including the ~~provisions of the~~ Sarbanes~~-~~–Oxley Act and the rules ~~issued by~~of the Securities and Exchange Commission - SEC.¶

Paragraph 2 ~~-~~– At least one of the members of the Audit Committee ~~shall~~must have proven knowledge ~~of~~in the areas of corporate accounting, ~~auditing and financial areas, the said member being characterized as~~audit and finance that makes him or her a financial specialist.¶

Paragraph 3 ~~-~~– The Audit Committee ~~shall~~will have the following ~~functions~~responsibilities: 1) ~~opine~~giving an opinion on the ~~engagement~~contracting and ~~removal~~dismissal of the independent auditor ~~for~~to draw up the ~~preparation of the outside~~external independent audit or ~~for~~ any other service; 2) supervise the activities: (a) of the independent auditors, in order to evaluate ~~their~~its independence, ~~the~~ quality and the suitability of the services ~~rendered with respect to~~provided for the Company~~’~~´s needs; (b) ~~of~~ the Company~~’~~´s internal controls area; (c) ~~of~~ the Company~~’~~´s internal audit area; and (d) ~~of~~ the area ~~for the preparation of~~which draws up the Company~~’~~´s financial statements; 3) monitor the quality and integrity ~~of~~: (a) of the internal ~~controls’~~control mechanisms; (b) ~~the~~ quarterly information, interim statements and financial statements of the Company; and (c) ~~the~~ information and measure~~ment~~s published based on ~~the basis of~~ adjusted accounting ~~data~~ figures and non-accounting ~~data which may incorporate~~ figures that add elements that are not ~~provided~~foreseen in the structure of the usual financial statement reports ~~to the financial statements~~; 4) ~~evaluate~~assess and monitor the Company~~’~~´s risk exposure ~~to risk, including, as the case may be, requiring~~, which may require detailed information ~~of the~~on policies and procedures related to: (a) ~~management~~the remuneration of the management; (b) the use of the Company´s assets; and (c) expenses incurred in the Company´s name ~~of the Company~~; 5) ~~evaluate~~ assess and monitor ~~together~~, along with the management and the internal audit area, the suitability of the transactions with related parties ~~undertaken~~carried out by the Company and their respective ~~substantiation of the said transactions~~signs; and 6) ~~to prepare~~draw up a summar~~ized~~y annual report, to be presented ~~together~~ with the financial statements containing the description of: (a) its activities, ~~the~~ results and conclusions reached and ~~the~~ recommendations ~~proffered~~made; and (b) any ~~situations where~~situation in which there is a significant divergence between the Company´s management ~~of the Company~~, the independent auditors and the Audit Committee in relation to the Company~~’~~´s financial statements. ¶

Paragraph 4 ~~-~~– The Audit Committee ~~shall~~will be ~~an advisory~~the assessment body linked directly ~~linked~~ to the Board of Directors.¶

Paragraph 5 ~~-~~– The Audit Committee ~~shall~~will meet on a monthly basis and whenever necessary, in such a way that it will always check the Company~~’~~´s accounting information ~~may always be examined prior to its publication.~~before it is released. ¶

Paragraph 6 ~~-~~– The internal rules of the Audit Committee~~’s internal charter shall~~ will be approved by the Board of Directors~~, describing~~ and describe in detail ~~the Committee’s~~its functions as well as its operating procedures. ¶

Paragraph 7 ~~-~~– The Audit Committee ~~shall~~will have the means to receive, retain and respond to ~~whistle blowing~~allegations, including ~~of a~~ confidential ~~nature~~, internal and external, to the Company, ~~on matters~~in subjects related to the scope of its activities, including ~~matters of an~~ accounting, internal controls and audit~~ing nature~~ questions.¶

Paragraph 8 ~~-~~– The Board of Directors ~~shall establish~~will define the ~~compensation for~~ remuneration of the members of the Audit Committee. The Audit Committee ~~shall~~will have ~~the~~ operating autonomy and ~~the budgetary allowance, either annually~~its own budget, annual or on a ~~per~~ project basis, to conduct or ~~decide on~~determine the undertaking of consultations, evaluations and investigations within the scope of its activities, including the ~~engagement~~contracting and use of ~~external~~ independent external specialists ~~and to remunerate~~, remunerating these specialists ~~accordingly (iii) to pay the~~and paying the Audit Committee´s ordinary administrative expenses ~~of the Audit Committee~~.¶

Paragraph 9 ~~-~~– The Audit Committee´s meetings ~~of the Audit Committee must be recorded in the form of~~should be registered in minutes, with the decisions/recommendations ~~to be adopted on a favorable 2/3 majority~~being taken by vote of 2/3rds  of its members in favor.¶

Paragraph 10 ~~-~~– The coordinator of the Audit Committee, ~~together with~~accompanied by other members when necessary or convenient ~~must~~, should: (i) meet, at least ~~once~~ every quarter, with the Board of Directors and ~~with the~~ Fiscal Council; and (ii) ~~be present~~appear at the ~~Company’s annual~~ordinary general meeting and, when necessary, the extraordinary general meetings~~.~~ of the Company. ¶

Paragraph 11 ~~-~~– The members of the Audit Committee ~~must~~should elect ~~from among~~, amongst themselves, the ~~Committee’s~~ coordinator~~,~~ of the Committee, whose activities and ~~duties of whom shall be established~~responsibilities will be defined in the Committee~~’~~´s internal ~~charter~~regulation.¶

Paragraph 12 ~~-~~– The members of the Audit Committee ~~may only be members of the Board of Directors, the Fiscal Council or the Audit Committee of three other companies.¶Paragraph 13 - The members of the Audit Committee shall~~will have the same fiduciary duties and responsibilities ~~as those~~ applicable to the Company´s management, under the terms of the ~~Company pursuant to~~Brazilian Corporate Law. ~~6.404/76.~~¶

VII.     FISCAL YEAR AND RESULTS ¶

Article 34.    ~~SECTION 28 -~~ The fiscal year coincides with the calendar year and~~, on the~~ at its close ~~thereof, the Corporation will prepare a balance sheet to determine the results for such period, as well as other relevant~~, the Company will publish the financial statements as laid down by the Corporate Law for ~~publication and~~ consideration by the shareholders’ meeting.¶

Article 35.    ~~SECTION 29 -~~ Any negative retained earnings and the provision for income tax ~~shall~~will be deducted from the results of each fiscal year before any distribution.¶

S~~o~~ingle Paragraph - After the deductions referred to in this ~~Section~~Article are made, the ~~shareholders’ meeting~~General Meeting may allocate to the employees, directors and ~~officers a share of not more than ten percent (10%) of the remaining profits, subject to any statutory limitations.~~management, in this order:¶

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(i)           a statutory share to the employees~~officers a share~~ of not more than ten percent (10%) of the remaining profits; and¶

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(ii)          the statutory share of the directors and management to the maximum legal limit.¶

Article 36.    ~~SECTION 30 - The~~Once the deductions mentioned in  Article 35 above have been made, the net income for the year will be allocated successively as follows;¶

(i)           ~~1) Five~~5% (five percent ~~(5%~~) towards the ~~establishment~~constitution of the Legal Reserve, which ~~shall~~will not exceed ~~twenty percent (~~20% (twenty percent) of the capital stock;¶

(ii)          ~~) Twenty~~5% (twenty-five percent ~~(25%~~) as a mandatory minimum dividend, as adjusted in accordance with ~~Section~~Article 202 of the Corporate Law ~~No. 6,404/76~~, to be paid with respect to all the Company´s shares ~~of stock of the corporation~~;¶

(iii)         ~~3) Twenty~~20% (twenty percent ~~(20%~~) towards the ~~establishment~~constitution of reserves for capital increase, which ~~shall~~will not exceed 20%  (twenty percent ~~(20%~~) of the capital stock;¶

(iv)        ~~4)~~ up to 50% (fifty per cent) for the constitution of the reserve for expansion, ~~this reserve~~which may not ~~to~~ exceed 80% (eighty per cent) of the Capital Stock, with the purpose of ensuring investments in fixed assets or increases in working capital, including through amortization of the ~~Corporation~~Company’s debts, irrespective of the retention of profit earmarked to the capital expenditures budget, and its balance ~~being~~may be used~~, as may be the case,~~ for: (i) absorbing losses whenever necessary; (ii) the distribution of dividends at any time; (iii) operations of redemption, reimbursement or the ~~authorized~~ purchase of shares ~~as permitted in the legislation~~authorized by law; and (iv) for incorporation into the Capital Stock, including through new ~~stock dividends."~~share issues.¶

Article 37.    ~~SECTION 31 -~~ Unless otherwise ~~resolved~~decided by the General Meeting of shareholders~~’ meeting~~, the payment of any dividends~~,~~ and interest on shareholders’ equity ~~and the distribution of shares resulting from a capital increase~~ will be ~~made~~carried out within 60 (sixty ~~(60~~) days ~~after~~from the date of the relevant resolution.¶

Paragraph ~~One~~1 - The ~~Corporation~~Company may, by a resolution of the Board of Directors ~~pursuant to the foregoing Section 18~~within the terms of Article 23 above, prepare ~~semiannual~~semi-annual and other interim balance sheets and declare dividends and/or interest on shareholders’ equity out of profits shown on ~~such~~these balance sheets, retained earnings or profit reserves appearing in the latest annual balance sheet or interim balance sheets, as provided by law.¶

Paragraph ~~Two - Interim~~2 – The interim dividends and the interest on ~~shareholders’ equity~~own capital declared in each fiscal year may be ~~attributed~~added to the ~~mandatory~~obligatory dividend ~~on~~of the result~~s~~ for the fiscal year.¶

¶

Article 38.    The dividends not received or reclaimed will be forfeited after a period of 3 (three) years from the date when they were made available to the shareholder and will revert to the Company.¶

VIII - SALE OF CORPORATE CONTROL, CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD ~~CORPORATION~~COMPANY AND DELISTING FROM THE NOVO MERCADO ¶

Article 39.    ~~SECTION 32 - Sale~~The sale of corporate control of the ~~Control of the Corporation, either~~Company, directly or indirectly, ~~whether~~ in a single transaction or a series of successive transactions, must be ~~conditioned~~agreed upon under a condition, precedent or subsequent, that the ~~Purchaser of such corporate~~purchaser of control will make a ~~tender~~public offer ~~("tender offer")~~ to the ~~other~~remaining shareholders of the ~~Corporation~~Company, subject to the ~~terms~~conditions of and ~~within the~~ time limits ~~prescribed by~~of the prevailing ~~legislation~~law and the Novo Mercado Listing Regulations, ~~so~~in such a way that the holders of ~~such~~these shares will receive the same treatment as ~~that accorded to~~ the ~~Selling¶~~selling Controlling ~~S~~shareholder.¶

Paragraph ~~One~~1 - For the purposes of these Bylaws, any capitalized terms will have the following meanings:¶

¶

 ~~"~~“Controlling Shareholder~~"~~” means the shareholder~~, shareholders~~ or Group of Shareholders, as defined below, ~~who exercise~~which exercises a Controlling Power ~~over~~in the ~~Corporation~~Company.¶

~~"~~““Selling Controlling Shareholder~~"~~” means ~~a~~the Controlling Shareholder that ~~disposes~~is promoting the sale of the Controlling Power ~~over~~in the ~~Corporation~~Company.¶

~~"~~ “Controlling Shares~~"~~” means the block of shares that ~~guarantees, either~~ensures, directly or indirectly ~~to the holder or holders~~, that the individual ~~and/~~holder or shared holders have Controlling Power ~~over~~in the ~~Corporation~~Company.¶

¶

 ~~"~~“Outstanding Shares~~"~~” means all shares issued by the ~~Corporation~~Company, except ~~such shares as are~~those held by the Controlling Shareholder, any persons related to the Controlling Shareholder, directors and ~~officers~~managers of the ~~Corporation~~Company and shares held in treasury ~~shares~~.¶

~~"Purchaser~~“Acquirer of Control~~"~~” means the ~~person~~investor to ~~whom~~which the Selling Controlling Shareholder transfers the Controlling Shares in ~~a~~the Sale of Control of the ~~Corporation~~Company.¶

~~"~~“Sale of Control of the ~~Corporation"~~Company” means the transfer to ~~a~~the third party, ~~subject to consideration~~against payment, of the Controlling Shares.¶

~~"~~“Control~~" (and such related~~” (along with its correlated terms ~~as "~~, “Controlled ~~by"~~”, ~~"~~“under common Control ~~with"~~” or ~~"Controlling~~ “Power~~"~~ of Control”) means the ~~power, either~~effective power used to direct the corporate activities and guide the workings of the Company bodies, directly or indirectly, ~~to effectively manage the corporate affairs and direct the operations of the governing bodies of the Corporation, as a matter of fact or law, independently~~in fact or in law, regardless of the ~~number of shares~~equity stake held. There is a ~~presumption that~~relative assumption of title of control in terms of the person or Group of Shareholders ~~who hold shares granting an~~that have given them the absolute majority of ~~the~~ votes ~~of~~among the shareholders present at the last 3 (three ~~(3) shareholders’ meetings has control, even though~~) General Meetings although they are not the holders of the shares that ~~guarantee~~assure them of an absolute majority of the voting capital.¶

~~"~~ “Group of Shareholders~~"~~” means a group of people: (i) ~~bound~~linked by contracts or voting agreements of any nature, whether directly or through ~~any~~ companies ~~Controlled by, Controlling~~controlled, controlling or under common ~~C~~control; or (ii) ~~among whom there is a~~having a controlling relationship ~~of control~~with respect to one another; or (iii) under common ~~C~~control.¶

Paragraph ~~Two~~2 - The Selling Controlling Shareholder ~~shall~~may not transfer ~~title to the shares owned by such selling Controlling shareholder or selling Controlling Group of Shareholders, and the Corporation shall~~ownership of its shares and the Company may not record any transfer of shares representing the Corporate Control unless and until the ~~Purchaser of Control or subsequent holders of Control~~Purchasing Shareholder(s) signs the relevant Statement of Adherence referred to in the Novo Mercado Listing Regulations.¶

Paragraph ~~Three~~3 - No Shareholders’ Agreement providing for exercise of Controlling Power ~~shall be filed with the Corporation’s~~may be registered at the Company´s head office if the signatories ~~thereof~~ have not subscribed to the Statement of Adherence referred to in Paragraph ~~Three~~2 of this ~~Section~~Article.¶

Paragraph ~~Four~~4 - ~~Where~~Should the acquisition of the Corporate Control result~~s~~ in the imposition on the ~~Purchaser~~Acquirer of Control of an obligation to make the ~~tender offer~~Public Share Offer required under ~~Section 36~~Article 43 of these Bylaws, the ~~tendered~~acquisition price at the Public Share Offer will be the greater of the prices determined ~~according to this Section 32 and Section 36~~under Article 40 and Article 43, Paragraph ~~Three~~3 of these Bylaws.¶

Article 40.    ~~SECTION 33 -~~ The ~~tender~~public offer referred to in the preceding ~~Section~~Article must also be made: (i) ~~upon~~in cases where there is an assignment ~~for financial consideration of interests~~of rights exercisable for newly-issued shares and other securities or ~~interests~~rights convertible into ~~or exercisable for newly-issued~~ shares which may result in the ~~S~~sale of the Corporate Control in the Corporation; and (ii) in the event of the sale of Control ~~in~~of the Controlling Shareholder of the ~~Corporation, in which case such~~Company, the selling Controlling shareholder will be required to disclose to the BM&FBOVESPA the value assigned to the ~~Corporation~~Company in ~~such~~this sale, as well as attach the supporting documentation ~~therefore~~which proves it.¶

Article 41.    ~~SECTION 34 - Any person that~~Whoever acquires the Controlling Power of the ~~Corporation~~Company, as a result of a private share purchase agreement entered into with the Controlling Shareholder, for any number of shares, will be required: (i) to make a ~~tender~~public offer as ~~provided~~referred to in ~~Section~~Article 3~~2~~9 of these Bylaws; (ii) to compensate any shareholders from whom ~~such person~~it may have purchased shares on a stock exchange ~~within the~~in a period of 6 (six ~~(6~~) months ~~preceding~~prior to the date of ~~Sale~~transfer of the Corporate Control ~~of~~in the ~~Corporation for~~Company, paying any difference between the ~~tender offer~~ price of the Public Share Offer and the amount paid ~~per~~for any share ~~which may have been purchased~~acquired on the stock ~~exchange within~~market in the ~~period of~~ 6 (six ~~(6) months preceding the purchase of Controlling Power, properly adjusted up~~) months prior to the date of the acquisition of the Corporate Control, duly adjusted to the date of payment ~~of such compensation~~. This amount must be distributed among all those who sold shares of the Company in the trading sessions in which the Acquirer of Control made acquisitions in proportion to the daily net sales balance of each one, with the BM&FBOVESPA arranging the distribution within the terms of its regulations.¶

Article 42.    ~~SECTION 35 -~~ After ~~a~~an operation of the Sale of Control ~~transaction~~of the Company and the subsequent ~~tender offer, the Purchaser~~holding of the Public Share Offer, the Acquirer of Control, whe~~re~~n necessary, ~~shall~~will take ~~appropriate~~the measures needed to restore the minimum percentage of 25% (twenty~~-~~ five percent ~~(25%~~) of all ~~outstanding~~the Company´s shares in ~~the Corporation~~circulation, within ~~the~~6 (six ~~(6~~) months following the ~~purchase~~acquisition of Controlling Power.¶

Article 43.    ~~SECTION 36 -~~ Any ~~Purchasing~~Acquiring Shareholder ~~that acquires~~which purchases or becomes the owner of ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) or more of all shares of the capital stock of the ~~Corporation shall, within not more than thirty (30~~Company will: (i) immediately disclose this information though a material fact notice, as required by the CVM; and (ii) within a maximum period of 30 (thirty) days ~~after~~from the date of acquisition or event resulting in ~~such~~this share ownership being equal to or higher than ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company, register or, if the case may be, apply for the registration of a ~~tender offer with respect to~~Public Share Offer for all shares of the Company´s capital stock ~~of the Corporation~~, subject to the applicable CVM regulations, ~~the rules of the~~ BM&FBOVESPA directives and the provisions of this ~~Section~~Article.¶

Paragraph ~~One~~1 ~~-~~– For the purposes of these Bylaws, ~~"Purchasing~~“Acquiring Shareholder~~"~~” means any person, including ~~and~~, without ~~restriction~~limit, any ~~natural or legal~~individual person or corporate entity, investment fund, ~~co-ownership vehicle, share~~condominium, portfolio~~, universality~~ of securities, holder of rights, or any other form of organization, resident, domiciled or with its ~~registered~~head office in Brazil or abroad, or Group of Shareholders, ~~that purchases~~who acquire the Company´s shares ~~in the Corporation~~.¶

Paragraph ~~Two - In such case, the following procedures will be applicable: (i) the tender offer~~2 - (i) The Public Offer must be: (i) made ~~indistinctly~~ to all shareholders of the ~~Corporation~~Company without exception; (ii) the shares must be sold by auction ~~on~~held at the BM&FBOVESPA; (iii) the ~~tender~~Public ~~o~~Offer must be launched for a price determined ~~as provided in~~according to Paragraph ~~Three~~3 of this ~~Section~~Article; and (iv) the ~~tender~~Public ~~o~~Offering must be a cash offer in ~~lawful~~ Brazilian currency for the shares of the Company´s capital stock ~~of the Corporation~~.¶

Paragraph ~~Three~~3 - The ~~tendered~~acquisition price ~~per~~for each Company share ~~of the capital stock of the Corporation shall~~may not be less than the greater ~~of: (i) the economic value arrived at in a valuation report, subject to the provisions of Paragraph Four of this Section; (ii)~~ between: (i) 140% (one hundred and ~~thirty-five~~forty percent ~~(135%) of the issue price of the shares in any capital increase carried out through a public distribution within a period of twenty-four (24) months preceding the date as of which the tender offer has become mandatory pursuant to this Section 36, as properly adjusted according to the IPCA up to the date of payment; and (iii) one hundred and thirty-five~~) of the average trading price during the last 120 (one hundred and twenty) trading sessions prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the Company; and (iii) 140% (one hundred and forty percent ~~(135%~~) of the average ~~market quotation per share of the capital stock of the Corporation during a period of thirty (30) days preceding the tender offer~~trading price during the last 30 (thirty) trading days prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the ~~Corporation~~Company.¶

Paragraph ~~Four - The valuation mentioned in item (i) of the foregoing Paragraph Three will be the arithmetic mean of the midpoints within the range of economic value in two valuation reports, as determined according to the discounted cash flow method, provided that the variation between such midpoints does not exceed ten percent (10%). If the difference between such midpoints exceeds 10%, the economic value of the Corporation will be determined by an arbitration conducted pursuant to the terms of Section 44 of these Bylaws.~~4 - The undertaking of the Public Offer mentioned in the preamble to this Article will not preclude the possibility of another shareholder of the Company or, should it be the case, the Company itself from making a competing Public Offer, under the applicable regulations.

~~Paragraph Five - The valuation reports referred to in the preceding Paragraph shall be prepared by two leading financial institutions of recognized standing and experience in the food industry, one to be selected by the Corporation and the other by the Purchasing Shareholder from among major institutions providing advisory services in mergers and acquisitions to customers in Brazil at the time. The cost of the valuation reports shall be borne respectively by the Corporation and the Purchasing Shareholder.¶~~

~~Paragraph Six - A tender offer made as referred to in the leading sentence of this Section will not preclude another shareholder of the Corporation or the Corporation itself, as the case may be, from making a competing tender offer according to applicable regulations.~~¶

Paragraph ~~Seven - A Purchasing~~5 - The Acquiring Shareholder must comply with any requests or requirements made by CVM based on applicable ~~regulations with respect to a tender offer,~~law related to the Public Offer within the maximum periods prescribed ~~therein~~in the applicable regulation.¶

Paragraph ~~Eight~~6 - ~~In~~Should the ~~event a Purchasing~~Acquiring Shareholder fail~~s~~ to comply with the obligations imposed by this ~~Section~~Article, including ~~as regards adherence to~~compliance with the maximum time limits for: (i) ~~making~~carrying out or applying for the registration of a ~~tender~~Public ~~o~~Offer~~,~~; or (ii) complying with any requests or requirements of the CVM, ~~then~~ the Company´s Board of Directors ~~of the Corporation~~ will call ~~a special~~an Extraordinary General Meeting of shareholders~~’ meeting~~, at which the ~~Purchasing~~Acquiring Shareholder ~~will be barred from voting~~may not vote, to consider suspending ~~exercise~~the rights of ~~such~~this non-complying ~~Purchasing~~Acquiring Shareholder~~’s rights as provided in Section~~, within the terms of Article 120 of the Corporat~~ions~~e Law, without prejudice to the Acquiring Shareholder´s liability ~~of the Purchasing Shareholder~~ for any loss or damage caused to the other shareholders as a result of ~~such~~this failure to comply with the obligations imposed by this ~~Section~~Article.¶

Paragraph ~~Nine~~7 - Any ~~Purchasing~~Acquiring Shareholder ~~who~~which acquires or becomes the holder of other ~~interests~~rights in the ~~Corporation~~Company, including ~~by way of a life estate (usufruto) or fideicommissum~~enjoyment or entailment, equal to ~~twenty percent (20%)~~ or more than 33.33% (thirty three point thirty three percent) of all shares of the ~~capital stock of the Corporation~~Company, will likewise be required to either register or apply for the registration of a ~~tender offer~~Public Offer, as described in this ~~Section~~Article, within ~~not more than~~ 30 (thirty ~~(30~~) days ~~after such~~from the acquisition or event resulting in ~~twenty percent (20%) or more~~an amount equal to or more than 33.33% (thirty three point thirty three percent) of all shares of the ~~capital stock of the Corporation being so held~~Company´s.¶

Paragraph ~~Ten - Except as provided in Sections 42 and 43 of these Bylaws, the~~8 - The obligations ~~established~~ in ~~Section~~Article 254-A of the Corporat~~ions~~e Law and ~~Sections~~Article 3~~2~~9, ~~33~~Article 40 and ~~34~~Article 41 of these Bylaws ~~will~~do not release ~~a Purchasing~~an Acquiring Shareholder from compliance with the obligations ~~prescribed by~~in this Section other than as stated in the provisions of Article 49 and Article 50 of these Bylaws.¶

Paragraph ~~Eleven~~9 ~~-~~– The provisions of this ~~Section~~Article will not apply in the event of a person becom~~es~~ing the holder of more than ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company by reason of: (i) ~~statutory~~legal succession, on condition that the shareholder ~~shall~~will dispose of any excess shares within 60 (sixty ~~(60~~) days ~~after~~from the relevant event; (ii) ~~merger~~ the incorporation of another company ~~into~~by the ~~Corporation~~Company; (iii) ~~absorption of~~the incorporation of the shares of another company by the ~~Corporation~~Company; or (iv) the subscription ~~for~~of shares of the ~~Corporation~~Company carried out in a single primary issue, that ~~is approved at a shareholders’ meeting called by the Board of Directors of the Corporation and with respect to which the proposed capital increase requires the issue price of the shares to be based on the economic value determined according to a valuation report on the economic and financial condition of the Corporation prepared by an expert firm of recognized experience in the valuation of publicly-held companies~~had been approved by a General Meeting of shareholders, as laid down in the applicable regulations.¶

Paragraph 1~~2~~0 - For the purpose of calculating the percentage of ~~twenty~~33.3% (thirty three point thirty three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company, as mentioned in the ~~leading sentence of this Section~~preamble to Article, no involuntary increase in ownership interest resulting from the cancellation of treasury shares or reduction of the capital stock of the ~~Corporation entailing~~Company leading to a cancellation of shares will be ~~computed~~considered.¶

Paragraph 1~~3~~1 - ~~If~~Should the CVM regulations applicable to a ~~tender~~Public ~~o~~Offer under this ~~Section~~Article require the adoption of any given criterion to determine the purchase price per share ~~of the Corporation~~ in the ~~tender offer, which criterion~~Public Offer that results in a purchase price higher than that determined ~~pursuant to~~within the terms of Paragraph ~~Two~~3 of this ~~Section~~Article, then the purchase price determined according to CVM regulations ~~shall~~will prevail ~~with respect to such tender offer~~.¶

Article 44.    ~~SECTION 37 -~~ Should ~~it be resolved at a special~~an Extraordinary Meeting of shareholders~~’ meeting~~ resolve that the ~~Corporation~~Company should delist from the Novo Mercado, the Controlling Shareholder ~~of the Corporation shall~~will make a ~~tender~~public share offer ~~where~~if the delisting is: (i) for the purpose of trading ~~its securities~~the shares outside the Novo Mercado; or (ii) caused by a corporate restructuring ~~pursuant to~~in which the ~~securities~~shares of the ~~Corporation~~Company resulting from such restructuring are not admitted ~~to~~for trading ~~in~~on the Novo Mercado within a period of 120 (one hundred and twenty ~~(120~~) days from the date of the shareholders~~’~~´ meeting that approved the ~~transaction~~operation. The minimum ~~tendered~~offer price ~~shall~~will be equal to the economic value determined ~~according to~~by the valuation report referred to in ~~Section~~Article 4~~1~~8 of these Bylaws, in line with the legal norms and applicable regulations.¶

Paragraph ~~One~~1 - ~~In the event that~~Should there ~~is~~be no Controlling Shareholder~~, if~~and the ~~shareholders at the shareholders’~~general meeting ~~decide~~decides: (i) ~~in favor of delisting~~to remove the ~~Corporation~~Company from the Novo Mercado ~~in order to register~~as it wishes to trade its ~~securities outside said listed segment,~~shares elsewhere; or (ii) ~~in favor of~~through a corporate restructuring ~~such that~~, in which the ~~corporation~~company resulting from this ~~restructuring~~reorganization has ~~no securities~~ its shares admitted for trading on the Novo Mercado within a period of 120 (one hundred and twenty ~~(120~~) days from the date of the shareholders~~’~~´ meeting that approved the ~~transaction, delisting~~operation, the exit from the Novo Mercado ~~shall~~will be conditional on ~~a tender offer~~the holding of the Public Offer under the same conditions ~~set forth in~~foreseen in the preamble to this ~~Section~~Article.¶

Paragraph ~~Two~~2 ~~-~~– In the cases ~~set forth~~foreseen in Paragraph ~~One~~1 above, it will be up to the same ~~shareholders’~~general meeting ~~shall be charged with defining the person or persons responsible for conducting the tender offer set forth in this Section, who, in attendance~~to define those responsible for carrying out the Public Share Offer, with those present at the meeting~~, shall~~ expressly assum~~e~~ing the obligation to ~~conduct the offer. If the shareholders at the shareholders’ meeting decide in favor of corporate restructuring, in the absence of any determination of the person or persons responsible for the tender offer, the~~undertake the offer. Should the meeting that decides to have a corporate reorganization have no person present who will be responsible for carrying out the Public Share Offer, those shareholders who voted in favor of the corporate ~~restructuring shall conduct said~~reorganization will carry out the offer.¶

Article 45.    ~~SECTION 38 - The minimum tendered price stated in a tender~~In the public share offer to be ~~made~~carried out by the Controlling Shareholder or ~~the Corporation for the purpose of cancellation of registration as a publicly-held corporation shall be equal to the economic value determined according to the valuation~~by the Company to cancel its registration as a Listed Company, the minimum price to be offered should correspond to the economic value calculated in the evaluation report, referred ~~to~~ in ~~Section~~Article 4~~1~~8 of these Bylaws, ~~due regard given to other~~respecting the applicable ~~legal~~laws and ~~regulatory rules~~regulations.¶

~~Paragraph One -~~Single paragraph – In the event ~~that~~of there ~~is~~being no Controlling Shareholder, ~~if the shareholders’ meeting approves cancellation of registration as a publicly-held corporation is approved at a shareholders’ meeting, the tender offer shall~~should the General Meeting approve the cancelation of the registration as a listed company, the public share offer will be ~~made~~undertaken by the ~~Corporation~~Company itself, ~~due regard given to other~~respecting the applicable ~~legal~~laws and ~~regulatory rules~~regulations.¶

Article 46.    ~~SECTION 39 -In the event that~~Should there ~~is~~be no Controlling Shareholder and the BM&FBOVESPA ~~requires~~determines that: (i) th~~at~~e ~~the market quotation of~~ trading prices of the securities ~~of~~issued by the ~~Corporation~~Company be ~~published~~divulged separately~~,~~; or (ii) ~~that trading of any~~the marketable securities issued by the ~~Corporation be~~Company have their trading suspended ~~in~~on the Novo Mercado~~, in either case by reason of non-compliance with any~~ because of the failure in both cases to comply with the obligations ~~imposed by~~in the Novo Mercado Listing Regulations, by administrative act or deed, the Chairman of the Board of Directors ~~shall, within not more than two (2) days after such requirement, in the computation of which time~~will summon an Extraordinary General Meeting to replace the entire Board of Directors within 2 (two) days of the decision, counting only the days in which the newspapers usually ~~designated by the Corporation for corporate publications have circulated, call a special shareholders’ meeting to replace all members of the Board of Directors~~used by the Company are published.¶

Paragraph ~~One - If~~1 – Should the Extraordinary General Meeting referred to in the preamble to this Article not be summoned by the Chairman of the Board of Directors ~~fails to call the special shareholders’ meeting mentioned in the leading sentence of this Section within the prescribed time limit,~~in the time established, it may be summoned by any shareholder ~~of the Corporation may do so~~in the Company.¶

Paragraph ~~Two~~2 ~~-~~– The new Board of Directors elected at the ~~special shareholders’ meeting mentioned in the leading sentence~~Extraordinary General Meeting, referred in the preamble and in Paragraph ~~One of this Section shall cure such non-compliance with~~1 of this Article, should resolve the failure to comply with the obligations ~~imposed by~~in the Novo Mercado Listing Regulations ~~within the shortest~~as quickly as possible ~~time~~ or within a new ~~time limit established~~period granted by the BM&FBOVESPA for ~~such purpose~~this aim, wh~~ich~~atever is ~~less~~shortest.¶

Article 47.    ~~SECTION 40 - In the event that the delisting of the Corporation~~Should the Company´s exit from the Novo Mercado ~~results from non-compliance with any~~occur as a result of its failure to comply with the obligations ~~imposed by~~of the Novo Mercado Listing Regulations, the Controlling Shareholder ~~shall undertake a tender offer for~~will carry out a Public Share Offer to acquire shares belonging to the other shareholders of the ~~Corporation, under~~Company, within the terms ~~set forth~~foreseen in Article ~~37~~44 of these Bylaws.¶

Paragraph ~~One~~1 ~~-~~– In the event ~~that~~of there ~~is no~~not being any Controlling Shareholder, ~~if such non-compliance arises (i) from a resolution~~should the failure to comply occur because of: (i) a decision of the ~~shareholders’ meeting~~General Meeting, the ~~tender~~public offer ~~shall be made~~to acquire shares should be carried out by the shareholders who ~~have~~ voted in favor of the ~~proposed action resulting in such non-compliance~~decision that led to the failure to comply; and (ii) ~~from a management act or event, the administrators shall call a~~by act or deed of the administration, the Board of Directors should summon a general shareholders~~’~~´ meeting ~~whose order of business shall consist of~~, the agenda of which will include deciding on how to resolve the ~~non-compliance~~failure to comply with the obligations in the Novo Mercado Listing Regulations ~~of the Novo Mercado, or, where applicable, direct the delisting of the Corporation~~or, should it be the case, decide to withdraw the Company from the Novo Mercado.¶

Paragraph ~~Two~~2 ~~-~~– In the ~~event that~~case foreseen in item (ii) of Paragraph ~~One applies, if the shareholders at the shareholders’ meeting decide in favor of delisting the Corporation from~~1, should the General Meeting decide that the Company should leave the Novo Mercado, it will be up to the same ~~shareholders’ meeting shall~~General Meeting to define ~~the person or persons~~those responsible for ~~conducting~~carrying out the ~~tender~~public share offer ~~set forth~~foreseen in this ~~Section, who, in attendance~~Article. Those present at the meeting~~, shall~~ should expressly assume the obligation ~~of conducting~~to carry out the offer.¶

Article 48.    ~~SECTION 41 -~~ The ~~valuation~~evaluation report ~~referred to in Sections 37 and 38~~dealt with in Article 44 and Article 45 of these Bylaws sh~~a~~oul~~l~~d be ~~prepared~~drawn up by ~~an~~a specialist institution or ~~expert firm of recognized~~company, with proven experience~~, unrelated to the decision-making authority of the Corporation, its directors and officers and Controlling shareholders, in accordance with the requirements set out in~~ and independent from the Company´s decision-making power, its Administration and Controllers, and the report should satisfy the requirements of Paragraph ~~One~~1 of ~~Section Eight~~Article 8 of the ~~Corporations~~Brazilian Corporate Law~~,~~ and ~~contain an acknowledgement of~~assume the responsibility ~~as required under~~laid down in Paragraph ~~Six~~6 of the sa~~id~~me ~~Section Eight~~ Article 8.¶

Paragraph ~~One~~1 - ~~Selection~~The choice of the institution or ~~expert~~specialist firm responsible for determining the economic value of the Corporation is reserved to the shareholders’ meeting, based on a ~~three-name~~ list of three firms proposed by the Board of Directors. ~~Action thereon shall~~A decision will be taken by the affirmative vote of an absolute majority of the Outstanding Shares at the shareholders’ meeting, with blank votes not counted, provided that: (i) if the meeting is convened on a first ~~call,~~summons, there is a quorum ~~shall consist~~ of ~~not~~no less than 20% (twenty percent ~~(20%~~) of all Outstanding Shares; or (ii) whe~~re~~n the meeting is convened on a second ~~call~~summons, a quorum may consist of any number of shareholders owning Outstanding Shares.¶

Paragraph ~~Two~~2 - The costs of preparing the required valuation report ~~shall~~will be fully borne by the persons responsible for ~~making~~undertaking the ~~tender~~public offer, according to the case.¶

Article 49.    ~~SECTION 42 -~~ A single ~~tender~~Public ~~o~~Offer may be made for more than one of the purposes mentioned in this ~~Article~~Chapter VIII, in the Novo Mercado Listing Regulations or in the CVM regulations, provided ~~that it is possible to harmonize~~ the requirements ~~for~~of all the ~~various~~ forms of ~~tender offer~~Public Offer can be harmonized, that no loss is incurred by any ~~offeree~~of those who are the object of the offer and that, where required under applicable regulations, CVM authorization is obtained.¶

~~Sole paragraph.~~Single Paragraph - With the exception of those ~~tender~~Public ~~o~~Offerings for delisting from the Novo Mercado and/or cancellation of registration as a publicly -held company, the holding of a unified ~~tender~~Public ~~o~~Offer may only be executed by a ~~Corporation~~Company shareholder ~~who~~which holds a stake equal to, or more than ~~20% (twenty~~33.3% (thirty three point thirty three per cent) of the total shares issued by the ~~Corporation, pursuant to the provision in Section 36~~Company, in line with what is stated in Article 43.¶

Article 50.    ~~SECTION 43 -~~ The shareholders responsible for ~~making a tender~~holding a Public ~~o~~Offer under this ~~Article~~Chapter VIII, the Novo Mercado Listing Regulations or CVM regulations may ~~secure the making of such tender offer~~carry it out through any shareholder or a third party. ¶

~~Sole paragraph. The~~Single Paragraph - Neither the Company ~~or~~nor the shareholder, ~~as~~whichever is the case ~~may be~~, ~~is not~~are released from the obligation to make the ~~tender offer that it is~~Public Offer for which they are responsible ~~for~~ until ~~the tender offer~~it has been ~~made~~concluded in accordance with all applicable regulations.¶

IX.      ARBITRATION¶

Article 51.    ~~SECTION 44 -~~ The ~~Corporation~~Company, its shareholders, directors and officers and members of the Fiscal Council ~~agree that~~are obliged to resolve, through~~by~~ the Market Arbitration Chamber, any disputes or controversies that might arise among them, particularly if relating to or caused by the application, validity, effectiveness, interpretation, violation, and the consequences of, any violation of the provisions of the Novo Mercado Participation Agreement, Novo Mercado Listing ~~and Sanctions~~ Regulations, these Bylaws, any shareholders’ agreements on file at the ~~registered~~Company´s head office ~~of the Corporation~~, the provisions of the Corporat~~ions~~e Law, the rules established by the Brazilian National Monetary Council, the Central Bank of Brazil or the CVM, the regulations of the BM&FBOVESPA, and any other rules governing the securities market generally, and the Rules of the Capital Market Arbitration Chamber, ~~will be settled by an arbitration~~to be conducted ~~by the Market Arbitration Chamber, in accordance~~in line with these Rules of the Market Arbitration Chamber.¶

X.        LIQUIDATION OF THE CORPORATION ¶

Article 52.    ~~SECTION 45 -~~ The ~~Corporation~~Company will be liquidated in the cases provided by law. The shareholders’ meeting will ~~have the authority to~~ elect the liquidator or liquidators and the Fiscal Council that will function during the period of liquidation, subject to ~~statutory~~the legal requirements.¶

XI.      GENERAL PROVISIONS

~~SECTION 46 - The provisions contained in statutes and in any Shareholders’ Agreement on file at the registered office of the Corporation as provided by Section 118 of Law No. 6,404/76 will apply in the event of any dissent.~~¶

Article 53.    ~~SECTION 47 - Any shareholders’ agreement on file at the registered office of the Corporation will be binding on the Corporation. Any person directing or recording the proceedings of any shareholders’ or Board of Directors meeting is expressly prohibited from counting any votes of shareholders or members of the Board of Directors cast in violation of a shareholders’ agreement to which such shareholders are parties that is duly filed with the Corporation at its registered office. The Corporation~~The Company will observe the shareholders´ agreement filed at its head office. Members of the presiding panel at the general meetings or Board of Directors´ meetings may not accept the vote of any shareholder which is a signatory to the shareholders´ agreement that is filed at the Company´s head office or of a member of the Board of Directors elected by the signatories of this agreement which goes against what is stated in the shareholders´ agreement. The Company is also expressly prohibited from acknowledging and recording any share transfers and/or encumbrance, and/or any assignment of a preference right for the replacement of shares and/or other securities that ~~are inconsistent with~~do not respect the terms of any such shareholders’ agreement filed at its head office.

~~SECTION 48 - The provisions of Section 36 of these Bylaws does not apply to current shareholders or any Group of Shareholders that already own twenty percent (20%) or more of all shares of the capital stock of the Corporation, and any successors thereof; rather, the provisions of this Section will apply only to such investors as may become shareholders of the Corporation after the date in which the Corporation’s adherence to and listing with the New Market becomes effective.¶~~

~~ItajaÃ, Santa Catarina - 03 Abril, 2014~~¶

¶

¶

* * *

Attachment II.             Explanations for Reform of Bylaws

(In line with Article 11 of the ICVM 481)

Current Bylaws	Proposed Alterations	Explanations
BRF S.A. CNPJ/MF Nº 01.838.723/0001-27 Publicly-held Corporation BYLAWS I – NAME, REGISTERED OFFICE, DURATION AND PURPOSES	BRF S.A. CNPJ/MF Nº 01.838.723/0001-27 Publicly-held Corporation BYLAWS I – NAME, REGISTERED OFFICE, DURATION AND PURPOSES	No amendment to the wording.

SECTION ONE - BRF S.A. is a publicly-held Corporation with articles of incorporation filed before JUCESC under No. 42.300.034.240 on 08.12.09 ("Corporation") and governed by these Bylaws, Law no. 6.404 of December 15, 1976 (the "Corporation Law") and other applicable laws and regulations.

Article 1. ~~SECTION ONE - BRF S.A. is a publicly-held Corporation with articles of incorporation filed before JUCESC under No. 42.300.034.240 on 08.12.09 ("Corporation") and governed by these~~BRF S.A. (“Company”) is a listed company, covered by the present Bylaws, under Law ~~no.~~Nº 6.404, of December 15, 1976 ~~(the "Corporation Law"~~, as amended (“Brazilian Corporate Law”) and by the other applicable laws and regulations.¶

There is no legal requirement to cause the registered number before the applicable Commerce Registry (NIRE) to appear in the Bylaws of any corporation.

Adjustment to the wording to provide more clarity.

Paragraph One - The shares of the Corporation have been listed to trade on the Brazilian Securities and Derivatives Stock Exchange special listing segment named Novo Mercado, of BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros ("BM&FBOVESPA"). Accordingly, the Corporation, its shareholders, the Directors and Officers and the Fiscal Council members (if the council is active) are bound by BM&FBOVESPA’s Novo Mercado Listing Rules.

Paragraph ~~One - The shares~~1 – With the entry of the ~~Corporation have been listed to trade on the Brazilian Securities and Derivatives Stock Exchange~~Company into the special ~~listing~~trading segment ~~named Novo Mercado,~~ of the BM&FBOVESPA S.A. ~~-~~– Bolsa de Valores, Mercadorias e Futuros (~~"~~“BM&FBOVESPA~~"). Accordingly, the Corporation~~”), known as the Novo Mercado, the Company, its shareholders, ~~the Directors~~management and ~~Officers and~~members of the Fiscal Council ~~members (if the council is active) are bound by BM&FBOVESPA’s~~, when installed, became subject to the conditions of the Listing Regulations of the Novo Mercado of the BM&FBOVESPA (“Novo Mercado Listing ~~Rules~~Regulations”).¶

Definition of "Regulation of New Market Listing" was included to standardize the language and provide more clarity when interpreting the Bylaws.

Paragraph Two - Where a tender offer required under the provisions of these Bylaws is materially detrimental to the rights of shareholders, the Novo Mercado Listing Regulations shall prevail over the provisions of these Bylaws.

Paragraph ~~Two - Where a tender offer required under the~~2 – The provisions of ~~these Bylaws is materially detrimental to the rights of shareholders,~~ the Novo Mercado Listing Regulations ~~shall~~will prevail over the ~~provisions of~~statutory provisions, in the event of any loss of rights to the recipients of the public offers foreseen in these Bylaws.¶

Adjustment to the wording to provide more clarity.

SECTION TWO - The Corporation has its registered office and legal seat in the City and Judicial District of Itajaí, State of Santa Catarina, at Jorge Tzachel, 475 - Bairro Fazenda - CEP 88.301-600, and may establish branch, office and other subordinate facilities anywhere within the Brazilian territory or abroad.

Article 2. ~~SECTION TWO -~~ The ~~Corporation~~Company has its registered office and legal ~~seat~~headquarters in the City ~~and Judicial District~~ of Itajaí, ~~State of~~ Santa Catarina state, at Rua Jorge Tzachel, No. 475 ~~- Bairro~~, Fazenda ~~- CEP~~district, Zip Code 88.301-600~~,~~ and may establish ~~branch, office~~affiliates, branches, offices and other subordinate facilities anywhere ~~within the Brazilian territory~~in Brazil or abroad.¶

Repeated information was excluded and the wording was adjusted to provide more clarity.

SECTION THREE - The primary purpose for which the Corporation is organized is to engage in the following activities within the Brazilian territory or abroad:

1) To manufacture, sell and transact any business, whether wholesale or retail, relating to food generally, and particularly animal protein by-products and food products handled using the cold chain distribution process;

2) To manufacture and sell animal feeds and nutriments for animals;

3) To provide food services, generally;

4) To manufacture, refine and sell vegetable oils, fat and dairy products;

5) To produce, preserve, store, ensile and sell grains, grain by-products and grain derivatives;

6) To conduct the business of selling at retail and wholesale consumer and production goods, including the sale of equipment and vehicles for the development of its logistic activity;

7) To export and import production and consumer goods;

8) To hold equity interests in other companies, as a means to achieving the corporate purposes to full extent; and

9) To participate in any projects required for the operation of the business of the Corporation.

Article 3. ~~SECTION THREE - The primary~~The Company´s main corporate purpose ~~for which the Corporation is organized~~ is to engage in the following activities ~~within the Brazilian territory~~in Brazil or abroad:¶

(i)            ~~1) To~~the manufacture, ~~sell and transact any business, whether~~sale, in the retail and wholesale ~~or retail,~~sector, and transaction of business relating to food ~~generally, and~~in general, particularly animal protein by-products and food ~~products handled using~~items that use the cold chain for support and distribution ~~process~~;¶

(ii)           ~~2) To~~the manufacture ~~and sell~~, sale of animal ~~feeds and~~feed, nutriments and food supplements for animals;¶

(iii)          ~~3) To provide~~the provision of food services~~, generally~~ in general;¶

(iv)         ~~4) To~~the manufacture, refin~~e~~ing and ~~sell~~sale of vegetable oils, fats and dairy products;¶

(v)          ~~5) To produce, preserve, store, ensile and sell~~the production, conservation, storage, silage and sale of grains, ~~grain by-products and grain~~their derivatives~~;~~ and by-products; ¶

(vi)         ~~6) To conduct the business of selling at~~the sale on the retail and wholesale market of consumer and production goods, including ~~the sale of~~ equipment and vehicles for the development of its logistical activity;¶

(vii)        ~~7) To~~the export and import of production and consumer goods;¶

¶

(viii)       the provision of services of transport, logistics and distribution of freight and food in general;¶

(ix)          ~~8) To hold~~holding equity ~~interests~~stakes in other companies, ~~as a means to~~with the aim of achieving the corporate purposes to ~~full~~the fullest extent; and¶

(x)           ~~9) To participate~~the participation in any projects ~~required~~needed for the operation of the Company´s business ~~of the Corporation~~.

Standardization of the number used throughout the document, adjustment to the wording to provide more clarity and express provision as the main business purpose of the Company to the practice of transport, logistics and distribution of cargo and food in general, essential activities to perform the business purpose.

Sole Paragraph. The Corporation may further engage directly, or indirectly through others, in any support activities for the core business described in Section Three above, such as:

a) To conduct supporting administrative, technical or operational activities, aiming at creating conditions for the development of its core business;

b) To provide freight services, generally;

c) To provide product storage and stocking services and all other ancillary services relating thereto;

d) To promote and reposition its retail products at points of display and points of sale to final consumers, including the necessary support for clients that packaging and display products;

e) To provide the services of receiving and allocating raw materials to be used in production;

f) To provide machine and vehicle repair, maintenance and overhaul services;

g) To foster the agribusiness industry in Brazil through the promotion of activities, projects and technical assistance; h) To manufacture, develop and sell packaging products of any kind;

i) To process and raise livestock;

j) To conduct research on and to develop techniques for the production and improvement of genetic matrices for the Corporation;

k) To conduct reforestation activities, the harvesting, processing and sale of timber; and

l) The sale of property, assets, including machinery, equipment and vehicles from the fixed assets to serve the activities included in the Company’s corporate purpose for which the Company is organized and described in this article.

S~~o~~ingle Paragraph~~.~~ - The ~~Corporation~~Company may ~~further~~also engage, directly~~,~~ or ~~indirectly~~ through ~~others~~third parties, in ~~any~~ support activities for the core business described in ~~Section Three~~Article 3 above, such as:¶

(i)            ~~a) To conduct supporting~~ administrative, technical or operational support activities, aim~~ing~~ed at creating conditions ~~for the development of~~to improve its core business;¶

(ii)           ~~b) To provide freight~~transport services, ~~generally~~in general;¶

(iii)          ~~c) To provide~~ product storage and stocking services and ~~all~~ other related ancillary services ~~relating thereto~~;¶

(iv)         ~~d) To~~activities to promote and ~~reposition~~replace its products in the retail ~~products at points of display~~market and at points of sale exposed to the final consumer~~s~~, including the ~~necessary~~ support ~~for~~needed by clients ~~that~~which allows the packaging and ~~display~~visualization of the products;¶

(v)          ~~e) To provide the~~ services ~~of~~for receiving and allocating raw materials to be used in production;¶

(vi)         ~~f) To provide~~the provision of machine and vehicle repair, maintenance and overhaul services;¶

(vii)        ~~g) To foster~~the promotion of the growth of agribusiness ~~industry~~ in Brazil through ~~the promotion of activities, projects and~~programs, technical assistance and supply; ~~h) To manufacture, develop and sell packaging products of any kind;~~¶

¶

(viii)       the manufacture, development and sale of packaging products of any kind;¶

(ix)          ~~i) To process~~the processing and ~~raise~~raising of livestock in general;¶

¶

(x)           the sale of commodities in general;¶

(xi)          ~~j) To conduct~~ research ~~on~~ and ~~to develop~~development of techniques for the production and improvement of the Company´s genetic ~~matrices for the Corporation~~matrixes;¶

(xii)         ~~k) To conduct~~the activities of reforestation ~~activities, the harvesting, processing~~, extraction, manufacturing and sale of timber; ~~and~~¶

(xiii)        ~~l) The~~the sale of ~~property,~~mobile assets, real estate, including machine~~ry~~s, equipment and vehicles ~~from the~~, fixed assets, to ~~serve~~meet the activities ~~included in~~within the Company~~’~~´s corporate, purpose ~~for which the Company is organized and~~as described in ~~this~~the present article~~.~~; and¶

¶

(xiv)       services to supply fuel for the Company´s own fleet or outsourced service providers, particularly freight, transport, logistics and distribution.¶

Spelling correction and standardization of the number used throughout the document, as well as the express provision of two more supporting activities - commercialization of commodities and services of fuel supply for its own fleet - which are essential to the Company's main activities, with adjustment to the wording to provide more clarity.

SECTION FOUR - The term of duration of the Corporation is indefinite.	Article 4. ~~SECTION FOUR -~~ The Company has an undetermined term of duration ~~of the Corporation is indefinite.~~¶	Adjustment to the wording to provide more clarity.
II - CAPITAL STOCK	II - CAPITAL STOCK	No amendment to the wording.

SECTION FIVE (*) - The capital stock subscribed for and fully paid up is R$12.553.417.953,36 (twelve billion, five hundred and fifty-three million, four hundred and seventeen thousand, nine hundred fifty-three reais and thirty-six cents), represented by 872,473,246 (eight hundred seventy-two million, four hundred seventy-three thousand, two hundred forty-six) no-par value common shares in book-entry form.

Article 5. ~~SECTION FIVE (*) -~~ The Company´s capital stock ~~subscribed for and fully paid up~~ is R$ 12~~.~~,553~~.~~,417~~.~~,953~~,~~.36 (twelve billion, five hundred and fifty~~-~~ three million, four hundred and seventeen thousand, nine hundred and fifty~~-~~ three ~~r~~Reais and thirty~~-~~ six centavos), ~~represented by 87~~split into 812,473,246 (eight hundred ~~seventy-two~~and twelve million, four hundred and seventy-three thousand, two hundred and forty-six) ~~no-par value~~ common shares, all in book-entry form and with no par value.¶

Adjustment in the number of shares that divide the Company’s Capital Stock, in order to reflect the cancellation of sixty million common shares that were held in treasury and amendment to the wording to provide more clarity.

Paragraph ~~One - The Corporation is authorized to increase the capital stock up to the limit of one billion (1,000,000,000) common shares, irrespective of amendment to the bylaws, by resolution of the Board of Directors, who will have the authority to establish the conditions for the issue, including the price and time of payment of subscriptions.~~1 - The Company may not issue preferred shares or participation certificates.

Paragraph 1 of the proposal for reform already existed as Article 6 and Article 7 of the current Bylaws. The wording was adjusted to provide more clarity.
	Paragraph ~~Three~~2 - The Company´s shares are indivisible and each common share is entitled to one vote ~~on each matter voted on at a shareholders’ meeting~~at the Shareholders’ Meetings.	Paragraph 2 of the proposal for reform already existed as Paragraph 3 of Article 5 of the current Bylaws. The wording was adjusted to provide more clarity.

Article 6 -~~SECTION EIGHT - It will be incumbent upon~~All the Company´s shares are book entry and, as decided by the Board of Directors ~~to authorize the shares of common stock to be deposited with a designated~~, held in a deposit account with the financial institution authorized by the Brazilian Securities and Exchange Commission – CVM (“CVM”), in the name of their owners.¶

Article 6 of the proposal for reform already existed as Article 8 of the current Bylaws. The wording was adjusted pursuant to the provision in article 34 of the Brazilian Corporations Act.

Single Paragraph. The cost of transfer and registration, as well as the service cost related to the book entry shares, may be charged directly to the shareholders by the institution as defined in the share bookkeeping contract.¶

Single Paragraph of Article 6 of the proposal for reform already existed as Sole Paragraph of Article 8 of the current Bylaws. The wording was adjusted pursuant to the provision in article 34, paragraph 3, of the Brazilian Corporations Act.

Paragraph One - The Corporation is authorized to increase the capital stock up to the limit of one billion (1,000,000,000) common shares, irrespective of amendment to the bylaws, by resolution of the Board of Directors, who will have the authority to establish the conditions for the issue, including the price and time of payment of subscriptions.

Article 7. The ~~Corporation~~Company is authorized to increase its capital stock, irrespective of amendment to the Bylaws, to the limit of 1,000,000,000 (one billion) common shares, by a resolution of the Board of Directors.~~who will have the authority to establish the conditions for the issue, including the price and time of payment of subscriptions.~~

Reclassification of the paragraph in virtue of the renumbering in the proposal for reform and transfer of terms from the final part of the article to Paragraph 1, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 1 – In the event foreseen in the preamble to this Article, the Board of Directors will be responsible for establishing the issue price and the number of shares to be issued, as well as the period and conditions for incorporation.¶

Transfer of the terms from the final part of the current Paragraph 1 of Article 5 to provide more clarity when interpreting the Bylaws, with adjustment to the wording to provide more clarity.

Paragraph Two - Pursuant to a proposal from and accompanying plan of the Board of Directors, the shareholders’ meeting may authorize the Corporation to grant stock options to its directors, officers or employees, or to individuals providing services to the Corporation or any company controlled by Corporation, within the limits of authorized capital.

Paragraph 2 – ~~Paragraph Two - Pursuant to a proposal from and accompanying plan of the Board of Directors, the shareholders’ meeting may authorize the Corporation to grant stock options to its directors, officers or employees, or to individuals providing services to the Corporation or any company controlled by Corporation, within the limits of authorized capital.~~¶ Within the authorized capital limit, the Board of Directors may also: (i) decide on the issue of subscription bonuses; (ii) grant stock options without the shareholders having any preference right in the granting of the options or subscription to the respective shares, according to the plan approved by the General Meeting of shareholders; (iii) approve a share capital increase by capitalizing the profits or reserves, with or without a share bonus; and (iv) decide on the issue of debentures convertible into shares.¶

Rewriting of Paragraph 2 in order to gather the events in which, within the limit of the authorized capital, the Board of Directors may deliberate matters entailing the Company's share capital increase, as per, respectively: (i) article 75, sole paragraph, of the Brazilian Corporations Act; (ii) article 168, paragraph 3, and article 171, paragraph 3 of the Brazilian Corporations Act; (iii) article 169 of the Brazilian Corporations Act; and (iv) article 59, paragraph 2 of the Brazilian Corporations Act.

Paragraph Three - The shares are indivisible and each common share is entitled to one vote on each matter voted on at a shareholders’ meeting.	~~Paragraph Three - The~~ Company´s ~~shares are indivisible and each common share is entitled to one vote on each matter voted on at a shareholders’ meeting.~~	Paragraph 3 of the current Bylaws was reclassified as Article 5, Paragraph 2, of the proposal for reform, with adjustment to the wording to provide more clarity.

Paragraph Four - All shareholders or Group of Shareholders are required to disclose, by notice to the Corporation, any acquisition of shares that, when added to the shares currently held exceed 5% (five percent) of the Corporation’s share capital and, after reaching this percentage, any acquisition of shares that, when added to those currently held, correspond to an acquisition of more than 1% (one percent) of the Corporation’s share capital, or multiples of such percentage. These requirements also apply to holders of debentures convertible into shares or subscription rights that guarantee the holder the acquisition of shares in the amounts provided for in this article. The violation of the provisions of this article will subject the offender(s) to the penalties described under Section 120 of the Corporation Law.

~~Paragraph Four - All shareholders or Group of Shareholders are required to disclose, by notice to the Corporation, any acquisition of shares that, when added to the shares currently held exceed 5% (five percent) of the Corporation’s share capital and, after reaching this percentage, any acquisition of shares that, when added to those currently held, correspond to an acquisition of more than 1% (one percent) of the Corporation’s share capital, or multiples of such percentage. These requirements also apply to holders of debentures convertible into shares or subscription rights that guarantee the holder the acquisition of shares in the amounts provided for in this article. The violation of the provisions of this article will subject the offender(s) to the penalties described under Section 120 of the Corporation Law.¶~~

Exclusion of the Paragraph 4, since the Management understands that disclosing the purchase of shares corresponding to more than 1% of the Company's share capital or multiples of such percentage is not required. Furthermore, article 12, paragraph 1 of CVM Instruction No. 358, of January 3, 2002, as amended, provides for the trading percentages considered as relevant for disclosure of any trading made by controlling shareholders, either direct or indirect, and the shareholding electing members of the board of directors or fiscal council, as well as any individual or legal entity, or group of individuals or legal entities acting together or representing the same interest.

SECTION SIX - No founders’ shares shall be issued by the Corporation.	~~SECTION SIX - No founders’ shares shall be issued by the Corporation.¶~~	Article 6 of the current Bylaws was reclassified as paragraph 1 of Article 5 of the proposal for reform, with adjustment to the wording to provide more clarity.

SECTION SEVEN - The capital stock of the Corporation will consist solely of shares of common stock, and no shares of preferred stock shall be issued.	~~SECTION SEVEN - The capital stock of the Corporation will consist solely of shares of common stock, and no shares of preferred stock shall be issued.~~	Article 7 of the current Bylaws was reclassified as paragraph 1 of Article 5 of the proposal for reform, with adjustment to the wording to provide more clarity.
SECTION EIGHT - It will be incumbent upon the Board of Directors to authorize the shares of common stock to be deposited with a designated financial institution.	~~SECTION EIGHT - It will be incumbent upon the Board of Directors to authorize the shares of common stock to be deposited with a designated financial institution.~~	Article 8 of the current Bylaws was reclassified as Article 6 of the proposal for reform, with adjustment to the wording to provide more clarity.
Sole Paragraph - The cost of transferring title to shares, stock splits and reverse stock splits may be charged by the Corporation to the shareholders.	~~Sole Paragraph - The cost of transferring title to shares, stock splits and reverse stock splits may be charged by the Corporation to the shareholders.~~	Single Paragraph of Article 8 of the current Bylaws was reclassified as sole paragraph of Article 6 of the proposal for reform, with adjustment to the wording to provide more clarity.

SECTION NINE - At the discretion of the Board of Directors or the shareholders’ meeting, any issue of stock, convertible debentures and warrants to be placed by sale on a stock exchange, or through public subscription, or an exchange of shares in connection with a tender offer may be made without or with limited preemptive rights to the shareholders, as provided by law and these Bylaws.

Article 8. ~~SECTION NINE -~~At the ~~discretion~~criteria of the Board of Directors or the General Meeting, the preference right of the shareholders~~’ meeting,~~ may be excluded or reduced in any issue of ~~stock, convertible debentures and warrants to be placed by sale on a stock exchange, or through~~shares, debentures convertible into shares and bonus subscription, where the placement has been made through the sale on the stock market, public subscription~~, or an exchange of shares in connection with a tender offer may be made without or with limited preemptive rights to the shareholders, as provided by law~~ or share swap in a public offer for the acquisition of control, as stated in Law and in these Bylaws.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

SECTION 10 - Failure by a subscriber to timely pay for any subscription will result in such subscriber being charged with interest at the rate of one percent (1%) per month and a ten percent (10%) penalty on the past due obligation, in addition to any other applicable statutory penalties.

Article 9. ~~SECTION 10 - Failure by a subscriber to timely pay for any subscription will result in such subscriber being charged with interest at the rate~~Any delay by the shareholder in the incorporation of the subscribed capital will lead to a charge of interest rates of 1% (one ~~percent (1%) per month and a ten percent (10%)~~per cent) a month, pro rata temporis, restated by the variation in the General Market Prices Index – IGP-M, published by the Fundação Getúlio Vargas – FGV, or another index that reflects the real loss of purchasing power of the currency in the period, at the criteria of the Board of Directors of the Company, in the shortest legally applicable period, and a penalty of 10% (ten per cent) on the ~~past due~~amount of the obligation, ~~in addition~~without prejudice to any other applicable ~~statutory penalties~~legal sanctions.¶

Reclassification of the Article in virtue of the renumbering in the proposal for reform, with adjustment to the wording in order to establish the applicable index and the method of calculation for inflation adjustment.

SECTION 11 - By resolution of the shareholders pursuant to a proposal from the Board of Directors, the capital stock of the Corporation may by be increased through the capitalization of profits or reserves, and additional shares corresponding to such increase may or may not be issued to the shareholders in proportion to the number of shares held by them.

~~SECTION 11 -~~Article 10. By resolution of the ~~shareholders pursuant~~Shareholders´ Meeting, in response to a proposal from the Board of Directors, the Company´s capital stock ~~of the Corporation~~ may by be increased ~~through the capitalization of~~, within the terms of the law; in cases where profits or reserves~~, and additional~~ are capitalized, the issue of new shares corresponding to ~~such~~this increase ~~may or may not be issued to the~~, among its shareholders, in proportion to the number of shares ~~held by them~~they hold is permitted.

Reclassification of the Article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

III - MEETINGS OF SHAREHOLDERS	III – ~~MEETINGS OF SHAREHOLDERS~~GENERAL MEETING	No amendment to the wording.

SECTION 12 - Meetings of the shareholders, called and convened as prescribed by law and these Bylaws, will be held annually within the first four months after the end of each fiscal year, and especially, whenever the interests and business of the Corporation require action by the shareholders.

Article 11. ~~SECTION 12 - Meetings~~The General Meeting of ~~the~~ shareholders, called and convened as prescribed by law and these Bylaws, will be held annually within the first 4 (four) months after the end of each fiscal year, and ~~especially~~in extraordinary session, whenever the interests and business of the ~~Corporation~~Company require action by the shareholders.¶

Reclassification of the Article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

Article 12. The General Meeting will be summoned by the Board of Directors through a decision of a majority of its members or, within the provision of these Bylaws and single paragraph of Article 123 of the Brazilian Corporate Law.¶

Inclusion of the procedure for the call of the shareholders' meetings, as per the provision in article 123 of the Brazilian Corporations Act.

Single Paragraph – The Company will make available, the date of the first publication of the summons to all shareholders at the latest, the material and documents needed to analyze the matters on the Agenda, except in the cases where the law or regulations require a longer period.¶

Single paragraph of Article 12 of the proposal for reform already existed as paragraph 6 of Article 12 of the current Bylaws. The wording was adjusted for the inclusion of the provision for legal requirements.

Article 13. The General Meeting will be convened, in the first summons, with the presence of shareholders representing at least 25% (twenty five per cent) of the capital stock, except when the law demands a higher quorum; and, in a second summons, with any number of shareholders. ¶

Inclusion of the provision of a quorum for shareholders' meetings, as per the provision in article 125 of the Brazilian Corporations Act.

Paragraph 1 – The Extraordinary General Meeting to discuss the reform of these Bylaws will be convened, in the first summons, with the presence of shareholders representing a minimum of 2/3 (two thirds) of the capital stock, but will be able to be convene a second summons with any number of shareholders present.¶

Inclusion of a qualified quorum for proposals for reform of the Bylaws, as per the provision in article 135 of the Brazilian Corporations Act.

Paragraph 2 – Apart for the exceptions foreseen in the applicable regulation, the first summons of the General Meeting should be made with at least 15 (fifteen) days´ notice and the second summons with at least 8 (eight) days’ notice.¶

Paragraph 2 of Article 13 of the proposal for reform already existed as paragraph 3 of Article 12 of the current Bylaws. The wording was adjusted for the inclusion of a second call of meeting, as provided for in article 124, paragraph 1, II, of the Brazilian Corporations Act.

Paragraph One - The proceedings at shareholders’ meetings will be directed by the Chairman of the Board of Directors or, in his or her absence, by the Vice Chairman, who will designate the secretary of the meeting. In the event of absence or temporary disability of the Chairman and Vice Chairman of the Board of Directors, the shareholders’ meeting will be presided over by their respective alternates or, in the absence or disability of such alternates, by a Director specially designated by the Chairman of the Board of Directors.

Paragraph ~~One~~3 - The proceedings at ~~shareholders’ meetings~~General Meetings will be ~~directed~~presided by the Chairman of the Board of Directors or, in his or her absence, by the ~~Vice~~Deputy Chairman~~, who will designate the secretary of the meeting~~. In the event of the absence or temporary ~~disability~~incapacity of the Chairman and ~~Vice~~Deputy Chairman of the Board of Directors, the ~~shareholders’ meeting~~General Meeting will be presided over by ~~their respective alternates or, in the absence or disability of such alternates, by a Director specially~~a member especially designated by the Chairman of the Board of Directors. The Chairman will designate one or more secretaries for the Shareholders´ Meeting.¶

Reclassification of the paragraph in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

Paragraph Two - The shareholders’ meeting will have the powers defined by law and, subject to exceptions set forth in law and in these Bylaws, the shareholders will act by an absolute majority of the affirmative votes cast at the meeting by any system adopted by the chair and secretary.

Article 14. ~~Paragraph Two - The shareholders’ meeting will have the powers defined by law and, subject to exceptions set forth~~The decisions made at the General Meeting, except for the exceptions foreseen in law and in these Bylaws, ~~the shareholders~~ will ~~act~~be taken by an absolute majority of ~~the affirmative votes cast at the meeting by any system adopted by the chair and secretary~~votes of those present, with blank votes not counted.

Adjustment to the wording, in compliance with the provision in article 129 of the Brazilian Corporations Act.
Paragraph Three - The first notice of any shareholders’ meeting shall be given not less than fifteen (15) days prior to the meeting.	~~Paragraph Three - The first notice of any shareholders’ meeting shall be given not less than fifteen (15) days prior to the meeting.¶~~

Exclusion of paragraph 3, in virtue of its inclusion into paragraph 2 of the new Article 13, with adjustment to the wording to provide more clarity and compliance with the article 124, paragraph 1, II, of the Brazilian Corporations Act.

Paragraph Four - Except in the case provided by Section 40, Paragraph one, item (ii) of these Bylaws, the shareholders’ meeting held to consider the cancellation of registration as a publicly-held corporation or the delisting of the Corporation from the Novo Mercado shall be called on not less than thirty (30) days’ notice.

~~Paragraph Four - Except in the case provided by Section 40, Paragraph one, item (ii) of these Bylaws, the shareholders’ meeting held to consider the cancellation of registration as a publicly-held corporation or the delisting of the Corporation from the Novo Mercado shall be called on not less than thirty (30) days’ notice.¶~~

Exclusion of the current paragraph 4 in view of the inclusion of paragraph 2 of Article 13 of the proposal for reform, referring to terms of call of shareholders' meetings.

Paragraph Five - Subject to statutory exceptions in the Corporation Law, the resolutions at shareholders’ meetings will be limited to the order of business stated in the respective notice of call. Inclusion in the shareholders’ meeting order of business of items such as "other business," "general matters" and equivalent expressions is not allowed.

~~Paragraph Five - Subject to statutory exceptions in the Corporation Law, the resolutions at shareholders’ meetings will be limited to the order of business stated in the respective notice of call. Inclusion in the shareholders’ meeting order of business of items such as "other business," "general matters" and equivalent expressions is not allowed.~~

Parágrafo ~~5~~1 – The General Meeting will only decide on subjects on the Agenda that appear in the respective summons, apart for exceptions foreseen in the Corporate Law. The inclusion in the General Meeting agenda under the item “other subjects” or “general subjects” or equivalent expressions is prohibited.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

Paragraph Six - By the date of the first call notice, at the latest, the Corporation shall make the materials and documents necessary to analyze the items on the order of business available to all shareholders.

Paragraph ~~Six - By the date of the first call notice, at the latest, the Corporation shall make the materials and documents necessary to analyze the items on the order of business available to all shareholders.~~2 – The proceedings and decisions of the General Meeting will be registered in a minute, which will be signed by the members of the presiding panel and the shareholders present who will make up, at least the majority needed for the decisions that were taken.¶

Paragraph 6 of Article 12 of the current Bylaws was reclassified to sole paragraph of Article 12 of the proposal for reform, with adjustment to the wording.

Inclusion of paragraph 2 with provision for the recording of the minutes of shareholders' meetings, as per the provision in article 130 of the Brazilian Corporations Act.

SECTION 13 - To the benefit of developing the procedures in connection with the shareholders’ meeting, in addition to an identification document, each shareholder shall submit, not less than five (5) days before any shareholders’ meeting, as the case may be: (i) the relevant proxy instrument containing the notarized signature of the person giving the proxy; and/or (ii) with respect to shareholders participating in the fungible custody of shares in book-entry form, a statement showing the respective holdings issued by the institution providing custodial services. Without prejudice to the provisions of this Section, the shareholder attending the shareholders’ meeting with the required documents in hand which attest its shareholder status will be entitled to participate and vote in such meeting.

Article 15. ~~SECTION 13 -~~ To ensure the ~~benefit of developing the procedures in connection with the shareholders’ meeting, in addition to an~~efficiency of the proceedings of the General Meetings, the shareholders or their representatives should present with at least 5 (five) days´ notice, besides the relevant identification document, ~~each shareholder shall submit, not less than five (5) days before any shareholders’ meeting,~~ as the case may be: (i) the relevant proxy instrument containing the notarized signature of the person giving the proxy and/or the documents proving the legal powers of the proxy; and/or (ii) ~~with respect to~~for those shareholders participating in the fungible custody of shares in book-entry form, a statement showing the respective holdings issued by the institution providing custodial services. ~~Without prejudice to the provisions of this Section, the shareholder attending the shareholders’ meeting with the required documents in hand which attest its shareholder status will be entitled to participate and vote in such meeting.~~¶

Reclassification of the Article in virtue of the renumbering in the proposal for reform, with adjustments to the wording and transfer of terms from the final part to its paragraph 1, to provide more clarity when interpreting the Bylaws.

Paragraph 1 – Without prejudice to the preamble of this provision, shareholders who appear at the General Meeting with the documents that prove their status as shareholders may take part and vote at the meeting.¶

Transfer of the terms from the final part of the current Article 13 to provide more clarity when interpreting the Bylaws, with no adjustment to the wording.

Sole Paragraph - In inspecting the validity of documents submitted with respect to shareholder representation, the Corporation shall adopt the principle of good faith.

~~Sole Paragraph - In inspecting the validity of documents submitted with respect to shareholder representation, the Corporation shall~~Paragraph 2 – The Company will adopt the principle of good faith in the inspection of the representation documentation.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with no adjustment to the wording.
SECTION 14 - In addition to the powers granted by law and these Bylaws, the following powers are vested in the shareholders:

Article 16. ~~SECTION 14 - In addition to the powers granted by~~Besides the attributes stated in law and in these Bylaws, the General Meeting has the following ~~powers are vested in the shareholders~~attributes:¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
1) To take action with respect to stock dividends and any stock split and reverse stock split;	(i) ~~1)~~ To take action with respect to ~~stock dividends and any stock split and reverse stock split;~~bonus shares and decide on groupings and stock splits¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

2) To approve stock option plans for directors, officers and employees of the Corporation, as well as for the directors, officers and employees of other companies directly or indirectly controlled by the Corporation;

(ii) ~~2)~~ To approve stock option plans for directors, ~~officers~~managers and employees ~~of the Corporation~~or people who provide services to the Company, as well as for the directors, ~~officers~~managers and employees ~~of~~or people who provide services to other companies directly or indirectly controlled by the ~~Corporation~~Company;¶

Inclusion of the provision for approval of stock grant plans; and standardization of language in order to include natural persons providing services to the Company as beneficiaries of plans approved at shareholders' meetings.

3) To take action on the allocation of the profit for the fiscal year and a distribution of dividends, as proposed by the directors and officers;	(iii) ~~3)~~ To take action on the allocation of the profit for the fiscal year and ~~a~~ distribution of dividends, as proposed by the directors and ~~officers;~~management; ¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
4) To take action on the delisting from the Novo Mercado of BM&FBOVESPA;	(iv) ~~4)~~ To ~~take action~~decide on the delisting from the Novo Mercado of the BM&FBOVESPA~~;~~	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
5) To fix the compensation of the Fiscal Council pursuant to law and these Bylaws;	~~5) To fix the compensation of the Fiscal Council pursuant to law and these Bylaws;¶~~	Exclusion of current item 5, in virtue of its transfer to the new subsection (vi), to provide more clarity when interpreting the Bylaws.
6) To take action for cancellation of registration with the CVM as a publicly-held corporation, pursuant to the provisions of Article VII of these Bylaws;	~~6) To take action for cancellation of registration with the CVM as a publicly-held corporation, pursuant to the provisions of Article VII of these Bylaws;~~¶

Exclusion of current item 6, since the cancellation of public-traded company registration may only be made upon public offering of share purchase, under the paragraph 4 of article 4 of the Brazilian Corporations Act, the event of which is already provided for in current Article 45 of the Bylaws.

7) To select the expert firm that will be responsible for preparing a valuation report on the shares of the Corporation in the event of cancellation of registration as a publicly-held corporation or delisting from the Novo Mercado, as provided for in Article VII of these Bylaws.

(v) ~~7) To select the expert~~To choose a specialist firm that will be responsible for preparing a valuation report on the Company´s shares ~~of the Corporation~~ in the event of the cancellation of its registration as a publicly-held corporation or delisting from the Novo Mercado, as provided for in Article VIII of these Bylaws~~.~~; and¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
	(vi) To fix the remuneration of the Fiscal Council in line with the law and these Bylaws.¶	Transfer of the current item 5 from this Article, to provide more clarity when interpreting the Bylaws, with no adjustment to the wording.

Article 17. The shareholders’ meeting will annually fix the aggregate annual remuneration of the directors and management of the Company, including any fringe benefits and representation allowances, taking into account their responsibilities, the time devoted to their duties, their ~~competence~~skills and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for the allocation of this global remuneration among directors and executive management.¶

Article 17 of the proposal for reform already existed as paragraph 5 of Article 15 of the current Bylaws. The wording was adjusted to provide more clarity.

Article 18. The General Meeting may suspend the exercise of the rights of a shareholder who does not comply with the legal or statutory obligations and end the suspension as soon as this obligation has been complied with. ¶

Inclusion of the provision for suspension of the exercise of rights, as per the provision in article 120 of the Brazilian Corporations Act.

Paragraph 1 – The shareholders who represent at least 5% (five per cent) of the capital stock may summon the General Meeting mentioned in the preamble to this Article when the Board of Directors does not comply, within the period of 8 (eight) days, with the request for the summons which they have presented, with the indication of the obligation that has not been met and the identification of the defaulting shareholder. ¶

Inclusion of the provision concerning the call of shareholders' meeting by shareholders representing five percent (5%) of the share capital, as provided for in article 123, sole paragraph, "c", of the Brazilian Corporations Act.

Paragraph 2 – It will be the responsibility of the General Meeting that approves the suspension of the rights of a shareholder to also establish, amongst other aspects, the extent and period of suspension, respecting the legal prohibitions.¶

The inclusion of proceeding concerning the approval for suspension of rights at shareholders' meeting as provided for in article 120 of the Brazilian Corporations Act.
	Paragraph 3 – The suspension of the rights will end as soon as the obligation has been met, and it is up to the shareholder in question to inform the Company of this compliance.¶	The inclusion of proceeding concerning the cessation for the suspension of rights at shareholders' meeting as provided for in article 120 of the Brazilian Corporations Act.
IV – MANAGEMENT Section I - General Provisions Applicable to Management	IV – MANAGEMENT Section I - General Provisions Applicable to Management Bodies	Adjustment to the wording to provide more clarity when interpreting the Bylaws.
SECTION 15 - The management of the Corporation is vested in the Board of Directors and the Board of Executive Officers, whose respective authority is granted by law and these Bylaws.

Article 19. ~~SECTION 15 -~~ The management of the ~~Corporation~~Company is vested in the Board of Directors and the Board of Executive Officers, whose respective authority is granted by law and these Bylaws.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph One - The directors and officers of the Corporation need not post a fidelity bond to cover the discharge of their duties.	Paragraph ~~One~~1 - The directors and ~~officers~~managers of the ~~Corporation~~Company need not post a fidelity bond to cover the discharge of their duties.¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - The directors and officers of the Corporation will take their offices by signing a statement of incumbency recorded in the corporate registers, which shall constitute assent to all the manuals, codes, regulations and in-house policies of the Corporation, and by previously signing the relevant Consent to Appointment referred to in the Novo Mercado Listing Regulations.

Paragraph ~~Two~~2 - The directors and ~~officers~~managers of the ~~Corporation~~Company will ~~take their offices~~assume office by signing a statement of incumbency ~~recorded~~ in the ~~corporate registers, which shall constitute assent to~~Company records, which will record their support for all the Company´s manuals, codes, regulations and ~~in-house~~internal policies ~~of the Corporation~~, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Three - Any act performed by any director or officer of the Corporation, whereby the Corporation will become liable for obligations arising from business or transactions unrelated to the corporate purposes, are expressly prohibited and will ipso facto be null and void, without prejudice to liability under civil or criminal law, as the case may be, being imposed on anyone who violates this Paragraph.

Paragraph ~~Three~~3 - Any act ~~performed~~ by any director or ~~officer~~manager of the ~~Corporation, whereby the Corporation~~Company in which the Company will become liable for obligations arising from business or transactions unrelated to the corporate purposes, are expressly prohibited and will ~~ipso facto~~ be null and void, without prejudice to liability under civil or criminal law, ~~as~~if this is the case ~~may be, being imposed on anyone who~~, against whoever violates this ~~Paragraph~~provision.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph Four - The term of office of the directors and officers of the Corporation will be extended until their replacement takes office.	Paragraph ~~Four~~4 - The term of office of the directors and ~~officers~~managers of the ~~Corporation~~Company will be extended until their replacements takes office.	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Five - The shareholders’ meeting will annually fix the aggregate annual compensation of the directors and officers of the Corporation, including any fringe benefits and entertainment allowances, taking into account their responsibilities, the time devoted to their duties, their competence and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for allocation of such compensation to each Director and each Executive Officer.

~~Paragraph Five - The shareholders’ meeting will annually fix the aggregate annual compensation of the directors and officers of the Corporation, including any fringe benefits and entertainment allowances, taking into account their responsibilities, the time devoted to their duties, their competence and professional reputation, and the market value of their services. The Board of Directors will have the authority to establish the criteria for allocation of such compensation to each Director and each Executive Officer.~~

Transfer of paragraph 5 of Article 15 of the current Bylaws to Article 17 of the proposal for reform, with adjustment to the wording to provide more clarity.

Section II – Board of Directors	Section II – Board of Directors	No amendment to the wording.

SECTION 16 - The Board of Directors is composed of nine (9) to eleven (11) regular members and an equal number of alternates, not less than twenty percent (20%) of whom shall be Independent Directors (as defined in Paragraph One) elected at a shareholders’ meeting for a term of office of two (2) years beginning and ending on the same dates, reelection being permitted.

Article 20. ~~SECTION 16 -~~ The Board of Directors ~~is composed~~consists of a minimum of nine ~~(9) to~~9 (nine) and maximum of eleven (11) regular members ~~and an equal number of alternates, not~~, no less than 20% (twenty percent ~~(20%~~) of whom ~~shall~~will be Independent Directors (as defined in Paragraph ~~One) elected at a~~1). All these members must be shareholders~~’ meeting~~ in the Company elected and liable to dismissal by a General Meeting for a term of office of 2 (two ~~(2~~) years ~~beginning and ending on the same dates~~, with reelection being permitted. When, in order to ensure that the above percentage is complied with, the fraction number of the members will be rounded up, within the terms of the Novo Mercado Listing Regulations.

Reclassification of the Article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws. Exclusion of the figure of alternate members from the Board of Directors, as well as the adjustment to the statutory clauses, pursuant to the Listing Regulation of BM&FBovespa's New Market (Section IV, items 4.3, 4.4, 4.6, 4.7, 4.8 and 4.8.1).

Paragraph One - For the purpose of this Section, an Independent Director means such director as is defined in the Novo Mercado Listing Regulations of the BM&FBOVESPA and is expressly declared to be such in the minutes of the shareholders’ meeting at which he or she is elected. Upon election of the members of the Board of Directors, the shareholders’ meeting will designate a Chairman and a Vice Chairman, the latter to substitute for the former in his or her disabilities or absences, as well as in case of vacancy.

Parágrafo 1º - Paragraph ~~One~~1 - For the purpose of this Section, an “Independent Director” means ~~such director~~a person as is defined in the Novo Mercado Listing Regulations ~~of the BM&FBOVESPA~~ and is expressly declared to be such in the minutes of the shareholders’ meeting at which he or she is elected. ~~Upon election of the~~¶

Exclusion of the final part of Paragraph 1, in virtue of its transfer to the new Paragraph 2 of this Article, to provide more clarity when interpreting the Bylaws.

Paragraph 2 – When members ~~of~~are being elected to the Board of Directors, the ~~shareholders’ meeting~~General Meeting will ~~designate~~nominate a Chairman and a ~~Vice~~Deputy Chairman, ~~the latter to substitute for~~who will replace the former in his or her ~~disabilities or~~ absences or incapacity to attend, as well as in the case of vacancy.¶

Transfer of the final part of the Paragraph 1, to provide more clarity when interpreting the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - Where the multiple vote system has not been requested, the members of the Board of Directors will decide by the vote of an absolute majority of its attending members the names of candidates to be placed on the nominating ticket for all offices in the Board. In the event the multiple vote system has been requested, each member of the then acting Board of Directors will be deemed to be a candidate for the Board of Directors.

Paragraph ~~Two - Where the multiple vote system has not been requested, the members of the Board of Directors will decide by the vote of an absolute majority of its attending members the names of candidates to be placed on the nominating ticket for all offices in the Board. In the event the multiple vote system has been requested, each member of the then acting Board of Directors will be deemed to be a candidate for the Board of Directors.~~3 – Whenever the General Meeting is summoned to decide on the election of the Board of Directors, the members of this body will approve a proposal for a complete list of candidates for the vacant positions on the Board of Directors, including nominations for the positions of Chairman and Deputy Chairman of the Board of Directors, which will be submitted for approval to the General Meeting.

Renumbering of the Paragraph in virtue of the proposal for inclusion of Paragraph 2 above, with adjustments to the wording in order to provide more clarity when interpreting the Bylaws, as well as transfer of the provision on plural voting to the new Paragraph 6 of this Article, with adjustment to the wording to provide more clarity.

Paragraph Three - If the Corporation receives a written request from shareholders wishing that the multiple vote system be adopted as provided by Section 141, Paragraph One of the Corporation Law, the Corporation will communicate the receipt and contents of such request: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not more than two (2) days after receiving such request, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications have circulated.

~~Paragraph Three - If the Corporation receives a written request from shareholders wishing that the multiple vote system be adopted as provided by Section 141, Paragraph One of the Corporation Law, the Corporation will communicate the receipt and contents of such request: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not more than two (2) days after receiving such request, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications have circulated.~~¶

Transfer of paragraph 3 of Article 16 of the current Bylaws to paragraph 6 of Article 20 of the proposal for reform, with adjustment to the wording to provide more clarity.

Paragraph Four - In the event any shareholder wishes to appoint one or more representatives for the Board of Directors who have not recently been members thereof, such shareholder shall notify the Corporation in writing not less than five (5) days before the shareholders’ meeting at which the Directors will be elected, providing the name, qualifications and complete information on the professional experience of such candidates. Upon receiving notice with respect to one or more candidates for the Board of Directors, the Corporation will communicate the receipt and contents of such notice: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not less than three (3) days before the relevant shareholders’ meeting, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications circulate.

Paragraph ~~Four - In the event~~4 – Should any shareholder wish~~es~~ to ~~appoint~~nominate one or more ~~representatives for~~candidates to the Board of Directors who ~~have not recently been members thereof, such shareholder shall~~are not part of the list put forward in the manner described in Paragraph 3 of this article, this shareholder will notify the ~~Corporation~~Company, putting forward another list for election to the Board of Directors in writing ~~not~~and preferably within no less than 5 (five ~~(5~~) days before the ~~shareholders’ meeting at which the Directors will be elected~~date of the General Meeting, providing the name, qualifications and ~~complete information on the~~ professional experience of such ~~candidates. Upon receiving notice with respect to one or more candidates for~~candidate(s). The Company will be responsible for immediately disclosing this information, through a Shareholders´ Notice, available on the CVM site and the Internet. The Company will not accept the registration of any list, nor the exercise of the voting right in the election of members of the Board of Directors, ~~the Corporation will communicate~~in circumstances that violate the provisions of the applicable regulations.¶

Adjustment to the wording to provide more clarity and exclusion of the requirement to publish in newspapers the notice to the shareholders as the Company receives the request for adoption of plural voting proceeding, as provided for in item 2.4.3 of the Circular Official Letter CVM SEP No. 002/2015, of February 26, 2015. Exclusion of the requirement for a minimum term in advance to appoint nominees for the Board of Directors, making reference to preferred appointment within a certain term in advance in order to facilitate the work at the Meeting and provide more publicity to the appointment, as provided for in item 6.1 of the Circular Official Letter CVM SEP No. 002/2015, of February 26, 2015.

Paragraph 5 – The presentation of more than one list by the same shareholder is prohibited. However, one person may be a member of two or more lists, including that proposed within the terms of Paragraph 4 above.¶

Inclusion of provision concerning the appointment and structure of the slates of candidates to members of the Board of Directors.

Paragraph 6 - Should the Company receive a written request for the multiple vote system to be adopted, as provided by Section 141, Paragraph One of the Corporate Law, the Company will immediately announce the receipt and contents of ~~such notice: (i) promptly, by electronic means, to the CVM and the BM&FBOVESPA; and (ii) by publication of the relevant notice to the shareholders within not less than three (3) days before the relevant shareholders’ meeting, considering in the computation of such time only the days in which the newspapers usually designated by the Corporation for corporate publications circulate.~~this request through a Shareholders´ Notice, available on the CVM site and the Internet, or as established by the law or the CVM.¶

Provision arising from the transfer of the paragraph 3 of article 16 of the current Bylaws to paragraph 6 of Article 20 of the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws, as well as exclusion of the requirement to publish in newspapers the notice to the shareholders as the Company receives the request for adoption of plural voting proceeding, as provided for in item 2.4.3 of the Circular Official Letter CVM SEP No. 002/2015, of February 26, 2015.

Paragraph 7 – In the event of the election of the Board of Directors being carried out through a multiple vote process, each member of the lists presented in the form of this Article will be regarded as a candidate for the position of Member.¶

Inclusion of provision in order to clarify the operation of the plural voting proceeding and the independence of the candidature of members to the Board of Directors appointed by the management on duty.

Paragraph Five - Whenever election has occurred using the multiple vote system, the removal of any member of the Board of Directors by the shareholders’ meeting shall entail the removal of the other members, and a new election shall be held. In all other cases, if there is a vacancy in the office of a regular member of the Board of Directors, his or her alternate will fill the vacancy. In the event of vacancy in the office of a regular and alternate member of the Board of Directors, the remaining members will designate a replacement, who will serve until the next shareholders’ meeting, at which the shareholders will elect another Director to serve for the unexpired term of office. If more than one third (1/3) of the offices on the Board of Directors shall be vacant at the same time, a shareholders’ meeting will be called within thirty (30) days after such event to elect the substitutes, who will qualify for a term of office to coincide with that of the other Directors.

Paragraph ~~Five~~8 ~~-~~– Whenever the election has ~~occurred using~~been carried out by the multiple vote ~~system~~process, the ~~removal~~dismissal of any member of the Board of Directors by the ~~shareholders’ meeting shall entail the removal~~General Meeting will mean the dismissal of the other members, and a new election ~~shall~~will be held. ~~In all other cases, if there is a vacancy in the office of a regular member of the Board of Directors, his or her alternate will fill the vacancy. In the event of vacancy in the office of a regular and alternate member~~¶

Renumbering of paragraph 5 of article 16 of the current Bylaws to paragraph 8 of article 20 of the proposal for reform, with adjustment to the wording and division of the provision into two paragraphs to provide more clarity.

Paragraph 9 – Should there be a vacancy for standing members of the Board of Directors, the remaining members will ~~designate a replacement,~~nominate a substitute who will ~~serve~~fill the vacancy until the next ~~shareholders’ meeting,~~General Meeting at which the shareholders will elect another Director to serve for the unexpired term of office. If more than one third (1/3) of the ~~offices~~positions on the Board of Directors ~~shall be~~are vacant at the same time, ~~a shareholders’ meeting~~the General Meeting will be called within 30 (thirty ~~(30~~) days ~~after such~~from this event to elect the substitutes, who will qualify for a term of office to coincide with that of the other ~~Directors~~Members.¶

Paragraph 9 included as a result of the division of Paragraph 5 of article 16 of the current Bylaws, with adjustments to the wording to provide more clarity.

Paragraph Six - Each member of the Board of Directors must be of good repute, and a person will not be eligible for election if such person: (i) holds a position with any company that may be deemed to be a competitor of the Corporation; or (ii) has or represents any conflicting interest with respect to the Corporation. In the event any member of the Board of Directors acquires any of the foregoing disqualifications after being appointed, such member shall immediately submit his or her resignation to the Chairman of the Board of Directors. Elected members of the Board of Directors also shall not be allowed to participate in any meetings at which action is proposed to be taken on matters with respect to which he or she may have or represent an interest conflicting with the interests of the Corporation, and no such member shall have access to information relating thereto.

Paragraph ~~Six - Each member~~10 – Members of the Board of Directors must be of good repute~~,~~ and ~~a person~~candidates will not be eligible for election if ~~such person~~they: (i) ~~holds a position~~hold positions with any company that may be ~~deemed to be~~regarded as a competitor of the ~~Corporation~~Company; or (ii) ha~~s~~ve or represent~~s~~ any conflicting interest ~~with respect~~ to the ~~Corporation. In the event~~Company. Should any member of the Board of Directors ~~acquires~~be liable to any of the foregoing disqualifications foreseen in the Corporate Law or in this paragraph after being ~~appointed, such member shall~~elected, he or she will be obliged to immediately submit his or her resignation to the Chairman of the Board of Directors. ~~Elected members of the Board of Directors also shall not be allowed to participate in any meetings at which action is proposed to be taken on matters with respect to which he or she may have or represent an interest conflicting with the interests of the Corporation, and no such member shall have access to information relating thereto.~~¶

Renumbering of the Paragraph in virtue of the proposal for the inclusion of Paragraphs 2, 5 and 7 above and division of paragraph 5 of the current Bylaws, with adjustments to the wording in order to provide more clarity when interpreting the Bylaws, as well as exclusion of the provision concerning conflicts of interests, provided for in paragraph 6 of article 21 of the proposal for reform.

Paragraph Seven - Within five (5) months after the end of the fiscal year and whenever a public offerings of securities is launched, the members of the Board of Directors shall submit to the Corporation a list indicating the offices they hold on boards of directors, fiscal councils, executive bodies and committees of other companies or entities.

~~Paragraph Seven - Within five (5) months after the end of the fiscal year and whenever a public offerings of securities is launched, the members of the Board of Directors shall submit to the Corporation a list indicating the offices they hold on boards of directors, fiscal councils, executive bodies and committees of other companies or entities.~~¶

 Exclusion of Paragraph 7 of article 16 of the current Bylaws, since the Company's Management understands that the activity of the Board of Directors' members in other companies, in compliance with the legal restraints, does not interfere in their activities in the Company.

Subsection II.1 – Meetings and Substitutes	Inclusion of Subsection to provide more clarity when interpreting the Bylaws.

SECTION 17 - The Board of Directors will meet regularly once every month and, extraordinarily, as required, when called by the Chairman or a majority of the Board members. Minutes of such meetings will be recorded in the appropriate corporate register.

Article 21. ~~SECTION 17 -~~ The Board of Directors will meet regularly once every month and, ~~extraordinarily, as required, when called~~in extraordinary session, whenever summoned by the Chairman or a majority of the Board members. Minutes of ~~such~~these meetings will be recorded in the ~~appropriate corporate register~~Company records.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Parágrafo 1 – The summons of the meetings~~.~~will be made in writing, through a letter, telegram, e-mail or other form that allows the proof of receipt of the summons by the person who receives it, and should include the agenda as well as the place, date and time of the meeting. ¶

Inclusion of proceeding referring to the method for the calls of meeting of the Company's Board of Directors.

Paragraph 2 – The meetings of the Board of Directors will be summoned with a minimum of 5 (five) working days’ notice. On the same day of the summons of the meeting, the materials and documents needed for consideration of the subjects on the agenda of the meeting of the Board of Directors will be made available to the members.¶

Inclusion of the term of the call of meeting for Board of Directors' meetings and transfer of the provision in paragraph 4 of article 17 of the current Bylaws, with adjustment to the wording to provide more clarity.

	Paragraph 3 – Regardless of the formalities of the summons, a meeting will be regarded as regular when all Board of Directors members attend.¶	Inclusion of the rule referring to the waiver of formalities for the call of meeting in virtue of the presence of all directors at the Board of Directors' meetings.
Paragraph One - At any meeting of the Board of Directors a quorum will consist of not less than two thirds (2/3) of its members.

Paragraph 4 – The meetings of the Board of Directors will be convened in the first summons with the presence of a minimum of 2/3 (two thirds) of its members. In the second summons, which will be the object of a new communication to the Members in the form of Paragraph 1 of this Article, sent immediately after the date designated for the first summons, the meeting will convened with the presence of a simple majority of Members.¶

Inclusion of the rule concerning the proceeding to convene the Board of Directors' meetings, at the first and second calls.

Paragraph Two - Where necessary, members of the Board of Directors are permitted to participate in meetings of the Board of Directors by telephone, videoconference or any other means of communication that is able to ensure effective participation and the authenticity of his or her vote. In these circumstances, the board member shall be considered present at the meeting, his or her vote shall be considered valid for all legal intents and purposes and recorded in the minutes of said meeting.

Paragraph ~~Two - Where~~5 – If necessary, meeting of the Board of Directors or the participation of the members ~~of the Board of Directors are permitted to participate~~ in the meetings of the ~~B~~board of Directors ~~by~~will be allowed through telephone, videoconference, electronic or ~~any~~ other communications means ~~of communication~~ that ~~is able to~~can ensure the effective participation and the authenticity of ~~his or her~~the vote of the member. In these circumstances, the ~~board~~ member ~~shall~~will be ~~considered~~regarded as being present at the meeting~~,~~ and his ~~or~~ /her vote ~~shall~~will be considered valid for all ~~legal intents and purposes and recorded in~~the legal effects and incorporated into the minutes of ~~said~~the meeting in question.

Inclusion of the possibility of holding Board of Directors' meetings by means of teleconferences and other means of remote communication, as well as the possibility of electronic resolutions and reclassification of the paragraph in virtue of the renumbering in the proposal for reform.

Paragraph Three - Except with respect to the matters set out in Section 19 of these Bylaws, the Board of Directors will act by a majority vote of its members attending a meeting, the Chairman to cast the tie-breaking vote in the event of a tie.

Paragraph ~~Three - Except with respect to the matters set out in Section 19 of these Bylaws, the Board of Directors will act by a majority vote of its members attending a meeting, the Chairman to cast the tie-breaking vote in the event of a tie.¶~~6 – No member of the Board of Directors may have access to information, take part in decisions and discussions of the Board of Directors or any other management bodies, exercise a vote or, in any way, intervene in subjects that are, directly or indirectly, in conflict with the interest of the Company, within the terms of the law.¶

Inclusion of prohibition on the participation of directors in events of conflict of interests, in compliance with the provision in article 156 of the Brazilian Corporations Act.
Paragraph 7 – The decisions taken by the Board of Directors will be by a majority vote of those present, with the Chairman having the casting vote in the event of a tie.¶	Reclassification of the paragraph in virtue of renumbering in the proposal for reform, with adjustment to the wording in order to provide more clarity when interpreting the Bylaws.

Article 22. In the case of absence or temporary incapacity, the Members may be represented at meetings of the Board of Directors by another member indicated in writing, who, as well as his/her own vote, will express the vote of the absent or temporarily incapable member.¶

Inclusion of provision concerning the replacement of directors in the event of temporary absence or impediment.

Paragraph Four - The materials and documents necessary to appraise the items on the order of business for the meeting of the Board of Directors shall be delivered to each board member at least 5 (five) working days in advance.

~~Paragraph Four - The materials and documents necessary to appraise the items on the order of business for the meeting of the Board of Directors shall be delivered to each board member at least 5 (five) working days in advance~~Paragraph 1 - In the case of absence or temporary incapacity of the Chairman of the Board of Directors, his/her functions will be exercised, on a temporary basis, by the Deputy Chairman. ¶

Transfer of the paragraph 4 to Article 21, paragraph 2, of the proposal for reform, with adjustment to the wording.

Inclusion of the specific rule concerning the replacement of Chairman of the Board of Directors in the event of temporary absence or impediment.

	Paragraph 2 - In the case of absence or temporary incapacity of the Deputy Chairman, it will be up for the Chairman to nominate, from the other members of the Board of Directors, his/her substitute.¶	Inclusion of the specific rule concerning the replacement of Deputy Chairman of the Board of Directors in the event of temporary absence or impediment.
	Subsection II.2 - Responsibilities¶	Inclusion of Subsection to provide more clarity when interpreting the Bylaws.
SECTION 18 - In addition to the duties set forth in legislation and in these Bylaws, the Board of Directors will have authority:

Article 23. ~~SECTION 18 - In addition to the duties set forth in legislation and in~~The Board of Directors is responsible, besides the other attributes stated in law and these Bylaws, ~~the Board of Directors will have authority~~for:¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
1) To direct the conduct of the business of the Corporation;	(i) ~~1. To direct~~directing the general conduct of the Company´s business ~~of the Corporation~~;¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
2) To elect and remove the executive officers of the Corporation and to establish their duties, subject to the provisions of these Bylaws;

(ii) ~~2) To elect~~electing and ~~remove the executive officers of the Corporation and to establish~~removing the Executive Management of the Company or its subsidiaries, direct or indirect,  and establishing their duties, subject to the provisions of these Bylaws;¶

Standardization of the numbering used throughout the document and adjustments to the wording in order to express the applicability of the Board of Directors to elect officers also in companies controlled by the Company.

3) To supervise the performance of the executive officers, to examine at any time the books and papers of the Corporation, and to request information on contracts executed or about to be executed, as well as on any other action;

(iii) ~~3) To supervise~~supervising the performance of the executive ~~officers, to examine~~management, examining, at any time, the Company´s books and papers ~~of the Corporation, and to request~~and calling for information on contracts executed or about to be executed, as well as on any other actions;¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
4) To call shareholders’ meetings as may be deemed advisable and in the cases prescribed by law;	(iv) ~~4) To call shareholders’ meetings as may be deemed advisable~~calling the General Meeting whenever necessary and in the cases prescribed by law;¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
5) To approve the management report and the accounts of the Board of Executive Officers;	(v) ~~5) To approve~~approving the ~~m~~Management report and the accounts of the ~~Board of~~ Executive ~~Officers~~Board and financial statements for each financial year;¶	Inclusion of provision for the board of directors' statement on the Company's financial statements relating to each fiscal year.

6) To allocate among the members of the Board of Directors and the Board of Executive Officers the aggregate annual compensation fixed by the shareholders’ meeting, and to establish the criteria for directors’ and officers’ participation in the profits, subject to the provisions of these Bylaws;

(vi) ~~6) To allocate~~allocating among the members of the Board of Directors and the ~~Board of~~ Executive ~~Officers~~Board the aggregate annual compensation fixed by the ~~shareholders’ meeting, and to establish~~General Meeting and establishing the criteria for directors’ and ~~officers’~~management´s participation in the profits, subject to the provisions of these Bylaws;

Standardization of the numbering used throughout the document, with the inclusion of employees as eligible to receive profit sharing, in compliance with the sole paragraph of the new Article 35.

7) To authorize the Executive Officers to execute guarantees (fianças and avais) and contract insurance sureties, as well as performance bonds, in favor of the companies controlled by and affiliated with the Corporation, as well as to any third parties, in connection with matters related to the operations of the Corporation;

~~7) To authorize the Executive Officers to execute guarantees (fianças and avais) and contract insurance sureties, as well as performance bonds, in favor of the companies controlled by and affiliated with the Corporation, as well as to any third parties, in connection with matters related to the operations of the Corporation;¶~~

Item 7 of Article 18 of the current Bylaws was reclassified to subsection (xxviii) of article 23 of the proposal for reform, with adjustment to the wording.

8) To authorize the Executive Officers to make any products and personal and real property of the Corporation available to companies controlled by and affiliated with the Corporation to be offered as security for borrowing transactions entered into with financial institutions, or as surety in legal actions.

~~8) To authorize the Executive Officers to make any products and personal and real property of the Corporation available to companies controlled by and affiliated with the Corporation to be offered as security for borrowing transactions entered into with financial institutions, or as surety in legal actions.¶~~

Item 8 of Article 18 of the current Bylaws was reclassified to subsection (xxix) of article 23 of the proposal for reform, with adjustment to the wording.
9) To approve the annual Plan for Disposal of Noncurrent Assets proposed by Executive Officers.	~~9) To approve the annual Plan for Disposal of Noncurrent Assets proposed by Executive Officers.¶~~	Item 9 of Article 18 of the current Bylaws was reclassified to subsection (xxiv) of article 23 of the proposal for reform, with adjustment to the wording.
10) To approve the creation or closing of any branch, agency and other offices and other subordinate corporate facilities anywhere outside of the Brazilian territory (international markets) ;

~~10) To approve the creation or closing of any branch, agency and other offices and other subordinate corporate facilities anywhere outside of the Brazilian territory (international markets) ;~~(vii) authorizing the opening of affiliates, branches, depositories, offices or any other outlets of the Company in jurisdictions where it has no previous establishment;¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
11) To choose and replace independent auditors proposed by Audit Committee;	(viii) ~~11) To choose~~choosing and ~~replace~~replacing the independent auditors proposed by the Audit Committee; ¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
12) To propose to the shareholders’ meeting the issue of new shares beyond the limit of authorized capital;	(ix) ~~12) To propose~~proposing to the General Meeting of shareholders~~’ meeting~~ the issue of new shares beyond the limit of authorized capital;¶	Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

13) To take action on the acquisition of the Corporation’s own shares for cancellation or to be kept as treasury shares and, in this latter case, to take action on the subsequent disposition thereof;

(x) ~~13) To take action on~~except in cases reserved to the General Meeting, within the terms of the CVM regulations, taking action on: (a) the acquisition of the ~~Corporation’~~Company´s own shares ~~for~~to be held in treasury or use in plans approved by the General Meeting; and (b) any sale or cancellation ~~or to be kept as treasury shares and, in this latter case, to take action on the subsequent disposition thereof~~of these shares;¶

Reclassification of the subsection in virtue of the renumbering of he proposal for reform, with amendment to the wording (i) in order to highlight the roles assigned to the Shareholders' Meeting by CVM regulation; and (ii) in order to include the provision for the use of treasury shares in plans approved by the Shareholders' Meeting and resolution on the cancellation of such shares.

14) To take action on the issuance of any commercial paper and other similar securities;

(xi) ~~14) To take action on the issuance of any~~deciding on the issue by the Company or its subsidiaries, direct or indirect, of non-convertible debentures, commercial paper and other similar securities;¶

Inclusion of Board of Directors' role of issuing debentures not convertible into shares by the Company or companies directly or indirectly controlled by it, as provided for in article 59, paragraph 1, of the Brazilian Corporations Act.

15) To take action on the issue of shares of stock within the limits of authorized capital, establishing the number, terms of payment, and subscription price of such shares, including premium thereon, and whether or not the shareholders will have preemptive rights or be subject to a shorter period for exercise of such rights, as permitted under applicable regulations;

(xii) ~~15) To take action~~deciding on the issue by the Company of shares ~~of stock~~, subscription bonuses and debentures convertible to shares within the limits of the authorized capital, establishing the number, terms of payment, and respective subscription price of ~~such~~these shares, including the premium ~~thereon~~, and whether or not the shareholders will have ~~preemptive~~preference rights or be subject to a shorter period for the exercise of such rights, as permitted under ~~applicable regulations~~the prevailing law;

Inclusion of provision for the issue of subscription bonus, as provided for in article 75 of the Corporations Act; and debentures convertible into shares, as provided for in article 59, paragraph 2, of the Brazilian Corporations Act.

16) To approve the preparation of semiannual or other interim balance sheets, and to declare semiannual or other interim dividends out of profits shown in such balance sheets or Retained Earnings or Profit Reserves shown in the latest annual or semiannual balance sheet, as provided by law, and/or to authorize the payment of interest on shareholders’ equity, pursuant to Law No. 9,249/95;

(xiii) ~~16) To approve~~approving the preparation of ~~semiannual~~semi-annual or other interim balance sheets, and to declare ~~semiannual or other~~ interim dividends out of the profits shown in ~~such~~these balance sheets or Retained Earnings or Profit Reserves shown in the latest annual or ~~semiannual~~semi-annual balance sheet, as provided by law, and/or to authorize the payment of interest on shareholders’ equity, ~~pursuant to~~under Law No. 9,249~~/95~~ of December 26, 1995, as amended;

Adjustment to the wording, as provided for in article 204, paragraph 1, of the Brazilian Corporations Act; and adjustment to the wording to provide more clarity.

17) To approve and define in advance the action of the Board of Executive Officers on behalf of the Corporation in its capacity as a shareholder and/or quotaholder of other companies, directing the vote to be cast by the Corporation at any shareholders’ and/or other meetings of the companies in which the Corporation holds an interest, except with respect to operational and non-financial matters;

~~17) To approve and define in advance the action of the Board of Executive Officers on behalf of the Corporation in its capacity as a shareholder and/or quotaholder of other companies, directing the vote to be cast by the Corporation at any shareholders’ and/or other meetings of the companies in which the Corporation holds an interest, except with respect to operational and non-financial matters;~~¶

Item 17 of Article 18 of the current Bylaws was reclassified to subsection (xxxiii) of article 23 of the proposal for reform, with adjustment to the wording.
(xiv) approving the Company´s policy on dividend payments;¶	Subsection (xiv) of the proposal for reform already existed as item 12 of article 19 of the current Bylaws. The wording was adjusted to provide more clarity when interpreting the Bylaws.

(xv) proposing to the Ordinary General Meeting of shareholders, within the limits established in Article 35, single paragraph, of these Bylaws, the amounts to be paid for the statutory profit sharing by employees and management for each fiscal year, and defining the criteria for distributing these amounts;¶

Inclusion of the Board of Directors' role of proposing for the Shareholders' Meeting the amounts to be paid on account of statutory shareholding, in compliance with the provision in article 190 of the Brazilian Corporations Act.

(xvi) authorizing the practice of reasonable free acts by the Company, involving amounts above 0.067% and limited to 0.333% of the Reference Value, alone or in combination, to the benefit of the employees or the community where the Company operates;¶

Inclusion of Board of Directors' role of authorizing the practice of gratuitous acts, in compliance with the provision in article 154 of the Brazilian Corporations Act.

18) To submit for shareholder approval a plan to grant stock options to the directors and officers or employees of the Corporation, or individuals providing services to the Corporation or to a company controlled by the Corporation, within the limits of authorized capital and the Board of Directors shall be responsible for managing said plan;

(xvii) ~~18) To submit~~presenting a proposal for ~~shareholder approval a plan to grant stock options to the directors and officers or employees of the Corporation, or individuals providing~~the approval of the Meeting of the stock option or share concession plan  to its management or employees, or people who provide services to the ~~Corporation or to a company controlled by the Corporation~~Company, and its subsidiaries, direct or indirect, within the limit~~s~~ of the authorized capital, ~~and~~with the Board of Directors ~~shall be~~being responsible for managing ~~said plan~~this plan, including the grant of options and share concessions within the scope of these plans;¶

Inclusion of the provision for approval of stock grant plans; and standardization of language in order to include managers and employees or natural persons providing services to the Company as beneficiaries of plans approved at shareholders' meetings.

19) To authorize changes in the conditions for trading and issuance of American Depositary Receipts - ADRs;	(xviii) ~~19) To authorize~~authorizing changes in the conditions for trading and ~~issuance of~~issuing American Depositary Receipts ~~- ADRs~~– ADRs by the Company or its subsidiaries, directly and indirectly;¶

Renumbering in virtue of the amendments proposed and standardization of the numbering used throughout the document, with adjustments to the wording to express the Board of Directors' role of also resolving on the issue of ADRs by companies directly or indirectly controlled by the Company.

20) To create technical or consultative committees without voting powers, aimed at discharging specific duties or carrying out general activities of interest to the Corporation. Such committees may function in the following areas, among others: (i) strategic and financing; (ii) governance and ethics; and (iii) directors’ and officers’ compensation and executive development;

(xix) ~~20) To create~~creating technical or consultative committees ~~without~~with no voting powers, aimed at discharging specific duties or carrying out general activities of interest to the ~~Corporation. Such~~Company within the terms set by the Board of Directors. These committees may function in the following areas, amongst others: (i) strategic and financing; (ii) governance and ethics; and (iii) directors’ and ~~officers’ compensation~~management remuneration and executive development;¶

Renumbering in virtue of the amendments proposed and standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws.

21) To supervise the performance of the duties of any committees that may be created to assist the Board of Directors, to approve the respective regulations and to consider any opinions and reports submitted by such committees pursuant to the prevailing legislation;

(xx) ~~21) To supervise~~supervising the performance of the duties of any committees that may be created to assist the Board of Directors, ~~to approve the~~approving their respective regulations and ~~to consider any~~considering the opinions and reports submitted by ~~such committees pursuant to~~them in line with the prevailing legislation and these Bylaws;¶

Renumbering in virtue of the amendments proposed and standardization of the numbering used throughout the document, with adjustment to the wording.

22) To define the three-name list of firms with expertise in economic valuation of companies, for the purpose of preparing a valuation report on the shares of the Corporation in the event of cancellation of registration as a publicly-held corporation or delisting from the Novo Mercado, as provided under Section 41 of these Bylaws.

(xxi) ~~22) To define the three-name~~drawing up a list of three firms with expertise in the economic valuation of companies, for the purpose of preparing a valuation report on the Company´s shares ~~of the Corporation~~ in the event of the cancellation of its registration as a publicly-held ~~corporation~~company or delisting from the Novo Mercado~~,~~ , as provided under Section 4~~1~~8 of these Bylaws.¶

Renumbering in virtue of the amendments proposed and standardization of the numbering used throughout the document, and adjustment to cross-reference.

23) To draft and publish a prior reasoned opinion on any and all tender offers for shares issued by the Corporation, within fifteen (15) days after publication of the announcement of tender offer initiated for shares, and concerning: (i) the convenience and potential opportunity of the offer in respect of the joint interests of shareholders and in relation to the liquidity of the securities held; (ii) the repercussions of the offer on the Corporation’s interests; (iii) the strategic plans disclosed by the offeror in relation to the Corporation; and (iv) other points considered relevant. In the opinion, the Board of Directors shall give a reasoned opinion in favor or against acceptance of the tender offer for shares, alerting shareholders that each shareholder is responsible for the final decision on the acceptance or non-acceptance of said offer.

(xxii) ~~23) To draft and publish a prior reasoned~~drawing up and making public a previous opinion founded on ~~any and all tender offers for~~all and any public acquisition offer targeted at shares issued by the ~~Corporation~~Company, within 15 (fifteen ~~(15~~) days ~~after~~of the publication of the ~~announcement of tender offer initiated for shares, and concerning: (i~~notice of the public share offer, in which it will show: (a) the convenience and ~~potential~~ opportunity of the offer in ~~respect of~~relation to the joint interest~~s~~ of the shareholders and ~~in relation to~~ the liquidity of the tradable securities ~~held~~it holds; (~~ii~~b) the ~~repercussions~~effects of the offer on the ~~Corporation’~~Company´s interests; (~~iii~~c) the strategic plans ~~disclosed~~announced by the ~~offeror~~bidder in relation to the ~~Corporation~~Company; and (~~iv~~d) other points ~~considered~~regarded as relevant. In the opinion, the Board of Directors sh~~a~~oul~~l~~d give ~~a reasoned opinion~~its view in favor or against acceptance of the ~~tender~~share offer ~~for shares, alerting shareholders that~~, with the warning that it is the responsibility of each shareholder ~~is responsible for~~to make the final decision on the acceptance or ~~non-acceptance~~not of ~~said~~the referred offer~~.~~;

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 19 - The following actions will require the affirmative vote of two thirds (2/3) of the members of the Board of Directors:	~~SECTION 19 - The following actions will require the affirmative vote of two thirds (2/3) of the members of the Board of Directors:~~

Exclusion of qualified quorum for the approval of certain matters by the Board of Directors, thus the general rule provided for in article 140, item IV, of the Brazilian Corporations Act and paragraph 7 of article 21 of the proposal for reform shall be in force, that is, the approval by the majority of the members attending the meetings.

1) To propose amendments to the Bylaws with respect to the term of duration of the corporation, the corporate purposes, increases or decreases in capital stock, issue of securities, abrogation of preemptive rights for subscription of newly issued shares and other securities, dividends, interest on shareholders’ equity, the powers and authority of the shareholders’ meeting, the organizational structure and duties of the Board of Directors and Board of Executive Officers and the respective voting requirements;

(xxiii) ~~1) To propose~~proposing amendments to the Company´s Bylaws with respect to the term of duration of the ~~corporation, the~~company, its corporate purposes, increases or decreases in capital stock, issue of securities, abrogation of preemptive rights for the subscription of ~~newly issued~~ shares and other securities, dividends, interest on shareholders’ equity, the powers and ~~authority~~responsibilities of the General Meeting of shareholders~~’ meeting~~, the organizational structure and duties of the Board of Directors and ~~Board of~~ Executive ~~Officers~~Management and the respective ~~voting~~quorum requirements;¶

Renumbering in virtue of the amendments proposed and standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity.

(xxiv) approving the Company´s annual Decommission Plan proposed by the Executive Board, as well as the concession, transfer, sale and/or encumbrance of real estate of the Company or subsidiaries or affiliates, directly or indirectly, that are not mentioned in the  Decommission Plan already approved and represent, alone or in combination, an amount equal to or above 0.167% of the Reference Value; ¶

Subsection (xxiv) of the proposal for reform already existed as item 9 of article 18 of the current Bylaws. The wording was adjusted to provide more clarity and the amount restriction for approval of certain operations involving the Company's real property was included.

2) To propose the spin-off, consolidation, merger of or into the Corporation, and the change of the type of the Corporation or any other form of corporate restructuring;

(xxv) ~~2) To propose~~approving the spin-off, ~~consolidation, merger of or into the Corporation, and the change of the type of the Corporation~~merger, incorporation in which the Company or subsidiaries or affiliates, directly or indirectly, whether part of or the Company itself, as well as its transformation or any other form of corporate restructuring;

Renumbering in virtue of the proposals for the amendment and standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws. Inclusion of the Board of Directors' role of resolving on such matters also under the Company's controlled and affiliated companies.

3) To approve the liquidation, dissolution, appointment of liquidators, bankruptcy or any voluntary acts for the reorganization of the Corporation in or out-of-court and any financial restructuring in connection therewith;

(xxvi) ~~3) To approve the liquidation, dissolution, appointment of liquidators, bankruptcy or any voluntary acts for the reorganization of the Corporation in or out-of-court and any financial restructuring in connection therewith;~~deciding on the liquidation, breakup, nomination of the liquidators, bankruptcy or voluntary legal recovery or extrajudicial acts of the Company or subsidiaries and affiliates, directly or indirectly, as well as financial reorganizations related to them;¶

Renumbering in virtue of the proposals for amendment and standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws. Inclusion of the Board of Directors' role of resolving on such matters also under the Company's controlled and affiliated companies.

4) To propose the creation, acquisition, assignment, transfer, disposition and/or encumbrance, in any manner or by any means, of: a) ownership interests and/or any securities held in other companies (including waivers of the right to subscribe for shares or bonds convertible into shares of subsidiaries, controlled affiliates or associated companies; b) fixed assets that are not itemized in the Plan for Disposal of Noncurrent Assets approved annually by the Board of Directors; and c) any fixed assets representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;

(xxvii) To propose the creation, acquisition, assignment, transfer, disposition and/or encumbrance~~, in any manner or by any means, of: a) ownership interests and/or any securities held in other companies (including waivers of the right to subscribe for shares or bonds convertible into shares of subsidiaries, controlled affiliates or associated companies; b)~~  of fixed assets of the Company or of its, direct or indirectly, controlled or associated companies, which correspond, solely or in the aggregate, an amount equal or superior to 0,333% of the Reference Value,~~that are not itemized in the Plan for Disposal of Noncurrent Assets approved annually by the Board of Directors; and c) any fixed assets representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;~~

Item 4, a, of Article 19 of the current Bylaws was reclassified to subsection (xxxiii) of article 23 of the proposal for reform, with adjustment to the wording.

Item 4, b, of Article 19 of the current Bylaws was reclassified to subsection (xxiv) of article 23 of the proposal for reform, with adjustment to the wording.

Item 4, c, of Article 19 of the current Bylaws was adjusted in the wording thereof to provide more clarity and standardization of the definition of the amount restriction for approval by the Board of Directors.

5) To establish limitations on the value, term of duration, or kind of transaction for the borrowing of money and other financing transactions, or any security interests in real or personal property, and insurance sureties, as well as performance bonds;

(xxviii) ~~5) To establish limitations on the value, term of duration, or kind of transaction for the borrowing of money and other financing transactions, or any security interests in real or personal property, and insurance sureties~~authorizing the Executive Management to provide guarantees, warranties and take out insurance guarantee policies, as well as performance bonds, whenever these acts result in any economic risk to the Company or its subsidiaries or affiliates, directly or indirectly, that represent, alone or in combination, an amount above 0.333% of the Reference Value;¶

Subsection (xxviii) of the proposal for reform already existed as item 7 of article 18 of the current Bylaws. The wording was adjusted to provide more clarity and the amount restriction for approval by the Board of Directors.

(xxix) authorizing the Executive Board to offer products and mobile and fixed assets of the Company or subsidiaries and affiliate companies, directly or indirectly, as guarantee to the financial institutions when taking out loans or guarantees for legal cases, whenever these acts result in obligations to the Company or subsidiaries and affiliates, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value;¶

Subsection (xxix) of the proposal for reform already existed as item 8 of article 18 of the current Bylaws. The wording was adjusted to provide more clarity and the amount restriction for approval by the Board of Directors.

(xxx) approving the contracting with third parties for debt operations of the Company or its subsidiaries and affiliate companies, directly or indirectly, in an amount that is higher than 0.333% of the Reference Value; ¶

Inclusion of the Board of Directors' role of approving the Company's indebtedness operations exceeding certain amount restriction.

6) To approve the Corporation’s financial risk management policy, setting forth the main conditions for hedging transactions (assets and liabilities), and this policy must contain at least the following specifications: the objective of the hedge, risk factors, eligible instruments, limits and amount restrictions;

(xxxi) approving the Company´s financial risk management policy, ~~setting forth~~establishing the main conditions for ~~hedging transactions~~the contracting hedging operations (assets and liabilities), ~~and this policy must contain at least~~with this policy containing a minimum of the following specifications: the ~~objective~~aim of the “hedge”, the risk factors, the eligible instruments, limits and ~~amount restrictions;~~remit;¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

7) To carry out transactions and business of any nature with controlled companies and affiliates of the Corporation, including the assignment or provision of guarantees, contracting insurance sureties, as well as performance bonds, loans and financings representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;

~~7) To carry out transactions and business of any nature with controlled companies and affiliates of the Corporation, including the assignment or provision of guarantees, contracting insurance sureties, as well as performance bonds, loans and financings representing, (i) alone, an amount equal to two and one half of one percent (2.5%) or more of the shareholders’ equity of the Corporation, or (ii) in the aggregate, twenty percent (20%) or more of the shareholders’ equity of the Corporation;~~

Exclusion of item in order to avoid repetition with the matter provided for in subsection (xxviii) of article 23 of the proposal for reform.

(xxxii) approving the issue, acquisition, concession, transfer, sale and/or encumbrance of equity stakes and/or any tradable securities in any societies (including renouncing the right of subscription of shares or convertible debentures of subsidiaries, or affiliate companies shares), whenever these operations involve an amount above 0.167% of the Reference Value;¶

Subsection (xxxii) of the proposal for reform already existed as item 4 of article 18 of the current Bylaws. The wording was adjusted to provide more clarity and the amount restriction for approval of certain operations involving the shareholding and/or securities was included.

(xxxiii) approving and defining, previously, the acts to be practiced by the Executive Board in the General Meetings and/or Meetings of Partners of the subsidiaries, affiliates or invested companies, directly or indirectly, in the position of a shareholder and/or partner of such societies, except when dealing with subjects that involve amounts below 0.333% of the Reference Value;¶

Subsection (xxxiii) of the proposal for reform already existed as item 17 of article 18 of the current Bylaws. The wording was adjusted to provide more clarity and the amount restriction for approval of certain operations involving the financial affairs lower than the Reference Value was included.

8) To perform operations and transactions of any nature with shareholders, their control group, companies controlled by or affiliated , as well as administrators, staff or their relatives of any of the foregoing;

(xxxiv) ~~8) To perform operations and transactions of any nature with shareholders, their control group, companies controlled by or affiliated , as well as administrators, staff or their relatives of any of the foregoing;~~¶ approving the undertaking of operations and business of any nature with related parties, conforming to the provisions in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company to be approved by the Board of Directors;

To establish that the approval of operations with related parties shall be the role of the Board of Directors, in compliance with the terms of the Policy of Transactions with Related Parties and Further Events of Conflicts of Interests at the Company, which shall be approved by the Board of Directors.

9) To approve integrated annual and multi-annual general capital budgets (operations budgets, investment budgets, and cash flow budgets) of the Corporation and companies controlled by and affiliated with the Corporation, to establish investment policies and the corporate strategy. The integrated annual general budget shall always be approved on or before the last day of the year preceding the calendar year to which it refers and shall cover the twelve months of the subsequent fiscal year. The budget of the corporation shall, at any time during a given calendar year, cover a minimum period of six (6) months. The implementation and execution of the approved budget will be reviewed on a monthly basis at the regular meetings of the Board of Directors;

(xxxv) ~~9) To approve~~approving the general integrated annual and multi-annual ~~general~~ capital budgets (budgets of operations ~~budgets~~, ~~investment~~ budgets of investments, and cash flow budgets) of the ~~Corporation and companies controlled by~~Company and its subsidiaries and affiliated ~~with the Corporation, to establish~~companies, establishment of the investment ~~policies~~ and ~~the corporate~~business strategy policy. The general annual integrated ~~annual general~~ budget sh~~a~~oul~~l~~d always be approved ~~on or before~~by the last day of the ~~year preceding the calendar~~previous year to which it refers and sh~~a~~oul~~l~~d cover the ~~twelve~~following 12 months ~~of the subsequent fiscal year. The budget of the corporation shall, at any time during a given calendar year,~~. The Company budget should cover a minimum period of 6 (six ~~(6~~) months at any time of the calendar year. The ~~implementation and~~ execution and undertaking of the approved budget will be revi~~ew~~sed on a monthly basis at the ~~regular~~ordinary meetings of the Board of Directors;

Renumbering in virtue of the proposals for amendment and standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws.

10) To elect the members of the Board of Executive Officers, designating the Global Chief Executive Officer and his or her substitute in case of disability or absence;	~~10) To elect the members of the Board of Executive Officers, designating the Global Chief Executive Officer and his or her substitute in case of disability or absence;¶~~

Exclusion of item in order to avoid repetition with the matter provided for in Article 23, (ii), of the proposal for reform, as well as provided for in article 142, II, of the Brazilian Corporations Act.

11) To issue, repurchase, repay and/or redeem shares of stock, debentures, whether convertible or not, warrants and any other securities;	~~11) To issue, repurchase, repay and/or redeem shares of stock, debentures, whether convertible or not, warrants and any other securities;¶~~	Exclusion of item in order to avoid repetition with the matter provided for in Article 23, (xi) and (xii), of the proposal for reform.
12) To establish the dividend payment policy;	~~12) To establish the dividend payment policy;¶~~	Item 12 of Article 19 of the current Bylaws was reclassified to subsection (xiv) of article 23 of the proposal for reform, with adjustment to the wording.
13) To approve the assignment, transfer and/or acquisition of any rights in connection with trademarks, patents, production and technology processes.	~~13) To approve the assignment, transfer and/or acquisition of any rights in connection with trademarks, patents, production and technology processes.~~¶	Item 13 of Article 19 of the current Bylaws was reclassified to subsection (xxxvii) of article 23 of the proposal for reform, with adjustment to the wording.

(xxxvi) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements (except financial instruments) involving the normal run of the Company´s activities or subsidiaries, directly or indirectly, including, but not limited to service provision, consultancy or supply contracts, that represent, alone or in combination, an amount equal to or superior to 0.333% of the Reference Value; and¶

Inclusion of the Board of Directors' role of approving the execution of agreements by the Company in amounts exceeding certain amount restriction.

(xxxvii) approving the signing, alteration, rescission, renewal or canceling of any contracts or trade agreements involving patents, production processes and/or technology, copyrights, domain names, registered trademarks or deposited in the name of the Company or any subsidiary or affiliated company, directly or indirectly, whenever these acts involve amounts above 0.333% of the Reference Value, except (a) if undertaken between the Company and wholly-owned subsidiaries, except in the cases of sale and/or definite concession, that should be approved by the Board of Directors; and (b) for the authorization of the use of trademarks by subsidiary or affiliated companies. ¶

Subsection (xxxvii) of article 23 of the proposal for reform already existed in item 13 of article 19 of the current Bylaws. However, the wording was enhanced to provide more clarity, as well as for the inclusion of events in which the approval by the Board of Directors is not required.

Paragraph 1 – To the full intent and purpose of these Bylaws, the “Reference Value” corresponds to the total amount of the Company´s consolidated shareholders´ equity, as determined at the end of the financial year immediately before that in which this will come into force. Nevertheless, the Board of Directors of the Company may approve the reduction of the percentages of the Reference Value for each of the operations foreseen in the clauses of this Article.¶

Inclusion of the concept of Reference Value in order to outline the amount restriction limits for approvals by the Board of Directors, also allowing this entity to reduce the values for each of the operations provided for in the Bylaws.

Paragraph 2 – Regardless of the amounts reached mentioned in this  Article 23, without the previous authorization of the Company´s Board of Directors, under no circumstances may the Company´s management or that of its subsidiary or affiliate companies, directly or indirectly, practice any of the operations stated in the clauses (xxix), (xxx) and (xxx) of Article 23 should, the combination of these operations amount to more than 20% of the Reference Value in the same financial year.¶

Clarification on the fixation of the Reference Value and outlining of the Board of Directors' role of performing certain operations in any amount higher than 20% of the Reference Value in the same fiscal year.

Section III - Board of Executive Officers	Section III ~~- Board of~~– Executive ~~Officers~~Board ¶	Reclassification of the Section in virtue of renumbering in the proposal for reform, with no adjustment to the wording.

SECTION 20 - The Board of Executive Officers, whose members will be elected and may be removed at any time by the Board of Directors, will be composed of at least two (2) and not more than fifteen (15) members elected for a period of two (2) years, being one (1) Global Chief Executive Officer, one (1) Global Chief Executive Officer, one (1) Investor Relations Officer, the other Executive Officers to have their designated title and duties as may be proposed by the Global Chief Executive Officerto the Board of Directors pursuant to Section 21 below, all must be professionals satisfying the requirements detailed in Paragraph Three and Four below.

Article 24. ~~SECTION 20 -~~ The ~~Board of~~ Executive ~~Officers~~Board, whose members ~~will be~~are elected and may be removed at any time by the Board of Directors, will ~~be composed of at least two (2~~consist of a minimum of 2 (two) and ~~not more than~~ maximum of 15 (fifteen ~~(15~~) members elected for a period of 2 (two ~~(2~~) years, ~~being one (1) Global~~of which there will be 1 (one) Chief Executive Officer, 1 (one ~~(1~~) ~~Global~~ Chief ~~Executive~~Financial Officer, 1 (one ~~(1~~) Investor Relations Officer, with the other ~~Executive Officers to have~~Directors having their designated title and duties ~~as may be~~ proposed to the Board of Directors by the ~~Global~~ Chief Executive ~~Officerto the Board of Directors pursuant to Section 21 below,~~Officer within the terms of Article below. They will all ~~must~~ be professionals ~~satisfying the requirements detailed in Paragraph Three and Four~~who meet the standards listed in Paragraphs 3 and 4 below.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - The offices of President of the Board of Directors and Global Chief Executive Officershall not be exercised by the same person, except in the event of a vacancy, which shall be addressed by a specific disclosure to the market and for which measures shall be taken to fill the respective offices within one hundred and eighty (180) days.

Paragraph ~~One~~1 ~~-~~– The ~~offices~~positions of ~~President~~Chairman of the Board of Directors and Global ~~Chief Executive Officershall~~CEO may not be exercised by the same person, except in ~~the event~~cases of a vacancy~~, which shall be addressed by~~ that should be the object of a specific ~~disclosure~~announcement to the market and for which measures sh~~a~~oul~~l~~d be taken to fill the respective ~~offices~~positions within a period of 180 (one hundred and eighty ~~(180~~) days.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - At the discretion of the Board of Directors, the Chief Financial Officer may discharge the duties of Investor Relations Officer cumulatively with his or her own duties.

Paragraph ~~Two - At the discretion of the Board of Directors, the Chief Financial Officer may discharge~~2 – The Chief Financial Officer may, at the criteria of the Board of Directors, ~~the~~add the duties of the Investor Relations ~~Officer cumulatively with his or her own duties~~Director to his/her functions.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Three - The election of the Board of Executive Officers will be conducted by the Board of Directors, which may choose from a list of candidates preselected by the Global Chief Executive Officer. For that purpose, the Global Chief Executive Officer will send to the Board of Directors a copy of the résumé of each candidate, together with the proposed terms of his or her employment and all other information necessary as evidence of the qualifications required as set forth in Paragraph Four of this Section.

Paragraph ~~Three~~3 - The ~~election~~members of the ~~Board of~~ Executive ~~Officers~~Board will be ~~conducted~~elected by the Board of Directors, which may choose from ~~a list of~~among candidates ~~preselected~~previously selected by the Global Chief Executive Officer. ~~For that purpose~~To do so, the Global Chief Executive Officer will send ~~to~~ the Board of Directors a copy of the résumé of ~~each~~the recommended candidate, together with the proposed terms of his or her employment conditions and all other information necessary as evidence of the qualifications required ~~as set forth in Paragraph Four of this Section~~by the Paragraph 4 of this Article. Should the Board of Directors not approve those presented, new names will be put forward until the Board of Directors has reached a decision.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Four - The Board of Executive Officers will be composed solely of professionals having demonstrable technical knowledge acquired through coursework or through the exercise of activities consistent with the position for which they have been proposed.

Paragraph ~~Four~~4 - The ~~Board of~~ Executive ~~Officers~~Board will ~~be composed solely of professionals having demonstrable technical knowledge acquired through coursework or through~~consist exclusively of professionals with proven academic qualifications and practical experience, acquired in courses and in the exercise of activities consistent with the position for which they have been proposed.

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

	Subsection III.1 - Responsibilities¶	Inclusion of new Subsection to provide more clarity and interpretation of the Bylaws.
SECTION 21 - It shall be the duty of: 1) The Global Chief Executive Officer:	~~SECTION 21 - It shall be the duty of:~~ Article 25. The ~~1) Global Chief Executive Officer:~~Executive Board is responsible for: ¶	Adjustment to the wording to provide more clarity and inclusion of the Executive Office's roles.

(i) authorizing the opening, closing or alteration of the addresses of affiliates, branches, depositories, offices or any other establishments of the Company in Brazil or abroad, except the opening in jurisdictions where the Company has no previous establishment; ¶

The Executive Office shall also be responsible for the opening, closing and change of address of branch offices, agencies, deposits, offices or any other enterprises of the Company overseas.

(ii) submitting, annually, for the appreciation of the Board of Directors, the Management Report and the accounts of the Executive Board, accompanied by the independent auditors´ report, plus its proposal for the destination of the profits from the previous financial year;¶

As per Article 23, (v) of the proposal for reform, inclusion of the Executive Office's role of submitting to the Board of Directors of the management report and executive office's accounts.
(iii) drawing up and submitting the annual and multi-annual budgets, strategic plans, expansion projects and investment programs to the Board of Directors;¶

As per Article 23, (xxxv), of the proposal for reform, inclusion of the Executive Office's role of preparing annual and multi-annual budgets, strategic plans, expansion projects and investment programs.

(iv) approving the concession, transfer, sale and/or encumbrance of fixed assets of the Company or subsidiary or affiliate companies, directly or indirectly, that are not specified in the Demobilization Plan already approved by the Board of Directors, that represents, alone or in combination, an amount equal to or above 0.067% and below 0.167% of the Reference Value;¶

The Executive Office shall also be responsible for approving operations involving the real property of the Company or its controlled companies relating to amounts lower than certain percentage of the Reference Value.

(v) deciding, at the request of the Global CEO, on any subject that is not the exclusive responsibility of the General Meeting or Board of Directors;¶	Inclusion of express provision concerning the Executive Office's role of resolving on non-proprietary subject matters of the Board of Directors or Shareholders' Meeting.

(vi) approving the undertaking of determined operations and businesses with Related Parties, in accordance with what is stated in the Transaction Policy with Related Parties and Other Situations of Conflict of Interests of the Company; ¶

The Executive Office shall also be responsible for approving agreements to be executed with related parties, in compliance with the Policy of Transactions with Related Parties and Further Situations of Conflicts of Interests of the Company.

(vii) approving the signing, alteration, rescission, renewal or canceling of any contracts, agreements or similar involving patents, production processes and/or technology, copyrights, domain names, trademarks or deposited under the name of the Company or any subsidiary or affiliated company, whenever these acts involve amounts below 0.333% of the Reference Value; and¶

The Executive Office shall also be responsible for approving agreements related to the intellectual property involving amounts lower than the Reference Value.

(viii) authorizing the practice of reasonable free acts, limited to 0.067% of the Reference Value, alone or in combination, to the benefit of employees or the community where the Company operates, including benefits to the Instituto BRF and other not for profit organizations that may or may not be linked to the Company.¶

The Executive Office shall be responsible for the practice of gratuitous acts, within the limit of up to 0.067% of the Reference Value, individually or collectively.
Article 26. Besides the other attributes established in these Bylaws, the specific responsibilities of individual directors are listed as follows:¶	Inclusion of article to exemplify some of the Executive Office's members.

1) The Global Chief Executive Officer:

a) To call and preside over the meetings of the Board of Executive Officers

b) To represent the Board of Executive Officers at any meetings of the Board of Directors;

c) To submit to the consideration of the Board of Directors any proposals from the Board of Executive Officers with respect to the investment plan, the organizational structure, qualifications for and duties of any offices or positions, adoption of and amendments to the Internal Regulations and other rules and general operating standards of the Corporation and any companies controlled by and affiliated with the Corporation;

d) To supervise and direct execution of the financial and corporate business and of sustainability and the activities and the activities of all other Executive Officers;

e) To submit the financial statements, operations and investment budgets, the financial plan and cash flow to the Board of Directors;

f) To propose to the Board of Directors any positions in the Board of Executive Officers with or without a designated title, and the respective candidates to discharge specific duties as he or she deems necessary.

(i)            To the Global CEO:¶

a.          ~~a) To~~to call and preside over the meetings of the ~~Board of~~ Executive ~~Officers~~Board;¶

b.          ~~b) To~~to represent the ~~Board of~~ Executive ~~Officers~~Board at ~~any~~ meetings of the Board of Directors;¶

c.           ~~c) To~~to submit ~~to~~for the consideration of the Board of Directors ~~any~~ proposals from the ~~Board of Executive Officers with respect to the investment plan, the organizational structure, qualifications for and duties of any offices or positions, adoption of and amendments to the Internal Regulations and other rules and general operating standards of the Corporation and any companies controlled by and affiliated with the Corporation~~Executive Board related to the annual and multi-annual budgets, strategic plans, expansion projects and investment programs;¶

d.          ~~d) To~~to supervise and direct ~~execution~~the conduct of the financial ~~and~~, corporate and sustainable business and ~~of sustainability and the activities and~~ the activities of all other ~~Executive Officers~~Directors;¶

e.          ~~e) To~~to submit the financial statements, operation~~s~~al and investment budgets, ~~the~~ financial planning and cash flow to the Board of Directors; and¶

f.           ~~f) To~~to propose to the Board of Directors any positions ~~in~~on the ~~Board of~~ Executive ~~Officers~~Board with or without a designated title, and the respective candidates to ~~discharge~~carry out specific duties ~~as he or she deems~~deemed necessary.¶

Standardization of the numbering and terms used throughout the document, with adjustment to the wording.

2) The Chief Financial Officer:

a) To prepare, in conjunction with the other executive officers and under the coordination of the Global Chief Executive Officer, budgets to be submitted for approval to the Board of Directors, and to control the implementation of these budgets, especially with respect to cash flow management;

b) To direct the implementation of the economic and financial policy, supervising the economic and financial activities as determined by the Board of Directors; to organize and coordinate the information system required for his or her activities, and to supervise all controllership activities.

(ii)           ~~2)~~ The Chief Financial Officer:¶

a.          ~~a) To~~to prepare, in conjunction with the other executive ~~officers~~directors and under the coordination of the Global Chief Executive Officer, budgets to be submitted for approval to the Board of Directors, and to control the implementation of these budgets, ~~especially with respect~~particularly in relation to cash flow management;¶

b.          ~~b) To~~to direct the implementation of the economic and financial policy, supervising the economic and financial activities as determined by the Board of Directors; ~~to organize and coordinate the information system required for his or her activities, and to supervise all controllership activities.~~and ¶

¶

c.           to organize and coordinate the information system required for his or her activities, and to supervise all the Company´s controllership activities.¶

Standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws.

3) The Investor Relations Officer:

a) To represent the Corporation before the Brazilian Securities Commission ("CVM") and all other entities in the securities market and financial institutions, as well as any Brazilian or foreign regulatory authorities and stock exchanges on which the securities of the Corporation are listed, and to cause any regulations applicable to the Corporation to be complied with in regard to registration with the CVM and any regulatory authorities and stock exchanges on which the securities of the Corporation are listed, and to manage the investors relations policy;

b) To monitor compliance with the obligations under Article VII of these Bylaws by the shareholders of the Corporation and to submit to the shareholders’ meeting and/or the Board of Directors, when requested, his or her conclusions, reports and actions taken.

(iii)          ~~3)~~ The Investors Relations Officer:¶

a.          ~~a) To~~to represent the ~~Corporation~~Company before the Brazilian Securities Commission (~~"~~“CVM~~"~~”) and ~~all~~ other entities in the ~~securities~~capital market and financial institutions, as well as any Brazilian or foreign regulatory authorities and stock exchanges on which the Company´s securities ~~of the Corporation~~ are listed, and to ~~cause any~~ensure the regulations applicable to the ~~Corporation to be~~Company are complied with in ~~regard to~~terms of registration with the CVM and any regulatory authorities and stock exchanges on which the Company´s securities ~~of the Corporation~~ are listed, and to manage the investor~~s~~ relations policy; and¶

b.          ~~b) To~~to monitor compliance with the obligations under ~~Article~~Chapter VIII of these Bylaws by the Company shareholders ~~of the Corporation~~ and to submit to the General Meeting of shareholders~~’ meeting~~ and/or the Board of Directors, when requested, his or her conclusions, reports and actions taken.¶

Standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws.

4) The other Executive Officers, whose title will be designated by the Board of Directors based on a proposal from the Global Chief Executive Officer:

a) To direct, coordinate and supervise specific activities under their responsibility;

b) To discharge specific duties as may be assigned to them by resolution of the Global Chief Executive Officer.

(iv)         ~~4)~~ The other Executive ~~Officers~~Directors, whose titles will be designated by the Board of Directors based on a proposal from the Global Chief Executive Officer, will:¶

a.          ~~a) To~~ direct, coordinate and supervise specific activities under their responsibility;

b.          ~~b) To discharge~~undertake specific duties ~~as may be~~ assigned to them by ~~resolution~~decision of the Global Chief Executive Officer.¶

Standardization of the numbering used throughout the document and adjustments to the wording in order to provide more clarity when interpreting the Bylaws.
Subsection III.2 – Representing the Company¶	Inclusion of Subsection to provide more clarity when interpreting the Bylaws.

SECTION 22 - Subject to the limitations imposed by law and these Bylaws, general management powers are vested in the Board of Executive Officers to take all action necessary for the regular operation of the Corporation with a view to attaining the corporate purposes.

Article 27. ~~SECTION 22 -~~The Executive Board, ~~S~~subject to the limitations imposed by law and these Bylaws, is vested with the general management powers ~~are vested in the Board of Executive Officers~~ to take all action necessary for the regular operation of the ~~Corporation with a view to attaining the~~Company to achieve its corporate ~~purposes~~aims.

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 23 - Subject to the provisions of Paragraph One of this Section, any two (2) members of the Board of Executive Officers acting together, in or out of court, will have powers to perform any lawful acts and bind the Corporation in any matters affecting its rights and obligations.

Article 28. ~~SECTION 23 - Subject to the provisions of Paragraph One of this Section, any two (2~~The active and passive representation of the Company,  inside or outside court, along with the practice of all lawful acts, will be undertaken by:¶

¶

(i)                 any 2 (two) members of the ~~Board of~~ Executive ~~Officers acting together, in or out of court, will have powers to perform any lawful acts and bind the Corporation in any matters affecting its rights and obligations.~~Board acting together;¶

¶

(ii)               any Director acting with attorneys-in-fact with specific powers; or¶

¶

(iii)            two attorneys-in-fact with specific powers acting together.¶

Amendment to the rules on the method of representation of the Company, in order to optimize it and provide more fluidity to daily operations.

Paragraph One - The Global Chief Executive Officer, or his or her substitute acting together with another member of the Board of Executive Officers, will be exclusively responsible for the acquisition, assignment, transfer, disposal and/or encumbrance, in any manner and by any means, of the following:

a) ownership interests in and/or any other securities of any companies;

b) real properties of any value and any fixed assets.

Paragraph ~~One - The Global Chief Executive Officer, or his or her substitute acting together with another member of the Board of Executive Officers, will be exclusively responsible for the acquisition, assignment, transfer, disposal and/or encumbrance, in any manner and by any means, of the following:~~1 - The Company may be represented by only one Director or an attorney-in-fact with specific powers in carrying out the following acts:

~~a) ownership interests in and/or any other securities of any companies;¶~~

~~b) real properties of any value and any fixed assets.~~¶

¶

(i)            representing the Company in General Meetings and meetings of partners of companies in which it participates; ¶

¶

(ii)           representing the Company in legal matters; or ¶

¶

(iii)          carrying out simple routine administrative acts, including appearing before public bodies, semi-public companies, trade bodies, Labor Courts, Social Security (INSS and FGTS) and its agent banks, and others of the same nature. ¶

Adjustments to the wording in order to exclude matters under the exclusive role of the Global CEO, as well as to include list of acts that may be practiced by an Officer or attorney-in-fact on an individual basis, in order to optimize the method of representation of the Company and provide more fluidity to the daily operations.

Paragraph 2 – The acts for which these Bylaws require prior authorization from the Board of Directors will only be valid providing this requirement is fulfilled.¶	Inclusion of provision to clarify that the efficiency and validity of certain acts shall depend on prior authorization by the Board of Directors, under these Bylaws.

Paragraph Two - Any two members of the Board of Executive Officers, subject to the proper instruments, may appoint attorneys-in-fact with specific powers to act on behalf of the Corporation under a fixed-term mandate to be determined on case-by-case basis, except where given for in-court representation for an indefinite period. In any event, they will be subject to the limitations and restrictions contained in the leading sentence and Paragraph One of this Section and any other limitations and restrictions determined by the Board of Directors.

Paragraph ~~Two - Any two members of the Board of~~3 - The Executive ~~Officers, subject to~~Board may, through two of its members and the proper instruments, ~~may appoint attorneys-in-fact~~create representatives with specific powers to act ~~on behalf~~in the name of the ~~Corporation under a fixed-~~Company, with a term ~~mandate to be~~of office for a determined period to be established on a case~~-~~ by~~-~~ case basis, except ~~where given for in-court representation~~legal mandates that may be granted for ~~an indefinite~~ an undetermined period. In any ~~event, they will be subject to the limitations~~case, the limits and restrictions ~~contained in the leading sentence and Paragraph One of this Section and any other limitations and restrictions determined~~mentioned in this Article and those established by the Board of Directors must be respected.¶

Renumbering of the Paragraph in virtue of the proposal for including the Paragraph 2 above, with adjustment to the wording in order to provide more clarity when interpreting the Bylaws.
	Subsection III.3 – Executive Board Meetings¶	Inclusion of Subsection to provide more clarity when interpreting the Bylaws.
SECTION 24 - The Board of Executive Officers will meet whenever necessary, and minutes of such meetings will be recorded in the corporate register.

Article 29. ~~SECTION 24 -~~ The ~~Board of~~ Executive ~~Officers~~Board will ~~meet~~held meetings whenever necessary, ~~and~~maintaining formal minutes of ~~such~~these meetings ~~will be recorded~~ in the ~~corporate register~~Company records.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph One - The Board of Executive Officers will act by a majority vote, the Global Chief Executive Officer or his or her substitute to cast the tie-breaking vote.

Paragraph ~~One - The Board~~1 – Decisions of the Executive ~~Officers~~Board will ~~act~~be taken by a majority ~~vote,~~of votes with the Global ~~Chief Executive Officer~~CEO, or his ~~or~~ /her substitute ~~to cast~~, having the ~~tie-breaking~~casting vote.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - A quorum at any meetings of the Board of Executive Officers will consist of not less than two thirds (2/3) of its members, the Global Chief Executive Officer or his or her substitute to be always present at such meetings.

Paragraph ~~Two - A~~2 – The minimum quorum ~~at any~~for the setting up of meetings of the ~~Board of~~ Executive ~~Officers will consist of not less than~~ Board is 2/3 (two thirds ~~(2/3~~) of its members~~, the Global Chief Executive Officer or his or her substitute to be always present at such meetings~~.¶

Adjustment to the wording in order to establish a quorum to convene the Company's Executive Office meetings, excluding the mandatory nature of the presence of the Global CEO.

Paragraph Three - Where necessary, Executive Officers shall be allowed to participate in meetings of the Board of Executive Officers by telephone, videoconference or any other means of communication that is able to ensure effective participation and the authenticity of his or her vote. In this case, the Executive Officer shall be considered present at the meeting and his or her vote shall be considered valid for all legal intents and purposes and recorded in the minutes of said meeting.

Paragraph ~~Three - Where~~3 – If necessary, ~~Executive Officers shall be allowed to participate in~~meetings or the participation of Directors in the meetings of the Executive Board ~~of Executive Officers by telephone~~may be made by phone, videoconference, electronic, or ~~any~~ other means of communication that ~~is able to~~ ensure the effective participation and ~~the~~ authenticity of ~~his or her~~the vote. In this case, the ~~Executive Officer shall be considered~~Director will be regarded as present at the meeting and his ~~or~~ /her vote ~~shall~~will be considered valid for all legal ~~intents and purposes and recorded in~~effects and incorporated into the minutes of ~~said~~the referred meeting.¶

Adjustments to the wording in order to provide more clarity when interpreting the Bylaws, enabling the holding of meetings by teleconference or other means of communication, as well as the making of resolutions by any electronic media.

Paragraph Four - In the event of absence or temporary disability, the Executive Officers will substitute for one another, as directed by the Global Chief Executive Officer. In case of a vacancy, the Board of Directors will, within thirty (30) days, designate a person to fill the vacancy, whose term of office will coincide with that of the other Executive Officers.

Paragraph ~~Four~~4 ~~-~~– In the ~~event of~~ absence or temporary ~~disability, the Executive Officers will substitute for one another, as directed by the Global Chief Executive Officer. In case of~~incapacity, Directors may be replaced amongst themselves, by a nomination from the Global CEO. Should there be a vacancy, the Executive Board ~~of Directors~~ will, within 30 (thirty ~~(30~~) days~~, designate a person to~~: (i) nominate who should: (a) fill the vacancy, ~~whose~~the term of office of which will ~~coincide with that of the other Executive Officers~~run with that of the other Directors; or (b) accumulate the respective function or (ii) decide on the temporary or permanent non-filling of the position left vacant, providing this position is not the Global CEO, Chief Finance Officer or Director of Investor Relations.¶

Adjustments to the wording in order to provide more clarity when interpreting the Bylaws and clarifications concerning the filling of the positions of officer in the event of vacancy and events in which it shall not allowed.

V – FISCAL COUNCIL	V – FISCAL COUNCIL	No amendment to the wording.

SECTION 25 - The Corporation will have a Fiscal Council functioning on a permanent basis, composed of three (3) regular members and an equal number of alternates, elected by the shareholders’ meeting, who shall exercise their duties until the first ordinary general meeting to be held after their election, and reelection shall be permitted, with the duties, powers and compensation prescribed by law.

Article 30. ~~SECTION 25 -~~ The Corporation will have a Fiscal Council functioning on a permanent basis, composed of 3 (three ~~(3~~) regular members and an equal number of ~~alternates~~substitutes, elected by the General Meeting of shareholders~~’ meeting~~, who ~~shall~~will exercise their ~~duties~~functions until the first ordinary ~~general meeting to be held~~General Meeting after their election, ~~and reelection shall be~~with re-election permitted, with the duties, powers and ~~compensation~~remuneration prescribed by law.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph ~~One~~1 – The election of the members of the Fiscal Council will be carried out through a majority vote, electing 3 (three) candidates, and their respective substitutes, who received the greatest number of votes in the General Meeting, following the provisions of Article 161 of the Brazilian Corporate Law. Should there be a Controlling Shareholder, the minority shareholders are assured, providing they jointly represent 10% (ten per cent) or more of the Company´s shares, the right to elect, in a separate vote, 1 (one) member and the respective substitute member of the Company´s Fiscal Council.¶

Inclusion of rule concerning the election of Fiscal Council members in case there is no controlling shareholder, in supplement to the provision in article 161, paragraph 4, a, of the Brazilian Corporations Act.

Paragraph One - The members of the Fiscal Council will take their offices by signing a statement of incumbency in the corporate register, which shall constitute assent to all the manuals, codes, regulations and in-house policies of the Corporation, and by previously signing the relevant Consent to Appointment referred to in the Novo Mercado Listing Regulations.

Paragraph 2 - The members of the Fiscal Council will ~~take their offices~~assume office by signing a statement of incumbency in the ~~corporate register, which shall constitute assent to~~Company records, which will record their support for all the Company´s manuals, codes, regulations and ~~in-house~~internal policies ~~of the Corporation~~, and by previously signing the relevant Consent to Appointment term referred to in the Novo Mercado Listing Regulations.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - The Fiscal Council will hold regular meetings every month and special meetings whenever necessary, and minutes of such meetings will be recorded in the corporate register.

Paragraph ~~Two~~3 - The Fiscal Council will hold regular meetings every month and ~~special~~extraordinary meetings, whenever necessary, and minutes of such meetings will be recorded in the ~~corporate register~~Company records.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
	Paragraph 4 - The Fiscal Council will elect its Chairman at the first meeting after its election and will function according to the Internal Regulation approved by the Fiscal Council itself.¶	Inclusion of rule referring to the method of election of the Fiscal Council chairman and approval of the Internal Regulations of the entity.

SECTION 26 - Compliance with the requirements of applicable legislation, the provisions of these Bylaws and the Regulations of the Fiscal Council is required for the full discharge of the functions of the Fiscal Council.

Article 31. ~~SECTION 26 - Compliance with the requirements~~The full exercise of the functions of the Fiscal Council requires the fulfillment of the applicable legislation, the provisions of these Bylaws and the Internal Regulations of the Fiscal Council ~~is required for the full discharge of the functions of the Fiscal Council~~.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph One - The members of the Fiscal Council will be subject to the same obligations and prohibitions imposed by law and these Bylaws on the directors and officers of the Corporation.

Paragraph ~~One~~1 - The members of the Fiscal Council will be subject to the same obligations and prohibitions imposed by law and these Bylaws ~~on~~as the directors and ~~officers~~managers of the ~~Corporation.~~ Company.

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph Two - The members of the Fiscal Council may only be members of the Board of Directors, Fiscal Council or Audit Committee of three others companies only in addition to the Corporation.	~~Paragraph Two - The members of the Fiscal Council may only be members of the Board of Directors, Fiscal Council or Audit Committee of three others companies only in addition to the Corporation.~~¶

The Company's Management understands that the activity of the Fiscal Council' members in other companies, in compliance with the legal restraints, does not interfere in their activities in the Company.

Paragraph Three - In the event of vacancy in the office any regular member of the Fiscal Council, the respective alternate will fill the vacancy. If there is a vacancy in the office of a regular member and the respective alternate, the shareholders’ meeting will be called to elect a member to fill the vacancy.

Paragraph ~~Three~~2 - In the event of vacancy in the office of any regular member of the Fiscal Council, the respective ~~alternate~~substitute will fill the vacancy. If there is a vacancy in the ~~office~~position of a regular member and the respective ~~alternate~~substitute, the ~~shareholders’ meeting~~General Meeting will be called to elect a member to fill the vacancy.¶

Standardization of the numbering used throughout the Bylaws, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 3 – Once the requirements and obligations stated in the present Bylaws, as well as in the other applicable legal provisions, have been observed, the members of the Company´s Fiscal Council may also be elected by the Board of Directors for membership of the Audit Committee.¶

Inclusion of any provision to enable the Fiscal Council's members to be elected by the Board of Directors, in order to be part of the Audit Committee.
VI – AUDIT COMMITTEE	VI – AUDIT COMMITTEE	No amendment to the wording.

SECTION 27 - The Company shall have a permanently installed Audit Committee made up of 4 (four) members, being 2 (two) independent members with seats on the Board of Directors and 2 (two) independent external members who shall not sit on the Company’s Board of Directors or the Executive Board, pursuant to the requisites for independence enshrined in the applicable regulations, especially CVM Instruction 509/11. The members of the Audit Committee shall be appointed by the Board of Directors for mandates of 2 (two) years and shall exercise their positions in the Committees for no more than 10 (ten) years, being subject to removal from their positions at any time. In the case of the member of the Committee who is also a member of the Board of Directors, their mandate shall terminate concomitantly with the mandate as Director.

Article 32. ~~SECTION 27 - The Company shall have a permanently installed Audit Committee made up of 4 (four) members, being 2 (two) independent members with seats on the Board of Directors and 2 (two) independent external members who shall not sit on the Company’s Board of Directors or the Executive Board, pursuant to the requisites for independence enshrined in the applicable regulations, especially CVM Instruction 509/11.~~ The Company will have an Audit Committee on a standing basis consisting of a minimum of 3 (three) and maximum of 5 (five) members, of whom at least 1 (one) will be an independent member of the Board of Directors established in the applicable regulation, particularly CVM Instruction Nº 509/11.¶

Reclassification of the article in virtue of the renumbering of the proposal for reform, with transfer of terms from the second part of the article to the subsequent article in order to provide more clarity when interpreting the Bylaws, as well as the fixation of new minimum and maximum number of Audit Committee's members

Article 33. The members of the Audit Committee ~~shall~~will be ~~appointed~~nominated by the Board of Directors for ~~mandates~~terms of office of 2 (two) years and ~~shall~~will exercise their positions ~~in the Committees for no more than~~for a maximum of 10 (ten) years, ~~being subject to removal from their positions~~and may be replaced at any time. ~~In the case of the~~Should a member of the Committee ~~who is~~ also be a member of the Board of Directors, ~~their mandate shall terminate concomitantly with the mandate as Director~~the term of office will end at the same time as the Board mandate.¶

Transfer of the terms from the second part of the current Article 27 to provide more clarity when interpreting the Bylaws, with adjustment to the wording to provide more clarity.

Paragraph 1 - In exercising their activities, the members of the Audit Committee shall comply both with the rules under Brazilian legislation, particularly CVM Instruction 509/11, and also United States legislation, including the provisions of the Sarbanes-Oxley Act and the rules issued by the Securities and Exchange Commission - SEC.

Paragraph 1 ~~- In exercising their~~– The exercise of the activities~~,~~ of the members of the Audit Committee ~~shall comply both with~~will follow the rules ~~under~~foreseen in the Brazilian legislation, particularly CVM Instruction 509/11, and ~~also United States~~the American legislation, including the ~~provisions of the~~ Sarbanes~~-~~–Oxley Act and the rules ~~issued by~~of the Securities and Exchange Commission - SEC.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 2 - At least one of the members of the Audit Committee shall have proven knowledge of the corporate accounting, auditing and financial areas, the said member being characterized as a financial specialist.

Paragraph 2 ~~-~~– At least one of the members of the Audit Committee ~~shall~~must have proven knowledge ~~of~~in the areas of corporate accounting, ~~auditing and financial areas, the said member being characterized as~~audit and finance that makes him or her a financial specialist.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 3 - The Audit Committee shall have the following functions: 1) opine on the engagement and removal of the independent auditor for the preparation of the outside independent audit or for any other service; 2) supervise the activities: (a) of the independent auditors in order to evaluate their independence, the quality and suitability of the services rendered with respect to the Company’s needs; (b) of the Company’s internal controls area; (c) of the Company’s internal audit area; and (d) of the area for the preparation of the Company’s financial statements; 3) monitor the quality and integrity of: (a) the internal controls’ mechanisms; (b) the quarterly information, interim and financial statements of the Company; and (c) the information and measurements published on the basis of adjusted account data and non-accounting data which may incorporate elements not provided in the structure of the usual reports to the financial statements; 4) evaluate and monitor the Company’s exposure to risk, including, as the case may be, requiring detailed information of the policies and procedures related to: (a) management remuneration; (b) the use of Company assets; and (c) expenses incurred in the name of the Company; 5) evaluate and monitor together with management and the internal audit area, the suitability of the transactions with related parties undertaken by the Company and the respective substantiation of the said transactions; and 6) to prepare a summarized annual report to be presented together with the financial statements containing the description of: (a) its activities, the results and conclusions reached and the recommendations proffered; and (b) any situations where there is significant divergence between the management of the Company, the independent auditors and the Audit Committee in relation to the Company’s financial statements.

Paragraph 3 ~~-~~– The Audit Committee ~~shall~~will have the following ~~functions~~responsibilities: 1) ~~opine~~giving an opinion on the ~~engagement~~contracting and ~~removal~~dismissal of the independent auditor ~~for~~to draw up the ~~preparation of the outside~~external independent audit or ~~for~~ any other service; 2) supervise the activities: (a) of the independent auditors, in order to evaluate ~~their~~its independence, ~~the~~ quality and the suitability of the services ~~rendered with respect to~~provided for the Company~~’~~´s needs; (b) ~~of~~ the Company~~’~~´s internal controls area; (c) ~~of~~ the Company~~’~~´s internal audit area; and (d) ~~of~~ the area ~~for the preparation of~~which draws up the Company~~’~~´s financial statements; 3) monitor the quality and integrity ~~of~~: (a) of the internal ~~controls’~~control mechanisms; (b) ~~the~~ quarterly information, interim statements and financial statements of the Company; and (c) ~~the~~ information and measure~~ment~~s published based on ~~the basis of~~ adjusted accounting ~~data~~ figures and non-accounting ~~data which may incorporate~~ figures that add elements that are not ~~provided~~foreseen in the structure of the usual financial statement reports ~~to the financial statements~~; 4) ~~evaluate~~assess and monitor the Company~~’~~´s risk exposure ~~to risk, including, as the case may be, requiring~~, which may require detailed information ~~of the~~on policies and procedures related to: (a) ~~management~~the remuneration of the management; (b) the use of the Company´s assets; and (c) expenses incurred in the Company´s name ~~of the Company~~; 5) ~~evaluate~~ assess and monitor ~~together~~, along with the management and the internal audit area, the suitability of the transactions with related parties ~~undertaken~~carried out by the Company and their respective ~~substantiation of the said transactions~~signs; and 6) ~~to prepare~~draw up a summar~~ized~~y annual report, to be presented ~~together~~ with the financial statements containing the description of: (a) its activities, ~~the~~ results and conclusions reached and ~~the~~ recommendations ~~proffered~~made; and (b) any ~~situations where~~situation in which there is a significant divergence between the Company´s management ~~of the Company~~, the independent auditors and the Audit Committee in relation to the Company~~’~~´s financial statements. ¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 4 - The Audit Committee shall be an advisory body directly linked to the Board of Directors.	Paragraph 4 ~~-~~– The Audit Committee ~~shall~~will be ~~an advisory~~the assessment body linked directly ~~linked~~ to the Board of Directors.¶	Adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph 5 - The Audit Committee shall meet monthly and whenever necessary such that the Company’s accounting information may always be examined prior to its publication.

Paragraph 5 ~~-~~– The Audit Committee ~~shall~~will meet on a monthly basis and whenever necessary, in such a way that it will always check the Company~~’~~´s accounting information ~~may always be examined prior to its publication.~~before it is released. ¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph 6 - The Audit Committee’s internal charter shall be approved by the Board of Directors, describing in detail the Committee’s functions as well as its operating procedures.

Paragraph 6 ~~-~~– The internal rules of the Audit Committee~~’s internal charter shall~~ will be approved by the Board of Directors~~, describing~~ and describe in detail ~~the Committee’s~~its functions as well as its operating procedures. ¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 7 - The Audit Committee shall have the means to receive, retain and respond to whistle blowing, including of a confidential nature, internal and external to the Company, on matters related to the scope of its activities, including matters of an accounting, internal control and auditing nature.

Paragraph 7 ~~-~~– The Audit Committee ~~shall~~will have the means to receive, retain and respond to ~~whistle blowing~~allegations, including ~~of a~~ confidential ~~nature~~, internal and external, to the Company, ~~on matters~~in subjects related to the scope of its activities, including ~~matters of an~~ accounting, internal controls and audit~~ing nature~~ questions.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 8 - The Board of Directors shall establish the compensation for the members of the Audit Committee. The Audit Committee shall have the operating autonomy and the budgetary allowance, either annually or on a per project basis, to conduct or decide on consultations, evaluations and investigations within the scope of its activities including the engagement and use of external independent specialists and to remunerate these specialists accordingly (iii) to pay the ordinary administrative expenses of the Audit Committee.

Paragraph 8 ~~-~~– The Board of Directors ~~shall establish~~will define the ~~compensation for~~ remuneration of the members of the Audit Committee. The Audit Committee ~~shall~~will have ~~the~~ operating autonomy and ~~the budgetary allowance, either annually~~its own budget, annual or on a ~~per~~ project basis, to conduct or ~~decide on~~determine the undertaking of consultations, evaluations and investigations within the scope of its activities, including the ~~engagement~~contracting and use of ~~external~~ independent external specialists ~~and to remunerate~~, remunerating these specialists ~~accordingly (iii) to pay the~~and paying the Audit Committee´s ordinary administrative expenses ~~of the Audit Committee~~.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 9 - The meetings of the Audit Committee must be recorded in the form of minutes, decisions/recommendations to be adopted on a favorable 2/3 majority vote of its members.

Paragraph 9 ~~-~~– The Audit Committee´s meetings ~~of the Audit Committee must be recorded in the form of~~should be registered in minutes, with the decisions/recommendations ~~to be adopted on a favorable 2/3 majority~~being taken by vote of 2/3rds  of its members in favor.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 10 - The coordinator of the Audit Committee, together with other members when necessary or convenient must: (i) meet at least once every quarter with the Board of Directors and with the Fiscal Council; and (ii) be present at the Company’s annual general meeting and when necessary, the extraordinary general meetings.

Paragraph 10 ~~-~~– The coordinator of the Audit Committee, ~~together with~~accompanied by other members when necessary or convenient ~~must~~, should: (i) meet, at least ~~once~~ every quarter, with the Board of Directors and ~~with the~~ Fiscal Council; and (ii) ~~be present~~appear at the ~~Company’s annual~~ordinary general meeting and, when necessary, the extraordinary general meetings~~.~~ of the Company. ¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph 11 - The members of the Audit Committee must elect from among themselves, the Committee’s coordinator, the activities and duties of whom shall be established in the Committee’s internal charter.

Paragraph 11 ~~-~~– The members of the Audit Committee ~~must~~should elect ~~from among~~, amongst themselves, the ~~Committee’s~~ coordinator~~,~~ of the Committee, whose activities and ~~duties of whom shall be established~~responsibilities will be defined in the Committee~~’~~´s internal ~~charter~~regulation.¶

Adjustment to the wording to provide more clarity when interpreting the Bylaws.
Paragraph 12 - The members of the Audit Committee may only be members of the Board of Directors, the Fiscal Council or the Audit Committee of three other companies.	~~Paragraph 12 - The members of the Audit Committee may only be members of the Board of Directors, the Fiscal Council or the Audit Committee of three other companies.~~

The Company's Management understands that the activity of the Audit Committee' members in other companies, in compliance with the legal restraints, does not interfere in their activities in the Company.

Paragraph 13 - The members of the Audit Committee shall have the same fiduciary duties and responsibilities as those applicable to the management of the Company pursuant to Law 6.404/76.

Paragraph ~~13~~12 ~~-~~– The members of the Audit Committee ~~shall~~will have the same fiduciary duties and responsibilities ~~as those~~ applicable to the Company´s management, under the terms of the ~~Company pursuant to~~Brazilian Corporate Law. ~~6.404/76.~~¶

Standardization of language to provide more clarity when interpreting the Bylaws.
VII – FISCAL YEAR AND RESULTS	VII – FISCAL YEAR AND RESULTS	No amendment to the wording.

SECTION 28 - The fiscal year coincides with the calendar year and, on the close thereof, the Corporation will prepare a balance sheet to determine the results for such period, as well as other relevant financial statements for publication and consideration by the shareholders’ meeting.

Article 34. ~~SECTION 28 -~~ The fiscal year coincides with the calendar year and~~, on the~~ at its close ~~thereof, the Corporation will prepare a balance sheet to determine the results for such period, as well as other relevant~~, the Company will publish the financial statements as laid down by the Corporate Law for ~~publication and~~ consideration by the shareholders’ meeting.¶

Adjustment to the wording in order to be compliant to the provision in article 176 of the Brazilian Corporations Act.
SECTION 29 - Any negative retained earnings and the provision for income tax shall be deducted from the results of each fiscal year before any distribution.	Article 35. Any negative retained earnings and the provision for income tax ~~shall~~ be deducted from the results of each fiscal year before any distribution	Reclassification of the article in virtue of renumbering in the proposal for reform, with no adjustment to the wording.

Sole Paragraph - After the deductions referred to in this Section are made, the shareholders’ meeting may allocate to the directors and officers a share of not more than ten percent (10%) of the remaining profits, subject to any statutory limitations.

S~~o~~ingle Paragraph - After the deductions referred to in this ~~Section~~Article are made, the ~~shareholders’ meeting~~General Meeting may allocate to the employees, directors and ~~officers a share of not more than ten percent (10%) of the remaining profits, subject to any statutory limitations.~~management, in this order:¶

(i)            a statutory share to the employees~~officers a share~~ of not more than ten percent (10%) of the remaining profits; and¶

¶

(ii)           the statutory share of the directors and management to the maximum legal limit.¶

Inclusion of possibility of determining statutory shareholding to employees and managers, in compliance with the provision in article 190 of the Brazilian Corporations Act.

SECTION 30 - The net income for the year will be allocated successively as follows;

1) Five percent (5%) towards the establishment of the Legal Reserve, which shall not exceed twenty percent (20%) of the capital stock;

2) Twenty-five percent (25%) as a mandatory minimum dividend, as adjusted in accordance with Section 202 of Law No. 6,404/76, to be paid with respect to all shares of stock of the corporation;

3) Twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock;

4) up to 50% (fifty per cent) for the constitution of the reserve for expansion, this reserve not to exceed 80% (eighty per cent) of the Capital Stock, with the purpose of ensuring investments in fixed assets or increases in working capital, including through amortization of the Corporation’s debts, irrespective of retention of profit earmarked to the capital expenditures budget, and its balance being used, as may be the case, for: (i) absorbing losses whenever necessary; (ii) distribution of dividends at any time; (iii) operations of redemption, reimbursement or the authorized purchase of shares as permitted in the legislation; and (iv) for incorporation into the Capital Stock, including through new stock dividends

Article 36. ~~SECTION 30 - The~~Once the deductions mentioned in  Article 35 above have been made, the net income for the year will be allocated successively as follows;¶

(i)            ~~1) Five~~5% (five percent ~~(5%~~) towards the ~~establishment~~constitution of the Legal Reserve, which ~~shall~~will not exceed ~~twenty percent (~~20% (twenty percent) of the capital stock;¶

(ii)           2~~) Twenty~~5% (twenty-five percent ~~(25%~~) as a mandatory minimum dividend, as adjusted in accordance with ~~Section~~Article 202 of the Corporate Law ~~No. 6,404/76~~, to be paid with respect to all the Company´s shares ~~of stock of the corporation~~;¶

(iii)          ~~3) Twenty~~20% (twenty percent ~~(20%~~) towards the ~~establishment~~constitution of reserves for capital increase, which ~~shall~~will not exceed 20%  (twenty percent ~~(20%~~) of the capital stock;¶

(iv)         ~~4)~~ up to 50% (fifty per cent) for the constitution of the reserve for expansion, ~~this reserve~~which may not ~~to~~ exceed 80% (eighty per cent) of the Capital Stock, with the purpose of ensuring investments in fixed assets or increases in working capital, including through amortization of the ~~Corporation~~Company’s debts, irrespective of the retention of profit earmarked to the capital expenditures budget, and its balance ~~being~~may be used~~, as may be the case,~~ for: (i) absorbing losses whenever necessary; (ii) the distribution of dividends at any time; (iii) operations of redemption, reimbursement or the ~~authorized~~ purchase of shares ~~as permitted in the legislation~~authorized by law; and (iv) for incorporation into the Capital Stock, including through new ~~stock dividends."~~share issues.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

SECTION 31 - Unless otherwise resolved by the shareholders’ meeting, payment of any dividends, interest on shareholders’ equity and the distribution of shares resulting from a capital increase will be made within sixty (60) days after the date of the relevant resolution.

Article 37. ~~SECTION 31 -~~ Unless otherwise ~~resolved~~decided by the General Meeting of shareholders~~’ meeting~~, the payment of any dividends~~,~~ and interest on shareholders’ equity ~~and the distribution of shares resulting from a capital increase~~ will be ~~made~~carried out within 60 (sixty ~~(60~~) days ~~after~~from the date of the relevant resolution.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity.

Paragraph One - The Corporation may, by a resolution of the Board of Directors pursuant to the foregoing Section 18, prepare semiannual and other interim balance sheets and declare dividends and/or interest on shareholders’ equity out of profits shown on such balance sheets, retained earnings or profit reserves appearing in the latest annual balance sheet or interim balance sheets, as provided by law.

Paragraph ~~One~~1 - The ~~Corporation~~Company may, by a resolution of the Board of Directors ~~pursuant to the foregoing Section 18~~within the terms of Article 23 above, prepare ~~semiannual~~semi-annual and other interim balance sheets and declare dividends and/or interest on shareholders’ equity out of profits shown on ~~such~~these balance sheets, retained earnings or profit reserves appearing in the latest annual balance sheet or interim balance sheets, as provided by law.¶

Reclassification of the article in virtue of the renumbering of the proposal for reform, with adjustment to the wording to be compliant to the provision in article 204 of the Brazilian Corporations Act and to provide more clarity.

Paragraph Two - Interim dividends and interest on shareholders’ equity declared in each fiscal year may be attributed to the mandatory dividend on the results for the fiscal year.

Paragraph ~~Two - Interim~~2 – The interim dividends and the interest on ~~shareholders’ equity~~own capital declared in each fiscal year may be ~~attributed~~added to the ~~mandatory~~obligatory dividend ~~on~~of the result~~s~~ for the fiscal year.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
	Article 38. The dividends not received or reclaimed will be forfeited after a period of 3 (three) years from the date when they were made available to the shareholder and will revert to the Company.¶	Inclusion of prescription term for the intent to have dividends not received or claimed, in compliance with the provision in article 287, item II, item "a" of the Brazilian Corporations Act.

VIII - SALE OF CORPORATE CONTROL, CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD CORPORATION AND DELISTING FROM THE NOVO MERCADO	VIII - SALE OF CORPORATE CONTROL, CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD ~~CORPORATION~~COMPANY AND DELISTING FROM THE NOVO MERCADO ¶	No amendment to the wording.

SECTION 32 - Sale of the Control of the Corporation, either directly or indirectly, whether in a single transaction or a series of successive transactions, must be conditioned upon a condition precedent or subsequent that the Purchaser of such corporate control will make a tender offer ("tender offer") to the other shareholders of the Corporation, subject to the terms of and within the time limits prescribed by prevailing legislation and the Novo Mercado Listing Regulations, so that the holders of such shares will receive the same treatment as that accorded to the Selling Controlling Shareholder.

Article 39. ~~SECTION 32 - Sale~~The sale of corporate control of the ~~Control of the Corporation, either~~Company, directly or indirectly, ~~whether~~ in a single transaction or a series of successive transactions, must be ~~conditioned~~agreed upon under a condition, precedent or subsequent, that the ~~Purchaser of such corporate~~purchaser of control will make a ~~tender~~public offer ~~("tender offer")~~ to the ~~other~~remaining shareholders of the ~~Corporation~~Company, subject to the ~~terms~~conditions of and ~~within the~~ time limits ~~prescribed by~~of the prevailing ~~legislation~~law and the Novo Mercado Listing Regulations, ~~so~~in such a way that the holders of ~~such~~these shares will receive the same treatment as ~~that accorded to~~ the ~~Selling¶~~selling Controlling ~~S~~shareholder.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - For purposes of these Bylaws, any capitalized terms will have the following meanings:

"Controlling Shareholder" means the shareholder, shareholders or Group of Shareholders, as defined below, who exercise Controlling Power over the Corporation.

“Selling Controlling Shareholder" means a Controlling Shareholder that disposes of the Controlling Power over the Corporation.

"Controlling Shares" means the block of shares that guarantees, either directly or indirectly to the holder or holders, the individual and/or shared Controlling Power over the Corporation.

"Outstanding Shares" means all shares issued by the Corporation, except such shares as are held by the Controlling Shareholder, any persons related to the Controlling Shareholder, directors and officers of the Corporation and treasury shares.

"Purchaser of Control" means the person to whom the Selling Controlling Shareholder transfers the Controlling Shares in a Sale of Control of the Corporation.

"Sale of Control of the Corporation" means the transfer to a third party, subject to consideration, of the Controlling Shares.

"Control" (and such related terms as "Controlled by", "under common Control with" or "Controlling Power") means the power, either directly or indirectly, to effectively manage the corporate affairs and direct the operations of the governing bodies of the Corporation, as a matter of fact or law, independently of the number of shares held. There is a presumption that the person or Group of Shareholders who hold shares granting an absolute majority of the votes of shareholders present at the last three (3) shareholders’ meetings has control, even though they are not holders of the shares that guarantee them an absolute majority of the voting capital.

"Group of Shareholders" means a group of people: (i) bound by contracts or voting agreements of any nature, whether directly or through any companies Controlled by, Controlling or under common Control; or (ii) among whom there is a relationship of control; or (iii) under common Control.

Paragraph ~~One~~1 - For the purposes of these Bylaws, any capitalized terms will have the following meanings:¶

¶

 ~~"~~“Controlling Shareholder~~"~~” means the shareholder~~, shareholders~~ or Group of Shareholders, as defined below, ~~who exercise~~which exercises a Controlling Power ~~over~~in the ~~Corporation~~Company.¶

~~"~~““Selling Controlling Shareholder~~"~~” means ~~a~~the Controlling Shareholder that ~~disposes~~is promoting the sale of the Controlling Power ~~over~~in the ~~Corporation~~Company.¶

~~"~~ “Controlling Shares~~"~~” means the block of shares that ~~guarantees, either~~ensures, directly or indirectly ~~to the holder or holders~~, that the individual ~~and/~~holder or shared holders have Controlling Power ~~over~~in the ~~Corporation~~Company.¶

¶

 ~~"~~“Outstanding Shares~~"~~” means all shares issued by the ~~Corporation~~Company, except ~~such shares as are~~those held by the Controlling Shareholder, any persons related to the Controlling Shareholder, directors and ~~officers~~managers of the ~~Corporation~~Company and shares held in treasury ~~shares~~.¶

~~"Purchaser~~“Acquirer of Control~~"~~” means the ~~person~~investor to ~~whom~~which the Selling Controlling Shareholder transfers the Controlling Shares in ~~a~~the Sale of Control of the ~~Corporation~~Company.¶

~~"~~“Sale of Control of the ~~Corporation"~~Company” means the transfer to ~~a~~the third party, ~~subject to consideration~~against payment, of the Controlling Shares.¶

~~"~~“Control~~" (and such related~~” (along with its correlated terms ~~as "~~, “Controlled ~~by"~~”, ~~"~~“under common Control ~~with"~~” or ~~"Controlling~~ “Power~~"~~ of Control”) means the ~~power, either~~effective power used to direct the corporate activities and guide the workings of the Company bodies, directly or indirectly, ~~to effectively manage the corporate affairs and direct the operations of the governing bodies of the Corporation, as a matter of fact or law, independently~~in fact or in law, regardless of the ~~number of shares~~equity stake held. There is a ~~presumption that~~relative assumption of title of control in terms of the person or Group of Shareholders ~~who hold shares granting an~~that have given them the absolute majority of ~~the~~ votes ~~of~~among the shareholders present at the last 3 (three ~~(3) shareholders’ meetings has control, even though~~) General Meetings although they are not the holders of the shares that ~~guarantee~~assure them of an absolute majority of the voting capital.¶

~~"~~ “Group of Shareholders~~"~~” means a group of people: (i) ~~bound~~linked by contracts or voting agreements of any nature, whether directly or through ~~any~~ companies ~~Controlled by, Controlling~~controlled, controlling or under common ~~C~~control; or (ii) ~~among whom there is a~~having a controlling relationship ~~of control~~with respect to one another; or (iii) under common ~~C~~control.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - The Selling Controlling Shareholder shall not transfer title to the shares owned by such selling Controlling shareholder or selling Controlling Group of Shareholders, and the Corporation shall not record any transfer of shares representing the Corporate Control unless and until the Purchaser of Control or subsequent holders of Control signs the relevant Statement of Adherence referred to in the Novo Mercado Listing Regulations.

Paragraph ~~Two~~2 - The Selling Controlling Shareholder ~~shall~~may not transfer ~~title to the shares owned by such selling Controlling shareholder or selling Controlling Group of Shareholders, and the Corporation shall~~ownership of its shares and the Company may not record any transfer of shares representing the Corporate Control unless and until the ~~Purchaser of Control or subsequent holders of Control~~Purchasing Shareholder(s) signs the relevant Statement of Adherence referred to in the Novo Mercado Listing Regulations.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Three - No Shareholders’ Agreement providing for exercise of Controlling Power shall be filed with the Corporation’s registered office if the signatories thereof have not subscribed the Statement of Adherence referred to in Paragraph Three of this Section.

Paragraph ~~Three~~3 - No Shareholders’ Agreement providing for exercise of Controlling Power ~~shall be filed with the Corporation’s~~may be registered at the Company´s head office if the signatories ~~thereof~~ have not subscribed to the Statement of Adherence referred to in Paragraph ~~Three~~2 of this ~~Section~~Article.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Four - Where the acquisition of the Corporate Control results in the imposition on the Purchaser of Control of an obligation to make the tender offer required under Section 36 of these Bylaws, the tendered price will be the greater of the prices determined according to this Section 32 and Section 36, Paragraph Three of these Bylaws.

Paragraph ~~Four~~4 - ~~Where~~Should the acquisition of the Corporate Control result~~s~~ in the imposition on the ~~Purchaser~~Acquirer of Control of an obligation to make the ~~tender offer~~Public Share Offer required under ~~Section 36~~Article 43 of these Bylaws, the ~~tendered~~acquisition price at the Public Share Offer will be the greater of the prices determined ~~according to this Section 32 and Section 36~~under Article 40 and Article 43, Paragraph ~~Three~~3 of these Bylaws.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 33 - The tender offer referred to in the preceding Section must also be made: (i) upon an assignment for financial consideration of interests exercisable for newly-issued shares and other securities or interests convertible into or exercisable for newly-issued shares which may result in the Sale of Control in the Corporation; and (ii) in the event of the Control in the Controlling Shareholder of the Corporation, in which case such selling Controlling shareholder will be required to disclose to the BM&FBOVESPA the value assigned to the Corporation in such sale, as well as the supporting documentation therefore.

Article 40. ~~SECTION 33 -~~ The ~~tender~~public offer referred to in the preceding ~~Section~~Article must also be made: (i) ~~upon~~in cases where there is an assignment ~~for financial consideration of interests~~of rights exercisable for newly-issued shares and other securities or ~~interests~~rights convertible into ~~or exercisable for newly-issued~~ shares which may result in the ~~S~~sale of the Corporate Control in the Corporation; and (ii) in the event of the sale of Control ~~in~~of the Controlling Shareholder of the ~~Corporation, in which case such~~Company, the selling Controlling shareholder will be required to disclose to the BM&FBOVESPA the value assigned to the ~~Corporation~~Company in ~~such~~this sale, as well as attach the supporting documentation ~~therefore~~which proves it.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 34 - Any person that acquires the Controlling Power of the Corporation as a result of a share purchase agreement entered into with the Controlling Shareholder for any number of shares, will be required: (i) to make a tender offer as provided in Section 32 of these Bylaws; (ii) to compensate any shareholders from whom such person may have purchased shares on a stock exchange within the period of six (6) months preceding the date of Sale of Control of the Corporation for any difference between the tender offer price and the amount paid per share which may have been purchased on the stock exchange within the period of six (6) months preceding the purchase of Controlling Power, properly adjusted up to the date of payment of such compensation.

Article 41. ~~SECTION 34 - Any person that~~Whoever acquires the Controlling Power of the ~~Corporation~~Company, as a result of a private share purchase agreement entered into with the Controlling Shareholder, for any number of shares, will be required: (i) to make a ~~tender~~public offer as ~~provided~~referred to in ~~Section~~Article 3~~2~~9 of these Bylaws; (ii) to compensate any shareholders from whom ~~such person~~it may have purchased shares on a stock exchange ~~within the~~in a period of 6 (six ~~(6~~) months ~~preceding~~prior to the date of ~~Sale~~transfer of the Corporate Control ~~of~~in the ~~Corporation for~~Company, paying any difference between the ~~tender offer~~ price of the Public Share Offer and the amount paid ~~per~~for any share ~~which may have been purchased~~acquired on the stock ~~exchange within~~market in the ~~period of~~ 6 (six ~~(6) months preceding the purchase of Controlling Power, properly adjusted up~~) months prior to the date of the acquisition of the Corporate Control, duly adjusted to the date of payment ~~of such compensation~~. This amount must be distributed among all those who sold shares of the Company in the trading sessions in which the Acquirer of Control made acquisitions in proportion to the daily net sales balance of each one, with the BM&FBOVESPA arranging the distribution within the terms of its regulations.¶

Adjustment to the minimum statutory clauses, in accordance with the Listing Regulation of BM&FBovespa's New Market, with amendment to the cross-reference, in virtue of the reclassification of Articles.

SECTION 35 - After a Sale of Control transaction and subsequent tender offer, the Purchaser of Control, where necessary, shall take appropriate measures to restore the minimum percentage of twenty-five percent (25%) of all outstanding shares in the Corporation, within the six (6) months following the purchase of Controlling Power.

Article 42. ~~SECTION 35 -~~ After ~~a~~an operation of the Sale of Control ~~transaction~~of the Company and the subsequent ~~tender offer, the Purchaser~~holding of the Public Share Offer, the Acquirer of Control, whe~~re~~n necessary, ~~shall~~will take ~~appropriate~~the measures needed to restore the minimum percentage of 25% (twenty~~-~~ five percent ~~(25%~~) of all ~~outstanding~~the Company´s shares in ~~the Corporation~~circulation, within ~~the~~6 (six ~~(6~~) months following the ~~purchase~~acquisition of Controlling Power.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 36 - Any Purchasing Shareholder that acquires or becomes the owner of twenty percent (20%) or more of all shares of the capital stock of the Corporation shall, within not more than thirty (30) days after the date of acquisition or event resulting in such share ownership being equal to or higher than twenty percent (20%) of all shares of the capital stock of the Corporation, register or, if the case may be, apply for the registration of a tender offer with respect to all shares of the capital stock of the Corporation, subject to applicable CVM regulations, the rules of the BM&FBOVESPA and the provisions of this Section.

Article 43. ~~SECTION 36 -~~ Any ~~Purchasing~~Acquiring Shareholder ~~that acquires~~which purchases or becomes the owner of ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) or more of all shares of the capital stock of the ~~Corporation shall, within not more than thirty (30~~Company will: (i) immediately disclose this information though a material fact notice, as required by the CVM; and (ii) within a maximum period of 30 (thirty) days ~~after~~from the date of acquisition or event resulting in ~~such~~this share ownership being equal to or higher than ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company, register or, if the case may be, apply for the registration of a ~~tender offer with respect to~~Public Share Offer for all shares of the Company´s capital stock ~~of the Corporation~~, subject to the applicable CVM regulations, ~~the rules of the~~ BM&FBOVESPA directives and the provisions of this ~~Section~~Article.¶

The Company's management, in analyzing the recent discussions involving several market players on protection mechanisms to poison pills, understands that the maintenance of the protection mechahisms are required, but it judges as applicable to adjust the percentage providing opportunity for the public offering provided for in article 43 of the proposal for reform.

Paragraph One - For the purpose of these Bylaws, "Purchasing Shareholder" means any person, including and without restriction, any natural or legal person, investment fund, co-ownership vehicle, share portfolio, universality of rights or other form of organization resident, domiciled or with its registered office in Brazil or abroad, or Group of Shareholders, that purchases shares in the Corporation.

Paragraph ~~One~~1 ~~-~~– For the purposes of these Bylaws, ~~"Purchasing~~“Acquiring Shareholder~~"~~” means any person, including ~~and~~, without ~~restriction~~limit, any ~~natural or legal~~individual person or corporate entity, investment fund, ~~co-ownership vehicle, share~~condominium, portfolio~~, universality~~ of securities, holder of rights, or any other form of organization, resident, domiciled or with its ~~registered~~head office in Brazil or abroad, or Group of Shareholders, ~~that purchases~~who acquire the Company´s shares ~~in the Corporation~~.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - In such case, the following procedures will be applicable: (i) the tender offer must be made indistinctly to all shareholders of the Corporation; (ii) the shares must be sold by auction on the BM&FBOVESPA; (iii) the tender offer must be launched for a price determined as provided in Paragraph Three of this Section; and (iv) the tender offer must be a cash offer in lawful Brazilian currency for the shares of the capital stock of the Corporation.

Paragraph ~~Two - In such case, the following procedures will be applicable: (i) the tender offer~~2 - (i) The Public Offer must be: (i) made ~~indistinctly~~ to all shareholders of the ~~Corporation~~Company without exception; (ii) the shares must be sold by auction ~~on~~held at the BM&FBOVESPA; (iii) the ~~tender~~Public ~~o~~Offer must be launched for a price determined ~~as provided in~~according to Paragraph ~~Three~~3 of this ~~Section~~Article; and (iv) the ~~tender~~Public ~~o~~Offering must be a cash offer in ~~lawful~~ Brazilian currency for the shares of the Company´s capital stock ~~of the Corporation~~.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Three - The tendered price per share of the capital stock of the Corporation shall not be less than the greater of: (i) the economic value arrived at in a valuation report, subject to the provisions of Paragraph Four of this Section; (ii) one hundred and thirty-five percent (135%) of the issue price of the shares in any capital increase carried out through a public distribution within a period of twenty-four (24) months preceding the date as of which the tender offer has become mandatory pursuant to this Section 36, as properly adjusted according to the IPCA up to the date of payment; and (iii) one hundred and thirty-five percent (135%) of the average market quotation per share of the capital stock of the Corporation during a period of thirty (30) days preceding the tender offer on the stock exchange trading the greatest volume of shares of the capital stock of the Corporation.

Paragraph ~~Three~~3 - The ~~tendered~~acquisition price ~~per~~for each Company share ~~of the capital stock of the Corporation shall~~may not be less than the greater ~~of: (i) the economic value arrived at in a valuation report, subject to the provisions of Paragraph Four of this Section; (ii)~~ between: (i) 140% (one hundred and ~~thirty-five~~forty percent ~~(135%) of the issue price of the shares in any capital increase carried out through a public distribution within a period of twenty-four (24) months preceding the date as of which the tender offer has become mandatory pursuant to this Section 36, as properly adjusted according to the IPCA up to the date of payment; and (iii) one hundred and thirty-five~~) of the average trading price during the last 120 (one hundred and twenty) trading sessions prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the Company; and (iii) 140% (one hundred and forty percent ~~(135%~~) of the average ~~market quotation per share of the capital stock of the Corporation during a period of thirty (30) days preceding the tender offer~~trading price during the last 30 (thirty) trading days prior to the date on which the Public Offer became obligatory on the stock exchange trading the greatest volume of shares of the capital stock of the ~~Corporation~~Company.¶

Adjustment to the provision in order to provide for certain purposes for the calculation of the purchase price to be practiced in OPA under the article 43 of the proposal for reform.

Paragraph Four - The valuation mentioned in item (i) of the foregoing Paragraph Three will be the arithmetic mean of the midpoints within the range of economic value in two valuation reports, as determined according to the discounted cash flow method, provided that the variation between such midpoints does not exceed ten percent (10%). If the difference between such midpoints exceeds 10%, the economic value of the Corporation will be determined by an arbitration conducted pursuant to the terms of Section 44 of these Bylaws.

~~Paragraph Four - The valuation mentioned in item (i) of the foregoing Paragraph Three will be the arithmetic mean of the midpoints within the range of economic value in two valuation reports, as determined according to the discounted cash flow method, provided that the variation between such midpoints does not exceed ten percent (10%). If the difference between such midpoints exceeds 10%, the economic value of the Corporation will be determined by an arbitration conducted pursuant to the terms of Section 44 of these Bylaws.~~

Exclusion of Paragraph 4 of the current Bylaws, in view of the proposal for exclusion of the rule requiring the preparation of the assessment report in Paragraph 3 of the Bylaws in force.

Paragraph Five - The valuation reports referred to in the preceding Paragraph shall be prepared by two leading financial institutions of recognized standing and experience in the food industry, one to be selected by the Corporation and the other by the Purchasing Shareholder from among major institutions providing advisory services in mergers and acquisitions to customers in Brazil at the time. The cost of the valuation reports shall be borne respectively by the Corporation and the Purchasing Shareholder.

~~Paragraph Five - The valuation reports referred to in the preceding Paragraph shall be prepared by two leading financial institutions of recognized standing and experience in the food industry, one to be selected by the Corporation and the other by the Purchasing Shareholder from among major institutions providing advisory services in mergers and acquisitions to customers in Brazil at the time. The cost of the valuation reports shall be borne respectively by the Corporation and the Purchasing Shareholder.¶~~

Exclusion of Paragraph 5 of the current Bylaws, in view of the proposal for exclusion of the rule requiring the preparation of the assessment report in Paragraph 3 of the Bylaws in force.

Paragraph Six - A tender offer made as referred to in the leading sentence of this Section will not preclude another shareholder of the Corporation or the Corporation itself, as the case may be, from making a competing tender offer according to applicable regulations.

~~Paragraph Six - A tender offer made as referred to in the leading sentence of this Section will not preclude another shareholder of the Corporation or the Corporation itself, as the case may be, from making a competing tender offer according to applicable regulations.~~¶Paragraph 4 - The undertaking of the Public Offer mentioned in the preamble to this Article will not preclude the possibility of another shareholder of the Company or, should it be the case, the Company itself from making a competing Public Offer, under the applicable regulations.

Reclassification of Paragraph 6 of the current Bylaws to Paragraph 4 of the proposal for reform, with amendment to the wording.

Paragraph Seven - A Purchasing Shareholder must comply with any requests or requirements made by CVM based on applicable regulations with respect to a tender offer, within the maximum periods prescribed therein.

Paragraph ~~Seven - A Purchasing~~5 - The Acquiring Shareholder must comply with any requests or requirements made by CVM based on applicable ~~regulations with respect to a tender offer,~~law related to the Public Offer within the maximum periods prescribed ~~therein~~in the applicable regulation.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Eight - In the event a Purchasing Shareholder fails to comply with the obligations imposed by this Section, including as regards adherence to the maximum time limits for (i) making or applying for registration of a tender offer, or (ii) complying with any requests or requirements of CVM, then the Board of Directors of the Corporation will call a special shareholders’ meeting, at which the Purchasing Shareholder will be barred from voting, to consider suspending exercise of such non-complying Purchasing Shareholder’s rights as provided in Section 120 of the Corporations Law, without prejudice to the liability of the Purchasing Shareholder for any loss or damage caused to the other shareholders as a result of such failure to comply with the obligations imposed by this Section.

Paragraph ~~Eight~~6 - ~~In~~Should the ~~event a Purchasing~~Acquiring Shareholder fail~~s~~ to comply with the obligations imposed by this ~~Section~~Article, including ~~as regards adherence to~~compliance with the maximum time limits for: (i) ~~making~~carrying out or applying for the registration of a ~~tender~~Public ~~o~~Offer~~,~~; or (ii) complying with any requests or requirements of the CVM, ~~then~~ the Company´s Board of Directors ~~of the Corporation~~ will call ~~a special~~an Extraordinary General Meeting of shareholders~~’ meeting~~, at which the ~~Purchasing~~Acquiring Shareholder ~~will be barred from voting~~may not vote, to consider suspending ~~exercise~~the rights of ~~such~~this non-complying ~~Purchasing~~Acquiring Shareholder~~’s rights as provided in Section~~, within the terms of Article 120 of the Corporat~~ions~~e Law, without prejudice to the Acquiring Shareholder´s liability ~~of the Purchasing Shareholder~~ for any loss or damage caused to the other shareholders as a result of ~~such~~this failure to comply with the obligations imposed by this ~~Section~~Article.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Nine - Any Purchasing Shareholder who acquires or becomes the holder of other interests in the Corporation, including by way of a life estate (usufruto) or fideicommissum, equal to twenty percent (20%) or more of all shares of the capital stock of the Corporation, will likewise be required to either register or apply for the registration of a tender offer as described in this Section, within not more than thirty (30) days after such acquisition or event resulting in twenty percent (20%) or more of all shares of the capital stock of the Corporation being so held.

Paragraph ~~Nine~~7 - Any ~~Purchasing~~Acquiring Shareholder ~~who~~which acquires or becomes the holder of other ~~interests~~rights in the ~~Corporation~~Company, including ~~by way of a life estate (usufruto) or fideicommissum~~enjoyment or entailment, equal to ~~twenty percent (20%)~~ or more than 33.33% (thirty three point thirty three percent) of all shares of the ~~capital stock of the Corporation~~Company, will likewise be required to either register or apply for the registration of a ~~tender offer~~Public Offer, as described in this ~~Section~~Article, within ~~not more than~~ 30 (thirty ~~(30~~) days ~~after such~~from the acquisition or event resulting in ~~twenty percent (20%) or more~~an amount equal to or more than 33.33% (thirty three point thirty three percent) of all shares of the ~~capital stock of the Corporation being so held~~Company´s.¶

Reclassification of the Paragraph in virtue of the renumbering in the proposal for reform and amendment to the percentage providing opportunity to the public offering in compliance with the amendment contained in Article 43 of the proposal for reform.

Paragraph Ten - Except as provided in Sections 42 and 43 of these Bylaws, the obligations established in Section 254-A of the Corporations Law and Sections 32, 33 and 34 of these Bylaws will not release a Purchasing Shareholder from compliance with the obligations prescribed by this Section.

Paragraph ~~Ten - Except as provided in Sections 42 and 43 of these Bylaws, the~~8 - The obligations ~~established~~ in ~~Section~~Article 254-A of the Corporat~~ions~~e Law and ~~Sections~~Article 3~~2~~9, ~~33~~Article 40 and ~~34~~Article 41 of these Bylaws ~~will~~do not release ~~a Purchasing~~an Acquiring Shareholder from compliance with the obligations ~~prescribed by~~in this Section other than as stated in the provisions of Article 49 and Article 50 of these Bylaws.¶

Standardization of the numbering used throughout the Bylaws, with amendment to the cross-reference, in virtue of the reclassification of the Articles.

Paragraph Eleven - The provisions of this Section will not apply in the event a person becomes the holder of more than twenty percent (20%) of all shares of the capital stock of the Corporation by reason of: (i) statutory succession, on condition that the shareholder shall dispose of any excess shares within sixty (60) days after the relevant event; (ii) merger of another company into the Corporation; (iii) absorption of shares of another company by the Corporation; or (iv) subscription for shares of the Corporation in a single primary issue that is approved at a shareholders’ meeting called by the Board of Directors of the Corporation and with respect to which the proposed capital increase requires the issue price of the shares to be based on the economic value determined according to a valuation report on the economic and financial condition of the Corporation prepared by an expert firm of recognized experience in the valuation of publicly-held companies.

Paragraph ~~Eleven~~9 ~~-~~– The provisions of this ~~Section~~Article will not apply in the event of a person becom~~es~~ing the holder of more than ~~twenty~~33.3% (thirty three point three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company by reason of: (i) ~~statutory~~legal succession, on condition that the shareholder ~~shall~~will dispose of any excess shares within 60 (sixty ~~(60~~) days ~~after~~from the relevant event; (ii) ~~merger~~ the incorporation of another company ~~into~~by the ~~Corporation~~Company; (iii) ~~absorption of~~the incorporation of the shares of another company by the ~~Corporation~~Company; or (iv) the subscription ~~for~~of shares of the ~~Corporation~~Company carried out in a single primary issue, that ~~is approved at a shareholders’ meeting called by the Board of Directors of the Corporation and with respect to which the proposed capital increase requires the issue price of the shares to be based on the economic value determined according to a valuation report on the economic and financial condition of the Corporation prepared by an expert firm of recognized experience in the valuation of publicly-held companies~~had been approved by a General Meeting of shareholders, as laid down in the applicable regulations.¶

Amendment to the percentage providing opportunity to public offering in compliance with the amendment contained in Article 43 of the proposal for reform and inclusion of two new events in which the provision in this Article is not mandatory.

Paragraph 12 - For the purpose of calculating the percentage of twenty percent (20%) of all shares of the capital stock of the Corporation, as mentioned in the leading sentence of this Section, no involuntary increase in ownership interest resulting from cancellation of treasury shares or reduction of the capital stock of the Corporation entailing a cancellation of shares will be computed.

Paragraph 1~~2~~0 - For the purpose of calculating the percentage of ~~twenty~~33.3% (thirty three point thirty three percent ~~(20%~~) of all shares of the capital stock of the ~~Corporation~~Company, as mentioned in the ~~leading sentence of this Section~~preamble to Article, no involuntary increase in ownership interest resulting from the cancellation of treasury shares or reduction of the capital stock of the ~~Corporation entailing~~Company leading to a cancellation of shares will be ~~computed~~considered.¶

Amendment to the percentage providing opportunity to the public offering in compliance with the amendment contained in Article 43 of the proposal for reform.

Paragraph 13 - If CVM regulations applicable to a tender offer under this Section require adoption of any given criterion to determine the purchase price per share of the Corporation in the tender offer, which criterion results in a purchase price higher than that determined pursuant to Paragraph Two of this Section, then the purchase price determined according to CVM regulations shall prevail with respect to such tender offer.

Paragraph 1~~3~~1 - ~~If~~Should the CVM regulations applicable to a ~~tender~~Public ~~o~~Offer under this ~~Section~~Article require the adoption of any given criterion to determine the purchase price per share ~~of the Corporation~~ in the ~~tender offer, which criterion~~Public Offer that results in a purchase price higher than that determined ~~pursuant to~~within the terms of Paragraph ~~Two~~3 of this ~~Section~~Article, then the purchase price determined according to CVM regulations ~~shall~~will prevail ~~with respect to such tender offer~~.¶

Reclassification of the Paragraph in virtue of renumbering in the proposal for reform, with no adjustment to the wording.

SECTION 37 - Should it be resolved at a special shareholders’ meeting that the Corporation should delist from the Novo Mercado, the Controlling Shareholder of the Corporation shall make a tender offer where the delisting is: (i) for the purpose of trading its securities outside the Novo Mercado; or (ii) caused by a corporate restructuring pursuant to which the securities of the Corporation resulting from such restructuring are not admitted to trading in the Novo Mercado within a period of one hundred and twenty (120) days from the date of the shareholders’ meeting that approved the transaction. The minimum tendered price shall be equal to the economic value determined according to the valuation report referred to in Section 41 of these Bylaws.

Article 44. ~~SECTION 37 -~~ Should ~~it be resolved at a special~~an Extraordinary Meeting of shareholders~~’ meeting~~ resolve that the ~~Corporation~~Company should delist from the Novo Mercado, the Controlling Shareholder ~~of the Corporation shall~~will make a ~~tender~~public share offer ~~where~~if the delisting is: (i) for the purpose of trading ~~its securities~~the shares outside the Novo Mercado; or (ii) caused by a corporate restructuring ~~pursuant to~~in which the ~~securities~~shares of the ~~Corporation~~Company resulting from such restructuring are not admitted ~~to~~for trading ~~in~~on the Novo Mercado within a period of 120 (one hundred and twenty ~~(120~~) days from the date of the shareholders~~’~~´ meeting that approved the ~~transaction~~operation. The minimum ~~tendered~~offer price ~~shall~~will be equal to the economic value determined ~~according to~~by the valuation report referred to in ~~Section~~Article 4~~1~~8 of these Bylaws, in line with the legal norms and applicable regulations.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity and amendment to the cross-reference in virtue of the reclassification of Articles.

Paragraph One - In the event that there is no Controlling Shareholder, if the shareholders at the shareholders’ meeting decide (i) in favor of delisting the Corporation from the Novo Mercado in order to register to trade its securities outside said listed segment, or (ii) in favor of corporate restructuring such that the corporation resulting from this restructuring has no securities admitted for trading on the Novo Mercado within a period of one hundred and twenty (120) days from the date of the shareholders’ meeting that approved the transaction, delisting from the Novo Mercado shall be conditional on a tender offer under the conditions set forth in this Section.

Paragraph ~~One~~1 - ~~In the event that~~Should there ~~is~~be no Controlling Shareholder~~, if~~and the ~~shareholders at the shareholders’~~general meeting ~~decide~~decides: (i) ~~in favor of delisting~~to remove the ~~Corporation~~Company from the Novo Mercado ~~in order to register~~as it wishes to trade its ~~securities outside said listed segment,~~shares elsewhere; or (ii) ~~in favor of~~through a corporate restructuring ~~such that~~, in which the ~~corporation~~company resulting from this ~~restructuring~~reorganization has ~~no securities~~ its shares admitted for trading on the Novo Mercado within a period of 120 (one hundred and twenty ~~(120~~) days from the date of the shareholders~~’~~´ meeting that approved the ~~transaction, delisting~~operation, the exit from the Novo Mercado ~~shall~~will be conditional on ~~a tender offer~~the holding of the Public Offer under the same conditions ~~set forth in~~foreseen in the preamble to this ~~Section~~Article.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - In the cases set forth in Paragraph One above, the same shareholders’ meeting shall be charged with defining the person or persons responsible for conducting the tender offer set forth in this Section, who, in attendance at the meeting, shall expressly assume the obligation to conduct the offer. If the shareholders at the shareholders’ meeting decide in favor of corporate restructuring, in the absence of any determination of the person or persons responsible for the tender offer, the shareholders who voted in favor of corporate restructuring shall conduct said offer.

Paragraph ~~Two~~2 ~~-~~– In the cases ~~set forth~~foreseen in Paragraph ~~One~~1 above, it will be up to the same ~~shareholders’~~general meeting ~~shall be charged with defining the person or persons responsible for conducting the tender offer set forth in this Section, who, in attendance~~to define those responsible for carrying out the Public Share Offer, with those present at the meeting~~, shall~~ expressly assum~~e~~ing the obligation to ~~conduct the offer. If the shareholders at the shareholders’ meeting decide in favor of corporate restructuring, in the absence of any determination of the person or persons responsible for the tender offer, the~~undertake the offer. Should the meeting that decides to have a corporate reorganization have no person present who will be responsible for carrying out the Public Share Offer, those shareholders who voted in favor of the corporate ~~restructuring shall conduct said~~reorganization will carry out the offer.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 38 - The minimum tendered price stated in a tender offer to be made by the Controlling Shareholder or the Corporation for the purpose of cancellation of registration as a publicly-held corporation shall be equal to the economic value determined according to the valuation report referred to in Section 41 of these Bylaws, due regard given to other applicable legal and regulatory rules.

Article 45. ~~SECTION 38 - The minimum tendered price stated in a tender~~In the public share offer to be ~~made~~carried out by the Controlling Shareholder or ~~the Corporation for the purpose of cancellation of registration as a publicly-held corporation shall be equal to the economic value determined according to the valuation~~by the Company to cancel its registration as a Listed Company, the minimum price to be offered should correspond to the economic value calculated in the evaluation report, referred ~~to~~ in ~~Section~~Article 4~~1~~8 of these Bylaws, ~~due regard given to other~~respecting the applicable ~~legal~~laws and ~~regulatory rules~~regulations.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - In the event that there is no Controlling Shareholder, if the shareholders’ meeting approves cancellation of registration as a publicly-held corporation is approved at a shareholders’ meeting, the tender offer shall be made by the Corporation itself, due regard given to other applicable legal and regulatory rules.

~~Paragraph One -~~Single paragraph – In the event ~~that~~of there ~~is~~being no Controlling Shareholder, ~~if the shareholders’ meeting approves cancellation of registration as a publicly-held corporation is approved at a shareholders’ meeting, the tender offer shall~~should the General Meeting approve the cancelation of the registration as a listed company, the public share offer will be ~~made~~undertaken by the ~~Corporation~~Company itself, ~~due regard given to other~~respecting the applicable ~~legal~~laws and ~~regulatory rules~~regulations.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 39 -In the event that there is no Controlling Shareholder and the BM&FBOVESPA requires (i) that the market quotation of securities of the Corporation be published separately, or (ii) that trading of any securities issued by the Corporation be suspended in the Novo Mercado, in either case by reason of non-compliance with any obligations imposed by the Novo Mercado Listing Regulations, the Chairman of the Board of Directors shall, within not more than two (2) days after such requirement, in the computation of which time only the days in which the newspapers usually designated by the Corporation for corporate publications have circulated, call a special shareholders’ meeting to replace all members of the Board of Directors.

Article 46. ~~SECTION 39 -In the event that~~Should there ~~is~~be no Controlling Shareholder and the BM&FBOVESPA ~~requires~~determines that: (i) th~~at~~e ~~the market quotation of~~ trading prices of the securities ~~of~~issued by the ~~Corporation~~Company be ~~published~~divulged separately~~,~~; or (ii) ~~that trading of any~~the marketable securities issued by the ~~Corporation be~~Company have their trading suspended ~~in~~on the Novo Mercado~~, in either case by reason of non-compliance with any~~ because of the failure in both cases to comply with the obligations ~~imposed by~~in the Novo Mercado Listing Regulations, by administrative act or deed, the Chairman of the Board of Directors ~~shall, within not more than two (2) days after such requirement, in the computation of which time~~will summon an Extraordinary General Meeting to replace the entire Board of Directors within 2 (two) days of the decision, counting only the days in which the newspapers usually ~~designated by the Corporation for corporate publications have circulated, call a special shareholders’ meeting to replace all members of the Board of Directors~~used by the Company are published.¶

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - If the Chairman of the Board of Directors fails to call the special shareholders’ meeting mentioned in the leading sentence of this Section within the prescribed time limit, any shareholder of the Corporation may do so.

Paragraph ~~One - If~~1 – Should the Extraordinary General Meeting referred to in the preamble to this Article not be summoned by the Chairman of the Board of Directors ~~fails to call the special shareholders’ meeting mentioned in the leading sentence of this Section within the prescribed time limit,~~in the time established, it may be summoned by any shareholder ~~of the Corporation may do so~~in the Company.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - The new Board of Directors elected at the special shareholders’ meeting mentioned in the leading sentence and in Paragraph One of this Section shall cure such non-compliance with obligations imposed by the Novo Mercado Listing Regulations within the shortest possible time or within a new time limit established by the BM&FBOVESPA for such purpose, whichever is less.

Paragraph ~~Two~~2 ~~-~~– The new Board of Directors elected at the ~~special shareholders’ meeting mentioned in the leading sentence~~Extraordinary General Meeting, referred in the preamble and in Paragraph ~~One of this Section shall cure such non-compliance with~~1 of this Article, should resolve the failure to comply with the obligations ~~imposed by~~in the Novo Mercado Listing Regulations ~~within the shortest~~as quickly as possible ~~time~~ or within a new ~~time limit established~~period granted by the BM&FBOVESPA for ~~such purpose~~this aim, wh~~ich~~atever is ~~less~~shortest.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 40 - In the event that the delisting of the Corporation from the Novo Mercado results from non-compliance with any obligations imposed by the Listing Regulations, the Controlling Shareholder shall undertake a tender offer for shares belonging to the other shareholders of the Corporation, under the terms set forth in Article 37 of these Bylaws.

Article 47. ~~SECTION 40 - In the event that the delisting of the Corporation~~Should the Company´s exit from the Novo Mercado ~~results from non-compliance with any~~occur as a result of its failure to comply with the obligations ~~imposed by~~of the Novo Mercado Listing Regulations, the Controlling Shareholder ~~shall undertake a tender offer for~~will carry out a Public Share Offer to acquire shares belonging to the other shareholders of the ~~Corporation, under~~Company, within the terms ~~set forth~~foreseen in Article ~~37~~44 of these Bylaws.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - In the event that there is no Controlling Shareholder, if such non-compliance arises (i) from a resolution of the shareholders’ meeting, the tender offer shall be made by the shareholders who have voted in favor of the proposed action resulting in such non-compliance; and (ii) from a management act or event, the administrators shall call a shareholders’ meeting whose order of business shall consist of deciding how to resolve the non-compliance with the obligations in the Listing Regulations of the Novo Mercado, or, where applicable, direct the delisting of the Corporation from the Novo Mercado.

Paragraph ~~One~~1 ~~-~~– In the event ~~that~~of there ~~is no~~not being any Controlling Shareholder, ~~if such non-compliance arises (i) from a resolution~~should the failure to comply occur because of: (i) a decision of the ~~shareholders’ meeting~~General Meeting, the ~~tender~~public offer ~~shall be made~~to acquire shares should be carried out by the shareholders who ~~have~~ voted in favor of the ~~proposed action resulting in such non-compliance~~decision that led to the failure to comply; and (ii) ~~from a management act or event, the administrators shall call a~~by act or deed of the administration, the Board of Directors should summon a general shareholders~~’~~´ meeting ~~whose order of business shall consist of~~, the agenda of which will include deciding on how to resolve the ~~non-compliance~~failure to comply with the obligations in the Novo Mercado Listing Regulations ~~of the Novo Mercado, or, where applicable, direct the delisting of the Corporation~~or, should it be the case, decide to withdraw the Company from the Novo Mercado.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two - In the event that item (ii) of Paragraph One applies, if the shareholders at the shareholders’ meeting decide in favor of delisting the Corporation from the Novo Mercado, the same shareholders’ meeting shall define the person or persons responsible for conducting the tender offer set forth in this Section, who, in attendance at the meeting, shall expressly assume the obligation of conducting the offer.

Paragraph ~~Two~~2 ~~-~~– In the ~~event that~~case foreseen in item (ii) of Paragraph ~~One applies, if the shareholders at the shareholders’ meeting decide in favor of delisting the Corporation from~~1, should the General Meeting decide that the Company should leave the Novo Mercado, it will be up to the same ~~shareholders’ meeting shall~~General Meeting to define ~~the person or persons~~those responsible for ~~conducting~~carrying out the ~~tender~~public share offer ~~set forth~~foreseen in this ~~Section, who, in attendance~~Article. Those present at the meeting~~, shall~~ should expressly assume the obligation ~~of conducting~~to carry out the offer.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 41 - The valuation report referred to in Sections 37 and 38 of these Bylaws shall be prepared by an institution or expert firm of recognized experience, unrelated to the decision-making authority of the Corporation, its directors and officers and Controlling shareholders, in accordance with the requirements set out in Paragraph One of Section Eight of the Corporations Law, and contain an acknowledgement of responsibility as required under Paragraph Six of the said Section Eight.

Article 48. ~~SECTION 41 -~~ The ~~valuation~~evaluation report ~~referred to in Sections 37 and 38~~dealt with in Article 44 and Article 45 of these Bylaws sh~~a~~oul~~l~~d be ~~prepared~~drawn up by ~~an~~a specialist institution or ~~expert firm of recognized~~company, with proven experience~~, unrelated to the decision-making authority of the Corporation, its directors and officers and Controlling shareholders, in accordance with the requirements set out in~~ and independent from the Company´s decision-making power, its Administration and Controllers, and the report should satisfy the requirements of Paragraph ~~One~~1 of ~~Section Eight~~Article 8 of the ~~Corporations~~Brazilian Corporate Law~~,~~ and ~~contain an acknowledgement of~~assume the responsibility ~~as required under~~laid down in Paragraph ~~Six~~6 of the sa~~id~~me ~~Section Eight~~ Article 8.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph One - Selection of the institution or expert firm responsible for determining the economic value of the Corporation is reserved to the shareholders’ meeting based on a three-name list of firms proposed by the Board of Directors. Action thereon shall be taken by the affirmative vote of an absolute majority of the Outstanding Shares at the shareholders’ meeting, provided that: (i) if the meeting is convened on first call, a quorum shall consist of not less than twenty percent (20%) of all Outstanding Shares; or (ii) where the meeting is convened on second call, a quorum may consist of any number of shareholders owning Outstanding Shares.

Paragraph ~~One~~1 - ~~Selection~~The choice of the institution or ~~expert~~specialist firm responsible for determining the economic value of the Corporation is reserved to the shareholders’ meeting, based on a ~~three-name~~ list of three firms proposed by the Board of Directors. ~~Action thereon shall~~A decision will be taken by the affirmative vote of an absolute majority of the Outstanding Shares at the shareholders’ meeting, with blank votes not counted, provided that: (i) if the meeting is convened on a first ~~call,~~summons, there is a quorum ~~shall consist~~ of ~~not~~no less than 20% (twenty percent ~~(20%~~) of all Outstanding Shares; or (ii) whe~~re~~n the meeting is convened on a second ~~call~~summons, a quorum may consist of any number of shareholders owning Outstanding Shares.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Paragraph Two -The costs of preparing the required valuation report shall be fully borne by the persons responsible for making the tender offer.	Paragraph ~~Two~~2 - The costs of preparing the required valuation report ~~shall~~will be fully borne by the persons responsible for ~~making~~undertaking the ~~tender~~public offer, according to the case.¶	Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 42 - A single tender offer may be made for more than one of the purposes mentioned in this Article VII, in the Novo Mercado Listing Regulations or in CVM regulations, provided that it is possible to harmonize the requirements for the various forms of tender offer, that no loss is incurred by any offeree and that, where required under applicable regulations, CVM authorization is obtained.

Article 49. ~~SECTION 42 -~~ A single ~~tender~~Public ~~o~~Offer may be made for more than one of the purposes mentioned in this ~~Article~~Chapter VIII, in the Novo Mercado Listing Regulations or in the CVM regulations, provided ~~that it is possible to harmonize~~ the requirements ~~for~~of all the ~~various~~ forms of ~~tender offer~~Public Offer can be harmonized, that no loss is incurred by any ~~offeree~~of those who are the object of the offer and that, where required under applicable regulations, CVM authorization is obtained.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Sole paragraph. With the exception of those tender offers for delisting from the Novo Mercado and/or cancellation of registration as a publicly held company, the holding of a unified tender offer may only be executed by a Corporation shareholder who holds a stake equal to, or more than 20% (twenty per cent) of the total shares issued by the Corporation, pursuant to the provision in Section 36.

~~Sole paragraph.~~Single Paragraph - With the exception of those ~~tender~~Public ~~o~~Offerings for delisting from the Novo Mercado and/or cancellation of registration as a publicly -held company, the holding of a unified ~~tender~~Public ~~o~~Offer may only be executed by a ~~Corporation~~Company shareholder ~~who~~which holds a stake equal to, or more than ~~20% (twenty~~33.3% (thirty three point thirty three per cent) of the total shares issued by the ~~Corporation, pursuant to the provision in Section 36~~Company, in line with what is stated in Article 43.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 43 - The shareholders responsible for making a tender offer under this Article VII, the Novo Mercado Listing Regulations or CVM regulations may secure the making of such tender offer through any shareholder or a third party.

Article 50. ~~SECTION 43 -~~ The shareholders responsible for ~~making a tender~~holding a Public ~~o~~Offer under this ~~Article~~Chapter VIII, the Novo Mercado Listing Regulations or CVM regulations may ~~secure the making of such tender offer~~carry it out through any shareholder or a third party. ¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

Sole paragraph. The Company or the shareholder, as the case may be, is not released from the obligation to make the tender offer that it is responsible for until the tender offer has been made in accordance with all applicable regulations.

~~Sole paragraph. The~~Single Paragraph - Neither the Company ~~or~~nor the shareholder, ~~as~~whichever is the case ~~may be~~, ~~is not~~are released from the obligation to make the ~~tender offer that it is~~Public Offer for which they are responsible ~~for~~ until ~~the tender offer~~it has been ~~made~~concluded in accordance with all applicable regulations.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
IX - ARBITRATION	IX - ARBITRATION	No amendment to the wording.

SECTION 44 - The Corporation, its shareholders, directors and officers and members of the Fiscal Council agree that any disputes or controversies that might arise among them, particularly if relating to or caused by the application, validity, effectiveness, interpretation, violation, and the consequences of, any violation of the provisions of the Novo Mercado Participation Agreement, Novo Mercado Listing and Sanctions Regulations, these Bylaws, any shareholders’ agreements on file at the registered office of the Corporation, the provisions of the Corporations Law, the rules established by the Brazilian National Monetary Council, the Central Bank of Brazil or the CVM, the regulations of the BM&FBOVESPA and any other rules governing the securities market generally, and the Rules of the Capital Market Arbitration Chamber will be settled by an arbitration conducted by the Market Arbitration Chamber, in accordance with the Rules of the Market Arbitration Chamber.

Article 51. ~~SECTION 44 -~~ The ~~Corporation~~Company, its shareholders, directors and officers and members of the Fiscal Council ~~agree that~~are obliged to resolve, through~~by~~ the Market Arbitration Chamber, any disputes or controversies that might arise among them, particularly if relating to or caused by the application, validity, effectiveness, interpretation, violation, and the consequences of, any violation of the provisions of the Novo Mercado Participation Agreement, Novo Mercado Listing ~~and Sanctions~~ Regulations, these Bylaws, any shareholders’ agreements on file at the ~~registered~~Company´s head office ~~of the Corporation~~, the provisions of the Corporat~~ions~~e Law, the rules established by the Brazilian National Monetary Council, the Central Bank of Brazil or the CVM, the regulations of the BM&FBOVESPA, and any other rules governing the securities market generally, and the Rules of the Capital Market Arbitration Chamber, ~~will be settled by an arbitration~~to be conducted ~~by the Market Arbitration Chamber, in accordance~~in line with these Rules of the Market Arbitration Chamber.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

X – LIQUIDATION OF THE CORPORATION	X – LIQUIDATION OF THE CORPORATION	No amendment to the wording.

SECTION 45 - The Corporation will be liquidated in the cases provided by law. The shareholders’ meeting will have the authority to elect the liquidator or liquidators and the Fiscal Council that will function during the period of liquidation, subject to statutory requirements.

Article 52. ~~SECTION 45 -~~ The ~~Corporation~~Company will be liquidated in the cases provided by law. The shareholders’ meeting will ~~have the authority to~~ elect the liquidator or liquidators and the Fiscal Council that will function during the period of liquidation, subject to ~~statutory~~the legal requirements.¶

Standardization of the numbering, with adjustment to the wording to provide more clarity when interpreting the Bylaws.
XI – GENERAL PROVISIONS	XI – GENERAL PROVISIONS	No amendment to the wording.

SECTION 46 - The provisions contained in statutes and in any Shareholders’ Agreement on file at the registered office of the Corporation as provided by Section 118 of Law No. 6,404/76 will apply in the event of any dissent.

~~SECTION 46 - The provisions contained in statutes and in any Shareholders’ Agreement on file at the registered office of the Corporation as provided by Section 118 of Law No. 6,404/76 will apply in the event of any dissent.~~¶

Exclusion of provision, since there is no need to provide for that, in events of dissent, the rules provided by law or in the shareholders' agreements shall be complied with.

SECTION 47 - Any shareholders’ agreement on file at the registered office of the Corporation will be binding on the Corporation. Any person directing or recording the proceedings of any shareholders’ or Board of Directors meeting is expressly prohibited from counting any votes of shareholders or members of the Board of Directors cast in violation of a shareholders’ agreement to which such shareholders are parties that is duly filed with the Corporation at its registered office. The Corporation is also expressly prohibited from acknowledging and recording any share transfers and/or encumbrance, and/or any assignment of a preference right for the replacement of shares and/or other securities that are inconsistent with the terms of any such shareholders’ agreement.

Article 53. ~~SECTION 47 - Any shareholders’ agreement on file at the registered office of the Corporation will be binding on the Corporation. Any person directing or recording the proceedings of any shareholders’ or Board of Directors meeting is expressly prohibited from counting any votes of shareholders or members of the Board of Directors cast in violation of a shareholders’ agreement to which such shareholders are parties that is duly filed with the Corporation at its registered office. The Corporation~~The Company will observe the shareholders´ agreement filed at its head office. Members of the presiding panel at the general meetings or Board of Directors´ meetings may not accept the vote of any shareholder which is a signatory to the shareholders´ agreement that is filed at the Company´s head office or of a member of the Board of Directors elected by the signatories of this agreement which goes against what is stated in the shareholders´ agreement. The Company is also expressly prohibited from acknowledging and recording any share transfers and/or encumbrance, and/or any assignment of a preference right for the replacement of shares and/or other securities that ~~are inconsistent with~~do not respect the terms of any such shareholders’ agreement filed at its head office.

Reclassification of the article in virtue of renumbering in the proposal for reform, with adjustment to the wording to provide more clarity when interpreting the Bylaws.

SECTION 48 - The provisions of Section 36 of these Bylaws does not apply to current shareholders or any Group of Shareholders that already own twenty percent (20%) or more of all shares of the capital stock of the Corporation, and any successors thereof; rather, the provisions of this Section will apply only to such investors as may become shareholders of the Corporation after the date in which the Corporation’s adherence to and listing with the New Market becomes effective.

~~SECTION 48 - The provisions of Section 36 of these Bylaws does not apply to current shareholders or any Group of Shareholders that already own twenty percent (20%) or more of all shares of the capital stock of the Corporation, and any successors thereof; rather, the provisions of this Section will apply only to such investors as may become shareholders of the Corporation after the date in which the Corporation’s adherence to and listing with the New Market becomes effective.~~

Exclusion of article 48, due to the amendment of the article 43 of this proposal.

Attachment III.    Management Remuneration

(In line with article 12 of ICVM 481 – Item 13 of the Reference Form, in line with CVM

 Instruction Nº 480, of December 7, 2009, as amended)

13- MANAGEMENT REMUNERATION

13.1.  Description of the remuneration policy or practice, including the non- statutory executive management:

a. Objectives of the remuneration policy or practice

The Company's remuneration policy for its management, including members of the Board of Directors and statutory and non-statutory directors, and members of the Fiscal Council and Audit Committee, Finance, Governance and Sustainability Committee, People, Organization and Culture Committee and Strategy, M&A and Markets Committee (“Committees”)  is aligned to market practices and management and corporate governance system in order to attract and retain professionals who have the qualifications, ability and profile aligned to the characteristics and needs of the business. The remuneration is established based on market research and the Company's strategic alignment. For further details on the methodology adopted, see item (b) (iii) below.

The Company has a People, Organization and Culture Committee that carries out an annual analysis of the fixed and variable remuneration strategy to be adopted, issuing its recommendations and adjustments which are subsequently submitted for consideration, discussion and approval of the Board of Directors.

The Statutory Management has variable remuneration, consisting of profit sharing linked to performance targets and indicators to be achieved in the financial year. This model encourages the sharing of strategic planning and results in a coherent, transparent way that is directed at the interests of the organization, the executives themselves and the shareholders.

Some members of the Board of Directors, Statutory and non-statutory Management and the Fiscal Council may also receive amounts related to direct and indirect benefits, severance benefits, post-employment benefits and, until 2014, their participation in committees.

b. Breakdown of Remuneration:

i.             Description of the elements of the remuneration and the objectives of each

Board of Directors

All members of the Board of Directors receive fixed remuneration, which is established in line with the legislation and market standards, plus reimbursement of all subsistence expenses and transport linked to the exercise of the duties for which they were elected. The Chairman receives differentiated amounts than the other members in line with the function he or she performs.

When applicable, some members of the Board of Directors may also receive amounts related to direct and indirect benefits (medical and dental assistance, life insurance plan), severance benefits (clauses laid down in non-compete contract), post-employment benefit (private pension) and, until 2014, their participation in committees.

Fiscal Council

All members of the Fiscal Council receive fixed compensation plus reimbursement of all subsistence expenses and transport linked to the exercise of the duties for which they were elected. The remuneration is established at the respective general meeting approving his/her election and may not be lower, for each member in office, by ten percent of the average that is assigned to the Statutory Board, benefits and profit sharing not considered, according to Law 6,406/76.

Executive Board

Statutory and Non-statutory management members receive fixed and variable compensation. The remuneration policy is formulated in line with market practices and the variable remuneration is linked to the achievement of pre-set targets approved at the beginning of each financial year, described as "short-term incentives."

Furthermore, the Company has a remuneration plan based on shares and a restricted shares plan, both of which were approved at the AGM/EGM on 08/04/15, as well as two other remuneration plans based on shares that were discontinued on 31/03/2015. The aim of these plans is to attract, retain and motivate the executives in order to create value for the Company as well as be an important mechanism in alignment with the shareholders´ interests.

This remuneration policy encourages the pursuit of results by the Board and recognizes the scope and achievement of pre-defined goals, generating drivers and attention to indicators that are critical to the strategy and company results, which also corresponds to the interests of shareholders.

The Management remuneration may also include amounts related to direct and indirect benefits (medical and dental assistance, life insurance plan), severance benefits (clauses laid down in non-compete contract), post-employment benefit (private pension).

Committees

Only participants of Committees who are not members of the Board of Directors and Statutory Board have received fixed remuneration since the beginning of 2015. Some participants of the Committees who are members of the Board of Directors and Statutory Board received remuneration for their participation in Committees in 2013 and 2014.

ii.           the proportion of each element of the total remuneration in relation to the last 3 financial years

The proportion of each element of the total remuneration in relation to the last three financial years is shown in the following tables:

2015	Fixed remuneration	Variable remuneration	Post-employment benefits	Benefits on leaving position	Remuneration based on shares	Total
Board of Directors	62,9%	-	-	37,3%	-	100%
Fiscal Council	100%	-	-	-	-	100%
Statutory Board	33%	15,5%	0,2%	31,8	19,5%	100%
Non-Statutory Board	35%	37,5%	-	-	27,5%	100%
Audit Committee	100%	-	-	-	-	100%
Finance, Governance and Sustainability Committee	100%	-	-	-	-	100%
People, Organization and Culture Committee	100%	-	-	-	-	100%
Strategy, M&A and Markets Committee	100%	-	-	-	-	100%

2014	Fixed remuneration	Variable remuneration	Post-employment benefits	Benefits on leaving position	Remuneration based on shares	Total
Board of Directors	64,9%	-	-	35,1%	-	100%
Fiscal Council	100%	-	-	-	-	100%
Statutory Board	35,3%	19%	0,2%	33,5%	12,0%	100%
Non-Statutory Board	44%	37%	-	-	19%	100%
Audit Committee	100%	-	-	-	-	100%
Finance, Governance and Sustainability Committee	100%	-	-	-	-	100%
People, Organization and Culture Committee	100%	-	-	-	-	100%
Strategy, M&A and Markets Committee	100%	-	-	-	-	100%

2013	Fixed remuneration	Variable remuneration	Post-employment benefits	Benefits on leaving position	Remuneration based on shares	Total
Board of Directors	45,8%	-	-	54,2%	-	100%
Fiscal Council	100%	-	-	-	-	100%
Statutory Board	51,5%	20,9%	0,5%	5,2%	21,9%	100%
Non-Statutory Board	44%	37%	-	-	19%	100%
Audit Committee	100%	-	-	-	-	100%
Finance, Governance and Sustainability Committee	100%	-	-	-	-	100%
People, Organization and Culture Committee	100%	-	-	-	-	100%
Strategy, M&A and Markets Committee	100%	-	-	-	-	100%

iii.          calculation and restatement methodology for each remuneration  element

The People, Organization and Culture Committee carries out an annual analysis of the fixed and variable remuneration strategy to be adopted by the Company which is subsequently submitted for consideration, discussion and approval by the Board of Directors.

The remuneration of the management (including members of the Committees) and members of the Fiscal Council is regularly compared with market practices (selection of large companies, mostly consumer goods, which have structured policies and good practices in human capital management, with good conditions of employment at all organizational levels and with a balanced remuneration composition) through salary surveys conducted by specialist consultants, going beyond inflation monitoring, evaluating the need for adjustment to the remuneration components.

The global remuneration of the members of the Board of Directors, Fiscal Council and the Statutory Management is decided by the shareholders´ meeting, taking into consideration the elements mentioned in the previous paragraph.

iv.          reasons that justify the breakdown of the remuneration

The Company´s policy distributes in a fair way the fixed remuneration components to ensure alignment with market practices and governance system.

The variable remuneration aims to reach and go beyond corporate and individual goals, which leads to the sharing of risks and results.

In terms of the post-employment direct and indirect benefits, the management is treated under the same policies that apply to the Company´s other employees.

v.           members who are not remunerated by the Company

There are currently no members of the Board of Directors, Fiscal Council, Statutory and Non-statutory Management who, for any reason, do not receive remuneration paid by BRF. In relation to the members of the Committees, as stated in item (b) above, only the participants in Committees who are not members of the Company management have received fixed remuneration specifically for their participation in the Committee since the beginning of 2015.

c.      key performance indicators used to determine each compensation element

In terms of fixed remuneration, the Company´s approach is based on market surveys and specific performance indicators are not used.

To determine the amounts of the variable compensation of the executive management, their performance is considered by pre-established individual and collective targets, such as EBITDA, adherence to product quality standards, the budget and the Company´s values.

d.      how compensation is structured to reflect the development of the performance indicators

The members of the Board of Directors, Fiscal Council and the Committees are only eligible for fixed remuneration which, therefore, had no relation to performance indicators. For the statutory and non-statutory directors, in relation to the variable remuneration or short-term incentives (annual), this element is entirely linked to the Company´s performance indicators (global targets) and individual performance indicators (individual targets). However, for the program participant to receive the potential amount or part (proportional), the overall results of EBITDA should reach a minimum amount pre-established by the Board of Directors, under penalty of no payment of any amount under this heading. If the overall targets are achieved, the participant will be liable to an assessment of the individual goals (meeting individual targets and following the Company´s values) in order to receive the variable remuneration.

e.        how the compensation policy or practice is aligned to the Company’s short, medium and long-term interests

The practice adopted by the company for the various components of remuneration is aligned with the short, medium and long-term interests to the extent that defining the components of the remuneration aims to align the interests of the Company and the management. The fixed remuneration is set in line with market practices, as described above, aimed at retaining the professional. The variable remuneration, which represents a significant portion of the total compensation, is linked to performance indicators achievable within a year. The aim is to remunerate in line with the market but mainly in terms of the growth of the Company since the established goals, if achieved, result in the rate of growth and profitability required by shareholders.

The remuneration plans based on shares were also created to strengthen the  shareholders´ expectation of creating a long-term vision and commitment in the executives, promoting the knowledge, skills and behavior necessary for the longevity of the business as well as boosting the level of attraction and retention of its main executives.

f.         existing remuneration plans for subsidiaries or companies that are directly or indirectly controlled

From 2015, as a result  of the election of some members of the non-statutory management to membership of the statutory management, there are amounts related to fixed and variable remuneration, due to their positions held within the Company, which were provided for its subsidiaries Perdigão International, BRF Singapore Foods and BRF Global GmbH, in the total amount of R$9,984,973.98.

g.        existence of remuneration or benefits linked to a specific corporate event, such as sale of the Company´s controlling stake

There is no remuneration or benefit linked to the occurrence of any specific corporate events, such as the sale of the Company's control.

13.2.  Total remuneration of the Board of Directors, Statutory Board and Fiscal Council

Total remuneration foreseen for the current Fiscal year 31/12/2016 – Annual Amounts
	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	10,00	12,00	3,00	25,00
Total number of remunerated members	10,00	12,00	3,00	25,00
Annual fixed remuneration
Salary or pro-labore	5.992.182,00	2.716.961,36	833.646,00	30.542.789,36
Benefits, direct and indirect	1.920,00	1.731.684,14	0,00	1.734.606,14
Participation in Committees	0,00	0,00	0,00	0,00
Others	1.677.810,96	7.554.703,47	233.420,88	9.465.935,31
Description of other fixed remuneration	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.
Variable remuneration
Bonus	0,00	0,00	0,00	0,00
Profit sharing	0,00	22.695.399,80	0,00	22.695.399,80
Participation in meetings	0,00	0,00	0,00	0,00
Committees	0,00	0,00	0,00	0,00
Others	0,00	0,00	0,00	0,00
Description of other variable remuneration
Post-employment	0,00	0,00	0,00	0,00
Job severance	0,00	6.719.876,64	0,00	6.719.876,64
Based on shares	0,00	34.004.036,83	0,00	34.004.036,83
Note	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly
Total remuneration	7.671.912,96	96.423.662,24	1.067.066,88	105.162.642,08

Total remuneration for the current Fiscal year 31/12/2015 – Annual Amounts
	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	9,25	9,00	3,00	21,25
Total number of remunerated members	9,25	9,00	3,00	21,25
Annual fixed remuneration
Salary or pro-labore	6.700.570,00	15.773.815,29	513.422,00	22.987.807,29
Benefits, direct and indirect	1.941,00	1.416.439,00	0,00	1.418.380,00
Participation in Committees	0,00	0,00	0,00	0,00
Others	1.340.115,00	4.875.326,58	102.684,00	6.318.125,58
Description of other fixed remuneration	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.
Variable remuneration
Bonus	0,00	0,00	0,00	0,00
Profit sharing	0,00	10.353.615,00	0,00	10.353.615,00
Participation in meetings	0,00	0,00	0,00	0,00
Committees	0,00	0,00	0,00	0,00
Others	0,00	0,00	0,00	0,00
Description of other variable remuneration
Post-employment	0,00	162.989,00	0,00	162.989,00
Job severance	4.746.166,67	21.220.374,17	0,00	25.966.540,84
Based on shares	0,00	13.023.283,04	0,00	13.023.283,04
Note	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.
Total remuneration	12.788.792,67	66.825.842,08	616.106,00	80.230.740,75

Total remuneration foreseen for the Financial year 31/12/2014 – Annual Amounts
	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	11,67	7,58	3,00	22,25
Total number of remunerated members	11,67	7,58	3,00	22,25
Annual fixed remuneration
Salary or pro-labore	6.405.366,70	19.090.003,19	461.174,16	25.956.544,05
Benefits, direct and indirect	1.836,91	1.255.888,64	0,00	1.257.725,55
Participation in Committees	348.032,86	0,00	0,00	348.032,86
Others	1.350.679,91	4.951.179,48	92.234,88	6.394.094,27
Description of other fixed remuneration	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.
Variable remuneration
Bonus	0,00	0,00	0,00	0,00
Profit sharing	0,00	13.561.000,00	0,00	13.561.000,00
Participation in meetings	0,00	0,00	0,00	0,00
Committees	0,00	0,00	0,00	0,00
Others	0,00	0,00	0,00	0,00
Description of other variable remuneration
Post-employment	0,00	168.291,45	0,00	168.291,45
Job severance	4.392.541,58	24.018.344,59	0,00	28.410.886,17
Based on shares	0,00	8.614.614,68	0,00	8.614.614,68
Note	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.
Total remuneration	12.498.457,96	71.659.322,03	553.409,04	84.711.189,03

Total remuneration foreseen for the Fiscal year 31/12/2013 – Annual Amounts
	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	10,92	9,50	3,00	23,42
Total number of remunerated members	10,92	9,50	3,00	23,42
Annual fixed remuneration
Salary or pro-labore	4.613.524,66	12.933.501,83	419.342,15	17.966.368,64
Benefits, direct and indirect	0,00	1.311.929,85	0,00	1.311.929,85
Participation in Committees	1.204.653,00	0,00	0,00	1.204.653,00
Others	1.163.635,50	4.424.657,61	83.868,39	5.672.161,50
Description of other fixed remuneration	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.	BRF Social Charges (%) Sat 2,00 INSS Company tax 20,00 SENAI tax 0,20 Third parties 5,80 FGTS* 8,00 Total 36,00 *Incidental on fees to the Statutory Board.
Variable remuneration
Bonus	0,00	0,00	0,00	0,00
Profit sharing	0,00	7.565.081,00	0,00	7.565.081,00
Participation in meetings	0,00	0,00	0,00	0,00
Committees	0,00	0,00	0,00	0,00
Others	0,00	0,00	0,00	0,00
Description of other variable remuneration	N/A	N/A	N/A
Post-employment	0,00	165.845,45	0,00	165.845,45
Job severance	8.275.900,00	1.880.961,26	0,00	10.156.861,26
Based on shares	0,00	7.961.448,63	0,00	7.961.448,63
Note	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	The total number of members of each body corresponds to the average annual number of members of each body, checked monthly.	-
Total remuneration	15.257.713,16	36.243.425,63	503.210,54	52.004.349,33

13.3.  Variable remuneration of the Board of Directors, Statutory Board and Fiscal Council

YEAR: 2016	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	10,00	12,00	3,00	25,00
Number of remunerated members	0,00	12,00	0,00	12,00
In relation to the bonus
i – Minimum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
ii - Maximum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	N/A	N/A	N/A
In relation to profit sharing
i – Minimum amount foreseen in remuneration plan	N/A	22.695.399,80	N/A	22.695.399,80
ii - Maximum amount foreseen in remuneration plan	N/A	45.390.799,60	N/A	45.390.799,60
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	22.695.399,80	N/A	22.695.399,80

YEAR: 2015	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	9,25	9,00	3,00	21,25
Number of remunerated members	0,00	9,00	0,00	9,00
In relation to the bonus
i – Minimum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
ii - Maximum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	N/A	N/A	N/A
iv – Amount recognized in the profit for the year	N/A	N/A	N/A	N/A
In relation to profit sharing
i – Minimum amount foreseen in remuneration plan	N/A	23.662.000,00	N/A	23.662.000,00
ii - Maximum amount foreseen in remuneration plan	N/A	23.662.000,00	N/A	23.662.000,00
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	23.662.000,00	N/A	23.662.000,00
iv – Amount recognized in the profit for the year	N/A	10.353.615,00	N/A	10.353.615,00

YEAR: 2014	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	11,67	7,58	3,00	22,25
Number of remunerated members	0,00	7,58	0,00	7,58
In relation to the bonus
i – Minimum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
ii - Maximum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	N/A	N/A	N/A
iv – Amount recognized in the results for the year	N/A	N/A	N/A	N/A
In relation to profit sharing
i – Minimum amount foreseen in remuneration plan	N/A	8.136.600,00	N/A	8.136.600,00
ii - Maximum amount foreseen in remuneration plan	N/A	27.122.000,00	N/A	27.122.000,00
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	13.561.000,00	N/A	13.561.000,00
iv – Amount recognized in the profit for the year	N/A	13.561.000,00	N/A	13.561.000,00

YEAR: 2013	Board of Directors	Statutory Board	Fiscal Council	Total
Total number of members	10,92	9,50	3,00	23,42
Number of remunerated members	0,00	9,50	0,00	9,50
In relation to the bonus
i – Minimum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
ii - Maximum amount foreseen in remuneration plan	N/A	N/A	N/A	N/A
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	N/A	N/A	N/A
iv – Amount recognized in the profit for the year	N/A	N/A	N/A	N/A
In relation to profit sharing
i – Minimum amount foreseen in remuneration plan	N/A	5.182.337,22	N/A	5.182.337,22
ii - Maximum amount foreseen in remuneration plan	N/A	17.274.457,40	N/A	17.274.457,40
iii – Amount foreseen in the remuneration plan should the established targets be achieved	N/A	8.637.228,70	N/A	8.637.228,70
iv – Amount recognized in the profit for the year	N/A	7.565.081,00	N/A	7.565.081,00

13.4.  Remuneration plan based on shares of the Board of Directors and Statutory Board

1)   Stock Options Plan – Approved at OGM/EGM of April 8, 2015

a.    General terms and conditions

The Company´s Stock Options Purchase Plan approved by the General Shareholders Meeting held on April 8, 2015, is open to the statutory and non-statutory directors and people holding other positions within the company and/or its subsidiaries. Members of the Board of Directors may not be elected as beneficiaries of the options of this plan although Board members who are also members of the executive management may, in their role as directors, receive grants of options by the Company.

The instrument that refers to the Stock Options Plan is based on the concept of stock options which are granted by the company to the executive as a right (but not an obligation) to buy company shares at pre-defined prices (strike price) and terms.

Approval of the list of participants and the number of options to be granted will be determined by the Board annually and be linked to achieving pre-defined results for the Company and the rise in value of the Company´s business. The participation of the executive in a cycle in which options are granted does not guarantee his/her participation in subsequent grants.

To determine the number of stock options in this instrument, the calculation concept is used in which, once an expected appreciation of the Company's share price has within the stipulated grace period (vesting) the gain resulting from the option will be equal to the level of the executive´s target. In this concept, the participant only reaches his/her potential gain if the shareholders´ expectations in terms of the rise in value of the business are reached.

The participants in the Stock Options Plan must sign individual contracts with the Company to obtain the option to buy the shares, through which the participant acquires the right to buy the Company shares, a right that is personal and non-transferable.

The Board of Directors will be responsible for administering the Stock Options Plan,   respecting the applicable legal requirements and the limits of the maximum dilution authorized by the shareholders´ meeting. The Board of Directors will also be responsible for setting up a special committee to advise it in running the plan.

b.   Main objectives of the plan

The Stock Options Purchase Plan aims to allow the beneficiaries, subject to certain conditions, to acquire Company shares in order to: (a) encourage the expansion, success and achievement of the Company´s corporate objectives; (b) align the interests of the Company shareholders to those of the beneficiaries; (c) allow the Company or others under its control to attract and retain the beneficiaries and encourage the creation of value; and (d) share risks and gains equally between shareholders and the beneficiaries.

c.    How the plan contributes to these objectives

By establishing a differentiated and competitive investment opportunity for its executives, the Company expects to align the actions of the beneficiaries of the plan to the vision of the shareholders and investors in the Company, conditioning the long-term gain of the executive to the continuation of the business and, by doing so, promoting a sustainable and committed attitude by the beneficiaries of the Stock Option Plan.

d.    How the plan fits into the Company’s remuneration policy

The Stock Options Plan intends to top up the remuneration package of its executives, reinforcing the level of attraction and retention of its main executives, as described in item 13.1. of this Reference Form.

e.    How the plan aligns the interests of the management and Company in the short, medium and long terms

The implementation of the Stock Options Plan strengthens the expectation of the Company´s shareholder and investor by creating a long-term vision and commitment in the executive, promoting the knowledge, skills and performance necessary for the continuation of the business.

The exercise of the Options granted can only occur one (1) year from the grant date representing a maximum of 1/4 of the options each year, and may do so for a period of up to six years, so that the beneficiaries are committed to the continued appreciation of the Company's shares in the short, medium and long term.

f.     Maximum number of shares included

The maximum number of shares that may be the object of the stock options granted is equivalent to 2% of the total number of shares issued by the Company, corresponding to 17,449,465 shares on December 31, 2015.

g.    Maximum number of options to be granted

The maximum number of options to be granted will not exceed the maximum amount of shares that may be the object of stock option grants which is equivalent to 2% of the total number of Company shares, corresponding to 17,449,465 shares on December 31, 2015.

h.   Share acquisition terms

The Board of Directors, annually or whenever it judges convenient, will fix the strike price of each option and the payment conditions, establishing the terms and conditions of exercise of each option and impose any other conditions related to these options, provided that the strike price will never be lower than the average price at the BM&FBOVESPA, weighted by the trading volume, in the twenty (20) trading sessions prior to the  grant date, restated by the IPCA, or another index to be decided by the Board of Directors.

Each stock option entitles the beneficiary to acquire one share in the Company, subject to the terms and conditions set forth in the respective option contract.

The granting of stock options under the Plan is carried out by the signing of contracts granting the stock options between the Company and the beneficiaries, which will specify, without prejudice to other conditions determined by the Board: (a) the number of options granted; (b) the Company's performance goals and other terms and conditions to acquire the right to exercise the options; (c) the deadline for exercising the options; and (d) the strike price and payment terms.

The Board of Directors may make the exercise of the option dependent on certain conditions and impose restrictions on the transfer of shares acquired through the exercise of the options, and may also reserve for the Company repurchase options and/or preferential rights should the beneficiary sell these same shares.

Without prejudice to what is stated above, during the period of one year from the exercise date of the option, the beneficiaries may not sell, assign and/or offer for sale the shares acquired through the exercise of options. Should the beneficiary not have the resources needed to fund the exercise of the options, the sale of the shares needed to pay for the exercise of the options plus costs and taxes will be permitted. The number of shares subject to the restriction on selling will be calculated according to the terms and conditions established in the Plan.

The option contracts will be concluded individually with each beneficiary, and the Board of Directors may establish differentiated terms and conditions for each option contract, without needing to apply any rule of equality or analogy between the beneficiaries, even if they are in similar or identical situations.

The beneficiary who wishes to exercise the option must notify the Company in writing of his/her intention to do so and indicate the number of options he/she wishes to exercise, in line with the communication model to be disclosed by the Board of Directors at the appropriate time.

i.     Criteria to set the acquisition or strike price

The strike price of the stock options granted within the terns of the plan will be determined by the Board of Directors on the grant date and will never be lower than the average price at the BM&FBOVESPA, weighted by the trading volume, in the twenty (20) trading sessions prior to the grant date, restated by the Amplified Consumer Price Index released by the Brazilian Institute of Geography and Statistics (IBGE) or another index to be decided by the Board of Directors.

j.     Criteria for setting the option term

Without prejudice to the other terms and conditions set forth in the respective option contracts, the options will become exercisable providing the respective beneficiaries remain continuously linked as managers or employees of the Company or other companies under its control, for the period between the date the options were granted and the dates specified below, as follows:

(a) 1/4 of the options may be exercised from the first anniversary of the grant date;

(b) 1/4 of the options may be exercised from the second anniversary of the grant date;

(c) 1/4 of the options may be exercised from the third anniversary of the grant date; and

(d) 1/4 of the options may be exercised from the fourth anniversary of the grant date.

The options will be exercisable until the last working day of the calendar year in which the sixth anniversary of the grant date is completed. Options not exercised within the stipulated terms and conditions will be considered automatically terminated, without any compensation right.

The Stock Option Plan will come into force on the date of its approval by the Company's general meeting and will remain in force for an indefinite period and may be terminated at any time by decision of the general meeting. The end of the plan will not affect the effectiveness of the options still in force that were granted based on it, nor the validity of any repurchase options and/or preferential rights in case of the sale by the beneficiary of these same shares and the ban on the sale mentioned in item “h” above.

k.            Form of Settlement

The shares which are the object of the options will come from the issue of new shares within the limit of the authorized capital or from shares held in treasury, as the Board of Directors decides.

l.     Restrictions on share transfers

During the period of one year from the exercise date of the option, the beneficiaries may not sell, assign and/or offer for sale the shares acquired through the exercise of options.

The Board of Directors, may impose restrictions on the transfer of the shares acquired through the exercise of the options and may also reserve for the Company repurchase options and/or preferential rights should the beneficiary sell these same shares.

m.  Criteria and events that will lead to the suspension, alteration or termination of the plan

The Board of Directors may decide to suspend the right to exercise the options, whenever situations that restrict or prevent the trading of shares by the beneficiaries under the prevailing law or regulations.

The Board of Directors, in the interest of the Company and its shareholders, may revise the terms of the plan, provided it does not change its basic principles. Any significant legal change regarding the regulation of corporations, public companies, in the labor legislation and/or tax effects of an options plan, may lead to a full review of the Plan.

The Stock Options Plan may be terminated at any time by the general meeting of the Company.

n.   Effect of managers´ departure from the Company’s companies on their rights under the remuneration plan based on shares

The rules in the Stock Options Plan covering departures from the company are as follows:

1. In the event of the beneficiary leaving the Company at its wish as a result of: (i) being dismissed fairly, as stated in the Consolidate Labor Laws; or (ii) being dismissed from office for violating the managerial duties and responsibilities, as laid down in articles 153 to 157 of Law 6.404/76 and its subsequent amendments; or (iii) being negligent in the exercise of the managerial responsibilities; or (iv) being convicted of intentional crimes; or (v) the beneficiary carrying out dishonest or fraudulent acts against the Company or companies under its control; or (vi) any act or omission arising from the beneficiary´s malice or fault which is harmful to the Company´s business, image or financial situation, its shareholders, or any company under its control; or (vii) significant violation of the instrument that regulates the exercise of the mandate of a statutory manager agreed by the beneficiary with the Company and/or companies under its control or any additions to this instrument or contract; or (viii) failing to comply with the Company Bylaws and/or those of companies under its control and other corporate provisions applicable to the beneficiary, as a manager, all the options already exercised or not yet exercised under the respective option contract, on the date of his/her departure, will be automatically terminated, by right, regardless of prior advice or notification, and without any right to compensation.

2. In the event of the beneficiary leaving the Company at its wish as a result of: (i) being dismissed without just cause or being dismissed from his/her position without any violation of the duties and responsibilities of a manager, or by the beneficiary´s own wish, resigning from the job and his/her position as manager: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will be automatically terminated, by right, regardless of prior advice or notification, and without any right to compensation; and (ii) the options already exercised in line with the respective option contract, on the date of his/her departure, may be exercised, within a period of 30 days from the departure date, after which they will be automatically terminated by right, regardless of prior advice or notification, and without any right to compensation.

3. In the event of the beneficiary leaving the Company due to retirement or permanent disability: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will be automatically terminated; and (ii) the options already exercised in line with the respective option contract, on the date of his/her departure, may be exercised, within a period of 60 days from the departure date, after which they will be  automatically terminated by right, regardless of prior advice or notification, and without any right to compensation.

4. In the event of the beneficiary leaving the Company due to death: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will become automatically exercisable  and may be exercised by the beneficiary's legal heirs and successors within six months from the date of the severance, after which they will be automatically terminated, as of right, regardless of any prior warning or notification, and without any right to compensation; and (ii) the options that may be exercised within the respective option contract, on the date of his/her death, may be exercised by the beneficiary's legal heirs and successors within six months from the date of the severance, after which they will be automatically terminated, as of right, regardless of any prior warning or notification, and without any right to compensation.

2)   Restricted Shares Plan – Approved at the OGM/EGM of April 8, 2015

a.    General terms and conditions

The Company´s Restricted Shares Plan approved by the general shareholders´ meeting held on April 8, 2015, is open to the statutory and non-statutory directors and people holding other positions within the company and/or its subsidiaries. Members of the Board of Directors may not be elected as beneficiaries of the options of this plan, although Board members who are also members of the executive management may, in their role as directors, receive approval for restricted shares of the Company.

The instrument of the Restricted Shares Plan consists of granting restricted shares to the participants, in line with the proportion between the amount spent by the  participant who is eligible to acquire Company shares on the BM&FBOVESPA (parity share) and the net amount of the authorized sums, as applicable, in the year of the acquisition. These authorized sums are deemed to be profit sharing, hiring bonus and other amounts (not including salary) authorized by the Board of Directors for investment by the beneficiary.

The  number of restricted shares to be granted will be established as follow:

(a) beneficiaries who spent from 25% to 50% of the net amount of the authorized sum will be granted the equivalent of one restricted share for every parity share; and

(b) beneficiaries who spent more than 50% limited to 100% of the net amount of the authorized sum will be granted the equivalent of one restricted share for every parity share.

The beneficiary, after acquiring the parity shares on the BM&FBOVESPA, must prove the acquisition of these parity shares by delivering the respective broker´s notes to the Company.

The Board of Directors may establish differentiated terms and conditions for each grant contract, without needing to apply any rule of equality or analogy between the beneficiaries, even if they are in similar or identical situations.

Approval of the list of participants and the number of shares to be granted will be determined by the Board annually and will be linked to achieving predefined results for the Company and the valuation of the Company´s business. The participation of the executive in a grant cycle does not guarantee their participation in subsequent grants.

Participants in the Restricted Shares Plan must sign individual contracts with the Company granting the restricted shares, through which the participant acquires the right to the Company's restricted shares, a right that is personal and not transferable.

The Board of Directors will be responsible for managing the Restricted Shares, within the applicable legal requirements and maximum dilution limits authorized by the shareholders´ meeting. It will also establish a special Committee to advise it in managing the Restricted Shares Plan.

b.   Main Objectives of the Plan

The Restricted Shares Plan aims to allow those who are eligible to be beneficiaries to acquire shares of the Company, in order to: (a) encourage the expansion, success and achievement of the company´s corporate objectives; (b) align the interests of shareholders of the Company and the beneficiaries; and (c) allow the Company or other companies under its control to attract and retain the beneficiaries.

c.    How the plan contributes to these objectives

By establishing a differentiated and competitive investment opportunity for its executives, the Company expects to align the actions of the participants in this long-term share plan to the vision of the shareholders and investors in the Company, conditioning the executive´s long-term gain to the continuation of business, thereby promoting a sustainable and committed attitude by the participants in this plan.

d.    How the plan is included in the Company's remuneration policy

The Restricted Shares Plan intends to top up the remuneration package of its executives, reinforcing the level of alignment and retention of the Company´s main executives, as described in item 13.1 of this Reference Form.

e.    How the plan aligns the interests of management and the Company in the short, medium and long term

The implementation of the Restricted Shares Plan aims to strengthen the expectation of the shareholder and investor in the Company to create the vision and long-term commitment of the executive, promoting knowledge, skills and performance needed for the continuation of business.

.

f.     Maximum number of shares included

The maximum number of shares that may be the object of the plan is equivalent to 0.5% of the total number of shares issued by the Company, corresponding to 4,362,366 shares on December 31, 2015.

g.    Maximum number of options to be granted

The Restricted Shares Plan involves shares and not options to buy shares.

h.   Share acquisition conditions

The Board of Directors will make the granting of restricted shares acquisitions by the beneficiary, using his/her variable remuneration, conditional on the terms and conditions established in the Restricted Shares Plan.

The rights of the beneficiaries in relation to the restricted shares will only be fully acquired if the following conditions are verified in a cumulative form:

(i) The Beneficiaries remain continuously associated as a manager or employee of the Company for the period between the grant date and the third anniversary of the grant date; and

(ii) The Company achieves the “Total Share Return” - TSR (indicator of the total return to the shareholder, calculated from the price of the Company's shares on the last working day of each financial year, plus the dividends per share paid by the Company since the grant date, with the assumption that dividends will be reinvested in the Company itself). This indicator will be obtained by consulting information published by the Bloomberg news agency or, failing that, an equivalent source to be decided by the Board of Directors in their grant contracts, which will be determined at the end of each anniversary of the grant date in the period between the grant date and the third anniversary of the grant date.

Once these above-mentioned conditions are satisfied, and acting within the legal requirements and applicable regulations, the Company will transfer the respective restricted shares to the beneficiary at no cost to him/her.

Furthermore, the Board of Directors may make the acquisition of rights related to the restricted shares subject to certain conditions and impose restrictions on their transfer. It may also reserve for the Company buyback options and/or preference rights should the beneficiary sell these same restricted shares.

While the restricted share rights are not fully acquired under the terms and conditions established above, the beneficiary may not engage, sell, grant or transfer, directly or indirectly, the Company shares acquired with his/her variable remuneration.

i.     Criteria for setting the acquisition or strike price

The Restricted Shares Plan provides for the grant of shares and not stock options. The restricted shares will be granted without any cost to the beneficiary within the terms and conditions described above, providing the beneficiary makes the investment by acquiring parity shares.

j.     Criteria for setting the exercise period

The rights of the beneficiaries in relation to the restricted shares will only be fully acquired after the third anniversary of the grant date and if the conditions described in item “h” above are verified. The setting of the exercise period took into account market practices as well as the average period needed for the management of the beneficiaries to have an impact on the appreciation of the shares and the Company´s growth.

Furthermore, the Board of Directors may make the acquisition of rights related to the restricted shares subject to certain conditions and impose restrictions on their transfer. It may also reserve for the Company buyback options and/or preference rights should the beneficiary sell these restricted shares.

k.    Form of settlement

In order to satisfy the grant of restricted shares within the Plan, the Company may, subject to the law and applicable regulations, sell shares held in treasury through a private operation at no cost to the beneficiaries.

l.     Restrictions on transfer of shares

While the restricted share rights are not fully acquired under the terms and conditions established in item “h” above, the beneficiary may not engage, sell, grant or transfer, directly or indirectly, the Company shares acquired with his/her variable remuneration.

The Board of Directors, may also impose restrictions on the transfer of the restricted shares and also reserve for the Company options for the repurchase and/or preference rights in cases where the beneficiary sells these restricted shares.

m.  Criteria and events that will lead to the suspension, alteration or termination of the plan

The Board of Directors may decide to suspend the right to exercise the options, whenever situations that, under the prevailing law or regulations, restrict or prevent the trading of shares by the beneficiaries.

Any significant legal change regarding the regulation of corporations, public companies, in the labor legislation and/or tax effects of a share granting plan, may lead to a full review of the Restricted Shares Plan.

The Restricted Shares Plan may be terminated at any time by the general meeting of the Company.

n.   Effect of managers´ departure from the companies on their rights under the stock remuneration plan

The rules in the Restricted Shares Plan for departures from the company are as follows:

1. In the event of the beneficiary leaving the Company, the restricted shares that have not been fully acquired, will be automatically terminated, by right, regardless of prior advice or notification, and without any right to compensation.

2. In the event of the beneficiary leaving the Company due to death, the restricted shares not fully acquired on the date of his/her departure will have their grace period brought forward and, within the legal requirements and applicable regulations, the Company will transfer the respective restricted shares in the name of the beneficiary´s estate, or, if it has been ended, to the legal heirs and successors at no cost to them.

Regardless of the provisions in the above items, the Board of Directors may, at its sole discretion, whenever it believes that the corporate interests are better served by such a measure, not observe the rules stipulated in the above items and give a differentiated treatment to a determined beneficiary.

3)   Stock Options Purchase Plan and Additional Stock Options Purchase Plan (discontinued on 31/03/15)

a.            General terms and conditions

The Company´s Stock Options Plan, approved by the general shareholders´ meeting held on March 31, 2010 and altered on April 24, 2012, April 9, 2013 and April 3, 2014 and discontinued on March 31, 2015, consisted of two instruments: the Stock Options Purchase Plan and the Additional Stock Options Purchase Plan. The people eligible for these plans are the statutory and non-statutory directors and others working for the Company and/or its subsidiaries.

The first instrument is based on the concept of stock options granted by the Company to the executive as a right (but not an obligation) to buy Company shares at pre-defined prices (strike price) and terms.

The second instrument, which is optional for the executive, consists of granting stock options at a proportion between the amount spent by the eligible participant to acquire Company shares on the stock market where they are traded and the net amount of the profit sharing the beneficiary received from the Company or its subsidiary, as applicable, in the year of the acquisition.

The approval of the list of participants and the number of options to be granted will be determined by the Board annually and be linked to achieving pre-defined results for the Company and the valuation of the Company´s business. The participation of the executive in a cycle in which options are granted does not guarantee their participation in subsequent grants.

To determine the number of stock options in the Plan, the calculation concept is used in which, once an expected appreciation of the Company's share price has within the stipulated grace period (vesting), the gain resulting from the option will be equal to the level of the executive´s target. In this concept, the participant only reaches his/her potential gain if the shareholders´ expectations in terms of the appreciation of the business is reached.

In the Additional Stock Options Plan, the number of options to be granted to each participant was the result of the proportion of the amount spent by the eligible participant to acquire Company shares on the stock market, bought through broker´s orders, and the net amount of the profit sharing, hiring bonus and other amounts (not including salary) the beneficiary received from the Company or its subsidiaries, as applicable, in the year of the acquisition, in the following form:

•         beneficiaries who spent a proportional amount above or equal to 50% of the net amount of the profit sharing will be granted options equivalent to four times the number of parity shares.

•         beneficiaries who spent a proportional amount above or equal to 25% and below 50% of the net amount of the profit sharing will be granted options equivalent to twice the number of parity shares.

•         beneficiaries who spent a proportional amount below 25% of the net amount of the profit sharing will be granted options equivalent to once the number of parity shares.

The participants in the Plan will sign individual contracts with the Company to obtain the option to buy the shares, through which the participant acquires the right to buy the Company shares, a right that is personal and non-transferable.

The Board of Directors will be responsible for administering the Plan, respecting the applicable legal requirements and the limits of the maximum dilution authorized by the shareholders´ meeting. The Board of Directors will also use the People, Organization and Culture Committee to advise it in running this activity.

b.   The main objectives of the plan

The Stock Options Plan and Additional Stock Options Plan are aimed at: (a) attracting, retaining and motivating the participants; (b) creating value for the company shareholders; and (c) encouraging an entrepreneurial view of the business.

c.    How the plan contributes to these goals

By establishing a differentiated and competitive investment opportunity for its executives, the Company expects to align the actions of the beneficiaries of the plan to the vision of the shareholders and investors in the Company, conditioning the long-term variable remuneration of the executive to the continuation of the business and, by doing so, promoting a sustainable and committed attitude by the beneficiaries of this plan.

d.    How the plan fits into the Company´s remuneration policy

The Stock Options Plan and Additional Stock Options Plan intend to top up the remuneration package of its executives, reinforcing the level of attraction and retention of the Company´s main executives, as described in item 13.1 of this Reference Form.

e.    How the plan aligns the interests of the management and the Company in the short, medium and long term

The Stock Options Plan and Additional Stock Options Plan aim to strengthen the expectation of the shareholder and the investor in the Company by creating a long-term vision and commitment in the executive, promoting the knowledge, skills and performance needed for the continuation of the business.

The exercise of the options granted within the two instruments can only occur one year from the grant date based on a maximum of 1/3 of the options each year, and may do so for a period of up to five years, so that the beneficiaries are committed to the continued appreciation of the Company's shares in the short, medium and long term.

f.             Maximum number of the shares included

The maximum number of shares that may be the object of the Company´s Stock Options Plan and Additional Stock Options Plan is equivalent to 2.5% of the total number of shares issued by the Company, corresponding to 21,811,831 shares on the date the plans were granted. A total of 20,105,106 shares were included within the scope of these plans.

g.            Maximum number of options to be granted

The maximum number of options to be granted may not exceed the maximum amount of shares that may be the object of stock option grants. Considered in a consolidated form, the number involved in the Stock Options Plan and Additional Stock Options Plan corresponds to 2.5% of the total number of Company shares, equivalent to 21,811,831 shares on the date when they were discontinued. The total number of options granted within the scope of these plans which were active and could be exercised within the maximum period for each came to 8,636,137 on December 31, 2015.

h.           Conditions for acquiring the shares

To acquire the share, as stated in the granting contracts, the beneficiary will respect the grace period (vesting), as described in item “j” below. Once this has been done and, if the beneficiary is interested in exercising the option, it must be done in a written notification.

Should there be no legal impediment, the Board of Directors will, at its next ordinary meeting in the month following the notification of the exercise, undertake the respective increase in the Company´s share capital, within the authorized limit, or carry out all the actions needed to authorize the private negotiation of the shares held in treasury, in such a way as to grant the participant the shares referred to in the mature exercised options.

The Company will carry out all acts necessary in order to register the shares subscribed or purchased by the participant with the financial institution responsible for the bookkeeping of the shares.

The shares purchased or subscribed to will be entitled to dividends and other income as if they had been acquired on the same date at the BMF&Bovespa.

The option exercise, conducted under the terms of this item, will be formalized by the signing of the subscription agreement, the contract to buy and sell the shares, or any other document that may be determined by the Board of Directors and/or the financial institution responsible for the book entry of the shares, which must contain the following information: (a) the number of shares acquired or subscribed to; (b) the strike price; and (c) the method of payment.

Payment can be made by the beneficiary within five working days after registration of the shares in his/her name, with the beneficiary allowed to use the net balance of taxes on trading the shares acquired by exercising the options for the payment of the strike price.

i.             Criteria for establishing the acquisition or strike price

The strike price of the options was determined by the Board of Directors and is equivalent to the average price at the end of the trading day in the 20 previous trading sessions to the signature of the grant contract, with this rule valid for both plans.

The strike price will be restated on a monthly basis by the variation of the IPCA or any other price index chosen by the Board of Directors, from the date of granting the options to the month prior to the sending of the notification of the exercise of the options by the beneficiary.

j.             Criteria for establishing the exercise period

The setting of the exercise period took into account market practices and the average time needed for the management of the beneficiaries to bring about an appreciation of the shares and the Company´s growth.

The options granted under the Stock Options Plan and the Additional Stock Options Plan may be exercised by the Participants, subject to the minimum vesting periods shown below:

(a) up to 1/3 of the total of the options may be exercised one year after signing the options or additional share options contract, as applicable;

(b) up to 2/3 of the total of the options may be exercised two years after signing the options or additional share options contract, as applicable; and

(c) all the options may be exercised three years after signing the options or additional share options contract, as applicable.

Once the time limits established above have passed, which may be extended at the sole discretion of the Board of Directors in the grant contract, the exercisable options will be considered mature options, thereby allowing the beneficiary who has acquired the right to exercise them at his/her sole discretion, subject to the maximum period of validity of the established options

k.            Form of settlement

The shares which are the object of the options will come, as decided the Board of Directors, from the issue of new shares within the limit of the authorized capital or from shares held in treasury.

l.             Restrictions on the transfer of the shares

The shares acquired or subscribed to in line with the rules of the Stock Options Plan and the Additional Stock Option Plan and individual grants contracts are not subject to any restriction period and the beneficiary may trade them freely at any time.

m. Criteria and events that will lead to the suspension, alteration or termination of the plan

In the event of a corporate reorganization, whether by merger, consolidation or transformation of the Company, or the Company leaving the Novo Mercado segment, the Board of Directors will decide on how corporate restructuring will affect the options granted to the date of such an event date.

Furthermore, in case of changing the number of shares, either by grouping, split or bonus shares, the options and the strike price may also be adjusted at the discretion of the Board of Directors, in order to avoid any distortions and damage to the Company and/or the beneficiaries.

n. Effect of managers´ departures from the Company’s companies on their rights under the stock remuneration plan

According to the Stock Options Plan and the Additional Stock Options Plan, the rules for departures from the company are as follows:

1. In the event of the departure being voluntary or at the Company´s initiative without just cause, the mature options will have their validity date advanced and must be exercised within a maximum of 30 days of notification of the departure. The options which are not yet mature will be cancelled.

2. In the event of the departure being at the Company´s initiative with just cause, all the options granted to the beneficiary, including but not limited to the mature options, will be cancelled from the notification of the departure.

3. The cancelled options, as stated in items 1 and 2 above, will have no compensation right for the beneficiary.

4. The stock option and additional option contracts will be rescinded from the date of the beneficiary´s departure, with this rescission bringing no compensation right to the beneficiary.

5. The above provisions will not apply in the event of statutory directors not re-elected to their respective positions, providing they still remain on the staff of the Company and/or its subsidiaries, in which event the option contracts or additional option contracts, as applicable, will remain in effect with the same terms and conditions.

In cases of retirement for length of service or permanent disability of the beneficiary, the mature options may be exercised within the period of validity laid down in the option contract or additional option contract, as applicable. The options which are not yet mature will automatically be considered mature options immediately exercisable within the expiry date of 60 days from the date of departure from the Company. In the event of the beneficiary's death, the options will be transferred to the heirs and/or inheritors of the beneficiary, and the mature options may be exercised within a new period of validity of 12 months from the date of the beneficiary's death.

4)   Stock Option Purchase Plan (Performance Stock Option) (discontinued on 31/03/15)

a.    General terms and conditions

The Company´s Stock Option Purchase Plan (Performance Stock Options), approved by the general shareholders´ meeting held on April 3, 2014 and discontinued on March 31, 2015 was directed at the statutory and non-statutory directors and others working for the Company and/or its subsidiaries who were eligible.

The instrument is based on the concept of stock options (performance stock options), in which the Company grants the executive a right (but not an obligation) to buy Company shares at pre-defined prices (strike price), periods and conditions based on achieving goals.

Approval of the list of participants and the number of options to be granted will be determined by the Board annually and be linked to achieving pre-defined results for the Company, the appreciation of the Company´s business and determined corporate goals. The participation of the executive in a cycle in which options are granted does not guarantee their participation in subsequent grants.

To determine the number of stock options, the calculation concept is used in which, once an expected appreciation of the Company's share price and the corporate goals have been reached within the stipulated grace period (vesting), the gain resulting from the option will be equal to the level of the executive´s target. In this concept, the participant only reaches his/her potential gain if the shareholders´ expectations in terms of the appreciation of the business are reached.

b.   Main Objectives of the plan

The aim of the Stock Options Purchase Plan (Performance Stock Options) is to the beneficiaries, subject to certain conditions, to acquire Company shares to: (a)  encourage the expansion, success and achievement of the Company´s social objectives; (b) align the interests of the Company shareholders to those of the beneficiaries; and (c) allow the Company or others under its control to attract and retain the beneficiaries.

c.    How the plan contributes to these objectives

By establishing a differentiated and competitive investment opportunity for its executives, the Company expects to align the actions of the beneficiaries of the plan to the vision of the shareholders and investors in the Company, conditioning the long-term variable remuneration of the executive to the continuation of the business and, by doing so, promoting a sustainable and committed attitude by the beneficiaries of the plan.

d.    How the plan fits into the Company's remuneration

The Stock Options Plan (Performance Stock Options) intended to top up the remuneration package of its executives, reinforcing the level of attraction and retention of its main executives, as described in item 13.1 of this Reference Form.

e.    How the plan aligns the interests of management and the Company in the short, medium and long term

The Stock Options Plan (Performance Stock Options) aims to strengthen the expectation of the shareholder and investor in the Company to create the long-term vision and commitment in the executive to create value and sustainable results for the Company in the short, medium and long term.

f.     Maximum number of shares included

The maximum number of shares included that may be the object of the stock options plan is equivalent to 0.5% of the total number of shares issued by the Company, corresponding to 4,362,366 shares on the date when it was discontinued. Within the scope of this plan, a total of 1,251,238 shares was granted. There were no options active from the total of the granted options within the scope of this plan on December 31, 2015.

g.    Maximum number of options to be granted

The maximum number of options to be granted may not exceed the maximum amount of shares that can be the object of the stock options plan, which is equivalent to 0.5% of the total number of shares issued by the Company, corresponding to 4,362,366 shares on the date when it was discontinued.

h.   Share acquisition terms

The Board of Directors, annually or whenever it judges convenient, will fix the strike price of each option and the payment conditions, establishing the terms and conditions of exercise of each option and impose any other conditions related to these options.

Each stock option entitles the beneficiary to acquire one share of the Company, subject to the terms and conditions stated in the respective option contract.

The granting of stock options under the Stock Options Plan (Performance Stock Options) is carried out through stock option contracts between the Company and the beneficiaries, which will specify, without prejudice to other conditions determined by the Board of Directors: (a) the number of options; (B) the Company's performance goals and other terms and conditions for acquiring the right to exercise the options; (c) the deadline for exercising the options; and (d) the strike price and payment terms.

The Board of Directors, may make the exercise of option subject to certain conditions, as well as impose lock-up periods for trading part of the shares and other restrictions on the transfer of shares acquired through the exercise of the options, and can also reserve for the Company repurchase options and/or preferential rights should the beneficiary sell these same shares.

The option contracts will be agreed individually with each beneficiary and the Board of Directors may establish differentiated terms and conditions for each option contract, without needing to apply any rule of equality or analogy between the beneficiaries, even if they are in similar or identical situations.

The beneficiary who wishes to exercise the option must notify the Company in writing of his/her intention to do so and indicate the number of options he/she wishes to exercise, in line with the communication model to be disclosed by the Board of Directors.

i.     Criteria for setting the acquisition or exercise price

The exercise price of the purchase options granted under the plan will be determined by the Board of Directors on the grant date, provided that it will never be less than the average price of the Company's shares on the BM&FBOVESPA, weighted by the trading volume, in the 20 trading sessions prior to the grant date, restated according to the index chosen by the Board of Directors.

j.     Criteria for setting the exercise period

The setting of the exercise period took into account market practices and the average time needed for the beneficiaries´ management to bring about an appreciation of the shares and the Company´s growth

Without prejudice to other terms and conditions established in the respective option contracts, the options will become exercisable after a vesting period of at least 18 months and a maximum of 24 months from the grant date, at the choice of the Board of Directors.

The options will be exercisable until the last business day of the calendar year in which the 4th anniversary of the grant date is completed. Options not exercised within the stipulated terms and conditions will be considered automatically terminated, without any right to compensation.

k.    Form of settlement

The shares which are the object of the options will come, as decided the Board of Directors, from the issue of new shares within the limit of the authorized capital or from shares held in treasury.

l.     Restrictions on transfer of shares

The Board of Directors, may make the exercise of the option subject to certain conditions, as well as impose lock-up periods for trading part of the shares and other restrictions on the transfer of shares acquired through the exercise of the options, and can also reserve for the Company repurchase options and/or preferential rights should the beneficiary sell these shares.

m.  Criteria and events that will lead to the suspension, alteration or termination of the plan

The Board of Directors may decide to suspend the right to exercise the options, whenever situations that, under the law or regulations, restrict or prevent the trading of shares by the beneficiaries.

The Board of Directors, in the interest of the Company and its shareholders, may revise the terms of the plan, provided it does not change its basic principles. Any significant legal change regarding the regulation of corporations, public companies, in the labor legislation and/or tax effects of an options plan, may lead to a full review of the Plan.

The Plan may be terminated at any time by the general meeting of the Company shareholders.

n.   Effect of managers´ departure from the companies on their rights under the stock remuneration plan

The rules in the Stock Options Purchase Plan (Performance Stock Options) covering departures from the company are as follows:

1. In the event of the beneficiary leaving the Company at its wish through dismissal with cause or removal from his/her position for violating the managerial duties and responsibilities, all the options already exercised or not yet exercised under the respective option contract, on the date of his/her departure, will be automatically terminated, by right, regardless of prior advice or notification, and without any right to compensation.

2. In the event of the beneficiary leaving the Company at its wish as a result of being dismissed without just cause or being dismissed from his/her position without any violation of the duties and responsibilities of a manager, or by the beneficiary´s own wish, resigning from the job and his/her position as manager: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will become exercisable in proportion to the grace period in which the beneficiary had worked for the Company provided the conditions laid down in the respective option contract are satisfied and may be exercised within a period of 30 days from the departure date, after which they will be automatically terminated by right, regardless of prior advice or notification, and without any right to compensation; and (ii) the options that are exercisable in line with the respective option contract, on the date of his/her departure, may be exercised, within a period of 30 days from the departure date, after which they will be  automatically terminated by right, regardless of prior advice or notification, and without any right to compensation.

3. In the event of the beneficiary leaving the Company due to retirement or permanent disability: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will become exercisable in proportion to the grace period in which the beneficiary had worked for the Company provided the conditions laid down in the respective option contract are satisfied and may be exercised within a period of 30 days from the departure date, after which they will be automatically terminated by right, regardless of prior advice or notification, and without any right to compensation; and (ii) the options already exercised in line with the respective option contract, on the date of his/her departure, will remain valid and may be exercised within the terms of the plan and respective option contract.

4. In the event of the beneficiary leaving the Company due to death: (i) the options not yet exercised under the respective option contract, on the date of his/her departure, will become exercisable in proportion to the grace period in which the beneficiary had worked for the Company provided the conditions laid down in the respective option contract are satisfied and may be exercised within a period of 12 months from the date of the end of the grace period, after which they will be automatically terminated by right, regardless of prior advice or notification, and without any right to compensation; and (ii) the options that are exercisable in line with the respective option contract, on the date of his/her death, may be exercised, within a period of 12 months from the departure date by the beneficiary´s legal heirs and successors, after which they will be  automatically terminated by right, regardless of prior advice or notification, and without any right to compensation.

13.5 Remuneration based on shares of the Board of Directors and statutory management

The members of the Company´s Board of Directors are not entitled to remuneration based on shares.

In relation to the Restricted Stock Options, approved at the OGM/EGM of April 8, 2015 there is no granting of a buy option but, in fact, the transfer of Company shares through an investment by the beneficiary in parity shares and the compliance with set conditions described in item 13.4 above.

No grants are foreseen for the 2016 financial year.

YEAR: 2015	Statutory Board
b. total number of members	10,67	9,5	7,58	7,58	9,00
c. number of remunerated members	10,67	10,00	6,00	7,00	9,00
c. In relation to every grant of options to buy shares	Granted 2012	Granted 2013	Granted 2014	Granted 2014 II	Granted 2015
i – grant date	02/05/2012	02/05/2013	04/04/2014	18/12/2014	17/12/2015
ii – number of options granted	1.032.710	855.154	511.744	2.226.270	4.350.000
iii – period for the options to become exercisable	2013 – 1/3 of the options 2014 – 2/3 of the options 2015 – 3/3 of the options	2014 – 1/3 of the options 2015 – 2/3 of the options 2016 – 3/3 of the options	2015 – 1/3 of the options 2016 – 2/3 of the options 2017 – 3/3 of the options	2015 – 1/3 of the options 2016 – 2/3 of the options 2017 – 3/3 of the options	2016 - 1/4 of the options 2017 - 2/4 of the options 2018 - 3/4 of the options 2019 - 4/4 of the options
iv – maximum period to exercise the options	01/05/2017	01/05/2018	03/04/2019	17/12/2019	17/12/2021
v – restricted period for transfer of shares	N/A	N/A	N/A	N/A	N/A
vi – average weighted price of the exercise of each one of the following groups of shares
Open at the start of the financial year	40,92	51,52	46,01	63,99	N/A
Lost during the financial year	N/A	N/A	N/A	N/A	N/A
Exercised during the financial year	43,29	54,41	48,85	N/A	N/A
Expired during the financial year	N/A	N/A	N/A	N/A	N/A
d. fair value of the options on the grant date (in Reais)	7,82	11,88	12,56	14,58	17,31
e. potential dilution in case all the options granted are exercised	0,12%	0,08%	0,06%	0,26%	0,5%

YEAR: 2014	Statutory Board
b. total number of members	11,00	10,67	9,5	7,58	7,58
c. number of remunerated members	11,00	10,67	10,00	6,00	7,00
c. In relation to every grant of options to buy shares	Granted 2011	Granted 2012	Granted 2013	Granted 2014	Granted 2014 II
i – grant date	02/05/2011	02/05/2012	02/05/2013	04/04/2014	18/12/2014
ii – number of options granted	1.129.140	1.032.710	855.154	511.744	2.226.270
iii – period for the options to become exercisable	2012 – 1/3 of the options 2013 – 2/3 of the options 2014 – 3/3 of the options	2013 – 1/3 of the options 2014 – 2/3 of the options 2015 – 3/3 of the options	2014 – 1/3 of the options 2015 – 2/3 of the options 2016 – 3/3 of the options	2015 – 1/3 of the options 2016 – 2/3 of the options 2017 – 3/3 of the options	2015 – 1/3 of the options 2016 – 2/3 of the options 2017 – 3/3 of the options
iv – maximum period to exercise the options	02/05/2016	02/05/2017	02/05/2018	04/04/2019	18/12/2020
v – restricted period for transfer of shares	N/A	N/A	N/A	N/A	N/A
vi – average weighted price of the exercise of each one of the following groups of shares
Open at the start of the financial year	35,87	38,67	46,86	-	-
Lost during the financial year	35,87	38,67	46,86	45,66	-
Exercised during the financial year	36,50	38,86	49,02	-	-
Expired during the financial year	-	-	-	-	-
d. fair value of the options on the grant date (in Reais)	11,36	7,82	11,88	12,56	14,58
e. potential dilution in case all the options granted are exercised	0,13%	0,12%	0,08%	0,06%	0,26%

YEAR: 2013	Statutory Board
b. total number of members	8,00	11,00	10,67	9,5
c. number of remunerated members	8,00	11,00	10,67	10,00
c. In relation to every grant of options to buy shares	Granted 2010	Granted 2011	Granted 2012	Granted 2013
i – grant date	03/05/2010	02/05/2011	02/05/2012	02/05/2013
ii – number of options granted	555.000	1.129.140	1.032.710	855.154
iii – period for the options to become exercisable	2011 – 1/3 of the options 2012 – 2/ of the options 2013 – 3/3 of the options	2012 – 1/3 of the options 2013 – 2/3 of the options 2014 – 3/3 of the options	2013 – 1/3 of the options 2014 – 2/3 of the options 2015 – 3/3 of the options	2014 – 1/3 of the options 2015 – 2/3 of the options 2016 – 3/3 of the options
iv – maximum period to exercise the options	03/05/2015	02/05/2016	02/05/2017	02/05/2018
v – restricted period for transfer of shares	N/A	N/A	N/A	N/A
vi – average weighted price of the exercise of each one of the following groups of shares
Open at the start of the financial year	27,50	33,98	36,84	-
Lost during the financial year	-	34,84	37,56	47,28
Exercised during the financial year	28,12	34,49	37,45	-
Expired during the financial year	-	-	-	-
d. fair value of the options on the grant date (in Reais)	7,77	11,36	7,82	11,88
e. potential dilution in case all the options granted are exercised	0,06%	0,13%	0,12%	0,08%

13.6 Open options

The members of the Company´s Board of Directors are not entitled to remuneration based on shares.

In relation to the Restricted Stock Options Plan, there is no granting of a buy option but, in fact, the transfer of Company shares through an investment by the beneficiary in parity shares and the compliance with set conditions described in item 13.4 above.

2015	Statutory Board
Year granted	2011	2012	2013	2014	2014 II	2015
b. total number of members	9,67	10,67	9,5	7,58	7,58	9,00
b. number of remunerated members	4,00	2,00	2,00	6,00	7,00	9,00
d. In relation to the options not yet exercisable
i – number	-	-	64.982	341.162	1.484.180	4.350.000
ii – date on which they become exercisable	-	-	64.892 on 02/05/2016	170.581 on 03/05/2016 170.581 on 03/05/2017	742.090 on 03/05/2016 742.090 on 03/05/2017	1.087.500 on 17/12/2016 1.087.500 on 17/12/2017 1.087.500 on 17/12/2018 1.087.500 on 17/12/2019
iii – maximum period to exercise options	02/05/2016	02/05/2017	02/05/2018	04/04/2019	18/12/2019	17/12/2021
iv – restricted period for transfer of shares	None	None	None	None	None	None
v – average weighted price of the exercise	40,30	43,44	54,70	48,85	67,93	N/A
vi – fair value of the options on the last day financial year[1]	11,36	7,82	11,88	12,56	14,58	17,31
d. in relation to exercisable options[1]
i – number	-	19.274	20.716	132.153	264.721	-
ii – maximum period to exercise options	02/05/2016	02/05/2017	02/05/2018	02/05/2019	18/12/2019	17/12/2021
iii – restricted period for transfer of shares	None	None	None	None	None	None
iv – average weighted price of the exercise²	40,30	43,44	54,70	48,85	67,93	N/A
v – fair value of the options on the last day financial year[3]	11,36	7,82	11,88	12,56	14,58	17,31
vi – fair price of all the options on the last day of the financial year	-	150.722,68	246.106,08	1.659.841,68	3.859,632,18	N/A

¹ Under the Stock Options Plan, the options may only be exercised in the 30 days after the publication of the annual results or after the publication of the results for the third quarter.
² Average weighted price of the last fiscal year.
³ Fair value of the options defined on the grant date.

13.7 Options exercised and shares delivered related to the share-based remuneration of the board of directors and the statutory board

The members of the Company´s Board of Directors are not entitled to remuneration based on shares.

In relation to the Restricted Stock Options Plan, there is no exercise of a buy option but, in fact, the transfer of Company shares through an investment by the beneficiary in parity shares and the compliance with set conditions described in item 13.4 above. No Company shares were delivered within the scope of this plan in 2015.

Options exercised – Fiscal year ended on 31/12/2015	Statutory Board
Total number of members	9,00
Number of remunerated members	3,00
Options exercised
Number of shares	369.617
Average weighted price in the year (in Reais)	46,27
Total value of the difference between the exercise value and the market value of the options exercised	8.565.917,40
Shares delivered
Number of shares	N/A
Average weighted price of acquisition	N/A
Difference between the exercise value and the market value of the options acquired	N/A

Options exercised – Fiscal year ended on 31/12/2014	Statutory Board
Total number of members	7,58
Number of remunerated members	6,00
Options exercised
Number of shares	1.209.712
Average weighted price in the year (in Reais)	36,68
Total value of the difference between the exercise value and the market value of the options exercised	16.492.317,86
Shares delivered
Number of shares	N/A
Average weighted price of acquisition	N/A
Difference between the exercise value and the market value of the options acquired	N/A

Options exercised – Fiscal year ended on 31/12/2013	Statutory Board
Total number of members	9,5
Number of remunerated members	7,00
Options exercised
Number of shares	301.267
Average weighted price in the year (in Reais)	33,10
Total value of the difference between the exercise value and the market value of the options exercised	4.437.773
Shares delivered
Number of shares	N/A
Average weighted price of acquisition	N/A
Difference between the exercise value and the market value of the options acquired	N/A

13.8 Information needed to understand the figures presented in items 13.5 to 13.7 – Pricing method used for the shares and options

a.    Pricing model

The Black-Scholes-Merton model was used to price the Options under the Company´s Stock Options Plan.

b.   Data and assumptions used in the pricing model, including the average weighted price of the shares, strike price, expected volatility , option term, expected dividends and risk-free rate of return

As the figures related to the grants cycle are options granted to the date of the creation of this Reference Form, the following assumptions for the pricing of target options of the Company´s Stock Options Purchase Plan were used:

✓  Share price: the closing price in the trading session prior to the date the option was granted (BMF&BOVESPA - ticker BRFS3);

✓  Strike price: Result of the average closing price (BMF&BOVESPA – ticker BRFS3) of the last 20 trading sessions prior to the grant date of the options, restated by the IPCA index;

✓    Term of option: The options granted within the Stock Options Plan may be  exercised by the participants, within the minimum vesting periods established below:

1)    Under the present Stock Options Plan, approved at the OGM/EGM of 08/04/15: (a) up to 1/4 of the total options may be exercised one year after the signing of the grant contract; (b) up to 2/4 of the total options may be exercised two years after the signing of the grant contract; (c) up to 3/4 of the total options may be exercised three years after the signing of the grant contract; (d) all the options may be exercised four years after the signing of the grant contract; and (e) the maximum period is six years after the grant to exercise the options;

2)    Under the Stock Options Plan and the Additional Stock Options Plan discontinued on 31/03/15: (a) up to 1/3 of the total options may be exercised one year after the signing of the grant contract; (b) up to 2/3 of the total options may be exercised two years after the signing of the grant contract; (c) all the options may be exercised three years after the signing of the grant contract; and (e) the maximum period is five years after the grant to exercise the option;

3)    Under the Stock Options Plan (Performance Stock Options) discontinued on 31/03/2015: the options will become exercisable after a minimum vesting period of 18 months and maximum of 24 months from the grant date, as chosen by the Board of Directors;

✓  Risk-free Rate of Return: The risk-free rate of return of choice is the NTN-B (Brazilian Treasury Note) available on the date of pricing and with the same maturity as the options;

✓    Dividend rate: considered to be the Company´s historic dividends payment over the last two years; and

✓    Volatility of nominal shares issued by the Company: The Company uses the weighted volatility of its nominal shares to set the volatility rate.

There is no pricing model for the Restricted Option Plan approved at the OGM/EGM of 08/04/15.

c.    Method used and assumptions adopted to incorporate the expected effects of the advance exercise

According to the pricing methodology of the target options (Black-Scholes-Merton) and the features of the Company´s Stock Options Plan, no assumptions were used to incorporate the effects of advance exercises.

d.    Way of determining the expected volatility

The Company uses the historic performance of its nominal shares to set the volatility rate.

e.    Any other option feature that may have been included in the assessment of fair value.

Not applicable.

13.9 The number of shares or quotas directly or indirectly held in Brazil or abroad, and other securities convertible into shares or quotas issued by the Company, its direct or indirect parent companies, subsidiaries or companies under common control, by members of the Board of Directors, the statutory board or fiscal council, grouped by body

The participations in shares, quotas and other convertible securities held by the Board of Directors, management and fiscal counsellors, grouped by body, on the closing date of the last financial year, are shown below:

	Common Shares Issued by the Company	ADRs linked to Common Shares Issued by the Company
Board of Directors	35.818.939	0
Executive Board	71.797	1.500
Fiscal Council	0	0

13.10 Information on pension plans granted to board members and statutory directors

	Board of Directors	Statutory Board
b. total number of members	9,25	9	9	9
c. number of remunerated members	0	2	3	1
d. name of plan	N/A	Plano II de Previdência Brasil Foods (closed for new members)	Plano III de Previdência Brasil Foods (open for new additions)	Plano de Benefícios FAF (closed for new members)
e. number of administrators who meet the conditions to retire¹	N/A	0	0	0
f. conditions for early retirement	N/A	- 55 years of age completed; - 3 years of accredited service (participation in plan); - End of employment link with Employer	- 55 years of age completed; - 3 years of accredited service (participation in plan); - End of employment link with Employer	- Completed 10 years of contribution to the plan - To be entitled to the pension benefit for the time of the contribution under the Official Pension System - End of employment link with Employer
g. updated amount of the accumulated contributions in the pension plan to the close of the last financial year, excluding the installment relative to contributions made directly by the administrators²	N/A	R$ 1.646.409,38	R$ 411.890,42	N/A³
h. total amount of the accumulated contributions in the pension plan to the close of the last financial year, excluding the installment relative to contributions made directly by the administrators	N/A	R$ 206.365,90	R$ 266.357,79	R$ 0,00
i. if and under what conditions early redemption can be made	N/A	No early redemption is foreseen, except at the end of the employment link.	No early redemption is foreseen, except at the end of the employment link..	No early redemption is foreseen, except at the end of the employment link.

¹Fulfill the conditions but they need to end the employment link.

²Total amount of the employer´s contributions (since joining the Plan) plus the return.

³The FAF Benefits Plan (Plano de Benefícios FAF) is structured as a defined benefit model which is characterized by a mutual approach. As a result, the contributions to the plan, by the employers and participants, become part of the assured mathematical provisions of the benefits offered to its participants, without individualization.

13.11 Maximum, minimum and average individual remuneration of the board of directors, statutory board and fiscal council

	Statutory Board			Board of Directors			Fiscal Council
	31/12/2015	31/12/2014	31/12/2013	31/12/2015	31/12/2014	31/12/2013	31/12/2015	31/12/2014	31/12/2013
Nº of members	9,00	7,58	9,50	9,25	11,67	10,92	3,00	3,00	3,00
Nº of remunerated members	9,00	7,58	9,50	9,25	11,67	10,92	3,00	3,00	3,00
Amount of highest remuneration (in Reais)	11.548.000,00	14.433.540,04	5.933.663,65	1.472.400,00	3.240.904,20	2.973.191,39	360.000,00	233.261,45	213.692,69
Amount of lowest remuneration (in Reais)	4.200.000,00	3.094.400,65	2.741.490,48	480.000,00	1.056.000,00	821.451,07	117.000,00	155.510,28	142.477,20
Average remuneration (in Reais)	7.425.093,56	9.453.736,42	3.815.097,43	1.346.188,70	1.070.990,40	1.397.226,48	205.368,67	184.469,68	167.736,85

Note

Statutory Board
31/12/2015

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

31/12/2014

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the Statutory Board, the member with the highest individual remuneration exercised the position for 2 months and the amounts in this table consider all the installments of the relevant remuneration

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

31/12/2013

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

Board of Directors
31/12/2015

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

31/12/2014

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

31/12/2013

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

Fiscal Council
31/12/2015

For the Fiscal Council, the member with the highest individual remuneration exercised the positon for 9 months

For the Fiscal Council, the member with the lowest individual remuneration exercised the positon for 9 months

31/12/2014

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

31/12/2013

For all the bodies, the member with the highest individual remuneration exercised the position for 12 months

For the lowest individual remuneration, the members who had exercised the position for less than 12 months were excluded

13.12 Mechanisms of remuneration or compensation for administrators in the event of severance or retirement

There are no instruments that structure mechanisms of remuneration or compensation for administrators in the event of severance or retirement

13.13 Percentage of total remuneration held by administrators and members of the fiscal council who are related parties to the controllers

There was no percentage over the last three financial years of the total remuneration of each body recognized in the result of related parties to the controllers, directly or indirectly, as the Company's control is diffuse and therefore it has no direct or indirect controllers.

13.14 Remuneration of administrators and members of the fiscal council, grouped by body for any reason other than their corporate function

There was no amount over the last three fiscal years recognized in the result as remuneration for members of the Board of Directors, the Statutory Board or Fiscal Council for any reason other than their corporate function, such as, for example, commissions and advisory or consultancy services provided.

13.15 Remuneration of administrators and members of the fiscal council recognized in the controller´s results, directly or indirectly, of companies under common control and subsidiaries of the Company:

In the 2013 and 2014 fiscal years, no amount was recognized in the controller´s results, directly or indirectly, of companies under common control and subsidiaries of the Company, as remuneration for the members of the Board of Directors, the Statutory Board or the Fiscal Council of the Company. In the financial year ended on December 31, 2015, certain amounts paid for the corporate function were recognized in the  result of the subsidiaries, as shown below:

YEAR: 2015 – Annual amounts in R$	Board of Directors	Statutory Board	Fiscal Council	Total
Controlled directly and indirectly	-		-	-
Controlled by the Company	-	9.984.973,98	-	9.984.973,98
Companies under common control	-		-	-

13.16  Other relevant information

There is no other information the Company regards as relevant to this Section 13 of the Reference Form.

Attachment IV.         Directors´ Comments

(According to Article 9, clause III of the ICVM 481 - Item 10 of Reference Form, in line with CVM instruction nº 480, of December 7, 2009, as amended)

10. Directors´ Comments

The following information presented has been evaluated and commented on by the Company´s Directors:

10.1. The directors should comment on:

a. Financial conditions and general assets

The Company operates in the meat, processed meat foods, margarines, pasta, pizzas and frozen vegetables segments. It has an integrated business model consisting of strategically located production facilities, linked to a wide-ranging distribution network with access to the main channels and consumer markets which provides a significant capacity for growth. The administration believes that the Company´s diversification strategy, combined with its growth and global production and distribution platform, gives it the financial conditions and assets to continue with its business plan and meet its short and long-term obligations, including third party loans, as well as finance its activities and cover its need for resources, at least for the next 12 months.

The results presented below refer to the Company´s continued operations, excluding the results of the discontinued operations (dairy sector). As reported in the Material Fact of July 1, 2015, the sale was concluded of the dairy division to Lactalis do Brasil – Comércio, Importação e Exportação de Laticínios Ltda.

The table below shows how the Company´s main financial indicators have developed, considering its consolidated financial statements:

Ratio	2015[1]	2014[1]	2013
Current Liquidity	1.65	1.83	1.57
Overall Liquidity	0.91	1.04	0.94
Leverage (Net Debt2 / EBITDA3)	1.28	1.04	2.17

(1)     For the financial years 2015 and 2014, we consider only the continued operations for calculation of current liquidity ratios and overall liquidity. The discontinued operations were considered as assets held for sale.

(2)    The Company calculates net debt as the balance of loans and financing, debentures and derivative financial instruments net of cash and cash equivalents and marketable securities. Net debt is not a measure, according to the Accounting Practices Adopted in Brazil, in line with the IFRS or US GAAP. In 4Q14 we considered for the calculation of the multiple only the result of the continued operations (without the dairy segment) whereas the other quarters consider the continued and discontinued operations.

(³) EBITDA, defined as the earnings before interest, tax, depreciation and amortization, is used as means of measuring the performance of the Company´s administration. For further information, see item 3.2 of this Reference Form.

2015

In 2015, even faced with an unstable outlook and an increasingly more competitive environment for the food industry, the Company is proud to have made important changes that aimed to build the base for its global business model. It decentralized the management of its markets, creating General Manager structures for Brazil, Latin America (Latam), Europe/Eurasia, Asia and the Middle East/Africa (MEA), took steps forward in its strategy of forming partnerships and making acquisitions, expanding its international presence. It made a comeback with two of its key categories of the Perdigão brand (ham and sausages), as well as Christmas products, on the Brazilian market after complying with the periods established by the antitrust agency, the Administrative Council for Economic Defense (Cade) and it consolidated the VIVA BRF project which stresses the Company´s main asset, i.e. its people.

As a result, the Company´s net revenues grew in all regions, led by the MEA, Europe/Eurasia and LATAM, bringing consolidated net revenues of R$32,196.6 million (11.0% higher than in 2014). The operating income was R$4,228.4 million, with net income of R$3,111.2 million.

The Company´s net debt came to R$7,336.7 million, 45.8% higher than in 2014, brought about by the impact of the share buyback program, resulting in a net debt/EBITDA ratio (last 12 months) of 1.28x.

Net financial expenses came to R$1,670.1 million negative in 2015, 68.6% above the same period of the previous year. This increase arose mainly from the higher interest on the debt in foreign currency.

The Company´s shareholders´ equity amounted to R$ R$13,835.8 million on December 31, 2015. This was lower than the figure of R$15,689.9 million registered on December 31, 2014, due to the larger number of shares held in treasury which, in turn, resulted from the Company´s strategy of increasing the remuneration to shareholders through the share buyback program.

2014

2014 was a remarkable year for BRF which made significant advances in its ambitions and the consolidation of a new culture. The operational and strategic bases were solidified and allowed the Company to structure itself as a bigger and better global enterprise, thanks to the efforts of each of its employees. A number of structural changes were carried out during the year, such as the new go-to-market model (GTM), zero-based budgeting (ZBB) and improvements in the level of services that generated good operating results.

The Company optimized its investments and further improved its working capital, resulting in a historical cash flow of R$4,148.0 million in 2014.

A total of 4.3 million tons of food was produced, with a reduction of 7.4% in the slaughter of poultry and 1.3% in the slaughter of pork/beef, in line with the company's strategy.

Net revenues came to R$29,006.8 million (4.4% over 2013) and the year ended with operating income of R$3,478.3 million and net income of R$2,135.0 million in the continued operations.

The Company's net debt stood at R$5,032.0 million, 25.8% below that registered in 2013, resulting in a net debt to EBITDA ratio (LTM) of 1.04x.

These indicators show that the Company chose a bold but solid strategy to enhance its performance and meet future risks, converting them into opportunities. The Company has a robust and increasingly more efficient production structure, is investing in win-win relationships with customers and suppliers and is ready to meet the demands of different markets with the well-known BRF quality standard.

The net financial revenues and expenses line in the income statement for 2014 item represented expenses of R$ 990.7 million, an increase of 32.5% over 2013. The main drivers of this impact were the premium paid for a bond buyback program in the second half of 2014 and the adjustments to present value made during the year.

The use of non-derivative and derivative financial instruments by the Company for exchange rate coverage allows big reductions to be made in the net exposure of the balance in foreign currency.

Shareholders´ equity came to R$15.689.9 million on December 31, 2014, due to the improvement in the Company's results.

2013

The year 2013 was filled with achievements, with a much better operating performance than in the previous year, highlighting the company's resilience faced with a situation that was still challenging. Net income from the continued operations amounted to R$27,787.5 million, a 7.0% increase over 2012. Operating income was R$1,896.3 million and net income came to R$1,019.6 million, higher than the previous year.

The Company's net debt stood at R$6.784.3 million, 3.3% below that registered on December 31, 2012, resulting in a net debt to adjusted EBITDA ratio (LTM) of 2.17x, considering the continued and discontinued operations.

Net financial expenses totaled R$747.5 million in the year, 31.0% above the same period of the previous year. This increase was mainly due to the higher gross debt, higher interest rates and the impact of the currency variation.

The high level of exports leads the Company to carry out operations on the derivatives market with the specific purpose of hedging against exchange rate fluctuations. The use of non-derivative and derivative financial instruments for currency hedging allows big reductions in the net exposure balance in foreign currency.

Shareholders´ equity amounted to R$14,696.1 million on December 31, 2013. The highlights of the year were the generation of net income of R$1,062.4 million and payment of interest on equity of R$359.0 million, which represented 32.6% of the profit.

b. Capital structure

On December 31, 2015, the Company´s capital structure consisted of 48.0% of own capital and 52.0% the capital of third parties.

On December 31, 2014, the Company´s capital structure consisted of 58.0% of own capital and 42.0% the capital of third parties.

On December 31, 2013, the Company´s capital structure consisted of 59.0% of own and 41.0% the capital of third parties.

The Company's financing model is based on the use of its own resources and the capital of third parties, this latter consisting of loans from financial institutions or issues on the debt market. More information about the Company´s use of capital from third parties can be obtained from item 10.1.f below.

c. Payment capacity in relation to financial commitments

As 74.8% of the gross debt is long term, the Company has cash of R$5,362.9 million available (cash and cash equivalents) to meet its short-term financial commitments of R$2,592.2 million. As the Company expects a positive cash flow for the year 2016, due to initiatives to improve operations in the period, greater efficiency in working capital and maintaining CAPEX, it believes it is in a comfortable position as far as its payment capacity is concerned.

d. Sources of financing for working capital and investments in non-current assets

The Company´s main sources of liquidity have been cash generation from its operating activities, loans and other financing and offers of shares and other negotiable securities. The Company has raised resources over the last three years through loan and financing operations from the financial and capital markets which were used to finance its working capital needs and short and long-term investments (see item 10.1.f for details on relevant loans and financing contracts).

e. Sources of financing for working capital and investments in non-current assets to be used to cover liquidity shortfalls

In 2015, the Company will contract new loans and financing from the financial and capital markets when it identifies the need for additional resources to finance the long-term investment plan or in order to continue improving the debt profile.

The Company will continue to look for low-cost funding and long-term financing from funding bodies such as the BNDES (Economic and Social Development Bank), BNB (Banco do NE bank) and FINEP (Research and Project Financing), where the resources are used mainly for fixed capital.

The Company also has a revolving credit facility, to a maximum amount of approximately US$1.0 billion, in order to have the liquidity to meet its working capital needs.

The Company believes these sources of financing will be enough to cover its working capital needs in the normal course of its business.

f. Debt levels and features of such debt, also describing:

The main source of the Company´s debt comes from the raising of resources to finance its investments in fixed assets and working capital. Loans and financing in 2015 came to R$15,179.3 million, of which R$3,819.6 million was denominated in domestic currency and R$11,359.6 million in foreign currency, mainly US dollars.  Loans and financing in 2014 came to R$11,589.3 million, of which R$3,993.1 million was denominated in domestic currency and R$7,596.2 million in foreign currency, mainly US dollars. Loans and financing in 2013 came to R$10,181.2 million, of which R$4,072.5 million was denominated in domestic currency and R$6,108.7 million in foreign currency, mainly US dollars.

The Company uses the funds obtained from financing for working capital, liquidity and purchasing raw materials. The following table shows the Company´s debt (according to the kind of debt and currency) net of cash, cash equivalents and negotiable securities for the financial years indicated:

	December 31 of
	Short-term	Long-term	2015	2014	2013
	(Reais million, except where indicated)
Total Debt	2.628,2	12.551,1	15.179,3	11.589,3	10.181,2
Other financial assets and liabilities, net	(537,2)		(537,2)	(214,3)	(345,6)
Cash and cash equivalents and marketable securities:
Domestic currency	774,7	935,9	1.710,6	2.220,5	1.090,6
Foreign currency	6.669,2		6.669,2	4.551,2	2.651,9
Total	7.443,9	935,9	8.379,7	6.771,7	3.742,5
Net debt	4.278,5	11.615,2	7.336,8	5.032,0	6.784,6
Currency exposure (U.S$ million)			U.S.$ 117,3	U.S.$ (567)	U.S.$ 86,8

The following table presents an additional breakdown of the Company´s debt by type:

	Short-term Debt on December 31, 2015	Long-term debt on December 31, 2015	Total debt on December 31, 2015	Total debt on December 31, 2014	Total debt on December 31, 2013
	(R$ million)
Credit Lines from Development Banks	217,4	508,9	726,4	763,7	866,1
Other guaranteed debts	32,6	127,1	159,7	294,6	362,9
Export Credit Lines	-	-	-	967,7	914,1
Bonds	4,1	497,9	502,1	501,2	500,3
Working Capital Credit Lines	1.169,6	-	1.169,6	1.239,8	1.210,3
PESA Loan	3,3	231,5	234,8	213,5	206,1
Agribusiness Receivable Certification	33,1	992,2	1.025,2	-	-
Tax Incentives	1,9	-	1,9	12,5	12,7
Domestic Currency	1.462,0	2.357,6	3.819,6	3.993,1	4.072,5

Export Credit Lines	598,8	1.553,5	2.152,3	1.059,4	929,6
Bonds	159,4	8.628,4	8.787,9	6.414,0	4.911,0
Credit Lines from Development Banks	12,6	11,6	24,2	42,4	73,5
Other guaranteed debts	3,5	-	3,5	11,6	21,4
Currency contract advances	391,1	-	391,1	-	-
Working Capital Credit Lines	0,7	-	0,7	68,8	173,2
Foreign Currency	1.166,1	10.193,5	11.359,7	7.596,2	6.108,7

Total:	2.628,2	12.551,1	15.179,3	11.589,3	10.181,2

The timetable for the maturity of the Company´s debt on December 31, 2015 is as follows:

	Parent company	Consolidated
	12.31.15	12.31.15
2016	2,525,646	2,628,175
2017	633,766	1,132,491
2018	2,337,826	2,761,960
2019	267,635	291,275
2020 onwards	7,815,228	8,365,382
	13,580,101	15,179,283

The following tables present selected information on the amount of the Company´s debt over the last three financial years:

Current and Non-Current Loans and Financing 2015-2014 (R$´000)

							Consolidated
		Weighted average			Non-
	Charges (p.a.)	interest rate (p.a.)	WAMT (1)	Current	current	12.31.15	12.31.14
Local currency
	7.24%	7.24%
Working capital	(6.26% on 12.31.14)	(6.26% on 12.31.14)	0.5	1,169,635	-	1,169,635	1,239,834
Certificate of agribusiness receivables	96.90% of CDI	13.67%	2.8	33,078	992,165	1,025,243	-
	Fixed rate / Selic / TJLP + 1.00%	4.57%
Development bank credit lines	(Fixed rate / TJLP + 2.50% on 12.31.14)	(3.89% on 12.31.14)	1.8	217,426	508,928	726,354	763,748
Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	2.4	4,140	497,921	502,061	501,192
	0.00%	0.00%
Export credit facility	(9.63% on 12.31.14)	(9.63% on 12.31.14)	-	-	-	-	967,748
	Fixed rate / IGPM + 4.90%	15.44%
Special program asset restructuring	(Fixed rate / IGPM + 4.90% on 12.31.14)	(8.54% on 12.31.14)	4.2	3,315	231,488	234,803	213,451
Other secured debts	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	2.7	32,580	127,077	159,657	294,626
	2.40%	2.40%
Fiscal incentives	(Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	(1.52% on 12.31.14)	0.5	1,872	-	1,872	12,545
				1,462,046	2,357,579	3,819,625	3,993,144
Foreign currency
		5.23%
	5.23%	(5.87% on 12.31.14) + e.r. US$, EUR and
Bonds	(5.87% on 12.31.14) + e.r. US$, EUR and ARS	ARS	6.9	159,445	8,628,430	8,787,875	6,413,992
	LIBOR + 2.15%
	(LIBOR + 2.71% on 12.31.14)	2.85%
Export credit facility	+ e.r. US$	(3.01% on 12.31.14) + e.r. US$	2.0	598,811	1,553,520	2,152,331	1,059,433
Advances for foreign exchange rate contracts	1.76% + e.r. US$	1.76% + e.r. US$	0.8	391,053	-	391,053	-
	UMBNDES + 2.26%	6.34
	(UMBNDES + 2.22% on 12.31.14)	(6.34% on 12.31.14)
Development bank credit lines	+ e.r. US$ and other currencies	+ e.r. US$ and other currencies	1.2	12,630	11,575	24,205	42,395
	15.09%	15.09%
	(15.08% on 12.31.14)	(15.08% on 12.31.14)
Other secured debts	+ e.r. ARS	+ e.r. ARS	0.5	3,535	-	3,535	11,554
	22.00%
	(Fixed rate + LIBOR + 2.71% on 12.31.14) + e.r.	22.00%
Working capital	US$ and ARS	(22.97% on 12.31.14) + e.r. US$ and ARS	-	659	-	659	68,817
				1,166,133	10,193,525	11,359,658	7,596,191
				2,628,179	12,551,104	15,179,283	11,589,335

Current and Non-Current Loans and Financing 2014-2013

(R$´000)

						BR GAAP e IFRS
							Consolidado
		Taxa média ponderada de			Não	Saldo	Saldo
	Encargos (% a.a.)	juros (% a.a.)	PMPV (1)	Circulante	Circulante	31.12.14	31.12.13
Moeda nacional
Capital de giro	6,26% (5,50% em 31.12.13)	6,26% (5,50% em 31.12.13)	0,6	1.239.834	-	1.239.834	1.210.328
	9,63% (98,50% CDI / TJLP + 3,75% / Taxa fixa em
Linha de crédito de exportação	31.12.13)	9,63% (8,21% em 31.12.13)	0,5	967.748	-	967.748	914.119
	Taxa Fixa/ TJLP+ 2,50% (Taxa fixa / TJLP +
Linhas de crédito de bancos de desenvolvimento	2,56% em 31.12.13)	3,89% (4,68% em 31.12.13)	1,6	277.909	485.839	763.748	866.060
Bonds	7,75% (7,75% em 31.12.13)	7,75% (7,75% em 31.12.13)	3,4	4.140	497.052	501.192	500.322
Outras dividas garantidas e arrendamento	8,14% (8,37% em 31.12.13)	8,14% (8,37% em 31.12.13)	3,6	45.951	248.675	294.626	362.879
	Taxa Fixa / IGPM + 4,90% (Taxa fixa / IGPM +
Programa especial de saneamento de ativos	4,90% em 31.12.13)	8,54% (10,37% em 31.12.13)	5,2	3.887	209.564	213.451	206.073
	Taxa Fixa / 10% do IGPM + 1,00%
Incentivos fiscais	(Taxa fixa / 10,00% IGPM + 1,00% em 31.12.13)	1,52% (1,70% em 31.12.13)	7,5	1.892	10.653	12.545	12.682
				2.541.361	1.451.783	3.993.144	4.072.463
Moeda estrangeira
		5,87% (6,13% em 31.12.13) + v.c. US$ e
Bonds	5,87% (6,13% em 31.12.13) + v.c. US$ e ARS	ARS	7,6	89.902	6.324.090	6.413.992	4.910.991
	Libor + 2,71% (LIBOR + 2,71% em 31.12.13)
Linha de crédito de exportação	+ v.c. US$	3,01% (3,06% em 31.12.13) + v.c. US$	3,4	6.948	1.052.485	1.059.433	929.620
	Taxa Fixa / Libor +2,71% (Taxa fixa / LIBOR +	22,97% (27,12% em 31.12.13) + v.c.
Capital de giro	4,75% em 31.12.13) + v.c. ARS/AED/ US$	ARS e US$	0,1	65.474	3.343	68.817	173.216
	UMBNDES + 2,22%(UMBNDES + 2,20% em	6,34% (5,85% em 31.12.13) + v.c. US$ e
Linhas de crédito de bancos de desenvolvimento	31.12.13) + v.c. US$ e outras moedas	outras moedas	1,1	27.253	15.142	42.395	73.472
Outras dividas garantidas e arrendamento	15,08%(15,08% 31.12.13) + v.c. ARS	15,08% (15,08% 31.12.13) + v.c. ARS	0,9	7.965	3.589	11.554	21.428
Adiantamentos de contratos de câmbio	-	-	-	-	-	-	-
				197.542	7.398.649	7.596.191	6.108.727
				2.738.903	8.850.432	11.589.335	10.181.190

i. Relevant loans and financing contracts

The main debt instruments valid on December 31, 2015 are described below.

Debt in Domestic Currency

Development Bank Credit Lines

BNDES FINEM Credit Lines. On December 31, 2015, the Company had a number of outstanding obligations to the BNDES, including loans under its FINEM program in the amount of R$559.2 million. The loans from the BNDES were taken out to finance purchases of machinery and equipment and construction and the improvement or expansion of production facilities. Principal and interest on the loans are generally payable monthly, with maturity dates varying from 2016 to 2020. The principal amount of the loans is denominated in Reais, most of which bears interest at the long-term rate (TJLP) plus a margin prefixed to the SELIC overnight rate. These loans are included in the line “Development bank credit lines—Local currency” of the above tables.

FINEP Financing. The Company obtained certain financing from Financiadora de Estudos e Projetos (“FINEP”), a public financing company under the Brazilian Ministry of Science, Technology and Innovation. It obtained FINEP credit lines of R$ 167.1 million at a fixed rate of 4.37% a year with reduced charges for projects related to research, development and innovation, with maturity dates between 2016 and 2019. These loans are included in the line “Development bank credit lines—Local currency” of the above tables.

Working Capital Credit Lines

Rural Credit Financing. The Company has short-term rural credit loans in the amount of R$1,169.6 million as of December 31, 2015 with several commercial banks under a Brazilian federal government program that offers favorable interest rates of 7.24% a year as an incentive to invest in rural activities. It generally uses the proceeds of these loans for working capital. These credit lines are included in the line “Working capital facilities—Local currency” in the tables above.

Other Secured Debt

Industrial Credit Notes. The Company had industrial credit notes from the Constitutional Fund for the Financing of the Northeast, amounting to R$159.6 million on December 31, 2015. These notes are subject to interest at a rate of 8.14% a year and mature between 2016 and 2021 and secured by liens on machinery and equipment and real estate mortgages of more than the value of the principal. These loans are included in the line “Other secured debt —Local currency” in the tables above.

PESA Loan Facility

PESA. The Company had a loan facility obtained through the Special Sanitation Program for Agroindustrial Assets (PESA) for an outstanding amount of R$234.8 million on December 31, 2015, which is subject to the variation of the IGP-M plus interest of 4.9% per year, secured by endorsements and pledges of public debt securities. These credit lines are included in the “Special Sanitation Program for Agroindustrial Assets – Local Currency” in the above tables.

Fiscal Incentives

State Fiscal Incentives. The Company also had an outstanding loan of R$1.9 million on December 31, 2015 under credit facilities offered by state tax incentive programs to promote investments in those states. Under these programs, the Company is granted credit proportional to the payment of the ICMS tax generated by investments in the construction or expansion of manufacturing facilities in these states. The credit facilities have a 20-year term and fixed interest rates. These credit lines are included in the “Fiscal Incentives – Local Currency” in the above table.

Agribusiness Credit Receivable Certificates

Agribusiness Credit Receivable Certificates  ("CRA"): On September 29, 2015, Octante Securitizadora S.A. ("Securitizadora") concluded the issue of CRAs linked to the Company´s receivables, through a public distribution offer of the 1st Series of the 3rd Issue by Octante Securitizadora, in the amount of R$1,000.0 million net of interest at a cost of 96.9% a year of the DI rate, with the principal to mature in a single installment on October 1, 2018 and interest to be paid every nine months. The CRAs originate from the Company´s exports contracted with BRF Global GmbH and were granted and/or promised to Octante Securitizadora. On December 31, 2015, the balance of this operation amounted to R$1,025.2 million. This operation is included in the line of “Agribusiness Credit Receivable Certificates – Local Currency” in the tables above.

Debt in Foreign Currency

Development Bank Credit Lines

BNDES. The amounts set out in the table mainly consist of a total funding of R$33.8 million related to the BNDES Monetary Unit known as the UMBNDES, a currency basket, consisting of the currencies in which the BNDES provides loans, and are subject to interest at the UMBNDES rate, reflecting fluctuations in the daily exchange rates of the currencies of this basket. These loans are guaranteed by the Company and, in most cases, are secured by its assets. The covenants under these agreements include limitations on indebtedness, liens and mergers and sales of assets. On December 31, 2015, the balance of these loans came to R$24.2 million. These loans are included in the line “Development bank credit lines— Foreign currency” of the above tables.

Export Credit Lines

Export Prepayment Facilities. The Company had several export prepayment facilities in a total amount of R$1,762.0 million on December 31, 2015. The debt under these facilities is generally denominated in U.S. dollars, with maturity dates between 2016 and 2019. Interest under these export prepayment facilities accrues with a period of three months and is equivalent to the London Interbank Offered Rate - LIBOR plus a spread. Under each of these facilities, the Company received a loan from one or more lenders secured by the accounts receivable relating to exports of products to specific customers. The facilities are generally guaranteed by the Company. The covenants established under these agreements include restrictions on liens and mergers. These credit lines are included in the line “Export credit facilities—Foreign currency” in the tables above.

Corporate loan lines. The Company had several trade-related business loan facilities in an aggregate outstanding amount of R$390.3 million on December 31, 2015. The debt under these facilities is usually denominated in U.S. dollars and set to mature in 2018. These facilities bear interest at LIBOR plus a margin, payable quarterly. The proceeds from these facilities are used to import raw materials or for other working capital needs. The facilities are generally guaranteed by the Company. The covenants under these agreements include limitations on mergers and sales of assets. These credit lines are included in the line “Export credit facilities—Foreign currency” of the tables above.

Advances on currency contracts

Advances on currency contracts. The Company had various advances on currency contracts, a means of funding through exports, totaling R$391.0 million on December 31, 2015, set to mature in 2016 at a prefixed rate of 1.76%. The Company has to prove subsequent coverage from the accounts receivable for the exports of its products. These credit lines are included in the “Advances on currency contracts—Foreign currency” line of the tables above.

Working Capital Credit Lines

Working capital in foreign currency. These are funds obtained from financial institutions, mainly used for working capital and short-term import financing operations of subsidiaries located in Argentina, amounting to R$0.6 million. This funding is denominated in Argentinean pesos, with interest rates of 22.0% a year and maturing in 2016. These credit lines are included in the line “Working capital—Foreign currency” in the tables above.

Other Secured Debt

Investment Financing. The Subsidiaries of BRF in Argentina obtained financing for investments projects for the acquisition of capital goods and/or construction of facilities needed for the production of goods and/or services and marketing of goods (excluding inventories) in the amount of R$3.5 million, denominated in Argentinean pesos, with an interest rate of 15.1% and maturing in 2016. These loans are included in the line “Other secured debt —Foreign currency” in the tables above.

Bonds

Sadia Overseas Bonds 2017: In May 2007, Sadia Overseas issued bonds guaranteed by the Company of US$250.0 million at an interest rate of 6.88% p.a. to mature on May 24, 2017. On June 20, 2013, US$29.3 million of these bonds was swapped for Senior Notes BRF 2023 and on May 15, 2014, the amount of US$61.0 million was repurchased with part of the resources obtained by the Senior Notes BRF 2024. On May 28, 2015, the Company finalized a buyback offer for the bonds amounting to US$47.0 million, so that the amount remaining on December 31, 2015 came to US$112.8 million.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes totaling US$750.0 million, whose bonds are guaranteed by the Company, with a nominal interest rate of 7.25% a year and effective rate of 7.54% a year to mature on January 28, 2020. On June 20, 2013, the amount of US$120.7 million of these senior notes was swapped for Senior Notes BRF 2023.  On May 15, 2014, the amount of US$409.6 million was repurchased with part of the resources obtained from the Senior Notes BRF 2024. On May 28, 2015, the Company finalized a buyback offer for the bonds amounting to US$101.4 million, so that the amount outstanding on December 31, 2015 came to US$118.3 million.

Senior Notes BRF 2022: On June 6, 2012, the Company issued senior notes with a total nominal value of US$500.0 million, with a nominal interest rate of 5.88% a year and an effective rate of 6.00% a year to mature on June 6, 2022. On June 26, 2012, the Company made an additional funding of US$250.0 million, with a nominal interest rate of 5.88% a year and effective rate of 5.50% a year. On May 28, 2015, the Company finalized a buyback offer amounting to US$577.1 million, so that the amount outstanding on December 31, 2015 came to US$172.9 million.

Senior Notes BRF 2023: On May 15, 2013 the Company made an international bond issue of 10 years, totaling US$500.0 million, with the principal due on May 22, 2023 ("Senior Notes BRF 2023"), with a coupon (interest) of 3.95% a year (yield to maturity of 4.135%), payable semi-annually, from November 22, 2013. On December 31, 2015, US$500.0 million of these bonds were outstanding.

Senior Notes BRF 2018: On May 15, 2014 the Company made an international bond issue of five years, totaling US$500.0 million, with the principal due on May 22, 2018 at interest rates of 7.75% a year (yield to maturity of 7.75%), payable semi-annually, from November 22, 2013. On December 31, 2015, US$500.0 million of these bonds were outstanding.

Senior Notes BRF 2024: On May 15, 2014 the Company made an international bond issue of 10 years, totaling US$750.0 million, with the principal due on May 22, 2024 ("Senior Notes BRF 2024"), with a coupon (interest) of 4.75% a year (yield to maturity of 4.952%), payable semi-annually, from November 22, 2014. On December 31, 2015, US$750.0 million of these bonds were outstanding.

Senior Notes BRF 2022: On May 29, 2015, a Companhia concluded a senior notes offer of seven years, totaling EUR500.0 million, with the principal due on May 3, 2022, with a coupon (interest) of 2.75% a year (yield to maturity of 2.822%), payable annually, from June 3, 2015. On December 31, 2015, EUR500.0 million of these bonds were outstanding.

Quickfood Bonds. In 2013, a subsidiary of the Company in Argentina, Quickfood, issued securities guaranteed by BRF, in the amount of ARS150.0 million with nominal interest rate of 21.8% a year and effective rate of 22.1% a year, with maturity dates between 2015 and 2016. In 2014, Quickfood issued notes guaranteed by the Company, in the amount of ARS436.0 million, with nominal interest rate of 24.1% a year and an effective rate of 27.0% a year, with maturity dates between 2015 and 2018. In 2015, Quickfood again issued notes guaranteed by the Company, in the amount of ARS475.2 million, with a nominal interest rate of 24.3% a year and an effective rate of 29.0% a year, with maturity dates between 2018 and 2022. On December 31, 2015, ARS917.6 million of these bonds were outstanding.

Derivatives

The Company has derivative exchange rate contracts under which it had an exposure of R$527.7 million and derivatives in commodities under which it had an exposure of R$9.5 million on December 31, 2015. The counterparties include a number of Brazilian financial institutions and involve interest rate swaps and the purchase and sale of currency. Their maturity dates vary from 2016 to 2019. These transactions do not require any guarantees and follow the rules of the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros or CETIP S.A., a trading and securities registration company. These derivatives are recorded in the balance sheet as other financial assets and liabilities.

International credit lines

Revolving Credit Line. In order to improve its liquidity management, in 2014, the Company and its wholly-owned subsidiary, BRF Global GmbH, obtained a rotating credit line from a syndicate of 28 banks, amounting to US$1,000.0 million to mature in May 2019. The operation was structured in such a way that the Company and its subsidiary could make use of the credit line at any time during the contracted period. As of December 31, 2015, the Company and/or BRF Global GmbH have not made any borrowings under this revolving credit facility.

ii. Other long-term relationships with financial institutions:

The company has agreements with various banks, the main aim of which is to facilitate access to credit for its producer partners to build hatcheries, poultry farms and upgrade their standards.

It also has agreements with banks to facilitate access to credit for its suppliers who wish to receive advances on their accounts receivable with the Company, with no speculative ends. These transactions are registered at market value, according to the hedge accounting methodology.

iii. Degree of debt subordination:

There is no degree of contractual subordination between the Company´s unsecured financial debt. Financial debts with a real guarantee have preferences and privileges laid down by law.

The degree of subordination applies to operations that have a real guarantee, mostly plants, contracted with the BNDES. In addition to the BNDES, there is a real guarantee amounting to R$ 294.0 million, referring to financing from Banco do Nordeste. The table below shows the detailed amounts of the collateral.

Amounts below expressed in ‘thousands of R$’

	Parent company			Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Total of loans and financing	13,580,101	10,030,621	15,179,283	11,589,335
Mortgage guarantees	911,996	1,102,742	911,996	1,102,742
Related to FINEM-BNDES	583,411	594,915	583,411	594,915
Related to FNE-BNB	159,564	293,529	159,564	293,529
Related to tax incentives and other	169,021	214,298	169,021	214,298
Statutory lien on assets acquired with financing	93	1,045	93	1,045
Related to FINEM-BNDES	93	648	93	648
Related to financial lease	-	397	-	397

iv. Any restrictions imposed on the Company, particularly in relation to debt limits and contracting new debt, distribution of dividends, sale of assets, issue of new securities and the sale of corporate control, as well as checks on whether the Company is complying with these restrictions:

Most of the Company´s debt instruments contain other obligations that restrict, amongst others, the Company´s ability to provide guarantees, carry out incorporations or mergers with other bodies or sell or dispose, in any other way, of all or most of all the Company´s assets.

The Company´s contracts with the BNDES contain obligations that restrict, amongst others, its ability to submit itself to a change of control or the ability of its shareholders, directly or indirectly, to submit themselves to a change in control and the issue of debentures.

The Company has been complying with the restrictions imposed by these contracts.

g. Limits on contracted financing and percentage already used

All the Company´s financing contracts were paid off 100%, except for the revolving credit facility, with the maximum capacity of approximately US$1,000.0 million mentioned above, which had not been used by the Company and/or BRF Global GmbH by December 31, 2015.

h. Significant alterations in each item of the financial statements

Fiscal year ended on December 31, 2015 compared with the fiscal year ended on December 31, 2014

The following table shows the audited financial statements referring to the fiscal years ended on December 31, 2015 and December 31, 2014:

STATEMENT OF INCOME
Amounts in Thousand of Reais

		AV % (2)		AV % (2)	Variação %
	12.31.15 (1)	12.31.15	12.31.14 (1)	12.31.14	2015 x 2014
DISCONTINUED OPERATIONS
NET SALES	32,196,601	100.0%	29,006,843	100.0%	11.0%
Cost of sales	(22,107,692)	68.7%	(20,497,430)	70.7%	7.9%
GROSS PROFIT	10,088,909	31.3%	8,509,413	29.3%	18.6%
OPERATING EXPENSES
Sales	(4,805,931)	14.9%	(4,216,500)	14.5%	14.0%
General and administrative	(506,097)	1.6%	(402,054)	1.4%	25.9%
Other operating expenses, net	(444,667)	1.4%	(438,110)	1.5%	1.5%
Income of associates and joint ventures	(103,804)	0.3%	25,570	0.1%	-506.0%
OPERATING INCOME	4,228,410	13.1%	3,478,319	12.0%	21.6%
Financial expenses	(5,025,455)	15.6%	(2,571,454)	8.9%	95.4%
Financial income	3,355,313	10.4%	1,580,756	5.4%	112.3%
INCOME (LOSS) BEFORE TAXES	2,558,268	7.9%	2,487,621	8.6%	2.8%
Current taxes	(17,085)	0.1%	(117,361)	0.4%	-85.4%
Deferred taxes	406,587	1.3%	(235,205)	0.8%	-272.9%
INCOME FROM CONTINUED OPERATIONS	2,947,770	9.2%	2,135,055	7.4%	38.1%
DISCONTINUED OPERATIONS
INCOME FROM DISCONTINUED OPERATIONS	183,088	0.6%	89,822	0.3%	103.8%
NET PROFIT	3,130,858	9.7%	2,224,877	7.7%	40.7%
Attributable to
Controlling Shareholders	3,111,170	9.7%	2,225,036	7.7%	39.8%
Non-controlling shareholders	19,688	0.1%	(159)	0.0%	0.0%

(1)   Information taken from the Consolidated Financial Statements of December 31, 2015 and 2014.

(2)   Representativeness in relation to the net revenues

Net revenues

The Company´s consolidated net revenues increased by R$3,189.8 million, or 11.0%, from R$29,006.8 million in 2014 to R$32,196.6 million in 2015, thanks to the improvement in average prices in the period in Brazil and the growth in volume on the other markets.

1.    Brazil – Accumulated net revenues increased by R$613.1 million, or 4.0%, rising from R$15,424.4 million in 2014 to R$16,037.5 million in 2015, driven mainly by the better average prices. At the same time, the return of the Perdigão brand in important categories in July 2015 allowed the Company to have a fuller portfolio of brands.

2.    Europe – Net revenues in 2015 came to R$3,639.6 million, an increase of 17.7% over 2014. This growth was due mainly to the creation of the Invicta Food joint venture, which focused on distributing processed foods in markets such as the UK, Ireland and Scandinavia. Another point worth highlighting as being responsible for the growth in the revenues was the better mix of products and sales channels, combined with the currency depreciation that had  positive impact on the average price of our products.

3.    MEA – Net revenues in 2015 came to R$7,097.5 million, an increase of 24.3% over 2014, mainly due to higher average prices in Reais. The advance made in the Company´s direct distribution in the Gulf region, combined with local production, has been helping it to gain a greater share of the return of the supply chain and reduce the volatility of the prices in the region.

4.    Asia – Net revenues in 2015 came to R$3,289.6 million, an increase of 7.1% over 2014. This rise in net revenues was driven by the creation of distribution partnerships in key markets in the region and advances made with governments and clients to serve the consumer market. It is worth highlighting the improvement in the Company´s positioning on the Japanese market and the strengthening of its presence in Southeast Asia.

5.    LATAM – Net revenues in 2015 came to R$2,132.4 million, an increase of 24.9% over 2014. Argentina, the Company´s main market in the Americas, has a solid brand portfolio and local production capacity. In 2015, the Company continued its strategy of consolidating the Argentinian market and moving even closer to the consumer. At the same time, it acquired seven brands of Molinos Rio de la Plata, an Argentinian food company, in November 2015. Furthermore, it is worth noting that the Company speeded up the development of new markets in the Americas in 2015.

Cost of goods sold

In 2015, the cost of goods sold came to R$22,107.7 million, an increase of 7.9%, or R$1,610.3 million over 2014, when it came to R$20,497.4 million. This increase in nominal values was due mainly for the depreciation of the Brazilian currency against the dollar in the prices of grains and components of imported packaging and input. In terms of the NOR (net operating revenues), the representation of the costs of goods sold was 68.7% compared with 70.7% in 2014. This showed an improvement in the gross margin brought about by the dilution of fixed costs over revenues.

Gross income

Gross income in 2015 came to R$10,088.9 million, an increase of 18.6%, or R$1,579.5 million over 2014 when it registered R$8,509.4 million. The variation is in line with the rise in net revenues and reduction in the representation of the costs over the revenues.

Operating expenses

Operating expenses in 2015 were stable, with an increase of 14.0%, or R$693.0 million. In percentage terms, given the Company´s growth, the operating expenses represented 16.5% of the net revenues compared with 15.9% in 2014. These variations were mainly brought about by the increase in selling expenses, higher investments in marketing and trade marketing.

Other net operating expenses

In 2015, the Company had a negative net result in this item equivalent to R$444.7 million, representing an increase of 1.5%, or R$6.6 million over 2014. This was due to a big increase in the line of estimated losses from bad debts from clients on the international market due to the currency variation in the period.

Equity income result

In 2015, the equity income came to a negative R$103.8 million compared with a positive result of R$25.6 million in 2014. This was mainly due to the negative equity income result registered in the period when Minerva S.A. was maintained as an associate in the 2015 fiscal year.

Operating result

The operating result in 2015 came to R$4,228.4 million, an increase of 21.6%, or R$750.1 million, over 2014. The margin rose from 12.0% in 2014 to 13.1% in 2015. This performance arose mainly because of the increase in the gross income that offset the increase in operating expenses and negative impact of the equity income result.

Net financial expenses

In 2015, net financial expenses came to R$1,670.1 million, an increase of 68.6%, or R$679.4 million, over 2014. The main developments were the positive currency variation and investments abroad and currency variation on existing and/or acquired loans and financing during 2015.

Income tax and social contribution

Income tax and social contributions came to a total revenue of R$389.5 million in 2015 a fall of 210.5%, or R$742.1 million, over 2014 when it represented an expense of R$352.6 million. This represented an effective rate of 15.2% compared with 14.2% in 2014.

Result from discontinued operations

Due to the sale of the dairy operation to the Lactalis group, which was completed on July 1, 2015, the results of these operations are presented as discontinued operations in the consolidated financial statements of 2015 and the amount recognized as a gain from the operation was R$212.9 million. The accumulated result for the year 2015 of the discontinued operations was R$183.1 million, an increase of 103.8%, or R$93.3 million, over 2014.

Net income for the year

Net income for the continued operations plus the discontinued operations came to R$3,111.20 million in 2015, an increase of 39.8%, or R$886.1 million, over 2014.

Comparison of the positions of the balance sheet of December 31, 2015 and December 31, 2014

BALANCE SHEETS
Amounts in Thousand of Reais
		2015		2014	Variação %
ASSETS	12.31.15 (1)	AV - %	12.31.14 (1)	AV - %	2015 x 2014
CURRENT
Cash and cash equivalents	5,362,890	13.3%	6,006,942	16.6%	-10.7%
Marketable securities	734,711	1.8%	587,480	1.6%	25.1%
Trade accounts receivable, net	3,876,308	9.6%	3,046,871	8.4%	27.2%
Notes receivable	303,716	0.8%	215,067	0.6%	41.2%
Interest on shareholders' equity receivable	21,586	0.1%	10,248	0.0%	110.6%
Inventories	4,032,911	10.0%	2,941,355	8.1%	37.1%
Biological assets	1,329,861	3.3%	1,130,580	3.1%	17.6%
Recoverable taxes	1,231,759	3.0%	1,009,076	2.8%	22.1%
Other financial assets	129,387	0.3%	43,101	0.1%	200.2%
Restricted cash	1,346,274	3.3%	-	0.0%	0.0%
Other current assets	778,198	1.9%	539,518	1.5%	44.2%
	19,147,601	47.4%	15,530,238	43.0%	23.3%

Assets of discontinued operations and held for sale	32,448	0.1%	1,958,007	5.4%	-98.3%
Total current assets	19,180,049	47.5%	17,488,245	48.4%	9.7%
NON-CURRENT ASSETS
Marketable securities	456,038	1.1%	62,104	0.2%	634.3%
Trade accounts receivable, net	4,133	0.0%	7,706	0.0%	-46.4%
Notes receivable	230,781	0.6%	361,673	1.0%	-36.2%
Recoverable taxes	968,705	2.4%	912,082	2.5%	6.2%
Deferred income and social contribution taxes	1,255,976	3.1%	714,015	2.0%	75.9%
Judicial deposits	732,106	1.8%	615,719	1.7%	18.9%
Biological assets	761,022	1.9%	683,210	1.9%	11.4%
Receivables from related parties	-	0.0%	-	0.0%	0.0%
Restricted cash	479,828	1.2%	115,179	0.3%	316.6%
Other non-current assets	206,821	0.5%	317,387	0.9%	-34.8%
Investments inassociates and join ventures	185,892	0.5%	438,423	1.2%	-57.6%
Property, plan and equipment, net	10,915,752	27.0%	10,059,349	27.9%	8.5%
Intangible	5,010,911	12.4%	4,328,643	12.0%	15.8%
Total non-current assets	21,207,965	52.5%	18,615,490	51.6%	13.9%
TOTAL ASSETS	40,388,014	100.0%	36,103,735	100.0%	11.9%

(1)   Information taken from the Consolidated Financial Statements of December 31, 2015 and 2014.

Current assets

The current assets came to R$19,180.0 million on December 31, 2015 and R$17,488.2 million on December 31, 2014, representing an increase of R$1,691.8 million, or 9.7%. The current assets on December 31, 2015, represented 47.5% of total assets compared with 48.4% the previous year.

Cash and cash equivalents

The cash and the cash equivalents item showed a reduction of R$644.0 million, or 10.7%, declining from R$6,006.9 million on December 31, 2014 to R$5,362.9 million on December 31, 2015. This decline came mainly from the higher financial investments in the period and acquisitions carried out on the external market during the comparison period as well as the restricted cash composition due to the sale of the dairy segment.

Accounts receivable from clients

The accounts receivable from clients came to R$3,876.3 million on December 31, 2015, an increase of R$829.4 million, or 27.2%, over December 31, 2014, when it amounted to R$3,046.8 million. A significant part of the increase was due to the currency variation in the period as the dollar was trading on December 31, 2014 at R$2.6562 compared with R$3.9048 on December 31, 2015. At the same time, the Company saw a sales growth in the LATAM and Europe markets.

Inventories

The inventories rose from R$2,941.4 million on December 31, 2014 to R$4,032.9 million in December 31, 2015, an increase of R$1,091.6 million, or 37.1%. This growth was brought about by the acquisitions carried out from the second half of 2014 and during 2015 on the international market that increased the Company´s productive capacity. Another impacting factor was the plant in Abu Dhabi that was opened in November 2014 and is currently operating at full capacity.

Non-current assets

Non-current assets came to R$21,208.0 million on December 31, 2015 and R$18,615.5 million on December 31, 2014, an increase of R$2,592.50 million, or 13.9%. The growth occurred mainly because of the financial investments, taxes on deferred income and restricted cash items.

Financial investments

The financial investments item showed a big rise compared with December 31, 2014, jumping from R$62.1 million to R$456.0 million on December 31, 2015, i.e. an increase of R$393.9 million, or 634.3%. This difference reflects the Company´s strategy of taking advantage of the resources available in a more efficient way.

Tax on deferred income

The tax on the deferred income item rose compared with December 31, 2014, from R$714.0 million to R$1,256.0 million on December 31, 2015, an increase of R$542.0 million, or 75.9%. This alteration was due mainly to an increase in temporary differences arising from estimated bad debt losses and the difference in the amortization of the fiscal premium compared versus the accounted.

Restricted cash

The restricted cash rose by R$1,710.9 million, or 1,485.4%, from R$115.2 million on December 31, 2014 to R$1,826.1 million on December 31, 2015, considering the short and long term. The increase was due to the sale of the dairy segment that was concluded on July 1, 2015.

BALANCE SHEETS
Amounts in Thousand of Reais
		2015		2014	Variação %
LIABILITIES	12.31.15 (1)	AV - %	12.31.14 (1)	AV - %	2015 x 2014
CURRENT
Short-term debt	2,628,179	0	2,738,903	7.6%	-4.0%
Trade accounts payable	4,744,993	11.7%	3,522,207	9.8%	34.7%
Supply chain finance	1,174,594	2.9%	455,120	1.3%	158.1%
Payroll and related charges	477,935	1.2%	427,058	1.2%	11.9%
Tax payable	353,278	0.9%	299,951	0.8%	17.8%
Interest on shareholders' equity	518,450	1.3%	430,909	1.2%	20.3%
Employee and management profit saring	296,292	0.7%	395,767	1.1%	-25.1%
Other financial liabilities	666,602	1.7%	257,438	0.7%	158.9%
Provision for tax, civil and labor risks	231,389	0.6%	242,974	0.7%	-4.8%
Pension and other post-employment plans	67,264	0.2%	56,096	0.2%	19.9%
Other current liabilities	462,137	1.1%	234,439	0.6%	97.1%
	11,621,113	28.8%	9,060,862	25.1%	28.3%

Liabilities of discontinued operations	-	0.0%	508,264	1.4%	-100.0%
Total current liabilities	11,621,113	28.8%	9,569,126	26.5%	21.4%

NON-CURRENT LIABILITIES
Long-term debt	12,551,104	31.1%	8,850,432	24.5%	41.8%
Tax payable	25,990	0.1%	25,902	0.1%	0.3%
Provision for tax, civil and labor risks	974,460	2.4%	942,759	2.6%	3.4%
Deferred income and social contribution taxes	188,320	0.5%	90,184	0.2%	108.8%
Pension and other post-employment plans	231,780	0.6%	257,974	0.7%	-10.2%
Other non-current liabilities	959,394	2.4%	677,415	1.9%	41.6%
Total non-current liabilities	14,931,048	37.0%	10,844,666	30.0%	37.7%
SHAREHOLDERS' EQUITY
Capital	12,460,471	0	12,460,471	34.5%	0.0%
Capital reserves	6,978	0.0%	109,446	0.3%	-93.6%
Income reserves	6,076,775	15.0%	3,945,825	10.9%	54.0%
Treasury shares	(3,947,933)	-9.8%	(304,874)	-0.8%	1194.9%
Other comprehensive loss	(1,079,514)	-2.7%	(620,391)	-1.7%	74.0%
Equity attributable to interest of controlling shareholde	13,516,777	33.5%	15,590,477	43.2%	-13.3%
Equity attributable to non-controlling interest	319,076	0.8%	99,466	0.3%	220.8%
Total shareholders' equity	13,835,853	34.3%	15,689,943	43.5%	-11.8%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	40,388,014	100.0%	36,103,735	100.0%	47.3%

(1)   Information taken from the Consolidated Financial Statements of December 31, 2015 and 2014.

Current liabilities

The current liabilities came to R$11,621.1 million on December 31, 2015 and R$9,569.1 million on December 31, 2014, an increase of R$2,052.0 million, or 21.4%, due mainly to the balance of the suppliers. The participation of the current liabilities of the total liabilities was 28.8% in December 31, 2015 and 26.5% in the previous period.

Suppliers

The suppliers item totaled R$4,745.4 million on December 31, 2015 compared with R$3,522.2 million on December 31, 2014, an increase of 34.7%, or R$1,222.8 million. This variation was due mainly to the Company´s strategy of extending the period of payment to suppliers.

Loans and Financing (current)

The short-term debt, including the current part of the long-term debt with financial institutions, came to R$2,628.2 million on December 31, 2015 compared with R$2,738.9 million on December 31, 2014, a reduction of R$110.7 million, or 4.0%.

Non-current liabilities

Non-current liabilities came to R$14,931.0 million on December 31, 2015 and R$10,844.7 million on December 31, 2014, an increase of R$4,086.3 million, or 37.7%. This increase was due mainly to the raising of resources registered in the loans and financing and taxes on the deferred income line.

Loans and financing (non-current)

The long-term debt with financial institutions came to R$12,551.1 million on December 31, 2015 and R$8,850.4 million on December 31, 2014, an increase of R$3,700.7 million, or 41.8%. This was due mainly to the offer of senior notes with a maturity of seven years, in the total amount of EUR500.0 million, with the principal to mature on May 3, 2022, to be paid annually from June 3, 2016. Another significant funding that occurred in 2015 was through the issue of agribusiness receivables certificates amounting to R$1,000.0 million, net of interest and with the principal to mature in a single installment on October 1, 2018. For further information, see item 10.1.f above.

Shareholder´s equity

Shareholder´s equity on December 31, 2015 came to R$13,835.8 million compared with R$15,689.9 million at the end of the previous year. There was a reduction of R$1,854.1 million, or 11.8%, due mainly to the share buyback offers carried out during 2015 that created an increase in the balance of the shares held in treasury of R$3,643.1 million.

Fiscal year ended on December 31, 2014 compared with the fiscal year ended on December 31, 2013

The following table presents the audited financial information for the fiscal years ended on December 31, 2014 and December 31, 2013:

STATEMENT OF INCOME
Amounts in Thousand of Reais

		AV % (2)		AV % (2)	Variação %
	12.31.14 (1)	12.31.14	12.31.13 (1)	12.31.13	2014 x 2013
DISCONTINUED OPERATIONS
NET SALES	29,006,843	100.0%	27,787,477	100.0%	4.4%
Cost of sales	(20,497,430)	70.7%	(20,877,597)	75.1%	-1.8%
GROSS PROFIT	8,509,413	29.3%	6,909,880	24.9%	23.1%
OPERATING EXPENSES
Sales	(4,216,500)	14.5%	(4,141,016)	14.9%	1.8%
General and administrative	(402,054)	1.4%	(427,344)	1.5%	-5.9%
Other operating expenses, net	(438,110)	1.5%	(458,115)	1.6%	-4.4%
Income of associates and joint ventures	25,570	0.1%	12,908	0.0%	98.1%
OPERATING INCOME	3,478,319	12.0%	1,896,313	6.8%	83.4%
Financial expenses	(2,571,454)	8.9%	(1,564,832)	5.6%	64.3%
Financial income	1,580,756	5.4%	817,296	2.9%	93.4%
INCOME (LOSS) BEFORE TAXES	2,487,621	8.6%	1,148,777	4.1%	116.5%
Current taxes	(117,361)	0.4%	(13,093)	0.0%	796.4%
Deferred taxes	(235,205)	0.8%	(116,026)	0.4%	102.7%
INCOME FROM CONTINUED OPERATIONS	2,135,055	7.4%	1,019,658	3.7%	109.4%
DISCONTINUED OPERATIONS
INCOME FROM DISCONTINUED OPERATIONS	89,822	0.3%	47,179	0.2%	90.4%
NET PROFIT	2,224,877	7.7%	1,066,837	3.8%	108.5%
Attributable to
Controlling Shareholders	2,225,036	7.7%	1,062,430	3.8%	109.4%
Non-controlling shareholders	(159)	0.0%	4,407	0.0%	-103.6%

(1)      Information taken from the Consolidated Financial Statements of December 31, 2014 and 2013.

(2)      Representativeness in relation to the net revenues

Net Revenues

The Company´s consolidated net revenues increased by R$1,219.4 million, or 4.4%, from R$27,787.5 million in 2013 to R$29,006.8 million in 2014, due to the better average prices in the period in Brazil and abroad, and the growth of volumes in the Food Service segment which is spread throughout markets in which the Company operates.

1.    Brazil – Accumulated net revenues rose by R$885.1 million, or 6.8%, to R$13,934.7 million in 2014 and R$13,049.6 million in 2013, driven mainly by better average prices (increase of 4.8%) obtained by passing them on in a concentrated way in the two first quarters of the year. The volumes also rose by 1.9% over the same comparative period.

The year 2014 was strategically important for the Company, particularly in terms of the implementation of initiatives in Brazil. In January, the Company began the new go-to-market (“GTM”) process in Minas Gerais state, which was later established in other states, with the aim of increasing the operating area and, in turn, expanding the number of clients and productive per salesperson, as well as cross selling between the brands.

2.    Europe – In Europe, the accumulated volume sold in 2014 came to 263,000 tons, a decline of 13.3% over 2013, and net revenues were R$2,280.2 million, an increase of 9.0% in the same period. In line with the Company´s strategy of improving its return, the focus in 2014 was on improving its sales mix of products in Europe and it stopped selling products above the quota. In Eurasia, which is part of the Europe segment, the volume sold came to 85,000 tons in 2014, a decrease of 41.0% over 2013. This was in line with the Company´s strategy of reducing its exposure to this market. Net revenues came to R$812.4 million, a decline of 11.6% in the same comparative period. Sanctions imposed by Russia on the United States, the European Union, Canada, Australia and Norway, on poultry and pork had a direct impact on the sales flow and the price of these proteins on the international markets for the Company during the second half of 2014.

3.    MEA – The accumulated sales volume in 2014 in the Middle East came to 909,000 tons, an increase of 4.5% over 2013, with net revenues of R$4,786.7 million, an increase of 11.6% in the same comparative period. The Company inaugurated a processing plant in Abu Dhabi on November 26, 2014, an investment of approximately US$155.0 million. The plant has annual production capacity of around 70,000 tons of breaded products, hamburgers, pizzas and processed and marinated products. The local production of the processed items will allow the Company to adapt a line of products, considering the regional demand and expansion of the portfolio of the Food Service segment. The sales volume in Africa came to 221,000 tons in 2014, a fall of 14.0% over 2013, with net revenues of R$923.1 million, a decline of 9.9% in the same comparative period. Africa has become one of the main potential markets for the Company as animal protein consumption continues to grow.

4.    Asia – The accumulated volume sold in 2014 came to 506,000 tons, a decline of 3.2% over 2013, with net revenues of R$3,072.9 million, an increase of 12.8% in the same comparison period. This market was impacted by high inventories during 2012 and 2013, and the prices and margins were squeezed although the level of inventories returned to normal during 2014. In 2014, the Japanese market played an important role in the Company´s structural changes, leading to the consolidation of its presence and relationship with its main clients in Japan.

5.    LATAM – The accumulated sales volume in 2014 came to 266,000 tons, a fall of 34.3% over 2013, partly explained by the Company´s decision to reduce shipments to Venezuela. Net revenues came to R$1,707.7 million, a decline of 26.2% in the same period. After assuming control of Quickfood in Argentina, the main brand of which is Paty (leader in the hamburger Market), Avex and Dánica, the Company concentrated its efforts in 2013 on integrating these subsidiaries and rationalizing processes. It used its distribution chains to expand the Paty and Sadia brands in Argentina, Uruguay, Paraguay and Chile. In 2014, BRF revisited these companies which were already showing positive results, despite the adverse economic conditions and an increasingly complicated outlook for business in Argentina. Argentina is the Company´s main market in the Americas and it has a solid brand portfolio, distribution and local production capacity there.

Cost of goods sold

In 2014, the cost of goods sold came to R$20,497.4 million, registering a fall of 1.8%, or R$380.2 million over 2013 when it amounted to R$20,877.6 million. The reduction was due mainly to the fall in the price of corn during the period, partly offset by a rise in the price of soy bran. In 2014, the cost of the goods sold represented 70.7% of net revenues compared with 75.1% in 2013.

Gross income

Gross income in 2014 came to R$8,509.4 million, an increase of 23.1%, or R$1,599.5 million, over 2013, when it came to R$6,909.9 million. This resulted mainly from the increase in the efficiency of the Company´s operations and the execution of its business strategy, raising the return in Brazil and internationally and showing stronger results.

Operating expenses

In 2014, operating expenses were stable, with a slight increase of 1.1%, or R$50.2 million, mainly arising from the higher spending on marketing and trade marketing, in line with the Company´s strategy of giving greater focus to the consumer and strengthening its brands. In percentage terms, given the growth of the Company, the operating expenses represented 15.9% of the net revenues compared with 16.4% in 2013.

Other net operating expenses

Considering the accumulated expenses of the year 2014, the Company registered a negative net result equivalent to R$438.1 million, representing a reduction of 4.4%, or R$20.0 million, over 2013.

The main revenues that impacted this result were the gains from the share swap with Minerva, arising from the sale of the beef slaughtering plants, along with the sale of fixed assets, that came to a total of R$111.4 million.

On the other hand, the main expenses in the period included R$356.5 million related to the employees´ profit sharing plan, R$214.7 million for restructuring, and R$91.2 million and R$72.3 million for the increase in provisions for tax risks and civil/labor risks, respectively.

Equity income result

In 2014, the equity income result came to R$25.6 million, an increase of 98.1%, or R$12.6 million, over 2013, due mainly to the investments in the K&S and UP! joint ventures.

Operating result

The operating result in 2014 came to R$3,478.3 million, an increase of 83.4%, or R$1,582.0 million, over the previous year, with the margin rising from 6.8% in 2013 to 12.0% in 2014. This shows that the Company not only benefited from the good period the market experienced but that, above all, it managed to capture gains from the structural improvements that were implemented in Brazil and on the international markets over the year.

One of the main variations was the result in the Brazil segment, where the operating result came to R$1,841.6 million in 2014, an increase of 39.5%, or R$521.3 million, over 2013.

Among the other operating segments of the Company, the Middle East had an impressive result that impacted the growth in 2014, with a sharp rise of 259.3%, or R$1,034.3 million, compared with the previous year in the sales that occurred outside the Brazilian market.

Net financial expenses

The net financial expenses in 2014 came to R$990.7 million, an increase of 32.5%, or R$243.2 million, over 2013. This result was impacted mainly by the premium paid for carrying out the bond buyback in the second quarter, amounting to R$198.5 million, and the adjustment to present value in the year in the amount of R$154.3 million.

Income tax and social contribution

In 2014, the income tax and social contribution showed a total expense of R$352.6 million, an increase of 173.1%, or R$223.4 million, over 2013. This represented an effective rate of 14.2% compared with the effective rate of 11.2% obtained in 2013. This increase was due mainly to the better results the Company had in the year, both in Brazil and on the international market.

Results of discontinued operations

Due to the sale of the dairy operations to the Lactalis group, the results of these operations are presented as discontinued operations. In accumulated terms for 2014, the result from discontinued operations was R$89.8 million, an increase of 90.3%, or R$42.6 million, over 2013.

Net income

Net income from the continued operations plus the discontinued operations in 2014 came to R$2,225.0 million, an increase of 109.4%, or R$1,162.6 million, over 2013.

Comparison of the positions of the balance sheet of December 31, 2014 and December 31, 2013

BALANCE SHEETS
Amounts in Thousand of Reais
		2014		2013	Variação %
ASSETS	12.31.14 (1)	AV - %	12.31.13 (1)	AV - %	2014 x 2013
CURRENT
Cash and cash equivalents	6,006,942	16.6%	3,127,715	9.7%	92.1%
Marketable securities	587,480	1.6%	459,568	1.4%	27.8%
Trade accounts receivable, net	3,046,871	8.4%	3,338,355	10.3%	-8.7%
Notes receivable	215,067	0.6%	149,007	0.5%	44.3%
Interest on shareholders' equity receivable	10,248	0.0%	16	0.0%	63950.0%
Inventories	2,941,355	8.1%	3,111,615	9.6%	-5.5%
Biological assets	1,130,580	3.1%	1,205,851	3.7%	-6.2%
Recoverable taxes	1,009,076	2.8%	1,302,939	4.0%	-22.6%
Other financial assets	43,101	0.1%	11,572	0.0%	272.5%
Restricted cash	-	0.0%	-	0.0%	0.0%
Other current assets	539,518	1.5%	386,937	1.2%	39.4%
	15,530,238	43.0%	13,093,575	40.4%	18.6%

Assets of discontinued operations and held for sale	1,958,007	5.4%	148,948	0.5%	1214.6%
Total current assets	17,488,245	48.4%	13,242,523	40.9%	32.1%
NON-CURRENT ASSETS
Marketable securities	62,104	0.2%	56,002	0.2%	10.9%
Trade accounts receivable, net	7,706	0.0%	7,811	0.0%	-1.3%
Notes receivable	361,673	1.0%	353,675	1.1%	2.3%
Recoverable taxes	912,082	2.5%	800,808	2.5%	13.9%
Deferred income and social contribution taxes	714,015	2.0%	665,677	2.1%	7.3%
Judicial deposits	615,719	1.7%	478,676	1.5%	28.6%
Biological assets	683,210	1.9%	568,978	1.8%	20.1%
Receivables from related parties	-	0.0%	-	0.0%	0.0%
Restricted cash	115,179	0.3%	99,212	0.3%	16.1%
Other non-current assets	317,387	0.9%	413,717	1.3%	-23.3%
Investments inassociates and join ventures	438,423	1.2%	107,990	0.3%	306.0%
Property, plan and equipment, net	10,059,349	27.9%	10,821,578	33.4%	-7.0%
Intangible	4,328,643	12.0%	4,757,922	14.7%	-9.0%
Total non-current assets	18,615,490	51.6%	19,132,046	59.1%	-2.7%
TOTAL ASSETS	36,103,735	100.0%	32,374,569	100.0%	11.5%

(1)      Information taken from the Consolidated Financial Statements of December 31, 2014 and 2013.

Current assets

Current assets came to R$17,488.2 million on December 31, 2014 and R$13,242.5 million on December 31, 2013, representing an increase of R$4,245.7 million, or 32.1%. On December 31, 2014, the current assets represented 48.5% of total assets compared with 40.9% the previous year.

Cash and cash equivalents

The cash and cash equivalents item showed an increase of R$2,879.2 million, or 92.1%, rising from R$3,127.7 million in December 31, 2013 to R$6,006.9 million in December 31, 2014. This increase was due mainly to the better operating performance in the period and a more efficient use of working capital.

Accounts receivable from clients

Accounts receivable from clients came to R$3,046.9 million on December 31, 2014, a fall of R$291.5 million, or 8.7%, over December 31, 2013, when they came to R$3,338.4 million. The fall was due to changes in the Company´s accounting practices which, from 2014, will not only measure the adjustment to the present value on the long-term balances of the accounts receivables but also start to measure the adjustment to the value for the accounts receivable from clients in the short term, which are registered in reduction accounts of the respective items with a corresponding entry in the financial result, amounting to R$10.2 million. This improvement in the accounting practice was due to the efforts made to reduce the working capital and the capital used, that resulted mainly in an increase in the average period for the payment of the Company´s suppliers. The reduction was also a result of the reclassification of the clients´ balance of R$233.0 million related to the dairy segment for the non-current assets held for sale item and discontinued operations.

Inventories

Inventories declined from R$3,111.6 million on December 31, 2013 to R$2,941.4 million on December 31, 2014, a decrease of R$170.3 million, or 5.5%. The reduction was caused by the adjustment to present value in the amount of R$23.5 million, carried out with a corresponding entry in the accounts payable to suppliers in the short term and the reduction in the amount of R$213.0 million in finished products brought about by the reclassification of the referred amount related to the dairy segment for the non-current assets held for sale item and discontinued operations.

Non-current assets

Non-current assets came to R$18,615.5 million on December 31, 2014 and R$19,132.0 million on December 31, 2013, a reduction of R$516.5 million, or 2.7%. This reduction was brought about mainly by the fixed and intangible assets item, due to the reclassification of the assets in the dairy segment to the non-current assets for sale item and discontinued operations.

Fixed assets

Fixed assets fell by R$762.2 million, or 7.0%, to R$10,059.3 million on December 31, 2014 and R$10,821.6 million on December 31, 2013. The reduction was due mainly to the reclassification of the assets in the dairy segment to the non-current assets for sale item and discontinued operations.

BALANCE SHEETS
Amounts in Thousand of Reais
		2014		2013	Variação %
LIABILITIES	12.31.14 (1)	AV - %	12.31.13 (1)	AV - %	2014 x 2013
CURRENT
Short-term debt	2,738,903	7.6%	2,696,594	8.3%	1.6%
Trade accounts payable	3,522,207	9.8%	3,674,705	11.4%	-4.1%
Supply chain finance	455,120	1.3%	-	0.0%	0.0%
Payroll and related charges	427,058	1.2%	433,467	1.3%	-1.5%
Tax payable	299,951	0.8%	253,678	0.8%	18.2%
Interest on shareholders' equity	430,909	1.2%	336,677	1.0%	28.0%
Employee and management profit saring	395,767	1.1%	177,064	0.5%	123.5%
Other financial liabilities	257,438	0.7%	357,182	1.1%	-27.9%
Provision for tax, civil and labor risks	242,974	0.7%	243,939	0.8%	-0.4%
Pension and other post-employment plans	56,096	0.2%	49,027	0.2%	14.4%
Other current liabilities	234,439	0.6%	213,698	0.7%	9.7%
	9,060,862	25.1%	8,436,031	26.1%	7.4%

Liabilities of discontinued operations	508,264	1.4%	-	0.0%	0.0%
Total current liabilities	9,569,126	26.5%	8,436,031	26.1%	13.4%

NON-CURRENT LIABILITIES
Long-term debt	8,850,432	24.5%	7,484,596	23.1%	18.2%
Tax payable	25,902	0.1%	19,494	0.1%	32.9%
Provision for tax, civil and labor risks	942,759	2.6%	775,359	2.4%	21.6%
Deferred income and social contribution taxes	90,184	0.2%	20,566	0.1%	338.5%
Pension and other post-employment plans	257,974	0.7%	242,236	0.7%	6.5%
Other non-current liabilities	677,415	1.9%	700,133	2.2%	-3.2%
Total non-current liabilities	10,844,666	30.0%	9,242,384	28.5%	17.3%
SHAREHOLDERS' EQUITY
Capital	12,460,471	34.5%	12,460,471	38.5%	0.0%
Capital reserves	109,446	0.3%	113,797	0.4%	-3.8%
Income reserves	3,945,825	10.9%	2,511,880	7.8%	57.1%
Treasury shares	(304,874)	-0.8%	(77,379)	-0.2%	294.0%
Other comprehensive loss	(620,391)	-1.7%	(353,698)	-1.1%	75.4%
Equity attributable to interest of controlling shareholde	15,590,477	43.2%	14,655,071	45.3%	6.4%
Equity attributable to non-controlling interest	99,466	0.3%	41,083	0.1%	142.1%
Total shareholders' equity	15,689,943	43.5%	14,696,154	45.4%	6.8%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	36,103,735	100.0%	32,374,569	100.0%	11.5%

(1)      Information taken from the Consolidated Financial Statements of December 31, 2014 and 2013.

Current liabilities

Current liabilities came to R$9,569.1 million on December 31, 2014 and R$8,436.0 million on December 31, 2013, an increase of R$1,133.1 million, or 13.4%. This increase was related mainly to profit sharing by the management and employees and the balance of suppliers. The participation of the current liabilities over the total liabilities was 26.6% in December 31, 2014 and 26.1% in the previous period.

Loans and financing (current)

Short-term debt, including the current portion of the long-term debt with financial institutions came to R$2,738.9 million on December 31, 2014 and R$2,696.6 million on December 31, 2013, an increase of R$42.3 million, or 1.6%. The higher debt is related to the export credit lines and loans from development banks for financing the Company´s working capital.

Non-current liabilities

Non-current liabilities came to R$10,844.6 million on December 31, 2014 and R$9,242.4 million on December 31, 2013, an increase of R$1,602.2 million, or 17.3%. This was due mainly to the higher loans and financing, as described in the following item.

Loans and Financing (non-current)

Long-term debts with financial institutions came to R$8,850.4 million on December 31, 2014 and R$7,484.6 million on December 31, 2013, an increase of R$1,365.8 million, or 18.2%. This was mainly related to the senior notes offer with a maturity period of 10 years in the total amount of US$750.0 million and maturity of the principal on May 22, 2024, to be paid on a half-yearly basis from November 22, 2014.

Shareholder´s equity

Shareholder´s equity on December 31, 2014 was R$15,689.9 million compared with R$14,696.2 million at the end of the previous year. There was an increase of R$993.7 million, or 6.8%, as a result of increasing the profit reserve by R$1,433.9 million, made up by the variation of R$111.3 million for the legal reserve, R$451.6 million for the capital increase reserve, R$730.7 million for the expansion reserve and R$140.4 million for the fiscal incentives reserve. The increase in the profit reserve was due to the rise of R$1,162.6 million, or 109.4%, in the net income in the period that rose from R$1,062.4 million in 2013 to R$2,225.0 million in 2014.

10.2. The directors should comment on:

The following information presented was evaluated and commented on by the Company Directors:

a.        Company´s operating results, particularly:

i.         Description of any important components of the revenues

The Company generates its revenues mainly from the sale of meat (poultry and pork), processed meat foods, margarines, pasta, frozen pizzas and vegetables.

The products are split as follows:

•  Meat products (fresh):

✓  Whole chickens and frozen chicken cuts;

Pork and beef cuts

•  Processed foods:

✓  Whole chickens and frozen marinated chicken cuts, special birds (sold under the Chester® brand) and turkeys;

✓  Processed products, such as sausages, by-products of ham, mortadella, sausages, salamis, turkey breast and smoked products;

✓  Frozen processed meats, such as hamburgers, steaks, breaded products, kebab-type products and meatballs.

•  Other processed products:

✓  Frozen prepared dishes, such as lasagnas and pizzas, as well as other frozen foods, including vegetables and pies;

✓  Margarines;

✓  Mayonnaise, mustard and ketchup.

•  Others:

✓  Soy bran and refined soy flour, as well as animal feed.

The following graphs show the Company´s revenues in 2015 divided into products and segments:

ii.                    Main factors that materially affect the operating results

The results of operations, financial condition and liquidity have been and will continue to be influenced by a broad range of factors, including:

•         Brazilian and global economic conditions;

•         The effect of trade barriers and other import restrictions;

•         Concerns regarding avian influenza and other animal diseases;

•         The effect of demand in the export markets on supply in the domestic market, including the effect of actions by the main Brazilian competitors and of temporary increases in supply by producers in other countries;

•         Commodity prices;

•         Exchange rate fluctuations and inflation;

•         Interest rates;

•         Freight costs.

Seasonal factors and volatility which affect the price of raw materials and sales may materially affect the Company´s results.

The Company´s business is largely dependent on the cost and supply of corn and soy bran, soybeans, hogs and cattle for example. The sales prices of the Company products are determined by constantly changing market forces of supply and demand, which may fluctuate significantly, and other external factors over which the Company has little or no control. These other factors include fluctuations in local and global poultry, hog and cattle production levels, changes in environmental regulations, economic conditions, weather, animal and crop diseases and costs linked to exchange rates.

The Company´s industry is also marked by cyclical periods of prices and profitability which vary according to overproduction or underproduction. The Company is unable to offset these risks, in most cases,  by entering into long-term contracts with its customers and most suppliers because such contracts are not usual in its sector.

The Company´s financial performance is also affected by domestic and international freight costs which are vulnerable to volatility in the price of oil. The Company may not be successful in dealing with the effects of the seasonal variations and volatility on costs and expenses or the pricing of its products, and, as a result, its overall financial performance may be negatively affected.

Natural disasters, pandemics or extreme weather conditions, including floods, excessive cold or heat, hurricanes or other storms, as well as fires and lack of water could impair the health or even the growth of its livestock or damage the production and processing facilities, disrupt transportation channels or information systems, amongst other issues.

These factors are described in greater detail below.

Brazilian and global economic situation

After years of hyperinflation, the annual interest rate fell significantly with the adoption of the Real Plan in 1994. Brazil currently works with a system of annual inflation targets. For the year 2015, the target was established by the National Monetary Council (“CMN”) at 4.5%, with a variation of two percentage points above or below. Brazil recorded an inflation rate of 5.90%, 6.41% and 10.67% in 2013, 2014 and 2015, respectively. The related increase in prices usually reduces the purchasing power of consumers, especially among the lower-income classes.

The unemployment rate in the third quarter of 2015 came to 9.0%, according to the National Household Sample survey of the national statistics agency, the IBGE, an increase over the previous months. At the same time, wages rose in recent years due to a manpower deficit, thereby increasing income levels and contributing to accelerated rates of consumption. While demand grew, worker productivity fell, along with levels of investment (to expand productive capacity). With more people consuming and less products available, an imbalance results and is reflected in prices. However, after a number of years of increasing consumption, Brazilian consumer confidence in 2015 fell well below the average of the previous five years (115.4) to 75.2 points in December 2015, according to the Consumer Survey (FGV). Moreover, the latest meetings of the Central Bank monetary policy committee, the COPOM, raised the Selic overnight rate which ended the year at 14.25%, worsening the consumer credit conditions.

An appreciation of the Brazilian Real against the US. dollar may lead to a dampening of export-driven growth. Financial revenues generated by exports are reduced when translated into Reais during the periods in which the Real appreciates in relation to the US dollar. Any such appreciation could reduce the competitiveness of Brazilian exports. However, a depreciation of the Brazilian Real against the US dollar can lead to higher exports and revenues, as it did in 2015. The Real depreciated 49.03% against the US dollar in this year despite government intervention through traditional currency swaps and auctions of dollars under repurchase agreements intended to lower the depreciation.

Effects of trade barriers and other restrictions

Global demand for Brazilian poultry, pork and beef products is significantly affected by trade barriers, whether: (i) tariff barriers, or high rates that protect certain markets; and (ii) non-tariff barriers, mainly import quotas, sanitary barriers (which are the most common type of barriers faced by the meat industry) and technical/religious barriers. In addition, some countries use subsidies for production and exports which generally distort international trade and interfere with the Company´s business.

In terms of sanitary requirements, most countries demand specific sanitary agreements so that Brazilian producers can export to them. Moreover, zoonosis outbreaks may result in a ban on imports.

In addition to trade barriers, the economic conditions of a particular market (national or international) may interfere with the demand for all types of poultry, pork and beef, as well as other processed products.

The Company continuously monitors trade barriers and other import restrictions in the global poultry, pork and beef markets since these restrictions significantly affect the demand for its products and the levels of exports. These restrictions often change, as illustrated by the following examples:

Trade barriers (classic form and derived from trade defense disputes)

•         India imposes an import tariff of 100% for chicken cuts and processed products.

•         The EU and Russia protect their local meat industries by applying import quotas and tariffs (at times prohibitive) on volumes imported outside the set quota.

•         In September 2013, South Africa raised tariffs for imported chicken products from all countries, except the European Union. (A free trade agreement between them sets zero tariffs for poultry products.) The tariffs rose to 82% for whole chicken and 12% for boned cuts and 37% for cuts on the bone.

Non-tariff barriers

Import quotas

•         In 2005, Brazil obtained a favorable result in a panel against the EU at the WTO regarding the reclassification (and tariff increase) of salted chicken breast exports. In return, the EU introduced quotas on imports of certain tariff codes, especially for salted chicken breast, marinated turkey breast and processed chicken. Brazil was awarded the majority of these quotas in July 2007.

•         Russia uses quotas to control the imports of pork, beef and poultry. As part of the negotiations surrounding its accession to the WTO, Russia made some changes to its quota criteria as of 2013. For chicken imports, Russia defined a quota of 250,000 tons of products on the bone, with no geographical breakdown. The intra-quota tariff is 25% and the extra-quota is 80%. There is also a quota of 70,000 tons of boned cuts, of which 56,000 tons are reserved for the EU. A 400,000 ton quota was set for pork, with a zero tariff on intra- quota volumes and 65% for volumes imported outside the quota. For beef imports, Russia has established a quota of 530,000 tons for all WTO members, of which 60,000 belong to the EU and 3,000 to Costa Rica.

•         Canada imposes import quotas for beef and poultry. Its beef quota is applied to all countries, except the U.S., Mexico, Chile and Peru. Its chicken quota is valid for all countries.

•         In December 2015, Mexico renewed its import quota on poultry of 300,000 tons until 2017 (approximately 250,000 tons are still available).

Sanitary barriers

•         Between late 2012 and early 2013, several countries (including Japan, South Africa, China, Saudi Arabia, Peru, Lebanon, and others) suspended Brazilian beef imports after a possible case of BSE in the state of Paraná was reported. Some countries, such as Japan, are still upholding the suspension.

•         Several important markets (despite progress in trade negotiations) are not yet open to Brazilian meat products due to sanitary barriers. Some examples are the European Union, South Korea and Colombia for pork; and Taiwan, Panama and Dominican Republic for chicken.

•         Outbreaks of avian flu have already hit the consumption and exports of chicken to several countries, such as the US, China/Hong Kong, Thailand and Mexico.

Technical barriers

•         In December 2015, the WTO set up a panel at the request of the Brazilian government to investigate the technical barriers to chicken imports by Indonesia.

In the short term, the Company has to respond quickly to the imposition of new restrictions, including temporary health-related restrictions, by redirecting products to other markets or changing product specifications to comply with the new requirements in order to minimize their effects on its net export sales. These restrictions affect the growth rate of the Company´s business in the long term.

Effect of Animal Diseases

Avian Influenza (H5N1)

Demand for the Company´s products can be significantly affected by outbreaks of animal diseases like avian influenza or the perception of a risk of such an outbreak. For example, global demand for poultry products decreased in 2006 due to concerns over the spread of avian influenza. Although there had been no reported cases of this disease in Brazil, in 2006, the demand for the Company´s poultry products in its export markets was significantly lower, resulting in lower net sales of these products in its export markets in that period. Although net sales of poultry products on the domestic market increased in 2006, prices decreased due to the oversupply of products that were not exported. Poultry exports, demand, production and global inventories gradually improved in the second half of 2006 and in 2007 and 2008.

However, if significant numbers of new avian influenza cases were to develop in humans, even if they do not occur in any of the Company´s markets, then demand for poultry products inside and outside Brazil would likely be negatively affected and the extent of the effect on the Company´s business cannot be estimated. Even isolated cases of avian influenza in humans could negatively impact business due to the public sensitivity to the disease.

The Brazilian Ministry of Agriculture established a plan for the prevention of outbreaks of avian influenza and Newcastle disease in 2006, requiring the inspection of all the Brazilian states’ sanitary systems. The Company went further and implemented its own regional plan to reduce the transportation of raw materials and finished products across state lines and to allow the isolation of production in any state in which an outbreak of an animal disease may occur.

If an avian influenza outbreak were to occur in Brazil, the Company might find it necessary to redirect a significant portion of poultry production to cooked products. Regardless of this, demand for its products would likely still be negatively affected.

A(H1N1) Influenza

In 2009, A(H1N1) influenza, spread to many countries. On June 11, 2009, the WHO declared a flu alert level six, signaling a “global pandemic.” Many countries, including Russia and China, prohibited imports of pork from countries reporting a significant number of cases (Mexico, United States and Canada). On August 10, 2010, the WHO terminated the level six influenza pandemic alert and shifted its focus to a post-pandemic period. During this period, localized outbreaks of different magnitudes may show significant levels of A(H1N1) transmission. In China, for example, at least 20 people died of A(H1N1) influenza in 2011.

According to the WHO, between September 2011 and January 2012, A(H1N1) influenza viruses circulated at very low levels in general, with some exceptions in Asia and the Americas. Regional A(H1N1) activity was reported by a few countries in Asia and Central America and there were sporadic human cases reported by the United States.

Any further outbreak of A(H1N1) influenza could lead to the imposition of costly preventive controls on pork imports in the Company´s export markets and could have a negative impact on the consumption of pork in Brazil or those markets. In addition, any future significant outbreak of A(H1N1) influenza in Brazil could lead to pressure to destroy hogs, even if no link between the influenza cases and pork consumption is shown. Any destruction of the Company´s hogs would result in lower sales of pork, prevent a recovery of costs incurred in raising or purchasing hogs, and result in additional expenses for the disposal of the destroyed hogs. Therefore, any spread of A(H1N1) influenza, or increasing concerns about this disease may have a material and adverse effect on the Company.

Other Animal Diseases

In addition, demand in the Company´s export markets may similarly be influenced by other animal diseases. For example, pork imports from most Brazilian states were banned in Russia from 2005 to 2007 due to cases of foot-and-mouth disease affecting cattle in Mato Grosso do Sul and Paraná states but the ban affected Brazilian exports into Russia generally. The Company does not raise hogs in these states but the ban affected Brazilian exports to Russia in general and, at the time,  the Company was forced to shift pork production for the Russian market to Rio Grande do Sul. This was the only Brazilian state that was not subject to the ban until Russia suspended restrictions on imports from another eight Brazilian states in December 2007.

More recently, a viral disease called pork and epidemic diarrhea (PED) was diagnosed in North America and Asia. The main clinical signs are enteric symptoms, stunted growth and high mortality. In these places the disease was responsible for a significant reduction in animals in the termination stage and subsequent increasing price due to low supply. No vaccine has been found yet to prevent the disease but management and biosecurity procedures may reduce the impact.

Effect of export market demand on the domestic market

Fluctuations in demand for poultry, pork and beef products in the Company´s export markets often have an effect on the supply and selling prices of those products on the domestic market. This is a result of a decrease in demand in key export markets caused by the imposition of trade barriers, global economic factors, and concerns about animal disease outbreaks, among others. Brazilian exporters generally redirect the products for these markets to the domestic market, increasing the supply of those products internally and often negatively impacting the selling price. In turn, this affects the Company´s net sales on the domestic market.

For example, in 2014, Russia banned imports of pork and poultry from the United States, Canada and Europe, causing an underlying demand for products on the Russian market. This led Brazilian producers to redirect their products to Russia and brought lower supply and higher prices in Brazil. The same occurred in 2015 when China and South Korea banned imports from the United States due to avian flu in the country.

The Company monitors the actions of its domestic competitors since they are also impacted by external market changes and may also redirect their products to the domestic market. In addition, it pays close attention to fluctuations in supply generated by producers in the US, the European Union and other regions since increases in production in those markets can lead to a greater supply in other countries.

Freight cost

The cost of transporting the Company´s products throughout its domestic distribution network and to foreign customers is significant and is affected by fluctuations in the price of oil. In 2015, 2014 and 2013, freight costs represented approximately 5.0%, 5.5% and 5.2% of the Company´s net revenues. For its export goods, the Company ships many of its goods CFR (cost and freight) or DDP (delivered duty paid), which requires it to pay for freight and insurance costs. Increases in the price of oil usually increase the freight costs and fluctuations in exchange rates also significantly affect international transportation costs.

For information on the impact of commodity prices and the effects of the variation of the exchange rate, inflation and interest rates on the Company´s revenues, see item 10.2.c below.

b) Variation in revenues attributable to changes in prices, exchange rates, inflation, alteration in volumes and introduction of new products and services

Information on this item appears in item 10.2.c below.

c) Impact of inflation, the variation in the prices of the main inputs and products, the exchange rate and interest rates in the operating and financial result, if relevant

Commodity prices

Many of the Company´s raw materials are commodities whose prices consistently fluctuate in response to market forces of supply and demand. The Company purchases large quantities of soy bran, soybeans and corn, which it uses mainly to produce all of its own animal feed. For the most part, the commodities purchased are priced in Reais. While input costs are denominated in Reais, the prices of the commodities purchased generally follow international prices and are influenced by exchange rate fluctuations. Purchases of corn, soy bran and soybeans represented approximately 27.4% of the cost of sales in 2015, 27.2% in 2014 and 24.6% in 2013. Although the Company produces most of the hogs it uses for its pork products, it also purchased hogs on the spot market in 2013, 2014 and 2015.

In addition, the selling prices for many of its products, including all the export products, are highly sensitive to the market price of those commodities and fluctuate together with them. In 2015, the average corn price in Brazil was 11.7% higher than the average corn price in 2014 when the average was 0.5% higher than the price in 2013. Moreover, the corn price in December 2015 was 25.1% higher than in December 2014 which, in turn, was 12.7% higher than in December 2013. The average price of soy bran in Brazil in 2015 was 8.2% higher than in 2014 which, for its part, was 5.3% higher than the average price in 2013. A comparison of December 2015 with December 2014 shows that the price of soy bran in Brazil was 15.3% higher. A comparison of December 2014 with December 2013 shows the soy bran price was 9.1% lower. The effect of the fall or rise in raw material prices on the Company´s gross margin is higher in the case of fresh products than those with higher added value.

The Company´s ability to pass on increases in raw material prices onto its selling prices is limited by the prevailing prices for the products it sells on its domestic and export markets.

The following graph illustrates the movements in the price of corn in Ponta Grossa in the state of Paraná (a commonly used reference price for corn in Brazil) for the periods indicated, as reported by Safras & Mercados Ltda., a private Brazilian consulting firm.

Wholesale Corn Prices in Ponta Grossa, Paraná State (R$ per 60kg/bag)

The Brazilian government estimates for the Brazilian corn harvest in 2015-2016 forecast 82.3 million tons, according to a survey undertaken in January 2016 by the National Supply Company (“CONAB”), an agency of the Brazilian Ministry of Agriculture, Livestock and Supply. This estimate represents a 2.8% decrease from the 84.7 million tons harvested in 2014-2015. Of these 82.3 million tons, 27.8 million tons are forecast for the summer crop and 54.5 million tons for the second crop to be harvested from July to September 2016.

Wholesale Soy Bran Prices in Ponta Grossa, PR (R$ per ton)

According to a survey released by CONAB in January 2016, the Brazilian government estimates for the Brazilian soybean harvest in 2015-2016 forecast 102.1 million tons. This estimate represents a 6.1% increase from the soybean harvest in 2014-2015.

The estimated total exports of soybeans in the 2015-2016 harvest are 57.5 million tons, which represents a 5.8% increase over the 2014-2015 harvest that registered 54.3 million tons. The volumes of the 2015-2016 harvest should increase over 2014-2015. CONAB estimates Brazilian stocks of 1.2 million tons compared with 0.8 million tons in the previous harvest.

The average soybean price in Brazil was 8.2% higher in 2015 than in 2014. The price in December 2015 was 27.8% higher than in December 2014.

Effects of the variations in the exchange rate and inflation

The table below shows, for the periods indicated, the fluctuation of the Real against the U.S. dollar, the year-end and average daily exchange rates and Brazilian inflation as measured by the INPC (National Consumer Price Index), IPCA (Amplified Consumer Price Index) and IGP-M (General Market Price Index).

	2015	2014	2013
Appreciation (depreciation) of the real against the US dollar	(47.01%)	(13.39%)	(14.64%)
Exchange rate for the period of closure (U.S.$1.00)	R$3.90	R$2.66	R$2.34
Average (daily) Exchange rate (U.S.$1.00) (1)	R$3.34	R$2.35	R$2.16
Basic SELIC rate at the end of the period (2)	14.25%	11.75%	10.00%
Inflation (INPC) (3)	11.28%	6.23%	5.56%
Inflation (IPCA) (4)	10.67%	6.41%	5.91%
Inflation (IGP-M) (5)	10.54%	3.69%	5.51%

__________________________

Sources: IBGE, Fundação Getúlio Vargas and the Central Bank.

(1)   The average (daily) exchange rate is the sum of the daily exchange rates based on PTAX 800 Option 5, divided by the number of business days in the period. In line with the Central Bank Announcement Nº 25.940 of June 2, 2014, the PTAX800 transaction was terminated on September 1, 2014 and, from then on, the information provided for this transaction was made available on the Central Bank´s site and the PTAX System.

(2)   The SELIC (Sistema Especial de Liquidação e de Custódia) interest rate is the primary Brazilian reference interest rate.

(3)   INPC is published by the IBGE, measuring inflation for families with income between one and eight minimum monthly wages in 11 metropolitan areas of Brazil.

(4)   IPCA is published by the IBGE, measuring inflation for families with income between one and 40 minimum monthly wages in 11 metropolitan areas of Brazil.

(5)   The General Market Price Index (Índice Geral de Preços do Mercado), or “IGP-M,” gives different weights to consumer prices, wholesale prices and construction prices. The IGPM is published by the Getúlio Vargas Foundation (Fundação Getúlio Vargas), a private foundation.

The Company´s operating results and financial condition are significantly affected by movements in the exchange rate of the Real against the U.S. dollar, the euro and the pound sterling. Invoices for export products are made primarily in U.S. dollars and in euros and pounds sterling in Europe but the Company reports its operating results in Reais. The appreciation of the Real against these currencies decreases the amounts received in Reais and, therefore, the net sales from exports.

The prices of soy bran and soybeans, which are important ingredients of animal feedstock, are closely linked to the US dollar. The price of corn, another important ingredient of the feedstock, is also linked to the US dollar, albeit to a lesser degree than the price of soy bran and soybeans. In addition to soy bran, soybeans and corn, the Company purchases sausage casings, mineral nutrients for feed, packaging and other raw materials, as well as equipment for use in the production facilities, from suppliers located outside Brazil whom it pays in US dollars or other foreign currencies. When the Real depreciates against the US dollar, the cost in Reais of US dollar-linked raw materials and equipment increases and these increases can materially adversely affect the operating results. Although the appreciation of the Real has a positive effect on the Company´s costs because part of them are denominated in US dollars, this reduction does not immediately affect the operating results because of the length of the production cycle for poultry and pork.

The Company had total foreign currency-denominated debt obligations in an aggregate amount of R$6,109.0 million on December 31, 2013, representing 60.0% of its total consolidated debt. On December 31, 2014, it had debt obligations in foreign currency totaling R$7,596.1 million, representing 65.5% of its total consolidated debt on that date. On December 31, 2015 its debt obligations in foreign currency were R$11,359.7 million, representing 74.8% of its total consolidated date on that date. Although it manages a portion of the exchange rate risk through foreign currency derivative instruments and future cash flows from exports in US dollars and other foreign currencies, the Company´s foreign currency debt obligations are not completely hedged. A sharp depreciation of the Real in relation to the US dollar or other currencies would increase the amount of Reais that would be needed to meet the debt service requirements of the foreign currency-denominated obligations.

Operating and financial conditions have traditionally been affected by inflation in Brazil. Demand for the Company´s products on the domestic market is sensitive to inflation in consumer prices, as reflected in variations in the INPC and IPCA inflation indices and most of the costs and expenses are incurred in Reais. As long-term contracts with suppliers and customers are not usual in the industry and prices are generally negotiated on a monthly or quarterly basis, increases in inflation have a rapid impact on the net sales and costs.

The IGP-M index is often used as an inflation reference rate in negotiating prices paid to suppliers. In addition, the Company buys energy to run its production facilities through long-term contracts that contain regular inflation adjustments according to the IGP-M index.

In terms of personnel costs, Brazilian salaries are adjusted only once a year, based on collective agreements between employers’ associations and labor unions. The unions usually use the INPC as a benchmark for their negotiations.

Effects of interest rates

The Company´s financial expenses are affected by movements in Brazilian and foreign interest rates. On December 31, 2013, approximately 21.9% of the total liabilities in terms of debt obligations of R$10,538.4 million were subject to interest based on floating interest rates, either because they were denominated in (or swapped into) Reais and liable to interest based on floating Brazilian interest rates or because they were US dollar-denominated and subject to LIBOR. On December 31, 2014, approximately 14.2% of the Company´s total debt liabilities of R$11,846.7 million was subject to interest based on floating interest rates, either because they were denominated in (or swapped into) Reais and liable to interest based on Brazilian floating interest rates or because they were US dollar-denominated and subject to LIBOR. On December 31, 2015, approximately 23.5% of the Company´s total debt liabilities of R$15,845.9 million was subject to interest based on floating interest rates, either because they were denominated in (or swapped into) Reais and liable to interest based on Brazilian floating interest rates or because they were US dollar-denominated and subject to LIBOR. On these dates, the exposure of the Company´s primary rate was based on the six-month LIBOR rate. The two main Brazilian interest rates that apply to the Company´s debt are the TJLP, which applies to long-term debt from the BNDES, and the CDI rate, which applies to currency swaps and some of its other long-term debt.

The table below shows the average interest rates to which the Company was exposed in the following years:

	Average interest rate for the year ended in December, 31
	2015	2014	2013
	(%)
TJLP	6.3	5.0	5.0
CDI	13.4	10.8	8.0
LIBOR six months	0.49	0.33	0.41

10.3. Events with relevant effects, occurred and expected, in the financial statements

The following information was evaluated and commented by the Company´s Board of Directors:

a)      Introduction or sale in the operating segment

On July 1, 2015, the Company completed the sale of its productive units in the dairy operating segment to Lactalis. This included: (i) the plants at Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS), and (ii) the respective assets and trademarks (Batavo, Elegê, Cotochés, Santa Rosa and DoBon) of this segment (“Transaction”).

The amount of the Transaction was set in American dollars (“USD”) in the sales contract signed on December 5, 2014, in the sum of US$697.8 million, which was received on July 1, 2015.

The fixing the value of the transaction in USD and, considering that the operating currency of the Company and the buyer were different from USD, an embedded derivative was recognized within the terms of CPC 38, approved by CVM Decision Nº 604/09. The gain in deciding the fair value of the embedded derivative, to the date of the conclusion of the transaction, in the amount of R$194.1 million was recognized in the financial result.

The total gain of the operation was R$212.9 million, which refers to the difference between net revenues of the embedded derivative and the cost of the assets of the discontinued operations.

The calculated gain in the write-off of the assets is presented as follows:

Proceeds received in 07.01.15	2,153,659
Cash	1,838,110
Restricted cash	315,549
Price adjustment (1)	73,190
Gross revenue	2,226,849
Gain with the embedded derivative	(194,151)
Net revenue of the embedded derivative	2,032,698
Cost of the assets from discontinued operations	(1,819,753)
Gain with the sale of discontinued operations	212,945

Gain with the embedded derivative
Realized in 2014	27,955
Realized in 2015	166,196
194,151

(1)                       Price adjustment according to the contract between the parties referring to the working capital and net debt on the date of the transaction.

b)        constitution, acquisition or sale of equity stake

The Company carried out the following constitutions, acquisitions or sales of equity stakes in the last three financial years:

➢ Federal Foods LLC: On January 16, 2013, the Company acquired 49% of its shareholders equity, with the right to 60% of the dividends, as allowed by Federal Law Nº 8/1984, prevailing in the United Arab Emirates and foreseen in the shareholders’ agreement. On April 9, 2014, the Company announced the conclusion of the purchase of 100% of the economic rights of this company, which has the import and sale of products as its main activity.

➢ BRF Foods GmbH: On February 21, 2014, the Company constituted the referred wholly-owned subsidiary, which has processing, importing and selling products as its main activity.

➢ PR-SAD Administração de Bem Próprio S.A.: On March 14, 2014, the Company acquired 33.33% of its equity stake of the company, which has asset management as its main activity.

➢ Sadia U.K. Ltd.: On March 12, 2014, the wholly-owned subsidiary, which had the import and sale of products as its main activity, was terminated.

➢ Rising Star Food Company Ltd.: On April 30, 2014, BRF GmbH sold 50% of its equity stake held in this company, which had the manufacturing, import and sale of products to Dah Chong Hong Limited as its main activity.

➢ Avex S.A.: On June 26, 2014, Sadia Alimentos S.A. sold 5.0% of the shares in this company, the main activity of which is the manufacturing and sale of products to Sadia Uruguai S.A.

➢ Sino dos Alpes Alimentos Ltda.: On June 27, 2014, PSA Laboratório Veterinário Ltda. sold a quota to VIP S.A. Empreendimentos Participações Imobiliárias. The main activity of Sino dos Alpes is the manufacturing and sale of products.

➢ Al Khan Foodstuff LLC: On July 3, 2014, the Company acquired 40.0% of the equity stake in this company, the main activity of which is import and sale/distribution of products.

➢ Mato Grosso Bovinos S.A.: On October 1, 2014, the Company sold an equity stake it held in this company, which is a holding company for Minerva S.A.

Minerva S.A.: On October 1, 2014, the Company acquired an equity stake in this company, due to the above-mentioned swap. Minerva´s main activity is the manufacturing and sale of products.

➢ Elebat Alimentos S.A.: On October 15, 2014, the Company constituted this wholly owned subsidiary.

➢ BRF Al Yasra Food K.S.C.C.: On November 21, 2014, the Company acquired 75% of an equity stake in this company, the main activity of which is the import and sale/distribution of products.

➢ PSA Laboratório Veterinário Ltda.: On December 1, 2014, there was a corporate restructuring due to the termination of the wholly-owned subsidiary Perdigão Trading S.A.

➢ Perdigão Trading S.A.: On December 1, 2014, the Company approved the termination of the wholly-owned company which was a holding company.

➢ Avipal S.A. Construtora e Incorporadora: On December 31, 2014, the termination took place of the wholly-owned subsidiary which had as its main activity construction and real estate sales.

➢ Elebat Alimentos S.A.: On July 1, 2015, the Company sold this company as part of the elimination of the dairy division.

➢ Sadia International Ltd: On April 8, 2015, the Company increased its equity stake in this company through a capital increase.

➢ Sadia Uruguay S.A.: On April 17, 2015, there was a sale of the equity stake and an increase in the equity stake through a capital increase.

➢ SATS BRF Food Pte Ltd: On April 16, 2015, the Company signed with Singapore Food Industries Pte. Ltd. (“SFI”) the documents needed to create a joint venture in Singapore and to acquire 49% of the shares of a new company to be formed by SFI to be called SATS BRF Food Pte. Ltd. On June 2, 2015, the Company concluded the acquisition of this equity stake.

➢ BRF Invicta Ltd.: On April 22, 2015, the Company concluded the transaction with Invicta Food Group Limited to establish a new company, BRF Invicta Ltd., that has as its main aim the distribution of processed food in the UK, Ireland and Scandinavia. This took the Company´s stake of the capital stock of this company to 62%.

➢ BRF Shanghai Management Consult Co. Ltd.: On April 30, 2015, there was an increase in the equity stake through a capital increase.

➢ Elebat Alimentos S.A.: On July 1, 2015, the Company concluded the sale of its dairy operating segment to Lactalis, through the sale of 100% of the shares issued by Elebat Alimentos S.A., a wholly-owned subsidiary of the Company in which the rights and obligations for the dairy operations segment were constituted.

c)         unusual events or operations

As a result of the reduction in the equity stake held by the Company in Minerva S.A., due to the non-subscription of new shares issued in capital increases approved by Minerva, the Company altered the recognition of this equity stake on November 30, 2015 and it began to be treated as a financial investment and no longer an investment.

10.4. Directors should comment on:

a. significant changes in accounting practices

In the fiscal years ending on December 31, 2015 and December 31, 2014, there were no significant changes in the accounting practices issued by the Securities and Exchange Commission (“CVM”) and the statements and interpretations of the Accounting Announcements Committee (“CPC”), which converge with the (“IFRS”) International Accounting Laws issued by the International Accounting Standards Board (“IASB”).

For the fiscal year ended on December 31, 2013, the Company adopted CVM Decision Nº 695/12 that approved the technical announcement CPC 33 (R1), retrospectively for this year, according to the new transitory provisions established. As a result, the financial statements for the fiscal year ended on December 31, 2012 were adjusted and subsequently represented, thereby reflecting the effects of this Decision. There were no retrospective adjustments to the previous year presented in comparison (January 1, 2012).

b. significant effects of the alterations in the accounting practices

The Company´s Directors believe that there were no alterations in the accounting practices that had significant effects on the financial statements for the fiscal years ended on December 31, 2015 and December 31, 2014.

In terms of the financial statements referring to the fiscal year ended on December 31, 2013, CVM Decision Nº 695/12 modified, amongst other provisions, the accounting of the benefits of the defined and post-employment plans, with the main alterations that affected the Company´s financial statements as follows:

•         the cost of interest and the expected return on the assets in the plan measured in the previous version of the CVM Decision Nº 695/12 were recalculated at a net value of interest in terms of the revised Decision through the application of the same discount rate in the calculation of the obligations of the net defined benefit plan at the beginning of each annual publication. Previously, the calculation determined the receipt of the interest on the assets of the plan based on the expected return rate on the assets in the long term. As a result of this change, the amount of R$56.3 million (net of R$29.0 million of the deferred Income Tax and Social Contribution) was debited in the result of the year ending on December 31, 2012, with a subsequent gain in other results covered. There was no impact on the shareholders´ equity position.

•         The costs of past services, according to the CVM Decision Nº 695/12, were deferred and recognized in the future periods. With the revision of the Decision, these items are recognized directly in the result. Due to the migrations between the medical plans that occurred during 2012, the Company booked a gain of R$19.9 million. Due to the transition to the CVM Decision Nº 695/12, this balance was debited to the liabilities with a corresponding entry in the result of the year, along with the respective fiscal impact in the amount of R$6.8 million.

The impacts of the changes on the equity position and result of the Company in the year by adopting CVM Decision Nº 695/12 are presented as follows:

The reconciliation of the shareholders´ equity and the net profit is presented as follows:

c. reservations and points raised in the auditor´s  report

There were no reservations in the reports of the Company´s independent auditor´s report in any of the three last fiscal years.]

However, there are two points in the report of 2013. The first of these refers to the fact that the Company prepared its financial statements according to the accounting practices adopted in Brazil and for the aims of the presentation these are identified as (“BR GAAP”). This information diverges from the IFRS in evaluating the investments in subsidiaries, in joint and controlled companies and affiliates which were measured and registered considering the equity income method and not by the fair value method or cost of acquisition as required by the IFRS.

The second point refers to the fact that for the fiscal year ended on December 31, 2013, the Company adopted CVM Decision Nº 695/12 that approved the technical pronouncement CPC 33 (R1), retrospectively to that year, according to the new transitory provisions established. By doing so, the financial statements for the year ended on December 31, 2012 were adjusted and subsequently represented, thereby reflecting the effects of this Decision. There were no retrospective adjustments to the last fiscal year presented in comparison.

The directors of the Company believe that the points contained in the independent auditor´s report on the Company´s financial statements referring to the year ended on December 31, 2013 do not represent accounting imprecisions, as all the effects of the new rule were duly reflected in the Company´s financial statements.

10.5 The directors should indicate and comment on the critical accounting policies adopted by the Company, mentioning, in particular, accounting estimates made by the management on uncertain and relevant questions to describe the financial situation and the results that require subjective or complicated decisions, such as: provisions, contingencies, recognition of revenues, tax credits, long-term assets, working life of non-current assets, pension plan, adjustments in conversion into foreign currency, costs of environmental recovery, criteria for testing the recovery of assets and financial instruments.

The preparation process of the Company´s financial statements requires management to make estimates and critical accounting assumptions. The management evaluates its estimates and judgments on an ongoing basis and bases its estimates and judgments on historical experience and on various other factors that it believes to be reasonable under the circumstances. The actual results may differ from these estimates under different assumptions or conditions.

The Company management believes the critical accounting policies adopted, summarized below, adequately reflect the conditions of its business.

a)   Revenue Recognition and Sales Returns: The Company recognizes revenues according to the accrual basis of accounting when: (i) the sales amount is measurable in a reliable way and the Company has no more control over the goods sold or any other responsibility related to this merchandise; (ii) the costs incurred or to incur from the transaction may be measured reliably; (iii) it is likely that the economic benefits will be received by the Company; and (iv) the risks and benefits were entirely transferred to the buyer.

During the holiday season at the end of the year, when volumes of some of products increase, the Company offers certain large customers the possibility of returning products they are unable to sell. The Company monitors these product returns and records a provision for the estimated amount of such future returns, based on historical experience and any notification received of pending returns. While BRF believes it makes reliable estimates for these matters, fluctuations in demand could cause the estimates and actual amounts to differ and could have a negative effect on the net sales in future periods.

b)   Estimated Losses from Bad Debts: The Company estimates losses for bad debts arising from the inability of its customers to make required payments. In cases of default, efforts are made to obtain the amount owed, including direct contacts with the clients and through third parties. Should these efforts be insufficient, legal action is considered and the amount reclassified as a non-current liability, with an estimated loss registered as bad debt against the selling expenses in the balance sheet. The amounts are written off against the provision as the management believes they are no longer recoverable after taking all the measures necessary to receive them.

c)   Business Combinations: These are accounted using the acquisition method. The cost of an acquisition is measured by the sum of the amount transferred, evaluated on the fair value on the acquisition date, and the share of any non-controlling interests in the acquired asset. For each business combination, the acquirer should recognize any non-controlling interest in the acquired asset either at fair value or at the non-controlling interest’s proportionate share of the acquired company´s net assets. Costs directly attributable to the acquisition must be accounted for as an expense when incurred.

When acquiring a business, the Management evaluates the assets acquired and the liabilities assumed in order to classify and allocate them according to the terms of the agreement, economic circumstances and the conditions on the acquisition date.

Goodwill is measured as the excess of the amount transferred over the fair value of the net assets acquired (net assets identified and liabilities assumed).

Following the initial recognition, the goodwill is measured by the cost, deducted from any losses accumulated from the recoverable amount. In order to test the amount recovered, the goodwill is allocated to each of the Company´s cash generating units.

The goodwill is not amortized and is subject to a yearly impairment test. The amount of goodwill impairment, if any, is measured based on the projected discounted future operating cash flows. The Company identifies its reporting units and determines the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets. The Company then determines the fair value of each reporting unit by expected discounted operating cash flows generated by the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized first to goodwill until it is reduced to zero and then proportionally to other long-lived assets.

The use of different assumptions for evaluating ends, including estimates of future cash flows and discount rates, may result in different estimates.

d)      Depreciation, Depletion, Amortization and Impairment: The Company recognizes expenses related to the depreciation of its property, plant and equipment, the depletion of its forests and the amortization of software, patents, relationships with suppliers and loyalty of its contracted small farmers. The rates of depreciation, depletion and amortization are based on the Company´s estimates of the useful lives of the assets over the periods during which these assets can be expected to provide benefits to it. In addition, it monitors the use of its property, plant and equipment and intangible goods to determine whether any impairment of those assets should be recorded. Intangible goods with an undefined working life are not amortized but tested annually in relation to the losses from the reduction in the impairment, individually or at the cash generating unit. The determination of such impairment involves judgments and estimates as to whether the asset is providing an adequate return in relation to its book value. While the Company believes that it makes reliable estimates for these matters, the uncertainty inherent to this estimate could lead to results requiring a significant adjustment to the carrying amount of the assets in future periods.

e)      Biological Assets: The biological assets for consumption and production (live animals) and the forests are valued at their fair market value, using the technique covering the cost of live animals and forests. The calculation of the fair value of the live animals already includes all the losses inherent in the raising process.

f)       Contingencies: The provisions are established when the Company has a present obligation, formalized or not, as a result of a past event, and it is likely that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is a party to several pending judicial and administrative proceedings. The assessment of the likelihood of an unfavorable outcome in these proceedings includes the analysis of the evidence available, the hierarchy of the applicable laws, available former court decisions, the most recent court decisions and their importance to the Brazilian legal system, as well as the opinions of external lawyers. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

The contingent liabilities recognized in the business combinations are initially measured at fair value and subsequently measured at the higher value between:

•         the amount that would be recognized in accordance with the accounting policy for the provisions described above (CVM Decision Nº 594/09); or

•         the amount initially recognized less, if appropriate, the cumulative amortization recognized in accordance with recognition of receipt policy (CVM Decision Nº 692/12).

g)      Inventories: These are evaluated at the average acquisition or formation cost and below the market value. The cost of finished products includes acquired raw materials, labor, production, transport and storage, which are related to all the processes needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

h)      Income Tax and Social Contribution: Deferred taxes represent credits and debits on IRPJ and CSLL tax losses, as well as temporary differences between the tax basis and the carrying amount. Deferred income tax and social contribution assets and liabilities are classified as non-current, as required by CVM Decision Nº 676/11. When the Company’s internal analysis indicates that the realization of these credits, within 10 years, is not likely, a provision for losses is recorded.

The deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these companies have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities which do not meet the legal execution standard are being disclosed separately.

The deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled, based on the rates (and tax regulation) that are in force on the date of the balance sheet.

The results recorded in the subsidiaries abroad are subject to taxation in the countries where they are based, in line with the local rates and norms. In Brazil, these results are taxed under MP 2.159-35/2001 regulation and, more recently, under Law Nº 12.973/14, while respecting the treaties Brazil has signed to avoid double taxation.

i)        Financial Instruments: The financial assets and liabilities are recorded on the date when they are delivered to the Company (settlement date) and classified according to the aims for which they were acquired or contracted into the following categories: marketable securities, loans, receivables, derivatives and others.

•        Marketable Securities: These are financial assets that consist of public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, as follows:

✓  Trading securities — if the financial assets were purchased for the purpose of sale or repurchase in the short term, they are initially recorded at fair value and their variations are recorded directly in the statement of income within the year as financial income or expenses;

✓  Held to maturity — if the Company has the intent and financial ability to hold the financial assets to maturity, the investments are recorded at amortized cost. Interest, monetary and exchange rate variations are recognized in the statement of income, when incurred, as financial income or expenses; and;

✓  Available for sale: these include all financial assets that do not qualify in the other two categories above. They are initially measured at fair value and changes in fair value are recorded to shareholders’ equity, within other comprehensive income while the asset is not realized, net of tax. Interest, inflation adjustments and exchange rate variations, when applicable, are recognized in the statement of income, when incurred, as financial income or expenses.

Derivative Instruments Measured at Fair Value: These are instruments actively traded on organized markets and fair value is determined based on the amounts quoted on an active market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within financial income or expenses or cash flow hedge, a component of other comprehensive income, net of taxes.

•         Hedge Operations: The Company uses derivative and non-derivative financial instruments to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at the beginning and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered effective in the reduction of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Decision Nº 604/09, that permits the protection accounting methodology (“hedge accounting”) with measurement effect of fair value in equity and its realization in income for the relevant heading.

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income, for example, when the forecasted revenue in foreign currency occurs.

If the occurrence of the forecasted transaction does not occur, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

•         Loan and Receivables: These are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. These assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, the loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

j)        Functional currency: The financial statements of every wholly-owned subsidiary included in the consolidation are prepared using the currency of the main economic system where it operates. The financial statements of the wholly-owned subsidiaries abroad are converted into Reais, using the following criteria:

Functional currency – Dirham, Euro, Argentinean Peso, Chinese Yuan, Kuwaiti Dinar and pound sterling

• Assets and liabilities are converted at the exchange rate in effect at year-end;

• Statement of income accounts are converted based on the monthly average rate; and;

• The cumulative effects of gains or losses in the conversion are registered directly in the shareholders´ equity.

Functional currency – Real

Non-monetary assets and liabilities are converted at the historical rate of the transaction;

• Monetary assets and liabilities are converted at the exchange rate in effect at year-end;

• Statement of income accounts are converted based on monthly average rate; and

• The cumulative effects of gains or losses in the conversion are directly recognized in the statement of income.

The goodwill from the expectation of future profitability occurs from the combination of the business of the company abroad and is denominated in its functional currency and converted by the exchange rate into the currency of the parent company´s presentation. The accounting practices were used in a standard form in all the consolidated companies, consistent with those used in the parent company.

10.6. The directors should describe significant items not evidenced in the Company´s financial statements, indicating:

a. the assets and liabilities held by the Company, directly or indirectly, which do not appear on its balance sheet, i.e. the off-balance sheet items, such as:

i. operating commercial leasing, assets and liabilities;

ii. receivables portfolios written off over which the entity has risks and responsibilities, announcing the respective liabilities;

iii. agreements for future purchase and sale of products or services

iv. unfinished construction agreements

v. agreements for future financing receipts

b. other items not evidenced in the financial statements

All the operations which could be classified as off-balance sheet were properly disclosed in the Company´s financial statements, including: leasing and purchase commitments. The Company has no knowledge of any other operations with these characteristics other than those already disclosed. The information disclosed in the consolidated financial statements related to these items is as follows:

1)   Marketable Securities

December 31, 2015, of the total of marketable securities, R$99.3 million (R$32.4 million on December 31, 2014) were pledged as collateral for futures contract operations in US dollars and live cattle, traded on the BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros.

2)   Inventories

On December 31, 2015, no more balances of inventories pledged as collateral for rural credit were in existence (R$40.0 million on December 31, 2014).

3)    Property , plant and equipment

On December 31, 2015, the Company had no commitments assumed related to the acquisition and/or construction of property, plant and equipment items.

The property, plant and equipment items that were pledged as collateral for transactions of different natures are presented below:

(R$´000)

		Parent company and Consolidated
		12.31.15	12.31.14
		Book value of the	Book value of the
	Type of collateral	collateral	collateral
Land	Financial/Tax	217.427	320.905
Buildings and improvements	Financial/Tax	1.522.478	1.670.522
Machinery and equipment	Financial/Labor/Tax/Civil	1.774.781	2.053.784
Facilities	Financial/Tax	493.103	640.400
Furniture	Financial/Tax	27.004	18.699
Vehicles	Financial/Tax	2.306	10.835
Others	Financial/Tax	70.083	76.944
		4.107.182	4.792.089

The Company is not allowed to assign these assets as security for other transactions or to sell them.

4)   Loans and Financing

The guarantees linked to the loans and financing are as follows:

( R$´000)

	Parent company			Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Total of loans and financing	13.580.101	10.030.621	15.179.283	11.589.335
Mortgage guarantees	911.996	1.102.742	911.996	1.102.742
Related to FINEM-BNDES	583.411	594.915	583.411	594.915
Related to FNE-BNB	159.564	293.529	159.564	293.529
Related to tax incentives and other	169.021	214.298	169.021	214.298
Statutory lien on assets acquired with financing	93	1.045	93	1.045
Related to FINEM-BNDES	93	648	93	648
Related to financial lease	-	397	-	397

The Company is the guarantor of a loan obtained by the Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained to allow the implementation of biodigesters in the farms of the producers who take part in the Company´s integration system and are aimed at reducing greenhouse gas emissions. The value of these guarantees on December 31, 2015 came to a total of R$39.1 million (R$53.3 million on December 31, 2014).

The Company is the guarantor of loans related to a special program aimed at the regional development of producers in the central region of Brazil. These loans are used by the producers to improve the conditions of the farms and will be paid back by in 10 years, with the land and equipment acquired through this program used as collateral. The guarantee as of December 31, 2015 totaled R$208.8 million (R$280.1 million on December 31, 2014).

On December 31, 2015, the Company had contracted bank guarantees in the amount of R$2,086.6 million (R$2,048.3 million on December 31, 2014). The variation that occurred in the period is related to bank guarantees offered mainly in litigation involving the Company´s use of tax credits. These guarantees have an average financial cost of 0.91% p.a. (0.90% p.a. on December 31, 2014).

5)   Commitments

In the normal course of the business, the Company enters into agreements with third parties mainly related to the purchase of raw materials, such as corn and soy bran, where the agreed prices can be fixed. The Company enters into other agreements, such as electricity and packaging, amongst others, to supply its manufacturing activities. The firm buying commitments are shown below:

(R$´000)

Parent company and
Consolidated
12.31.15
2016	4.560.939
2017	1.274.316
2018	236.994
2019	229.052
2020 onwards	452.222
6.753.523

6)   Leasing

The Company is the lessee in a number of contracts, which can be classified as operating or finance lease. The minimum future payments of non-cancellable operating lease, for each of the following years, are presented below:

(R$´000)

	Parent company	Consolidated
	12.31.15	12.31.15
2016	461.475	463.641
2017	99.430	101.596
2018	35.408	37.574
2019	16.893	19.175
2020 onwards	74.063	76.345
	687.269	698.331

On December 31, 2015, the payments of the operating leases recognized as an expense in the year came to R$296.0 million (R$247.7 million on December 31, 2014).

7)   “Built to suit” contract

The Company signed a “built to suit” model contract in which the building will be constructed by a third party. The contract will have a lifespan of 15 years that will begin only after the signature of the terms of acceptance and the start of paying the lease. Should the Company fail to comply with the obligations it has assumed, it will be subject to the payment of penalties and/or the amounts of the leases that are due to  expire, in line with the clauses of each contract.

The estimates of the future payments relative to these contracts are shown below:

(R$´000)

(R$´ 000)
Parent company and
Consolidated
12.31.15
2016	7.886
2017	8.359
2018	8.861
2019	9.393
2020 onwards	149.062
183.561

10.7. The directors should comments on each of the items not evidenced in the financial statements mentioned in item 10.6, announcing:

a. how these items change or may change the revenues, expenses, the result of operations, the financial expenses or other items of the Company´s financial statements;

b. the nature and purpose of the operation;

c. nature and amount of the liabilities assumed and the rights generated in favor of the Company as a result of the operation.

The Company management does not expect any significant effects from the operations described in item 10.6 of this Reference Form and not evidenced in the financial statement which may change the revenues, expenses, the operational result, financial expenses or other items of the Company’s financial information.

For a description of the nature of each operation, as well as the amount of the obligations assumed and rights created in favor of the Company as a result of operations not evidenced in the financial statement, see item 10.6 above of this Reference Form.

10.8. The directors should indicate and comment on the main elements of the Company's business plan, describing the following topics specifically

a)   investments, including:

i.             Quantitative and qualitative description of ongoing investments and expected investments

The following table shows the Company´s capital expenditure over the last three financial years and does not include combinations, other acquisitions of businesses or investments in matrixes:

Investments	2015	2014	2013
R$ Million
Expansion and enhancement of production	452.5	292.8	558.3
UAE Facility	53.9	236.9	84.6
Other Expansion Investments	398.6	55.9	473.7
Productivity investments	426.2	267.8	169.0
Automation	259.1	124.9	99.8
Other productivity investments	167.1	142.9	69.2
Other capital expenditures	590.1	387.5	281.4
Total capital expenditures	1,485.0	948.1	1,008.6
Biological assets	598.9	517.5	501.8
Acquisitions and others	376.9	514.4	222.6
Leasing	21.3	67.8	182.7
Total	2,482.0	2,047.8	1,915.8

2015

The investments carried out by the Company in 2015 came to R$2,482.0 million, an increase of 21% over 2014. Of this amount, R$1,485.0 million was directed at efficiency, growth and support, R$598.9 million to biological assets and R$376.9 million for acquisitions and other investments and R$21.3 million for leasing.

Highlights among the main projects of the year were the Operating Footprint and Automation that will continue to be the focus and highlight of the Company´s investments in the coming two years.

2014

The Company´s investments in 2014 came to R$2,047.8 million, an increase of 7% over 2013. Of this amount R$948.1 million was directed at investments in growth, productivity and other capital expenses; R$517.5 million invested in biological assets; R$514.4 million for acquisitions and others and R$ 67.8 million for leasing.

In 2014, the Company cut its investments in increasing capacity. On the other hand, it increased the amount invested in improving the yield, reduction of costs, automating processes and level of service, along with the working conditions for employees, improving the focus on meeting the regulatory standards. It also reinforced the focus on the efficiency of the capital create value to the shareholder and aligned with its strategic plan.

2013

In 2013, the Company´s investments came to R$1,925.8 million, of which R$1,008.6 million were directed at the growth, efficiency and support projects. Another R$501.8 million was invested in biological assets, R$182.7 million for leasing and R$222.6 million for acquisitions and other investments.

The main capital expenditure in 2015, 2014 and 2013 is described below:

Operating footprint. This project is aimed at growth and the optimization of production between plants in a bid to reduce the cost of serving for each product. Optimization takes into account aspects of production, logistics, tax and aspects of production compatibility. At this time, the revision also takes advantage of the Company´s mix of products, increasing investments for added value products, in line with the Company´s strategy. The revaluation of the footprint Project also brings greater flexibility in the productive process.

Automation. This aims to bring financial return and help increase the Company´s ROIC (return on invested capital), by improving the return as well as reducing the turnover of the plants and the cost of labor, along with possible improvements in ergonomics for the employees.

Tatuí. In 2014 and 2013, the Company invested a total of R$65.9 million in developing a line of sliced cold cuts in exclusive packages in the Tatuí industrial plant, in São Paulo state. The aim is to strengthen the presence of the Sadia brand in the cold cuts meats category, offering a differentiated pre-sliced product in which the brand is clearly identified and giving the guarantee of food safety.

Logistics Management. The Company is developing a Project to Accelerate the Growth of BRF Logisticas. When it is completed, the implementation of the TMS (Transportation Management System) and WMS (Warehouse Management System) systems, the Company will improve its level of service (OTIF), aligned with good practices used on the market today.

International Project. The Company is developing a long-term International Expansion Project. It opened a processed products plant in the United Arab Emirates with production capacity of 70,000 tons/year in 2014. This represented a total investment of US$160.0 million.

2016

The Company expects to concentrate its spending in 2016 on projects that are currently underway, as well as those related to the development of new products and technologies and other investments related to plant efficiency and logistics. In line with the Company´s commitment to use the capital invested more efficiently, it will also be analyzing opportunities for divesting (such as installations that are not used), allowing it to increase its focus on core business and create a greater return for the shareholders.

ii. sources of financing the investments

The Company has resources from its operating cash generation, as well as credit lines with financial institutions in Brazil and abroad.

iii. relevant divestments ongoing and foreseen divestments

On December 5, 2014, the Company agreed with Lactalis to sell its dairy segment which included (i) the plants at Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS), and (ii) the respective assets and following brands  Batavo, Elegê, Cotochés, Santa Rosa and DoBon dedicated to the division (“Transaction”). The conclusion of the Transaction occurred on July 1, 2015, at a value of R$2.1 billion.

The Company also announced to the market on April 30, 2014 that had ended the joint venture with Dah Chong Hong by common agreement and amicably. The discontinuation of the operation involved the amount of U$460,000 in payment for the joint venture. Both companies will maintain a trade partnership that is not exclusive in the region with focus on the Hong Kong and Macau markets.

b) If disclosed, indicate the acquisition of plants, equipment, patents or other assets that may materially affect the Company's production capacity

There were no acquisitions of plants, equipment, patents or other assets besides those described in the above item that could materially affect the Company´s productive capacity.

c) new products and services, indicating:

i. description of ongoing research that has been disclosed

In 2015, 307 new products were launched and made available to consumers, of which 168 were launched on the domestic market and 139 in the international market. Among the launches on the International Market, 4 were in the Asian region, 80 in Europe, 47 in the Latam region and 8 in the MEA region.

The Research, Development and Innovation (R&D&I) activities include the agricultural research and innovation and the research and development of products and processes. The team involved in the Research and Development of Meat Products is located in Jundiaí, in upstate São Paulo, where the BRF Innovation Center (BIC) is situated.

The agricultural R&D&I area aims to ensure the international competitiveness of the Company by the continuous introduction of new technologies at the right time, ultimately reducing production costs, improving product quality and the service requirements of customers and consumers. To do so, the Company has a qualified and experienced team of specialists, a large physical and laboratory structure and uses a structured kind of production system to create knowledge and establish partnerships with a number of universities, government research institutions and innovative private companies. The Company uses various kinds of incentives to research made available by government research bodies.

The agricultural R&D&I area currently has researchers dedicated to innovation and support for production, some of whom are doctors and others hold masters degrees. Many of them are specialized in the corporate animal production area. Besides the corporate researchers, the Company has a large team of veterinarians, agronomists and zootechnical specialists acting directly in the production system. In association with FINEP and CNPq (PNPD - National Program for Postdoctoral and RHAE - Training Program of Human Resources in Strategic Areas) and the Araucaria Foundation (Postdoctoral Program in the Company), the Company has promoted, in recent years, the inclusion of teachers and doctors in its staff. To date 13 researchers were admitted and four remain in training. At the same time, the Company has developed an excellent trainee and intern program and also encourages its employees to do postgraduate courses.

The Company has one of the largest experimental research structures for poultry and hogs in the world, with 19 facilities in four experimental farms in the state of Santa Catarina, with a total of 1,380 stalls for experimental evaluations of the impacting characteristics in the production chain. The company has also seven bromatological laboratories and five agricultural laboratories that support the research activities and the operation.

In addition to the formal research structure of the company, the Company created a research process in the production system. This allows it to evaluate all the technologies in real production conditions, with an adequate number of samples, calculate the productive and financial impact and set the appropriate time to introduce a certain technology. The field research system is one of the Company´s differentials in relation to research centers and other companies in the sector.

In 2015, 212 experiments were registered in the agricultural research system.

ii. Total amounts spent by the Company in research to develop new products or services

The Company invested R$227.3 million, R$192.0 million and R$68.6 million in 2015, 2014 and 2013, respectively in R&D&I activities. In 2013, it considered as R&D&I expenses, the fixed values expenditure posted to the cost centers of the management area linked to these activities. In 2014 and 2015, the Company also considered as R&D&I expenditure, the amounts spent as consumption material in experimental research tests and field research of R&D&I agricultural projects which explains the increased amount in these years.

The BIC, which was inaugurated in June 20, 2013, received funding from FINEP (Subvention Program - researcher in the company) totaling R$106.0 million, of which R$53.9 million was for the construction of facilities totaling 13,500 m². The project represents the Company´s commitment to invest in research, development and innovation to create and add value to its products, processes and services. Its structure, designed to be the benchmark in technological development in the food sector, includes areas of R&D in meat, pasta, margarine, vegetables and packaging, as well as quality, project management and graphic arts. It provides offices and meetings rooms, pilot plant, sensory environments for testing and evaluation, packaging laboratory, kitchens for food service clients, library and creativity room.

The Company believes that investing in Research, Development and Innovation is a key factor to maintain its competitive advantages and optimize its supply chain, improve sustainability and launch innovative products to meet the expectations and needs of consumers, customers and markets.

iii. projects being developed already disclosed

The Company has its own program to improve the breeding of pigs which is competitive with the programs of international genetics companies. This program currently serves, by choice, 65% of the Company's production, corresponding to the slaughter of approximately 6 million head. The program has six core farms in the state of Santa Catarina, with 110 employees and a reserve farm in Minas Gerais. To accompany the Company´s growth, a new core farm is under construction in the state of Goiás which will increase the program's production capacity by 27%. Works are underway to incorporate the genomic evaluation in the selection process. To make this technological leap, the Company has established partnerships with six centers of Embrapa (Brazilian Agricultural Research Corporation), research centers, universities and research funding agencies (BNDES, FINEP, CNPq) and created a group consisting of nine geneticists, eight of whom are doctors.

Partnerships have been established in recent years in research projects financed by EMBRAPA, FINEP, CNPq and the BNDES and the Company has benefited from the fiscal recovery of the so-called “Good Law” since 2009. This law introduced a tax benefit related to Technological Research, Development and Innovation. It defines “technological innovation” as the creation of a new product or production process, with new functional aspects or features that bring improvements and gains in quality and productivity, bringing stronger market competitiveness. The main feature of this tax incentive is that it excludes expenses in deciding on the amount of income tax and social contribution from the net income.

The Company´s integrated process of agricultural innovation interfaces with companies and research centers and is marked by sharing the use of physical structures and technical staff, to find solutions for the main demands by developing work together. Above all, it results in feedback with new innovation proposals from the technological development network itself. This innovation process has been recognized externally with the following awards:

• National EMBRAPA Award Teams in the Partnership Category 2012

• National EMBRAPA Award Teams in the Creativity Category 2011

• Innovation Award Management Category, Southeast, granted by FINEP, 2010.

The meat and dairy products R&D&I area is located in the town of Jundiaí, upstate São Paulo, where the BIC is situated. It works to keep the Company at the forefront of innovation by developing new products and processes, aligned to the demands of the market, the continuous improvement of existing products and assessment of new technologies. To do so, the team includes senior professionals, working on product development, packaging, sensory analysis and support teams, project management, innovation management, graphic arts and registration and labeling. The technical team is made up of technology specialists and food engineers, chemical engineers, chemists, pharmacists and veterinarians.

The P&D&I team also works in combination with the Quality team in adopting international practices of quality control in the production plants, in developing accompanying systems to monitor products and client requests and carrying out laboratory analysis of food products in order to promote food safety.

iv. Total amounts spent by the Company in developing new products or services

The Company invested R$227.3 million, R$192.8 million and R$68.6 million on Research, Development and Innovation in 2015, 2014 and 2013, respectively. Some examples of the product launches in Brazil in 2015 and 2014 were the entry of the Sadia brand into the snacks segment (Salamitos), the sliced cold meats line in an open-and-close packaging Soltíssimo, the Frango Fácil Sadia (whole chicken or frozen seasoned cuts in an easy-to-open packaging), the aerated margarine Qualy Aéra, the sausage Toscana Cozida para Churrasco Perdigão and Filé de Frango à Milanesa chicken dish for Food Services.

10.9 Comment on any other factors that have any significant influence on the operating performance and which have not been identified or commented on in the other items in this section

There are no other factors that have any significant influence on the operating performance and which have not been identified or commented on in the other items in this section 10 of the Reference Form.

Attachment V.            Allocation of Net Income

 (In line with Attachment 9-1-II of the ICVM 481)

1.        State the net income for the financial year

The Company's net income for the fiscal year ended on 31.12.2015 from its continued and discontinued operations was R$ 3,111,170,000.

2.        State the total amount and amount per share of dividends, including dividend advances and interest on the company’s capital which have already been declared

In the course of 2015, the following amounts were declared as the distribution of profits and reserves to shareholders

	2015	2014	2013
Total shares in circulation on 31/12/2015 – on the average number weighted per share	842,000,012	870,412,068	870,534,511
Earnings per share (R$)	3.69497619*	2.55630187	1.2204341
Dividends per share (R$)	0.2334645754	0.09972393	-
Interest on equity per share (R$)	1.086894475**	0.8486336	0.8316879

* Calculation base; sum of net income (continued and discontinued operations) divided by the total free float.

** Calculation base: uses the amounts paid on 14.08.2015, 12.02.2016 and 01.04.2016.

3.        State the percentage of the net income in the fiscal year distributed

The percentage of dividends proposed over the net income for the financial year corresponds to 35%.

4.        State the total amount and amount per share of dividends distributed based on previous financial years

No dividends based on previous fiscal years were distributed in 2015.

5.        State the advance dividends and interest on equity already declared:

a.        The gross amount of the dividends and interest on own equity, separated by kind and class of share

No proposal on the declaration of dividends or interest on own equity will be made to the General Meeting additional to those already stated.

b.        The form and term of payment of dividends and interest on own equity

As mentioned in sub-item "a" of this item, the mandatory dividend for the 2015 fiscal year has been fully declared by the Board of Directors and paid to shareholders.

No proposal on the declaration of dividends or interest on own equity will be made to the General Meeting further to those already declared. For payment dates that have already occurred, see table in item 6 below.

c.         Any restatement and interest on dividends and interest on own equity

None.

d.        Date of declaration of payment of dividends and interest on equity used to identify shareholders entitled to receive them.

No proposal on the declaration of dividends or interest on equity will be made to the General Meeting further to those already declared.

6.        Should dividends or interest on own equity have been declared on the basis of profits shown on half-yearly balance sheets or balance sheets for shorter periods

a. State the amount of dividends or interest on equity already declared

The total amount of R$ 1,088,910,000 was distributed, of which R$ 899,257,000 was in the form of Interest on Equity, attributed to the mandatory dividends, according to the prevailing legislation, and R$ 189,653,000 in the form of dividends.

b.        State the date of the respective payments

The distribution was made in three installments: (i) the first was paid on August 14, 2015, in the amount of R$425,859,000 in the form of interest on equity; and (ii) the second was paid on February 12, 2016 in the amount of R$564,841,000, of which R$473,398,000 was in the form of interest on equity and R$91,443,000 in the  form of dividends; and (iii) the third will be paid on April 1, 2016 in the amount of R$98,210,000 in the form of dividends.

Year	Type	Payment date	Amount per share (R$)
2015	Interest on equity	14/08/2015	0.502432473
2015	Interest on equity	12/02/2016	0.584462002
2015	Dividends	12/02/2016	0.112896461
2015	Dividends	01/04/2016	0.121749293

To calculate the earnings per share, the net income is divided by the number of shares in circulation, excluding those held in treasury, on the date on which the fiscal year ended.

7.                    Provide a comparative table indicating the following amounts per share of each type and class:

a.        Net income for the fiscal year and 3 (three) previous years

See table in sub-item “b” of this item 7.

b.        Dividends and interest on equity distributed in the 3 (three) previous years

The following figures refer to the consolidated financial statements of the continued operations.

	2015 (R$´000)	2014 (R$´000)	2013 (R$´000)
Net income	3,111,170	2,225,036	1,062,430
Interest on equity distributed	899,257	737,765	724,013
Dividends	189,653	86,489	-

To calculate the remuneration to shareholders, as approved by the Board of Directors in the amount of R$ 1,088,910,000, we add the total amount of interest on equity paid R$ 899,257,000 to the total value of the distributed dividends of R$ 189,653,000

8.        If profits are allocated to the legal reserve

a.        State the amount allocated to the legal reserve

The legal reserve is made on the basis of 5% of the net income for the year, in line with article 193 of Law 6.404/76, as amended, limited to 20% of the capital stock. On 31.12.2015, the balance appropriated to the legal reserve was R$ 155,558 thousand, representing 5% of the net income, and the balance of the legal reserve in the period was R$ 540,177,000, corresponding to 4.34% of the capital stock (3.09% on 31.12.2014).

b.        State the way in which the legal reserve is calculated

The legal reserve is made on the basis of 5% of the net income for the year, in line with article 193 of Law 6.404/76, as amended, limited to 20% of the capital stock, as mentioned in the above item.

9.        Should the Company have preferred shares entitled to fixed or minimum dividends

a.        Describe the way of calculating fixed or minimum dividends

b.        State whether the income for the period is sufficient for the full payment of fixed or minimum dividends

c.         State whether any unpaid portion is cumulative

d.        Identify the total amount of fixed or minimum dividends to be paid to each class of preferred shares

e.        Identify the fixed or minimum dividends to be paid per preferred share of each class

The Company has no preferred shares.

10.      In relation to the mandatory dividend

a.        Describe the calculation method stated in the Bylaws

The Company's Bylaws determine the distribution of a minimum dividend of 25% of net income, adjusted in line with article 202 of Law 6.404/76 to be assigned to all the Company's shares. The Company has distributed amounts above the minimum dividend in the last three years.

b.        State whether it is being fully paid

The mandatory dividend was fully paid, in line with the items above.

c.         State any amount withheld

No amounts were withheld in relation to the mandatory dividend.

11.      Should there have been any retention of the mandatory dividend due to the Company's financial situation

a.        State the amount withheld

b.        Describe in detail the financial situation of the company, including aspects related to liquidity analysis, working capital and positive cash flows

c.         Explain the withholding of the dividends

There will be no retention of the minimum mandatory dividends.

12.      Should income be allocated to the contingency reserve

a.        State the amount allocated to the reserve

b.        Identify the probable loss and its cause

c.         Explain why the loss was considered likely

d.        Explain the constitution of the reserve

There will be no allocation to the contingency reserve.

13.      Should income be allocated to the unrealized profit reserve

a.        State the amount allocated to the unrealized profits reserve

b.        Describe the nature of the unrealized profits that were the origin of the reserve

There will be no allocation for the unrealized profits reserve

14.      Should income be allocated to statutory reserves

a.        Describe the statutory clauses that establish the reserve

Items 1, 3 and 4 of Article 30 of the Company´s Bylaws. which establish that: (i) 20% (twenty percent) of the net income in the year will be allocated towards the constitution of reserves for capital increase, up to a limit of 20% (twenty percent) of the Capital Stock; and (ii) up to 50% (fifty per cent) of the net income in the year will be allocated towards the constitution of the expansion reserve, which may not exceed 80% (eighty per cent) of the Capital Stock, with the purpose of ensuring investments in fixed assets or increases in working capital, including through the amortization of the Company’s debts, irrespective of the retention of profit earmarked to the capital expenditures budget and its balance may be used for: (i) absorbing losses whenever necessary; (ii) the distribution of dividends at any time; (iii) operations of redemption, reimbursement or the purchase of shares authorized by law; and (iv) for incorporation into the Capital Stock, including through new share bonuses.

b.        State the amount allocated to the reserve

	2015 (R$´000)	2014 (R$´000)	2013 (R$´000)
Allocation of profits to statutory reserves	1,843,724	1,182,324	121,800
Allocation of profits to statutory reserves (reserve for capital increase)	624,330	451,640	121,800
Allocation of profits to statutory reserves (reserve for expansion)	1,219,394	730,684	-

c.         Describe how the amount was calculated

Reserve for capital increase: The reserve for capital increase was constituted based on Article 30, item 3 of the Company Bylaws, in the amount corresponding to 20% of the net income in the period. This reserve may not exceed the limit of 20% (twenty percent) of the capital stock. On 31.12. 2015, the balance of this reserve corresponded to 15.24% of the capital stock (10.23% on 31.12.2014).

Reserve for expansion: The reserve for expansion was established under Article 30, item 4, of the Company Bylaws in the amount that corresponds to 50% of the net income for the year, limited to 80% of the capital stock. On 31.12.2015 the balance of this reserve corresponded to 25.05% of the share capital (15.26% on 31.12. 2014).

15.      Should retained earnings be foreseen in the capital budget

a.        State the amount of the retention

b.        Provide a copy of the capital budget

There will be no retention of profits in the capital budget.

16.      Should income be allocated to the tax incentive reserve

a.        State the amount allocated to the reserve

On 31.12.2015 the total amount allocated to the tax incentive reserve was R$131,668,000. The total amount the Company allocated for the tax incentive reserve was R$517,190,000. The tax incentive reserve was constituted within the terms of article 195-A of Law No 6.404/76, as amended, based on the amount of government donations or subventions for investments.

b.        Explain the nature of the allocation

The nature of the allocation is from government donations or subsidies for investments (state incentive programs that translate into ICMS tax credits).

Attachment VI.         Information on candidates for membership of the Board of Directors and Fiscal Council

(According to Article 10 of the ICVM 481 - Items 12.5 to 12.10 of the Reference Form, in line with Instruction CVM Nº 480, of December 7, 2009, as amended)

12.5 Composition and professional experience of the Board of Directors and Fiscal Council

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Position elected/held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Renato Proença Lopes	05/05/1971	Belongs only to the Board of Directors	05/08/2015	Annual Meeting 2017
126.854.998-30	Engineer	22 – Board of Directors (Actual Member)	05/08/2015	No
Member of the Strategy, M&A and Markets Committee and Finance, Governance and Sustainability Committee	0	No

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Sérgio Ricardo Miranda Nazaré	12/04/1963	Belongs only to the Board of Directors	05/08/2015	Annual Meeting 2017
245.212.211-49	Economist	23 – Board of Directors (Substitute)	05/08/2015	No
N/A	0	No

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Aldemir Bendine	10/12/1963	Belongs only to the Board of Directors	01/03/2016	Annual Meeting 2017
043.980.408-62	Administrator	22 – Board of Directors (Actual)	01/03/2016	No
N/A	0	No

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Henrique Jäger	08/09/1965	Belongs only to the Board of Directors	01/03/2016	Annual Meeting 2017
831.180.477-04	Economist	22 – Board of Directors (Substitute)	01/03/2016	No
N/A	0	No

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Marcus Vinícius Dias Severini	02/10/1957	Fiscal Council	08/04/2015	1 year
632.856.067-20	Accountant and Engineer	45 – C.F. (Actual) Elected for minority ordinary shareholders	08/04/2015	No
N/A	0

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Marcos Tadeu de Siqueira	27/09/1955	Fiscal Council	08/04/2015	1 year
945.554.198-04	Business Administrator	48 – C.F. (Substitute) Elected minority ordinary shareholders	08/04/2015	No
N/A	0

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Reginaldo Ferreira Alexandre	07/03/1959	Fiscal Council	08/04/2015	1 year
003.662.408-03	Economist	45 – C.F. (Actual) Elected for minority ordinary shareholders	08/04/2015	No
N/A	0

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Walter Mendes de Oliveira Filho	07/12/1955	Fiscal Council	08/04/2015	1 year
686.596.528-00	Economist	48 – C.F. (Substitute) Elected minority ordinary shareholders	08/04/2015	No
N/A	0

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Susana Hanna Stiphan Jabra	27/08/1957	Fiscal Council	08/04/2015	1 year
037.148.408-18	Economist	48 – C.F. (Substitute) Elected for minority ordinary shareholders	08/04/2015	No
N/A	0

Name	Date of birth	Administrative Body	Date of election	Term of office
Tax Number	Profession	Elected position held	Entry Date	Elected by the controller
Other positions and functions in the Company	Consecutive terms of office	Independent member
Attílio Guaspari	20/10/1946	Fiscal Council	08/04/2015	1 year
610.204.868-72	Civil Engineer	45 – C.F. (Actual) Elected for minority ordinary shareholders	08/04/2015	No
Member of the Fiscal Council since 29/04/2005
Professional experience / Statement of any convictions

Renato Proença Lopes - 126.854.998-30

Bachelor´s degree in Technology and Civil Construction from Universidade Mackenzie (SP). Has a postgraduate degree in Administration from Universidade Paulista (UNIP) and an MBA in Retail Business Management from FIPECAFI - Universidade de São Paulo (USP). He entered Banco do Brasil in 1992 and, in recent years, has held positions of Deputy Manager in New York (2013/2015), CEO in the US (2013/2015), General Manager Commercial Board (2010/2013) and Corporate General Manager (2006/ 2010) of Banco do Brasil. He took part in the initial development of the integration and pursuit of business involving the retail portfolio pillar of Banco do Brasil and Banco Patagônia – Argentina (2010). He was nominated Director of Participation of PREVI (Banco do Brasil employee pension fund) in June 2015, a position he occupies today. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Sérgio Ricardo Miranda Nazaré - 245.212.211-49

Graduated in Economics and has a Master’s in Financial Administration, both from UNB. He has an executive MBA in Finance (IBMEC) and an MBA Controller (FIPECAFI). He was Director of Personal clients from 2011 to 2012, Retail Director from 2010 to 2011 and Government Director at Banco do Brasil from 2005 to 2010. He was statutory Director of Cias Seguros BB, BrasilCap, BrasilVeículos and Grupo Segurador BB MAPHRE. In addition to his experience in executive positions, Sérgio Nazaré is a professor at the Universidade de Brasília, in the Accounting and Actuarial Sciences Department. He also has international experience in studies, research and business negotiations with large groups. He has experience in the areas of administration of fixed assets and consumer goods, planning commercial actions and management of client relationships, funds and government programs, credit operations with the public sector, business and product strategy and management of equity participations. Mr. Nazaré has also been a Board Director and Fiscal Counselor of various companies such as Randon, Kepler Weber, Celesc, Telemar, Brasilcap, Brasilprev, Previ and Aliança do Brasil. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Aldemir Bendine

Aldemir Bendine was nominated CEO of Petrobras - Petróleo Brasileiro S.A. on February 9, 2015. He was born in Paraguaçu Paulista, São Paulo state in 1963. He graduated in Business Administration and has an Executive MBA from FIPECAFI USP (SP) and Finance from PUC, Rio de Janeiro (RJ). He has been a career employee of Banco do Brasil, where he began his professional path as an intern in 1978. He has held a number of positions, such as CEO, Vice-president of Banking Cards and New Retail Business, Vice-president of Retail and Distribution, Executive Secretary of the Management Council, Executive Secretary of the Retail Management Board, credit and debit card manager, divisional and regional manager in the superintendence of Banco do Brasil, in São Paulo, until he was elected CEO in April 2009, a position he held until February 2015. He has also been Executive Director of the Brazilian Bankers Association (Febraban), member of the board of directors of Banco Votorantim S.A., chairman of the Board of Directors of CBSS (Visa Vale), CEO of BB Administradora de Cartões, CEO of BB Administradora de Consórcios, member of the board of directors of Banco Patagonia and Grupo Mapfre.

Henrique Jäger

Henrique Jäger graduated in Economics from the Universidade Federal do Rio de Janeiro, with a Master´s degree in Economic Theory from the Universidade Federal Fluminense and has an MBA in Corporate Finance from FIPECAFI. He has been chairman of the Fundação Petrobras de Seguridade Social – Petros since March 2015 and was also a member of the Board of Directors of DASA S.A from 2014 to 2015. He was a member of the Fiscal Council of Lupatech S.A. from 2014 until 2015, member of the Board of Directors of Banco do Brasil from 2008 until 2015, member of the Audit Committee and Remuneration Committee of Banco do Brasil from 2012 to 2015, member of the  Fiscal Council of Norte Energia from 2010 to 2014, member of the Fiscal Council of Paranapanema from 2009 to 2011 and member of the Board of Directors of Brasil Telecom from 2008 to 2009, member of the Board of Directors of Telemig Celular from September 2006 to March 2008. Mr. Jäger was on the Fiscal Council of Banco do Brasil (substitute) from May 2005 to April 2006 and was also a member of the board of Fundação Banco do Brasil from September 2008 to April 2014. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Marcus Vinicius Dias Severini - 632.856.067-20

Graduated in Accounting Sciences and in Electrical Engineering, with a postgraduate qualification in Engineering Economics. Until he retired in March 2015, Mr. Severini was Controller of Vale which he joined in October 1994. From December 1981 to 1994, he held a number of positions at Arthur Andersen S/C, leaving the organization when he held the posts of Audit Manager and Accounting Consultant. He has also held the position as actual or substitute member on the Fiscal Council of various companies and was president of the Governing Council of Fundação Vale de Seguridade Social – VALIA for nine year. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Marcos Tadeu de Siqueira - 945.554.198-04

He graduated in Business Administration at FAC/ICÉS - Belo Horizonte (MG), with a postgraduate degree in General Training of Senior Executives from UFRJ COPPEAD and MBA in International Business Management from USP FIPECAFI. He is certified by the Brazilian Corporate Governance Institute (IBGC) to operate as a Fiscal adviser and board member, where he was a member of the Voluntary Sector Governance Committee. He was a member of the Fiscal Council of ALL – América Latina Logística S.A. from April 2012 to April 2013 and Hopi Hari S.A. from April 2003 to April 2004 and a member of the board of directors of Forjas Taurus S.A. from April 2013 to June 2014. He is currently Director of Operation at SESI - Social Service for Industry – National Department and Substitute member of the Fiscal Council of Vale S.A. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Reginaldo Ferreira Alexandre - 003.662.408-03

Economist, with 15 years of experience in the area of investment analysis as analyst, organizer and director of research teams, having held positions successively at Citibank from 1983 to 1992, Unibanco from 1994 to 1997, BBA (currently Itaú-BBA) from 1998 to 2000 and Itaú Corretora de Valores from 2000 to 2002. He has also worked as a corporate credit analyst (Citibank) and as a consultant in the areas of strategy (Accenture) and corporate finance (Deloitte). Today he works at ProxyCon Consultoria, a consultancy specializing in advisory and service activities in the capital markets, finance and corporate governance areas. He is also a member of the Accounting Guidance Committee (CPC) – body that formulates Brazilian accounting guidelines. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Walter Mendes de Oliveira Filho - 686.596.528-00

Economist and graduate from the Economics, Administration and Accounting Faculty of Universidade de São Paulo (FEA-USP) and has a postgraduate degree in Economics from PUC-SP. President of the AMEC since April 2009. He has been a member of the board of the Association since its creation in June 2006. He has been superintendent of Variable Income at Itaú Unibanco Banco Múltiplo S/A since 2003, in charge of buy-side research and the management of equity funds. He has operated in the capital and finance market since 1978, during which time he has worked for Unibanco, as investment analyst and chief of investment research, and at Schroder Investment Management, where he was in charge of the Brazil office and head of Investments in Latin America, in London. Mr. Mendes was a member of the Board of Directors of Apimec-SP (Association of Analysts and Market Capital Investment Professionals) in the two-year period 2004/2006 Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Susana Hanna Stiphan Jabra - 037.148.408-18

Economist (FEA – USP) with specialization in Financial Administration (MBA - Insper). She has worked for more than 30 years for large and mid-sized companies and taken part in important capital market operations. She was a member of the Board of Directors of CPFL Energia, Companhia Paulista de Força e Luz,  Companhia Piratininga de Força e Luz, CPFL Geração de Energia S.A., Fras-Le S.A., Telenorte Celular Participações S.A., Bonaire Participações S.A., amongst others. She is on the Fiscal Council of CPFL Energia S.A., JSL S.A., FERBASA, Universo Online S.A., Banco Itau Unibanco S. A, amongst others.  She is currently a member of the Fiscal Council of BRF and Paranapanema S.A. and board of directors of CSU Cardsystem. She is a member of the board of directors and Fiscal council with certification of the Brazilian Corporate Governance Institute (IBGC). Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

Attilio Guaspari - 610.204.868-72

Engineer with a Master’s Degree in Administration. He was Supervisor of the Financial Area and Head of the Audit Department of the National Social and Economic Development Bank – BNDES from 1995 to 2001, as well as Financial-Administrative Director of the bank from 1980 to 1986. He was also Financial-Administrative Director of Embrafilme from 1987 to 1988. Since 1986, he has been a member of various boards of directors such as Brasil Ferrovias S.A., FAPES, Indústrias Verolme-Ishibrás and Projeto Jarí. Currently, he is CEO of Proman (Produtores Energéticos de Manso S/A), a member of the Fiscal Council of BRF S.A. and the Audit Committee of BNDES. Over the last five years, he has: (i) received no criminal conviction; (ii) faced no administrative proceedings at the CVM; (iii) had no legal or administrative penalties imposed that have suspended or disqualified him from practicing any professional or business activity.

12.6. State in table form the participation rate of each member of the board of directors or fiscal council over the last year at the meetings held by the respective body in the same period after taking up the position

Body	Member	Percentage Share
Board of Directors	Renato Proença Lopes	100%
Fiscal Council	Attilio Guaspari	100%
Fiscal Council	Marcus Vinicius Dias Severini	100%
Fiscal Council	Reginaldo Ferreira Alexandre	100%

12.7 – Provide the information mentioned in item 12.5 in relation to the statutory members, as well as audit, risk, finance and remuneration committees, even if such committees or structures are not statutory

Name	Committee type	Position held	Profession	Date of election	Term of office
Tax number	Description of other committees	Independent member	Date of birth	Entry date	Consecutive terms of office
Other positions and functions in the Company		Professional experience / Statement of any convictions
Renato Proença Lopes	Other Committees	Member of the Committee (Actual)	Engineer	27/08/2015	2 years
126.854.998-30	Strategy, M&A and Markets Committee and the Finance, Governance and Sustainability Committee	Member	05/05/1971	27/08/2015	0
Member of the Board of Directors, of the Strategy, M&A and Markets Committees and the Finance, Governance and Sustainability Committee

Bachelor´s degree in Technology and Civil Construction from Universidade Mackenzie (SP). Has a postgraduate degree in Administration from Universidade Paulista (UNIP) and an MBA in Retail Business Management from FIPECAFI - Universidade de São Paulo (USP). He entered Banco do Brasil in 1992 and, in recent years, has held positions of Deputy Manager in New York (2013/2015), CEO in the US (2013/2015), General Manager Commercial Board (2010/2013) and Corporate General Manager (2006/ 2010) of Banco do Brasil. He took part in the initial development of the integration and pursuit of business involving the retail portfolio pillar of Banco do Brasil and Banco Patagônia – Argentina (2010). He was nominated Director of Participation of PREVI (Banco do Brasil employee pension fund) in June 2015, a position he occupies today.

12.8. State the participation rate of each member of the statutory committees, as well as audit, risk, finance and remuneration committees, even if such committees or structures are not statutory, state, in a table format, the percentage rate at meetings carried out by the respective body in the same period, that have occurred after entering the position

Body	Member	Percentage Share
Finance, Governance and Sustainability Committee	Renato Proença Lopes	90%
Strategy, M&A and Markets Committee	Renato Proença Lopes	90%

12.9.    Report the existence of marital relationship, stable union or kinship to the second degree:

a.        Company Management

b.        Company Management and managers of companies controlled, directly or indirectly

c.         Company Management or managers of companies controlled, directly or indirectly and direct or indirect Controllers of the Company

d.   Company Management and managers of companies controlled, directly or indirectly by the Company

Not applicable. No one in the Company has any of the relationships mentioned in this Item 12.9.

12.10.           Report relationships of subordination, service provision or control maintained over the past 3 years between the Company´s management and:

a.    company controlled directly or indirectly by the Company, with the exception of those in which the Company holds, directly or indirectly, all the share capital

b.   direct or indirect controller of the Company

c.    if relevant, supplier, customer, debtor or creditor of the Company, its subsidiary or controller or companies controlled by any of these people

Not applicable. No one in the Company has any of the relationships mentioned in this Item 12.10.